Form 10-K, Exhibit 13
period 1998-01-31
FOREST CITY ENTERPRISES INC
filed 1998-04-30
CIK 38067

                                                                      Exhibit 13

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

       FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE

SHOPPING CENTERS
                         Date of Opening/ % of
  Name                      Acquisition Ownership   Location
------------------------------------------------------------------
  Antelope Valley Mall          1990      78.00%     Palmdale, CA
  Atlantic Center               1996      75.00%     Brooklyn, NY
* Atlantic Center Site V        1998      70.00%     Brooklyn, NY
  Avenue at Tower City          1990     100.00%     Cleveland, OH
  Ballston Common               1986     100.00%     Arlington, VA
  Boulevard Mall                1962      50.00%     Amherst, NY
  Bowling Green Mall            1966      50.00%     Bowling Green, KY
  Bruckner Boulevard            1996      70.00%     Bronx, NY
  Canton Centre                 1981     100.00%     Canton, OH
  Chapel Hill Mall              1966      50.00%     Akron, OH
  Chapel Hill Suburban          1969      50.00%     Akron, OH
  Charleston Town Center        1983      50.00%     Charleston, WV
  Courtland Center              1968     100.00%     Flint, MI
  Courtyard                     1990      50.00%     Flint, MI
  Flatbush Avenue               1995      80.00%     Brooklyn, NY
* 42nd Street                   1999      70.00%     Manhattan, NY
  Galleria at Sunset            1996      60.00%     Henderson, NV
  Gallery at MetroTech          1990      80.00%     Brooklyn, NY
  Golden Gate                   1958      50.00%     Mayfield Hts., OH
  Grand Avenue                  1997      70.00%     Queens, NY
  Gun Hill Road                 1997      70.00%     Bronx, NY
  Hunting Park                  1996      70.00%     Philadelphia, PA
  Manhattan Town Center         1987      37.50%     Manhattan, KS
  Marketplace at Riverpark      1996      50.00%     Fresno, CA
  Midtown Plaza                 1961      50.00%     Parma, OH
  Newport Plaza                 1977      50.00%     Newport, KY
  Northern Boulevard            1997      70.00%     Queens, NY
  Plaza at Robinson Town Center 1989      50.00%     Pittsburgh, PA
* Richmond Avenue               1998      70.00%     Staten Island, NY
  Rolling Acres Mall            1975      80.00%     Akron, OH
  Showcase                      1996      20.00%     Las Vegas, NV
  South Bay Galleria            1985      50.00%     Redondo Beach, CA
  South Bay Southern            1978     100.00%     Redondo Beach, CA
  Summit Park Mall              1972     100.00%     Wheatfield, NY
  Tucson Mall                   1982      67.50%     Tucson, AZ
  Tucson Place                  1989     100.00%     Tucson, AZ


                                                                                               Leasable
  Name                             Major Tenants                                            Square Feet
------------------------------------------------------------------------------------------------------
  Antelope Valley Mall            Sears; Penney's; Gottshalk's; Harris; Mervyn's               839,000
  Atlantic Center                 Caldor; Sports Authority; Pathmark; OfficeMax; Old Navy      391,000
* Atlantic Center Site V          Sneaker Stadium                                               47,000
  Avenue at Tower City            Dillard's                                                    790,000
  Ballston Common                 Hecht's; Penney's; Sport & Health                            490,000
  Boulevard Mall                  Jenss; Penney's; Kaufmann's                                  772,000
  Bowling Green Mall              Kroger; Quality Big Lots                                     242,000
  Bruckner Boulevard              Pergament; Seaman's; YoungWorld; Old Navy                    114,000
  Canton Centre                   Kaufmann's; Penney's; Montgomery Ward                        680,000
  Chapel Hill Mall                Kaufmann's; Penney's; Sears                                  882,000
  Chapel Hill Suburban            Value City; Petzazz                                          112,000
  Charleston Town Center          Kaufmann's; Penney's; Sears; Montgomery Ward; Stone & Thomas 897,000
  Courtland Center                Crowley's; Penney's; Mervyn's                                460,000
  Courtyard                       V.G.'s Market; Home Depot; OfficeMax                         233,000
  Flatbush Avenue                 Edward's Supermarket                                         136,000
* 42nd Street                     AMC Theaters; Madame Tussaud's Wax Museum                    296,000
  Galleria at Sunset              Dillard's; Robinsons-May; Mervyn's; Penney's                 892,000
  Gallery at MetroTech            Toys "R" Us                                                  163,000
  Golden Gate                     OfficeMax; Old Navy; Champs; Michael's; Home Place           260,000
  Grand Avenue                    Edward's Supermarket                                         100,000
  Gun Hill Road                   Home Depot; Sneaker Stadium                                  147,000
  Hunting Park                    Caldor; US Kidz; Payless Shoes                               144,000
  Manhattan Town Center           Dillard's; Penney's; Sears                                   380,000
  Marketplace at Riverpark        Best Buy; Target; Marshall's; Penney's                       453,000
  Midtown Plaza                   Hills                                                        256,000
  Newport Plaza                   IGA                                                          157,000
  Northern Boulevard              Edward's Supermarket; Marshall's; Old Navy                   214,000
  Plaza at Robinson Town Center   T.J. Maxx; IKEA; Hills; Marshall's; Sears                    455,000
* Richmond Avenue                 Circuit City; Staples                                         76,000
  Rolling Acres Mall              Kaufmann's; Penney's; Sears; Dillard's; Target             1,014,000
  Showcase                        Coca-Cola(R); All Star Cafe; M&M's World/Ethel M.
                                  Chocolates; Game Works; United Artists                       189,000
  South Bay Galleria              Robinsons-May; Mervyn's; Nordstrom's; General Cinema         953,000
  South Bay Southern              CompUSA                                                      160,000
  Summit Park Mall                Bon-Ton; Jenss; Sears,                                       695,000
  Tucson Mall                     Broadway's; Foley's; Dillard's; Mervyn's; Penney's; Sears  1,293,000
  Tucson Place                    Wal-Mart; Homelife; OfficeMax                                276,000
                                                                                            ----------
                     Shopping Centers at January 31, 1998                                   15,658,000
                                                                                            ==========
                     Shopping Centers at January 31, 1997                                   14,775,000
                                                                                            ==========

OFFICE BUILDINGS

                                       Date of Opening/       % of
  Name                                   Acquisition        Ownership   Location
----------------------------------------------------------------------------------------------
  Chagrin Plaza I & II                        1969            66.67%     Beachwood, OH
  Chase Financial Tower                       1991            95.00%     Cleveland, OH
  Clark Building                              1989            50.00%     Cambridge, MA
  Eleven MetroTech Center                     1995            65.00%     Brooklyn, NY
  Emery-Richmond                              1991            50.00%     Warrensville Hts., OH
  Halle Building                              1986            75.00%     Cleveland, OH
  Jackson Building                            1987           100.00%     Cambridge, MA
  Liberty Center                              1986            50.00%     Pittsburgh, PA
  M.K. Ferguson Plaza                         1990             1.00%     Cleveland, OH
  Nine MetroTech                              1997            65.00%     Brooklyn, NY
  One MetroTech                               1991            65.00%     Brooklyn, NY
  One Pierrepont Plaza                        1988            85.00%     Brooklyn, NY
  Richards Building                           1990           100.00%     Cambridge, MA
  San Vicente                                 1983            25.00%     Brentwood, CA
  Signature Square I                          1986            50.00%     Beachwood, OH
  Signature Square II                         1989            50.00%     Beachwood, OH
  Skylight Office Tower                       1991            92.50%     Cleveland, OH
  Station Square                              1994           100.00%     Pittsburgh, PA
  Ten MetroTech Center                        1991            80.00%     Brooklyn, NY
  Terminal Tower                              1983           100.00%     Cleveland, OH
  Two MetroTech                               1990            65.00%     Brooklyn, NY
* University Park at MIT-Millennium           1998            50.00%     Cambridge, MA
* University Park at MIT-Phase II             1999           100.00%     Cambridge, MA

                                                                                                                Leasable
  Name                                       Major Tenants                                                     Square Feet
-------------------------------------------------------------------------------------------------------------------------
  Chagrin Plaza I & II                       National City Bank                                                   116,000
  Chase Financial Tower                      Chase Financial                                                      119,000
  Clark Building                             Oravax                                                               122,000
  Eleven MetroTech Center                    E-9ll - City of New York                                             216,000
  Emery-Richmond                             Allstate Insurance                                                     5,000
  Halle Building                             Sealy, Inc.; North American Refractories Co.                         379,000
  Jackson Building                           Ariad Pharmaceuticals                                                 99,000
  Liberty Center                             Federated Investors                                                  526,000
  M.K. Ferguson Plaza                        M.K. Ferguson; Chase Financial                                       482,000
  Nine MetroTech                             Fire Department - City of New York                                   317,000
  One MetroTech                              Brooklyn Union; Bear Stearns                                         932,000
  One Pierrepont Plaza                       Morgan Stanley; Goldman Sachs; U.S. Attorney                         672,000
  Richards Building                          Genzyme Tissue Repair; Alkermes                                      126,000
  San Vicente                                Foote, Cone; Needham, Harper                                         469,000
  Signature Square I                         Ciuni & Panichi                                                       79,000
  Signature Square II                        Sterling Software                                                     81,000
  Skylight Office Tower                      Ernst & Young, L.L.P.                                                321,000
  Station Square                             Woodson's; Grand Concourse                                           144,000
  Ten MetroTech Center                       Internal Revenue Service                                             409,000
  Terminal Tower                             Forest City Enterprises, Inc.                                        583,000
  Two MetroTech                              Securities Industry Automation Corp.                                 521,000
* University Park at MIT-Millennium          Millennium Pharmaceuticals, Inc.; Monsanto                           276,000
* University Park at MIT-Phase II            Star Market; Tofias, Fleishman, Shapiro & Co.; Comp USA              172,000
                                                                                                                ---------
              Office Buildings at January 31, 1998                                                              7,166,000
                                                                                                                =========
              Office Buildings at January 31, 1997                                                              6,890,000
                                                                                                                =========

HOTELS
                           Date of Opening/ % of
  Name                        Acquisition Ownership  Location                                                     Rooms
------------------------------------------------------------------------------------------------------------------------
  Budgetel                       1982     28.35%     Mayfield Hts., OH                                              102
  Charleston Marriott            1983     95.00%     Charleston, WV                                                 354
  DoubleTree at Liberty Center   1986     50.00%     Pittsburgh, PA                                                 616
  DoubleTree at Millender Center 1985      4.00%     Detroit, MI                                                    250
* Hotel at 42nd Street           1999     56.00%     Manhattan, NY                                                  449
  Ritz-Carlton                   1990     95.00%     Cleveland, OH                                                  208
* University Park Hotel at MIT   1998     50.00%     Cambridge, MA                                                  210
                                                                                                                -------
             Hotel Rooms at January 31, 1998                                                                      2,189
                                                                                                                =======
             Hotel Rooms at January 31, 1997                                                                      1,530
                                                                                                                =======


* These properties were under construction as of January 31, 1998.

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

       FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE

APARTMENTS
                                           Date of Opening/      % of                                               Leasable
  Name                                        Acquisition     Ownership     Location                                   Units
-----------------------------------------------------------------------------------------------------------------------------
  Bayside Village I, II & III                  1988-1989        50.00%      San Francisco, CA                            862
* Big Creek                                    1996-1998        50.00%      Parma Hts., OH                               232
  Boot Ranch                                   1991             50.00%      Tampa, FL                                    236
  Boulevard Towers                             1969             50.00%      Amherst, NY                                  402
  Camelot                                      1967             50.00%      Parma, OH                                    150
  Chapel Hill Towers                           1969             50.00%      Akron, OH                                    402
  Cherry Tree                                  1996-1997        50.00%      Strongsville, OH                             276
  Chestnut Lake                                1969             50.00%      Strongsville, OH                             789
  Clarkwood                                    1963             50.00%      Warrensville Hts., OH                        568
  Classic Residence by Hyatt                   1990             50.00%      Chevy Chase, MD                              339
  Classic Residence by Hyatt                   1989             50.00%      Teaneck, NJ                                  221
  Colony Woods                                 1997            100.00%      Bellevue, WA                                 396
  Copper Creek                                 1992             20.00%      Houston, TX                                  300
  Deer Run I & II                              1987-1989        43.03%      Twinsburg, OH                                562
  Emerald Palms                                1996            100.00%      Miami, FL                                    419
* Enclave                                      1997-1998         1.00%      San Jose, CA                                 637
  Fenimore Court                               1982              0.50%      Detroit, MI                                  144
  Fort Lincoln II                              1979             45.00%      Washington, D.C.                             176
  Fort Lincoln III & IV                        1981             24.90%      Washington, D.C.                             306
  Granada Gardens                              1966             50.00%      Warrensville Hts., OH                        940
* Grand                                        1998              0.90%      North Bethesda, MD                           546
  Greenbriar                                   1992             20.00%      Houston, TX                                  400
  Hamptons                                     1969             50.00%      Beachwood, OH                                649
  Highlands I & II                             1988-1990       100.00%      Grand Terrace, CA                            556
  Hunter's Hollow                              1990             50.00%      Strongsville, OH                             208
  Independence Place I                         1976             50.00%      Parma Hts., OH                               202
  Kennedy Lofts                                1990              0.50%      Cambridge, MA                                142
  Knolls                                       1995              1.00%      Orange, CA                                   260
  Laurels                                      1995            100.00%      Justice, IL                                  520
  Lenox Club                                   1991              0.50%      Arlington, VA                                385
  Lenox Park                                   1992              0.50%      Silver Spring, MD                            406
  Liberty Hills                                1979-1986        50.00%      Solon, OH                                    396
  Metropolitan                                 1989            100.00%      Los Angeles, CA                              270
  Midtown Towers                               1969             50.00%      Parma, OH                                    635
  Millender Center                             1985              4.00%      Detroit, MI                                  339
  Museum Towers                                1997             89.00%      Philadelphia, PA                             286
  Noble Towers                                 1979             50.00%      Pittsburgh, PA                               133
  Oaks                                         1994            100.00%      Bryan, TX                                    248
  One Franklintown                             1988            100.00%      Philadelphia, PA                             335
  Palm Villas                                  1991            100.00%      Henderson, NV                                350
  Panorama Towers                              1978             99.00%      Los Angeles, CA                              154
  Parmatown                                    1972-1973       100.00%      Parma, OH                                    412
  Pavilion                                     1992              0.50%      Chicago, IL                                1,115
  Pebble Creek                                 1995-1996        50.00%      Twinsburg, OH                                148
  Peppertree                                   1993            100.00%      College Station, TX                          208
  Pine Ridge Valley                            1967-1974        50.00%      Willoughby, OH                             1,147
  Queenswood                                   1990              0.70%      Corona, NY                                   296
  Regency Towers                               1994            100.00%      Jackson, NJ                                  372
  Shippan Avenue                               1980            100.00%      Stamford, CT                                 148
  Studio Colony                                1986             80.00%      Los Angeles, CA                              450
  Surfside Towers                              1970             50.00%      Eastlake, OH                                 246
  Tam-A-Rac I, II & III                        1990-1997        50.00%      Willoughby, OH                               454
  Trolley Plaza                                1981            100.00%      Detroit, MI                                  351
  Trowbridge                                   1988             53.25%      Southfield, MI                               304
  Twin Lake Towers                             1966             50.00%      Denver, CO                                   254
  Village Green                                1994-1995        25.00%      Beachwood, OH                                360
  Vineyards                                    1995            100.00%      Broadview Hts., OH                           336
  Waterford Village                            1994              1.00%      Indianapolis, IN                             520
  White Acres                                  1966             50.00%      Richmond Hts., OH                            473
  Whitehall Terrace                            1997            100.00%      Kent, OH                                     188
  Woodforest Glen                              1992             20.00%      Houston, TX                                  336
                                                                                                                      ------
                                                                                                                      23,895
  Senior Citizen Apartments                                                                                            9,402
                                                                                                                      ------
             Apartments at January 31, 1998                                                                           33,297
                                                                                                                      ======
             Apartments at January 31, 1997                                                                           32,938
                                                                                                                      ======




* These properties were under construction as of January 31, 1998.

                 Forest City Enterprises, Inc. and Subsidiaries

                             Selected Financial Data

                                                                        For the Years Ended January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                         1998          1997          1996          1995         1994
---------------------------------------------------------------------------------------------------------------------------

                                                                    (in thousands, except per share data)
Operating Results
Revenues ...........................................    $ 632,669     $ 610,449     $ 529,433     $ 522,608    $ 519,379
                                                        ==================================================================

Operating earnings, net of tax (1) .................    $  24,539     $   6,986     $  13,490     $   6,774    $     718
Provision for decline in real estate, net of tax ...         --          (7,413)       (6,073)       (4,986)        --
Gain (loss) on disposition of properties, net of tax      (23,356)        9,598          (478)      (20,321)       1,494
                                                        --------------------------------------------------------------------
Net earnings (loss) before extraordinary gain ......        1,183         9,171         6,939       (18,533)       2,212
Extraordinary gain, net of tax .....................       19,356         2,900         1,847        60,449         --
                                                        --------------------------------------------------------------------

Net earnings .......................................    $  20,539     $  12,071     $   8,786     $  41,916    $   2,212
                                                        ==================================================================
 Earnings per Common Share
    BASIC AND DILUTED
    Net earnings (loss) before extraordinary gain ..    $    0.08     $    0.70     $    0.51     $   (1.37)   $    0.16
    Extraordinary gain, net of tax .................         1.34          0.22          0.14          4.48         --
                                                        --------------------------------------------------------------------

    Net earnings ...................................    $    1.42     $    0.92     $    0.65     $    3.11    $    0.16
                                                        ==================================================================

Cash dividends declared-Class A and Class B ........    $    0.25     $    0.27    $     0.17   $      0.13    $    --
                                                        ==================================================================





                                                                                 January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                         1998         1997           1996         1995         1994
---------------------------------------------------------------------------------------------------------------------------

                                                                                (in thousands)
FINANCIAL POSITION
Consolidated assets ...........................     $  2,963,353  $  2,760,673  $  2,642,756  $ 2,584,734   $ 2,668,057
Real estate portfolio, at cost ................     $  2,704,560  $  2,520,179  $  2,425,083  $ 2,322,136   $ 2,405,066
Long-term debt, including mortgage debt .......     $  2,132,931  $  1,991,428  $  1,940,059  $ 1,878,270   $ 2,022,249

----------------------------------------------------------------------------------------------------------------------------
FOREST CITY RENTAL PROPERTIES CORPORATION -
  REAL ESTATE ACTIVITY (2)
Total real estate - end of year
    Completed rental properties, before
     depreciation .............................     $  2,390,969  $  2,227,859  $  2,085,284  $ 1,995,629   $ 2,101,528
    Projects under development ................          251,416       215,960       246,240      230,802       214,111
                                                    ------------------------------------------------------------------------
                                                       2,642,385     2,443,819     2,331,524    2,226,431     2,315,639
    Accumulated depreciation ..................         (436,377)     (387,733)     (338,216)    (293,465)     (272,518)
                                                    ------------------------------------------------------------------------
      Rental properties, net of depreciation ..     $  2,206,008  $  2,056,086  $  1,993,308  $ 1,932,966   $ 2,043,121
                                                    ========================================================================
Real Estate Activity during the year
    Completed rental properties
      Capital additions .......................     $    166,740  $    160,690  $     89,028  $    77,265   $    50,384
      Acquisitions ............................           90,438        22,264        28,587       32,811         5,198
      Dispositions (3)(4) .....................          (94,068)      (40,379)      (27,960)    (215,975)            -
                                                    ------------------------------------------------------------------------
                                                         163,110       142,575        89,655     (105,899)       55,582
                                                    ------------------------------------------------------------------------
    Projects under development
      New development .........................          154,746        98,403        58,798       49,585        54,317
      Transferred to completed rental properties        (119,290)     (128,683)      (43,360)     (32,894)      (28,393)
                                                    ------------------------------------------------------------------------
                                                          35,456       (30,280)       15,438       16,691        25,924
                                                    ------------------------------------------------------------------------
Increase (decrease) in rental properties, at cost   $    198,566  $    112,295  $    105,093  $   (89,208)  $    81,506
                                                    ========================================================================



(1) Excludes the provision for decline in real estate and gain (loss) on disposition of properties, net of tax.
(2) The table includes only the real estate activity for Forest City Rental Properties Corporation.
(3) Reflects the sale of Toscana, a residential complex containing 563 units in Irvine, California, during the year ended January 31, 1998.
(4) Reflects the sale of Park LaBrea Towers, a residential complex containing 2,825 units in Los Angeles, California, during the year ended January 31, 1995.

                 Forest City Enterprises, Inc. and Subsidiaries

                           Consolidated Balance Sheets

                                                                                               January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                                          1998            1997
---------------------------------------------------------------------------------------------------------------------------
                                                                             (dollars in thousands, except per share data)
Assets
Real Estate
   Completed rental properties ...................................................    $ 2,407,045     $ 2,247,393
   Projects under development ....................................................        251,416         220,137
   Land held for development or sale .............................................         46,099          52,649
                                                                                      ----------------------------
                                                                                        2,704,560       2,520,179
   Less accumulated depreciation .................................................       (448,634)       (399,830)
                                                                                      ----------------------------
      Total Real Estate ..........................................................      2,255,926       2,120,349

Cash .............................................................................         54,854          41,302
Notes and accounts receivable, net ...............................................        191,719         204,959
Inventories ......................................................................         58,696          48,769
Investments in and advances to affiliates ........................................        202,409         164,510
Other assets .....................................................................        199,749         180,784
                                                                                      ----------------------------
                                                                                      $ 2,963,353     $ 2,760,673
                                                                                      ============================
Liabilities and Shareholders' Equity
Liabilities
Mortgage debt, nonrecourse .......................................................    $ 2,018,931     $ 1,898,428
Accounts payable and accrued expenses ............................................        361,398         387,060
Notes payable ....................................................................         34,819          38,964
Long-term debt ...................................................................        114,000          93,000
Deferred income taxes ............................................................        117,723         115,488
Deferred profit ..................................................................         34,537          35,755
                                                                                      ----------------------------
      Total Liabilities ..........................................................      2,681,408       2,568,695
                                                                                      ----------------------------

Shareholders' Equity
Preferred stock - convertible, without par value;
   5,000,000 and 1,000,000 shares authorized, respectively; no shares issued .....           --              --
Common stock - $.33 1/3 par value
   Class A, 48,000,000 and 16,000,000 shares authorized; 9,906,686 and 7,932,358
      shares issued, 9,593,036 and 7,696,408 outstanding, respectively ...........          3,301           2,643
   Class B, convertible, 18,000,000 and 6,000,000 shares authorized; 5,535,290 and
      5,554,618 shares issued, 5,396,240 and 5,415,568 outstanding, respectively .          1,844           1,851
                                                                                      ----------------------------
                                                                                            5,145           4,494
Additional paid-in capital .......................................................        119,421          43,996
Retained earnings ................................................................        168,864         152,077
                                                                                      ----------------------------
                                                                                          293,430         200,567
Less treasury stock, at cost; 1998: 313,650 Class A and 139,050 Class B shares,
   1997: 235,950 Class A and 139,050 Class B shares ..............................        (11,485)         (8,589)
                                                                                      ----------------------------
      Total Shareholders' Equity .................................................        281,945         191,978
                                                                                      ----------------------------
                                                                                      $ 2,963,353     $ 2,760,673
                                                                                      ============================




The accompanying notes are an integral part of these consolidated financial statements.

                 Forest City Enterprises, Inc. and Subsidiaries

                       Consolidated Statements Of Earnings

                                                   For the Years Ended January 31,
------------------------------------------------------------------------------------
                                                  1998          1997        1996
--------------------------------------------------------------------------------------
                                         (in thousands, except per share data)

Revenues ..................................    $ 632,669    $ 610,449    $ 529,433
                                               -----------------------------------
Operating expenses ........................      379,531      386,970      305,819
Interest expense ..........................      136,322      133,364      130,001
Provision for decline in real estate ......         --         12,263        9,581
Depreciation and amortization .............       74,793       73,304       65,716
                                               -----------------------------------
                                                 590,646      605,901      511,117
                                               -----------------------------------

Gain (loss) on disposition of properties ..      (38,638)      17,574         (754)
                                               -----------------------------------

Earnings before income taxes ..............        3,385       22,122       17,562
                                               -----------------------------------

Income tax expense (benefit)
   Current ................................       (1,478)       1,935          370
   Deferred ...............................        3,680       11,016       10,253
                                               -----------------------------------
                                                   2,202       12,951       10,623
                                               -----------------------------------

Net earnings before extraordinary gain ....        1,183        9,171        6,939
Extraordinary gain, net of tax ............       19,356        2,900        1,847
                                               -----------------------------------

Net earnings ..............................    $  20,539    $  12,071    $   8,786
                                               ===================================

Basic and diluted earnings per common share
   Net earnings before extraordinary gain .    $     .08    $     .70    $     .51
   Extraordinary gain, net of tax .........         1.34          .22          .14
                                               -----------------------------------

Net earnings ..............................    $    1.42    $     .92    $     .65
                                               ===================================








The accompanying notes are an integral part of these consolidated financial statements.


                                           Forest City Enterprises, Inc. and Subsidiaries

                                          Consolidated Statements Of Shareholders' Equity

                                                 Common Stock
                                          ------------------------------
                                             Class A        Class B      Additional            Treasury Stock
                                         -------------------------------  Paid-In   Retained   --------------
                                         Shares  Amount  Shares   Amount  Capital   Earnings   Shares  Amount     Total
---------------------------------------------------------------------------------------------------------------------------
                                                             (in thousands, except per share data)
BALANCES AT JANUARY 31, 1995...........  7,719   $2,572   5,768  $1,922   $44,014   $137,052     -   $      -   $185,560
  Net earnings ........................                                                8,786                       8,786
  Dividends-$.17 per share ............                                               (2,248)                     (2,248)
  Conversion of Class B shares to
   Class A shares .....................    188       63    (188)    (63)                         -
  Purchase of treasury stock ..........                                                        116     (2,509)    (2,509)
                                         -------------------------------------------------------------------------------
BALANCES AT JANUARY 31, 1996 ..........  7,907    2,635   5,580   1,859    44,014    143,590   116     (2,509)   189,589
  Net earnings ........................                                               12,071                      12,071
  Dividends:
    Annual 1996 -$.21 per share .......                                               (2,797)                     (2,797)
    Quarterly 1997-$.06 per share
     (one quarter) ....................                                                 (787)                       (787)
  Conversion of Class B shares to
   Class A shares .....................     25        8     (25)     (8)                                               -
  Purchase of treasury stock ..........                                                        259     (6,080)    (6,080)
  Cash in lieu of fractional shares from
    three-for-two stock split .........                                       (18)                                   (18)
                                         -------------------------------------------------------------------------------
BALANCES AT JANUARY 31, 1997 ..........  7,932    2,643   5,555   1,851    43,996    152,077   375     (8,589)   191,978
  Net earnings ........................                                               20,539                      20,539
  Dividends:
    Quarterly 1997 -$.06 per share
     (three quarters) .................                          (2,703)              (2,703)
    Quarterly 1998- $.07 per share
     (one quarter) ....................                          (1,049)   (1,049)
  Issuance of 1,955,000 Class A common
    shares in public offering .........  1,955      651                    75,425                                 76,076
  Conversion of Class B shares to
   Class A shares .....................     20        7     (20)               (7)                                     -
  Purchase of treasury stock ..........                                                         78     (2,896)    (2,896)
                                         -------------------------------------------------------------------------------
  BALANCES AT JANUARY 31, 1998 ........  9,907   $3,301   5,535  $1,844  $119,421   $168,864   453   $(11,485)  $281,945
                                         ===============================================================================

The accompanying notes are an integral part of these consolidated financial statements.



                                               Consolidated Statements Of Cash Flows

                                                                     For the Years Ended January 31,
-----------------------------------------------------------------------------------------------------------
                                                                       1998          1997          1996
-----------------------------------------------------------------------------------------------------------
                                                                                (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Rents and other revenues received ............................    $ 587,851     $ 532,177     $ 509,708
   Proceeds from land sales .....................................       46,619        44,297        44,740
   Land development expenditures ................................      (32,670)      (25,741)      (24,163)
   Operating expenditures .......................................     (404,285)     (349,246)     (321,701)
   Interest paid ................................................     (133,999)     (134,554)     (132,009)
                                                                    --------------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES ..................       63,516        66,933        76,575
                                                                    --------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures .........................................     (242,831)     (157,601)     (122,878)
   Proceeds from disposition of properties ......................         --          26,040        15,950
   Investments in and advances to affiliates ....................      (33,737)       (8,048)       (9,986)
                                                                    --------------------------------------
     NET CASH USED IN INVESTING ACTIVITIES ......................     (276,568)     (139,609)     (116,914)
                                                                    --------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase in nonrecourse mortgage and long-term debt ..........      385,807       174,409       119,706
   Principal payments on nonrecourse mortgage debt on real estate     (102,518)      (55,880)      (43,631)
   Payments on long-term debt ...................................     (109,000)      (23,000)      (30,000)
   Increase in notes payable ....................................       48,574        23,613         8,427
   Payments on notes payable ....................................      (57,407)      (10,195)       (9,497)
   Decrease (increase) in restricted cash .......................        3,600       (15,200)         --
   Payment of deferred financing costs ..........................      (12,142)      (10,037)       (7,242)
   Sale of common stock, net ....................................       76,076          --            --
   Purchase of treasury stock ...................................       (2,896)       (6,080)       (2,509)
   Dividends paid to shareholders ...............................       (3,490)       (2,797)       (2,248)
                                                                    --------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES ..................      226,604        74,833        33,006
                                                                    --------------------------------------
NET INCREASE (DECREASE) IN CASH .................................       13,552         2,157        (7,333)
CASH AT BEGINNING OF YEAR .......................................       41,302        39,145        46,478
                                                                    --------------------------------------
CASH AT END OF YEAR .............................................    $  54,854     $  41,302     $  39,145
                                                                    ======================================

                 Forest City Enterprises, Inc. and Subsidiaries

                      Consolidated Statements Of Cash Flows

                                                                               For the Years Ended January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                               1998         1997         1996
---------------------------------------------------------------------------------------------------------------------------
                                                                                        (in thousands)
RECONCILIATION OF NET EARNINGS TO CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS ..........................................................    $ 20,539     $ 12,071     $  8,786
   Depreciation .......................................................      56,923       52,979       50,821
   Amortization .......................................................      17,870       20,325       14,895
   Deferred income taxes ..............................................       2,071       10,377       11,461
   Loss (gain) on disposition of properties ...........................      38,638      (17,574)         754
   Provision for decline in real estate ...............................        --         12,263        9,581
   Extraordinary gain .................................................     (22,174)      (4,797)      (3,055)
   Decrease in land held for development or sale ......................         396        8,980        2,887
   Decrease (increase) in notes and accounts receivable ...............      10,019      (40,579)      29,425
   Increase in inventories ............................................      (9,927)      (7,583)      (2,237)
   Increase in other assets ...........................................     (27,168)     (20,918)     (24,519)
   (Decrease) increase in accounts payable and accrued expenses .......     (22,453)      43,351      (26,380)
   (Decrease) increase in deferred profit .............................      (1,218)      (1,962)       4,156
                                                                           ----------------------------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES ..........................    $ 63,516     $ 66,933     $ 76,575
                                                                           ==================================

SUPPLEMENTAL NON-CASH DISCLOSURE:
The schedule below represents the effect of the following non-cash transactions:

January 31, 1998:
   * Increase in interest in Skylight Office Tower, Antelope Valley Mall and Station Square
   * Disposition of interest in Toscana
   * Reduction of interest in MIT Phase II
   * Disposition of interest in Woodridge

January 31, 1997:
   * Reduction of interests in Granite Development Partners L.P. and the Clark Building
   * Disposition of interest in Beachwood Place

January 31, 1996:
   * Increase in interest in Liberty Center Venture

Operating Activities
   Land held for development or sale ..................................    $  3,022     $ 15,650     $   --
   Notes and accounts receivable ......................................      (5,072)       3,797         --
   Other assets .......................................................      (1,125)       5,175         --
   Accounts payable and accrued expenses ..............................      (3,470)      (5,311)        --
   Deferred taxes .....................................................         164         --           --
                                                                           -----------------------------------
     Total effect on operating activities .............................    $ (6,481)    $ 19,311     $   --
                                                                           ===================================

Investing Activities
   Additions to completed rental properties ..........................     $(45,272)    $   --       $(15,714)
   Disposition of completed rental properties ........................       53,547       16,085         --
   Investments in and advances to affiliates .........................        4,131        3,338         --
                                                                           -----------------------------------
     Total effect on investing activities ............................     $ 12,406     $ 19,423     $(15,714)
                                                                           ===================================

Financing Activities
   Assumption of nonrecourse mortgage and long-term debt..............     $ 38,375     $   --       $ 15,714
   Disposition of nonrecourse mortgage and long-term debt.............      (48,988)     (39,362)        --
   Notes payable .....................................................        4,688          628         --
                                                                           -----------------------------------
     Total effect on financing activities ............................     $ (5,925)    $(38,734)    $ 15,714
                                                                           ===================================

The accompanying notes are an integral part of these consolidated financial statements.

                 Forest City Enterprises, Inc. and Subsidiaries


A. Summary Of Significant Accounting Policies
--------------------------------------------------------------------------------


NATURE OF BUSINESS

      Forest City Enterprises, Inc. is a major, vertically integrated national real estate company with four principal business groups. THE COMMERCIAL GROUP develops, acquires, owns and operates shopping centers, office buildings and mixed-use projects including hotels. The RESIDENTIAL GROUP develops or acquires, and owns and operates the Company's multi-family properties. The LAND GROUP owns and develops raw land into master planned communities and other residential developments for resale. The LUMBER TRADING Group operates the Company's lumber wholesaling business.

      Forest City Enterprises, Inc. owns approximately $2.7 billion of properties at cost in 21 states and Washington, D.C. The Company's executive offices are in Cleveland, Ohio. Regional offices are located in New York, Los Angeles, Boston, Tucson, Detroit, Washington, D.C. and San Francisco.

FISCAL YEAR

      The years 1997, 1996 and 1995 refer to the fiscal years ended January 31, 1998, 1997 and 1996, respectively.

PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Forest City Enterprises, Inc. and all wholly-owned subsidiaries ("Company"). The Company also includes its proportionate share of the assets, liabilities and results of operations of its real estate partnerships, joint ventures and majority-owned corporations. These entities are included as of their respective fiscal year-ends (generally December 31).

      All significant intercompany accounts and transactions between consolidated entities have been eliminated. Entities which the Company does not control are accounted for on the equity method. Undistributed earnings of such entities are included in retained earnings, with no significant amounts at January 31, 1998.

      The Company is required to make estimates and assumptions when preparing its financial statements and accompanying notes in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      Certain prior years' amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.


RECOGNITION OF REVENUE AND PROFIT

      REAL ESTATE SALES - The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 66, "Accounting for Sales of Real Estate" for reporting the disposition of properties.

      LEASING OPERATIONS - The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the shopping centers and office buildings range from 1 to 25 years, excluding leases with anchor tenants. Minimum rent revenues are recognized when due from tenants. Leases with most shopping center tenants provide for percentage rents when the tenants' sales volumes exceed stated amounts. The Company is also reimbursed for certain expenses related to operating its commercial properties.

      LUMBER BROKERAGE - The Company recognizes the gross margin on these sales as revenue. Sales invoiced for the years 1997, 1996 and 1995 were approximately $2,940,000,000, $2,884,000,000 and $2,337,500,000, respectively.

      CONSTRUCTION - Revenue and profit on long-term fixed-price contracts are reflected under the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.

RECOGNITION OF COSTS AND EXPENSES

      Operating expenses primarily represent the recognition of operating costs, administrative expenses and taxes other than income taxes.

      For financial reporting purposes, interest and real estate taxes during development and construction are capitalized as a part of the project cost.

      Depreciation is generally computed on a straight-line method over the estimated useful asset lives. The estimated useful lives of buildings range from 20 to 50 years.

      Major improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statements of Earnings.

      The Company periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate.

LAND OPERATIONS

      Land held for development or sale is stated at the lower of carrying amount or fair value less cost to sell.

                 Forest City Enterprises, Inc. and Subsidiaries

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

      The Company maintains operating cash and reserve for replacement balances in financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

INVENTORIES

      The lumber brokerage inventories are stated at the lower of cost or market. Inventory cost is determined by specific identification and average cost methods.

OTHER ASSETS

      Included in other assets are costs incurred in connection with obtaining financing, which are deferred and amortized over the life of the related debt. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized on the straight-line method over the lives of the related leases. Additionally, restricted deposits and funded reserves are included in other assets and represent deposits with mortgage lenders for taxes and insurance, security deposits, capital replacement, improvement and operating reserves, bond funds and development and construction escrows.

INCOME TAXES

      Deferred tax assets and liabilities reflect the tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at year-end. The Company has recognized the benefits of its tax loss carryforward and general business tax credits which it expects to use as a reduction of the deferred tax expense.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company determined the estimated fair value of its debt and hedging instruments by aggregating the various types (i.e. fixed-rate versus variable-rate debt) and discounting future cash payments at interest rates that the Company believes approximates the current market. There was no material difference in the carrying amount and the estimated fair value of the Company's total mortgage debt and hedging instruments.

INTEREST RATE PROTECTION AGREEMENTS

      The Company maintains a practice of hedging its variable interest rate risk by purchasing interest rate caps or entering into interest rate swap agreements for periods of one to five years. The principal risk to the Company through its interest rate hedging strategy is the potential inability of the financial institution from which the interest rate protection was purchased to cover all of its obligations. To mitigate this exposure, the Company purchases its interest rate protection from either the institution that holds the debt or from institutions with a minimum A credit rating.

      The cost of interest rate protection is capitalized in other assets in the Consolidated Balance Sheets and amortized over the benefit period as interest expense in the Consolidated Statements of Earnings.

STOCK-BASED COMPENSATION

      The Company follows Accounting Principles Board Opinion (APBO) No. 25, "Accounting for Stock Issued to Employees", and related Interpretations to account for stock-based compensation. As such, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount the employee is required to pay for the stock.

CAPITAL STOCK

      Class B common stock is convertible into Class A common stock on a share-for-share basis. The 5,000,000 authorized shares of preferred stock without par value, none of which have been issued, are convertible into Class A common stock.

      Class A common shareholders elect 25% of the members of the Board of Directors and Class B common shareholders elect the remaining directors annually. The Company currently has 12 directors.

EARNINGS PER SHARE

      In 1997, the Company adopted the principles of SFAS 128 "Earnings per Share". All prior period per share amounts have been restated to conform to the new accounting principles.

      Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company's stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters' earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year. All earnings per share disclosures appearing in these financial statements were computed assuming dilution unless otherwise indicated.

NEW ACCOUNTING STANDARDS

      In June 1997, the FASB issued SFAS 131 "Disclosures about Segments of an Enterprise and Related Information", which is effective for years beginning after December 15, 1997. This statement provides guidance on the determination of reporting segments and requires interim financial statement disclosure. The Company does not anticipate that significant changes to the segment information historically provided in its annual financial statements will occur as a result of the adoption of SFAS 131. Beginning with the Company's Quarterly Report on Form 10-Q for the quarter ending April 30, 1998, the Company will include interim segment information.

                 Forest City Enterprises, Inc. and Subsidiaries


      B. Real Estate And Related Accumulated Depreciation And Nonrecourse Mortgage Debt

The components of real estate cost and related nonrecourse mortgage debt are presented below.

                                                                       January 31, 1998
---------------------------------------------------------------------------------------------------------------------------
                                                            Less Accumulated                            Nonrecourse
                                          Total Cost          Depreciation          Net Cost           Mortgage Debt
---------------------------------------------------------------------------------------------------------------------------

                                                                        (in thousands)
Completed rental properties
   Residential............................$  580,221          $  117,188          $  463,033          $  482,439
   Commercial
     Shopping centers.....................   890,064             152,030             738,034             771,103
     Office and other buildings...........   918,186             167,159             751,027             701,710
   Corporate and other equipment..........    18,574              12,257               6,317                --
                                          ----------------------------------------------------------------------
                                           2,407,045             448,634           1,958,411           1,955,252
                                          ----------------------------------------------------------------------
Projects under development
   Residential............................    32,307                --                32,307                 215
   Commercial
     Shopping centers.....................    99,696                --                99,696              17,968
     Office and other buildings...........   119,413                --               119,413              21,408
                                          ----------------------------------------------------------------------
                                             251,416                --               251,416              39,591
                                          ----------------------------------------------------------------------
Land held for development or sale.........    46,099                --                46,099              24,088
                                          ----------------------------------------------------------------------
                                          $2,704,560          $  448,634          $2,255,926          $2,018,931
                                          ======================================================================


  C. Notes And Accounts Receivable, Net
------------------------------------------------------------


      Notes and accounts receivable are summarized below.

                                     January 31,
------------------------------------------------------------
                               1998             1997
------------------------------------------------------------
                                   (in thousands)

Lumber brokerage...........$    134,197   $      153,944
Real estate sales..........      18,278           14,509
Syndication activities.....      12,197           12,865
Receivable from tenants....      17,730           12,795
Other receivables .........      17,486           15,840
                           ---------------------------------
                                199,888          209,953
Allowance for doubtful
   accounts ...............      (8,169)          (4,994)
                           ---------------------------------
                           $    191,719   $      204,959
                           =================================

      Notes receivable at January 31, 1998 of $25,787,000, reflected in the table above, are collectible primarily over five years, with $7,185,000 being due within one year. The weighted average interest rate at January 31, 1998 and 1997 was 9.10% and 9.20%, respectively.


      In July 1996, the Lumber Trading Group entered into a three-year agreement under which it is selling an undivided interest in a pool of accounts receivable up to a maximum of $90,000,000. At January 31, 1998 and 1997, the Company had received $49,000,000 and $34,000,000, respectively, as net proceeds from this transaction. The program is nonrecourse to the Company and the Company bears no risk as to the collectability of the accounts receivable. An interest in additional accounts receivable may be sold as collections reduce previously sold interests.


  D. Accounts Payable And Accrued Expenses



      Included in accounts payable and accrued expenses at January 31, 1998 and 1997 are book overdrafts of approximately $57,222,000 and $66,971,000, respectively. The overdrafts are a result of the Company's cash management program and represent checks issued but not yet presented to a Company bank for collection.

                 Forest City Enterprises, Inc. and Subsidiaries

E. Notes Payable

      The components of notes payable, which represent indebtedness whose original maturity dates are within one year of issuance, are as follows.

                                    January 31,
---------------------------------------------------------------
                               1998              1997
---------------------------------------------------------------
                                   (in thousands)
Payable To
   Banks................. $     19,024      $     15,191
   Other.................       15,795            23,773
                          -------------------------------------
                          $     34,819      $     38,964
                          =====================================


      Notes payable to banks reflects borrowings on the Lumber Trading Group's $47,000,000 bank lines of credit. The Company has the right to borrow an additional $10,000,000 for up to 90 days through May 31, 1998 under these bank lines of credit. The bank lines of credit allow for up to $5,000,000 in outstanding letters of credit ($716,000 were outstanding at January 31, 1998) which reduce the credit available to Lumber Trading Group. Borrowings under these bank lines of credit, which are nonrecourse to the Company, are collateralized by all the assets of the Lumber Trading Group, bear interest at the lender's prime rate and have a fee of 1/5% per annum on the unused portion of the available commitment. These bank lines of credit are subject to review and extension annually.

      Other notes payable relate to improvements and construction funded by tenants, property and liability insurance premium financing and advances from affiliates and partnerships.

      The weighted average interest rate on notes payable was 7.89% and 7.99% at January 31, 1998 and 1997, respectively. Interest expense on notes payable was $6,068,000 in 1997, $5,978,000 in 1996 and $5,177,000 in 1995.

      Interest paid on notes payable was $6,407,000 in 1997, $5,250,000 in 1996 and $5,189,000 in 1995.

F. Mortgage Debt, Nonrecourse

      Mortgage debt, which is collateralized by completed rental properties, projects under development and certain undeveloped land, is as follows.

                                January 31,
---------------------------------------------------------------
                        1998                 1997
---------------------------------------------------------------
                         (dollars in thousands)
                            Rate (1)              Rate (1)
                            --------              --------
Fixed..........$ 1,118,748   7.88%    $  917,547   7.96%
Variable -
   Swapped.....    283,710   7.97%       330,385   7.79%
   Unhedged....    388,969   7.94%       438,784   7.08%
   Tax-Exempt..    151,051   4.76%       134,302   4.38%
UDAG and other
   subsidized..
   loans.......     76,453   2.36%        77,410   2.60%
               -----------            ----------
               $ 2,018,931   7.46%    $1,898,428   7.25%
               ===========            ==========

(1) The weighted average interest rates shown above include both the base index and the lender margin.

      Debt related to projects under development at January 31, 1998 totals $39,591,000, out of a total commitment from lenders of $99,528,000. Of this outstanding debt, $32,243,000 is variable-rate debt and $7,348,000 is fixed-rate debt. The Company generally borrows funds for development and construction projects with maturities of three to seven years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally obtains long-term fixed-rate financing.

      As of January 31, 1998, the Company had entered into London Interbank Offered Rate ("LIBOR") interest rate swap agreements for durations ranging from one to five years, as follows.

Swap Base                                        Principal
LIBOR Rate              Period                  Outstanding
---------------------------------------------------------------
                                         (dollars in thousands)
6.25%           03/15/96 - 12/29/00            $   21,096
6.28%           05/01/96 - 11/12/01                31,520
6.54%           06/03/96 - 10/31/00                56,199
6.64%           01/02/97 - 01/04/99                38,925
6.50%           04/15/97 - 04/15/99                96,470
6.43%           06/16/97 - 01/28/02                39,500
                                               ----------
                                               $  283,710
                                               ==========


      The effect of these interest rate swap agreements reduces the Company's outstanding taxable variable-rate debt at January 31, 1998 to $388,969,000, which is 19.3% of the total nonrecourse mortgage debt.

      In addition, the Company has purchased 6.50%, 6.50% and 7.25% LIBOR interest rate caps for its variable-rate debt in the amount of $293,675,000, $400,000,000 and $200,000,000, respectively, for the years ending January 31, 1999, 2000 and 2001, respectively. The interest rate caps for the years ending January 31, 2000 and 2001 where purchased during April 1998.

      The Urban Development Action Grants and other subsidized loans bear interest at rates which are below prevailing commercial lending rates and are granted to the Company as an inducement to develop real estate in economically under-developed areas. A right to participate by the local government in the future cash flows of the project is generally a condition of these loans. Participation in annual cash flows generated from operations is recognized as an expense in the period earned. Participation in appreciation and cash flows resulting from a sale or refinancing is recorded as an expense at the time of sale or is capitalized as additional basis and amortized if amounts are paid prior to the disposition of the property.

      Mortgage debt maturities for the next five years ending January 31 are as follows: 1999, $105,165,000; 2000, $499,392,000; 2001, $322,201,000; 2002,
$152,966,000, and 2003, $147,600,000.

      The Company is engaged in discussions with its current lenders and is actively pursuing new lenders to extend and refinance maturing mortgage debt. The Company intends to convert a significant portion of its existing variable-rate debt to fixed-rate mortgages in order to reduce the volatility in the Company's project mortgage interest expense.

      Interest incurred on mortgage debt was $138,546,000 in 1997, $127,531,000 in 1996 and $125,370,000 in 1995. Interest paid on mortgage debt was $118,915,000 in 1997, $122,188,000 in 1996 and $118,829,000 in 1995.

                 Forest City Enterprises, Inc. and Subsidiaries


G. Long-Term Debt

      Long-term debt is as follows.

                                       January 31,

                                    1998          1997
-------------------------------------------------------
                                      (in thousands)
Term loan .......................$ 60,000       $45,000
Revolving credit loans...........  54,000        48,000
                                 ----------------------
                                 $114,000       $93,000
                                 ======================

      The $80,000,000 revolving credit agreement maturing July 25, 1998 and related term loan was replaced on December 10, 1997 with a $165,000,000 revolving credit facility and $60,000,000 term loan with a group of banks. The revolving credit facility matures December 10, 2000 and allows for up to $30,000,000 in outstanding letters of credit ($16,188,000 were outstanding at January 31, 1998), which reduce the revolving credit portion available to the Company. At each anniversary date, the maturity date of the revolving credit facility may be extended by one year by unanimous consent of the banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company to a four-year term loan. On March 6, 1998, the credit agreement was amended to: 1) allow a $200,000,000 Senior Note offering (see Note Q); 2) require the use of the offering proceeds to pay off the term loan and outstanding revolving credit loans; 3) convert the credit agreement to be solely a $225,000,000 revolving credit facility; and 4) provide for a $2,500,000 quarterly reduction (beginning April 1, 1998) of the revolving credit limit. On March 16, 1998, the Company paid off the term loan and revolving credit loans totaling $114,000,000 with proceeds from the $200,000,000 Senior Note offering (Note Q).

      The credit agreement provides, among other things, for 1) interest rates of 1/4% over the prime rate or 2% over LIBOR; 2) maintenance of two debt service coverage ratios and specified level of net worth and cash flow (as defined); and
3) restriction on dividend payments. At January 31, 1998, $9,101,000 of retained earnings were available for payment of dividends.

      The Company purchased 6.5% LIBOR interest rate caps covering $25,000,000 of revolving credit loans in 1998 and 7.5% LIBOR caps covering $45,000,000 in 1999.

      Interest incurred on long-term debt was $7,811,000 in 1997, $7,880,000 in 1996 and $8,815,000 in 1995. Interest paid on long-term debt was $8,677,000 in 1997, $7,116,000 in 1996 and $7,991,000 in 1995.

CONSOLIDATED INTEREST

      Total interest incurred on all forms of indebtedness (included in Notes E, F and G) was $154,206,000 in 1997, $141,389,000 in 1996 and $139,362,000 in 1995
of which $17,884,000, $8,025,000 and $9,361,000 was capitalized, respectively. Interest incurred for 1997 includes $1,781,000 for the purchase of a treasury option to fix the interest rate on the new $200,000,000 Senior Notes (see Note
Q) issued March 16, 1998. Because the cap was not advantageous, the option was not exercised and was written off to interest expense. Interest paid on all forms of indebtedness was $133,999,000 in 1997, $134,554,000 in 1996 and
$132,009,000 in 1995.

H. Income Taxes


      The income tax provision (benefit) consists of the following components.

                                      For the Years Ended January 31,
-------------------------------------------------------------------------
                                  1998             1997            1996
-------------------------------------------------------------------------

                                             (in thousands)
Current
   Federal .................. $ (2,706)        $    896         $    159
   Foreign ..................      330              580              143
   State ....................      898              459               68
                              ------------------------------------------
                                (1,478)           1,935              370
                              ------------------------------------------

Deferred
   Federal ..................    4,301            6,985            6,083
   Foreign ..................       32             (126)            --
   State ....................     (653)           4,157            4,170
                              ------------------------------------------
                                 3,680           11,016           10,253
                              ------------------------------------------
Total provision ............. $  2,202         $ 12,951         $ 10,623
                              ==========================================

      The effective tax rate for income taxes varies from the federal statutory rate of 35% for 1997, 1996 and 1995 due to the following items.


                                     For the Years Ended January 31,
------------------------------------------------------------------------
                                    1998           1997           1996
------------------------------------------------------------------------
                                             (in thousands)
Statement earnings
   before income taxes...........$  3,385       $ 22,122       $ 17,562
                                 ======================================

Income taxes computed at
   the statutory rate ...........$  1,185       $  7,742       $  6,146
Increase (decrease) in tax
   resulting from:
     State taxes, net of
      federal benefit............      83          3,000          2,220
     Contribution
      carryover..................   1,032            811            520
     Nondeductible
      lobbying costs.............      --            811             --
     Adjustment of prior
      estimated taxes............    (134)          (111)           566
     Valuation allowance.........      --            351            897
     Other items.................      36            347            274
                                 --------------------------------------
Total provision .................$  2,202       $ 12,951       $ 10,623
                                 =======================================

                 Forest City Enterprises, Inc. and Subsidiaries

      An analysis of the deferred tax provision is as follows.

                                     For the Years Ended January 31,
-----------------------------------------------------------------------
                                   1998          1997            1996
-----------------------------------------------------------------------
                                  (in thousands)
Excess of tax over
   statement
   depreciation
   and amortization .......... $  2,194       $  4,730       $  5,743
Allowance for doubtful
   accounts deducted
   for statement
   purposes...................     (585)          (349)           461
Costs on land and
   rental properties
   under development
   expensed for tax
   purposes...................      100          3,244           (515)
Revenues and expenses
   recognized in different
   periods for tax and
   statement purposes.........    3,909         (2,652)         6,224
Development fees
   deferred for statement
   purposes...................     (395)          (109)        (1,326)
Provision for decline
   in real estate.............       --         (1,650)         3,547
Deferred state taxes, net
   of federal benefit.........     (530)         2,392          2,565
Interest on construction
   advances deferred for
   statement purposes.........   (1,207)          (189)          (953)
Utilization and (benefits)
   of tax loss carry-forward
   recognized against
   deferred taxes.............   (1,509)         3,187         (5,656)
Deferred compensation.........    1,703          2,061           (734)
Valuation allowance...........       --            351            897
                               --------------------------------------

Deferred provision............ $  3,680       $ 11,016       $ 10,253
                               ======================================




      The types of differences that give rise to significant portions of the deferred income tax liability for 1997 are as follows.



                                Temporary       Deferred Tax
                               Differences   (Asset) Liability
---------------------------------------------------------------
                                       (in thousands)
Depreciation ................   $ 235,337          $  93,076
Capitalized costs ...........     137,599             54,420
Net operating losses ........     (89,903)           (35,557)
General business credits ....        --               (3,205)
Other .......................      10,667              8,989
                                -------------------------------
                                $ 293,700          $ 117,723
                                ===============================


      Income taxes paid (refunded) totaled $6,247,000, $830,000 and $(888,000) in 1997, 1996 and 1995, respectively. At January 31, 1998, the Company had a net operating loss carryforward for tax purposes of $89,903,000 which will expire in the years ending January 31, 2005 through January 31, 2011 and general business credits carryovers of $3,205,000 which will expire in the years ending January 31, 2003 through January 31, 2011.

      The Company's deferred tax liability at January 31, 1998 is comprised of deferred liabilities of $231,525,000, deferred assets of $118,548,000 and a valuation allowance related to state taxes and general business credits of $4,746,000.

                 Forest City Enterprises, Inc. and Subsidiaries

I. Segment Information



      Principal business groups are determined by the type of customer served or the product sold. The COMMERCIAL GROUP owns, develops, acquires and operates shopping centers, office buildings and mixed-use projects including hotels. The Residential Group develops or acquires, and owns and operates the Company's multi-family properties. The LAND GROUP owns and develops raw land into master planned communities and other residential developments for resale to users principally in Arizona, Florida, Nevada, New York and Ohio. The LUMBER TRADING GROUP operates the Company's lumber wholesaling business. Corporate includes interest on corporate borrowings and general administrative expenses. The following tables summarize selected financial data by business segment for the fiscal years ended January 31, 1998, 1997 and 1996.

                                                                          For the Years Ended January 31,
                                                     ------------------------------------------------------------------
                                                                                             Earnings (Loss) Before
                                                                 Revenues                        Income Taxes
                                                     ------------------------------------------------------------------
                                                       1998         1997       1996       1998       1997        1996
                                                     ------------------------------------------------------------------

                                                                       (in thousands)

Commercial Group (1) ..............................  $ 330,117  $ 314,762  $ 298,912   $ 18,979    $  9,914    $ 23,444
Residential Group (1) .............................    135,253    116,878    106,103     28,153       7,148       7,602
Land Group ........................................     44,614     53,888     42,889      5,184       6,007       3,823
Lumber Trading Group (2) ..........................    122,169    124,491     81,093      9,242       8,966       5,826
Provision for decline in real estate ..............       --         --         --         --       (12,263)     (9,581)
Gain (loss) on disposition of properties ..........       --         --         --      (38,638)     17,574        (754)
Corporate (1) .....................................        516        430        436    (19,535)    (15,224)    (12,798)
                                                     ------------------------------------------------------------------
   Consolidated ...................................  $ 632,669  $ 610,449  $ 529,433   $  3,385    $ 22,122    $ 17,562
                                                     ==================================================================


                                         Identifiable Assets at January 31,
                                  ----------------------------------------------
                                          1998            1997           1996
                                  ----------------------------------------------
                                                    (in thousands)

Commercial Group (1) ...........      $1,956,418      $1,749,539      $1,678,494
Residential Group (1) ..........         646,574         646,024         616,515
Land Group .....................          87,909          88,953         121,031
Lumber Trading Group ...........         199,602         209,901         172,305
Corporate (1) ..................          72,850          66,256          54,411
                                      ------------------------------------------
   Consolidated ................      $2,963,353      $2,760,673      $2,642,756
                                      ==========================================

                                                   Real Estate for the Years Ended January 31,
                                     --------------------------------------------------------------------------------------
                                                                                               Depreciation
                                                    Additions, net                            & Amortization
                                     --------------------------------------------------------------------------------------
                                           1998           1997         1996          1998          1997          1996
                                     --------------------------------------------------------------------------------------

                                                                          (in thousands)

Commercial Group (1) ..............  $    221,597   $    91,793   $    87,592   $    56,996   $    54,875   $    49,572
Residential Group (1) .............       (34,723)       26,236        27,666        14,682        15,419        14,001
Land Group ........................        (1,594)      (25,658)       (8,887)          740           748            59
Lumber Trading Group ..............           860         2,285          (504)        2,202         2,140         1,962
Corporate (1) .....................        (1,759)          440        (2,920)          173           122           122
                                     --------------------------------------------------------------------------------------
   Consolidated ...................  $    184,381   $    95,096   $   102,947   $    74,793   $    73,304   $    65,716
                                     ======================================================================================



(1) Interest income and capitalized interest on development projects for years ended January 31, 1997 and January 31, 1996 related to projects in the Commercial and Residential Groups was previously reported in Corporate and has been reclassified to the Commercial and Residential Groups to conform to the presentation which management believes better matches such items with the operating group to which they relate.

(2) The Company recognizes the gross margin on lumber brokerage sales as revenue. Sales invoiced for the years ended January 31, 1998, 1997 and 1996 were approximately $2,940,000,000, $2,884,000,000 and $2,337,500,000,
      respectively.

                 Forest City Enterprises, Inc. and Subsidiaries



J. Leases

THE COMPANY AS LESSOR

      The following summarizes the minimum future rental income to be received on noncancelable operating leases of commercial properties that generally extend for periods of more than one year.

For the Years Ending January 31,
---------------------------------------------------------------------------
                                            (in thousands)
1999 ................................... $    168,698
2000 ...................................      163,615
2001 ...................................      155,834
2002 ...................................      143,904
2003 ...................................      133,008
Later years ............................      952,944
                                         ------------
   Total minimum future rentals          $  1,718,003
                                         ============

      Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes and operating costs. Total reimbursements amounted to $63,479,000, $61,300,000 and $59,867,000 in 1997,
1996 and 1995, respectively.

THE COMPANY AS LESSEE

      The Company is a lessee under various operating leasing arrangements for real property and equipment having terms expiring through 2095, excluding optional renewal periods.

      Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 1998 are as follows.


For the Years Ending January 31,
--------------------------------------------------------
                                          (in thousands)
1999 ..................................... $    8,528
2000 .....................................      7,908
2001 .....................................      7,276
2002 .....................................      6,474
2003 .....................................      5,567
Later years ..............................    170,888
                                           ----------
Total minimum lease payments ............. $  206,641
                                           ==========

      Rent expense was $10,273,000, $8,813,000 and $6,986,000 for 1997, 1996 and
1995, respectively.


K. Contingent Liabilities


      As of January 31, 1998, the Company has guaranteed loans totaling $3,960,000 and has $16,904,000 in outstanding letters of credit, including $716,000 which relates to Lumber Trading Group.

      The Company customarily guarantees lien-free completion of its construction. Upon completion the guarantees are released. The Company is also involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a materially adverse effect on the financial condition, results of operations or cash flows of the Company.

                 Forest City Enterprises, Inc. and Subsidiaries


L. Stock Option Plan

      Shares may be awarded under the 1994 Stock Option Plan ("Plan") to key employees in the form of either incentive stock options or non-qualified stock options. The aggregate number of shares that may be awarded during the term of the Plan is 375,000 shares, subject to adjustments under the Plan. The maximum number of shares that may be awarded to any employee during any calendar year is 37,500 shares. The exercise price of all non-qualified and incentive stock options shall be at least equal to the fair market value of a share on the date the option is granted unless the grantee of incentive stock options constructively owns more than ten percent of the total combined voting power of all classes of stock of the Company, in which case the exercise price of each incentive stock option shall not be less than 110% of the fair market value of a share on the date granted. The Plan is administered by the Compensation Committee of the Board of Directors. During 1996, 180,900 Class A fixed stock options were granted. The options have a term of 10 years and vest over two to four years. No options were granted in 1997 and 1995.

      The Company applies APBO 25 and related Interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its Plan. Had compensation cost been determined in accordance with SFAS 123, net earnings and earnings per share for 1997 and 1996 would have been reduced to the pro forma amounts indicated below.

                     1997                   1996
--------------------------------------------------------------------
                         Basic and               Basic and
                          Diluted                 Diluted
                  Net     Earnings      Net      Earnings
                Earnings Per Share    Earnings   Per Share
--------------------------------------------------------------------
As reported   $  20,539  $  1.42     $   12,071  $   0.92
Pro forma     $  19,974  $  1.38     $   11,846  $   0.90

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grant in 1996: dividend yield of .5%; expected volatility of 30.7%; risk-free interest rate of 6.5%; and expected life of 8.7 years.

      A summary of stock option activity during 1997 and 1996 is presented below.


                                                 1997             1996            Weighted Average
                                                Shares           Shares             Exercise Price
-----------------------------------------------------------------------------------------------------


Outstanding at beginning of year ...........    180,900             --                $   28.75
Granted ....................................       --            180,900              $   28.75
Exercised ..................................       --               --
Forfeited ..................................     (3,600)            --                $   28.75
                                               --------        ---------
Outstanding at end of year .................    177,300          180,900              $   28.75
                                               ========        =========

Options exercisable at year end ............       --               --
                                               ========        =========

Weighted average fair value of
  options granted during the year ..........  $    --          $   14.37
                                               ========        =========

Range of exercise prices ...................  $   28.75        $   28.75
                                               ========        =========

Weighted average remaining
   contractual life ........................  8.6 years        9.6 years
                                              =========        =========


Number of shares available for
   granting of options at end of year ......    197,700          194,100
                                               ========        =========


      Stock Options Granted in 1998 - On March 17, 1998, 192,700 Class A fixed stock options were granted. These options have a term of 10 years, vest over two to four years and have an exercise price of $57.00.

                 Forest City Enterprises, Inc. and Subsidiaries

M. Capital Stock


      On December 11, 1996, the Board of Directors declared a three-for-two stock split of the Company's common stock payable February 17, 1997 to shareholders of record on February 3, 1997. The stock split was effected as a stock dividend. The stock split is given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity by transferring the par value of the additional shares issued from the additional paid-in capital account to the common stock accounts. All share and per share data included in this annual report, including stock option plan information, have been restated to reflect the stock split.

      On May 20, 1997, the Company sold to the public 1,955,000 shares of Class A common stock at an initial price of $42.00 per share.

      On June 10, 1997, the shareholders approved amendments to the Company's Articles of Incorporation to increase the Company's authorized shares to: a) 48,000,000 shares of Class A common stock from 16,000,000 shares; b) 18,000,000 shares of Class B common stock from 6,000,000 shares; and c) 5,000,000 shares of preferred stock from 1,000,000 shares.

      On August 18, 1997, the Company purchased 77,700 shares of Class A common stock owned by three children of Samuel H. Miller, the Company's Co-Chairman of the Board of Directors, and Ruth Miller. The purchase price was $36.50 per share plus 8% interest from May 7, 1997 to August 18, 1997, less dividends paid between those two dates, for a total of $2,896,000. During 1996, the Company repurchased 232,950 shares of Class A and 26,550 shares of Class B common stock, and during 1995, the Company repurchased 3,000 shares of Class A and 112,500 shares of Class B common stock. All of these repurchased shares were held in treasury at January 31, 1998.


N. Earnings Per Share


      The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for "net earnings before extraordinary gain."

                                                            Weighted
                                        Net Earnings       Average
                                           Before            Common
                                         Extraordinary       Shares         Per
                                             Gain         Outstanding      Common
                                          (Numerator)    (Denominator)     Share
-----------------------------------------------------------------------------------
                                  (dollars in thousands)
Year ended
  January 31, 1998
   Basic earnings
    per share .......................      $    1,183      14,452,960      $   0.08
   Effect of dilutive
    securities - stock options ......            --            29,251       --
                                           ----------      ----------      --------
   Diluted earnings
    per share .......................      $    1,183      14,482,211      $   0.08
                                           ==========      ==========      ========

Year ended
  January 31, 1997
   Basic earnings
    per share .......................      $    9,171      13,155,236      $   0.70
   Effect of dilutive
    securities - stock options ......            --            16,664       --
                                           ----------      ----------      --------
   Diluted earnings
    per share .......................      $    9,171      13,171,900      $   0.70
                                           ==========      ==========      ========


  O. Summarized Financial Information

      Forest City Rental Properties Corporation ("Rental Properties") is a wholly-owned subsidiary engaged in the development, acquisition and management of real estate projects, including apartment complexes, regional malls and shopping centers, hotels, office buildings and mixed-use facilities. Condensed consolidated balance sheets and statements of earnings for Rental Properties and its subsidiaries follows.

                 Forest City Enterprises, Inc. and Subsidiaries

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                   January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                                      1998                        1997
---------------------------------------------------------------------------------------------------------------------------

                                                                                             (in thousands)
ASSETS
Real Estate
   Completed rental properties ...............................................      $ 2,390,969                $ 2,227,859
   Projects under development ................................................          251,416                    215,960
                                                                                    --------------------------------------
                                                                                      2,642,385                  2,443,819
   Less accumulated depreciation .............................................         (436,377)                  (387,733)
                                                                                    --------------------------------------
     Total Real Estate .......................................................        2,206,008                  2,056,086

Cash .........................................................................           36,763                     14,194
Other assets .................................................................          406,522                    286,864
                                                                                    --------------------------------------
                                                                                    $ 2,649,293                $ 2,357,144
                                                                                    =======================================
LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse ...................................................      $ 1,994,843                $ 1,866,730
Accounts payable and accrued expenses ........................................          144,831                    110,362
Long-term debt ...............................................................          114,000                     93,000
Other liabilities and deferred credits .......................................          243,989                    168,371
                                                                                    --------------------------------------
   Total Liabilities .........................................................        2,497,663                  2,238,463
                                                                                    --------------------------------------

SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital ..................................            5,378                      5,378
Retained earnings ............................................................          146,252                    113,303
                                                                                    --------------------------------------
   Total Shareholder's Equity ................................................          151,630                    118,681
                                                                                    --------------------------------------
                                                                                    $ 2,649,293                $ 2,357,144
                                                                                    ======================================


FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS


                                                                                       For the Years Ended January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                        1998                    1997                1996
---------------------------------------------------------------------------------------------------------------------------

                                                                                      (in thousands)

REVENUES .........................................................  $ 465,370             $ 426,226             $ 398,576
                                                                    ------------------------------------------------------


Operating expenses ...............................................    229,856               228,110               198,282
Interest expense .................................................    123,713               121,186               117,560
Provision for decline in real estate .............................       --                  11,684                 9,581
Depreciation and amortization ....................................     71,678                70,221                63,557
                                                                    ------------------------------------------------------

                                                                      425,247               431,201               388,980
                                                                    ------------------------------------------------------

Gain (loss) on disposition of properties .........................    (35,505)               17,574                  (754)
                                                                    ------------------------------------------------------

EARNINGS BEFORE INCOME TAXES .....................................      4,618                12,599                 8,842
                                                                    ------------------------------------------------------
INCOME TAX EXPENSE (BENEFIT)
   Current .......................................................     (2,437)                 (989)               (1,213)
   Deferred ......................................................      6,455                 9,515                 6,925
                                                                    ------------------------------------------------------
                                                                        4,018                 8,526                 5,712
                                                                    ------------------------------------------------------
NET EARNINGS BEFORE EXTRAORDINARY GAIN ...........................        600                 4,073                 3,130
Extraordinary gain, net of tax ...................................     19,356                 2,900                 1,847
                                                                    ------------------------------------------------------
NET EARNINGS .....................................................  $  19,956             $   6,973             $   4,977
                                                                    ======================================================

                 Forest City Enterprises, Inc. and Subsidiaries



P. Sale of Toscana, Gain (Loss) On Disposition And Extraordinary Gain


      SALE OF TOSCANA - During February 1997, the
Company sold Toscana, a 563-unit apartment complex in Irvine, California, back to the original land owner and settled litigation related to the property. As a result, the Company recorded operating income of $9,146,000, after tax, a loss on disposition of property of $21,464,000, after tax, and an extraordinary gain of $16,884,000, after tax, related to the extinguishment of a portion of the property's nonrecourse mortgage debt. The net result of these transactions to the Company is after-tax income of $4,566,000.


      GAIN (LOSS) ON DISPOSITION OF PROPERTIES - Gain (loss) on disposition of properties totaled a loss of $ 38,638,000, a gain of $17,574,000 and a loss of $754,000 in 1997, 1996 and 1995, respectively. During 1997, the Company sold its interest in Woodridge, a land development project in suburban Chicago, Illinois and recorded a loss on disposition of $3,133,000 ($1,892,000 after tax) and the Company recorded a loss on disposition of Toscana of $35,505,000 ($21,464,000 after tax). The 1996 gain primarily reflects the disposition of the Company's 18.63% interest in Beachwood Place, a regional shopping center in Cleveland, Ohio ($17,788,000 or $9,715,000 after tax). The 1995 loss was primarily the result of the disposition of Vineyard Village, a California apartment building.


      EXTRAORDINARY GAIN - Extraordinary gain, net of tax, totaled $19,356,000, $2,900,000 and $1,847,000 in 1997, 1996 and 1995, respectively, representing extinguishment of nonrecourse debt and related accrued interest. In 1997, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Toscana ($18,081,000, or $16,884,000 after tax); Halle Office Building in Cleveland, Ohio ($3,569,000 or $2,156,000 after tax); and San Vicente, an office building in Brentwood, California ($524,000 or $316,000 after tax). In 1996, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Enclave, an apartment complex in San Jose, California ($3,297,000 or $1,993,000 after tax) related to the parcels deeded back to the original land owner and the Clark Building, an office building in Cambridge, Massachusetts ($1,500,000 or $907,000 after tax). The extraordinary gain recorded in 1995 related to Liberty Center, a mixed-use commercial property in Pittsburgh, Pennsylvania ($3,055,000 or $1,847,000 after tax).

Q. Subsequent Event

      PUBLIC DEBT OFFERING - On March 16, 1998, the Company issued $200,000,000 of 8.50% Senior Notes ("Senior Notes") in a public offering. Proceeds were used to repay $114,000,000 of its term loan and revolving credit loans as described in Note G. The remaining proceeds will be used to finance projects currently under development and to pursue new real estate opportunities. The Senior Notes mature on March 15, 2008. Accrued interest is payable on March 15 and September 15 of each year. The Senior Notes are unsecured senior obligations of the Company, however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including the revolving credit facility described in Note G. The Senior Notes agreement contains covenants providing, among other things, limitations on the incurrence of additional debt and payment of dividends. Had the Senior Notes been outstanding at January 31, 1998, the Company would have been in compliance with the covenants.

                 Forest City Enterprises, Inc. and Subsidiaries
               Quarterly Consolidated Financial Data (Unaudited)

                                                                                         Quarter Ended
---------------------------------------------------------------------------------------------------------------------------
                                                                Jan. 31,        Oct. 31,          July 31,        Apr. 30,
                                                                  1998           1997               1997             1997
---------------------------------------------------------------------------------------------------------------------------

                                                                         (in thousands, except per share data)
Revenues ...................................................  $   184,591      $   154,975      $    142,035      $   151,068
Earnings (loss) before income taxes ........................  $     4,451      $    12,062      $      5,480      $   (18,608)
Net earnings (loss) before extraordinary gain (1) ..........  $    (1,149)     $    10,649      $      2,947      $   (11,264)
Net earnings (loss) ........................................  $     4,020      $    10,649      $      6,089      $      (219)
BASIC AND DILUTED EARNINGS PER SHARE
   Net earnings (loss) before extraordinary gain (1)(2) ....  $      (.08)     $       .71      $        .20      $      (.86)
   Net earnings (loss) (2) .................................  $       .27      $       .71      $        .42      $      (.02)
Dividends declared per common share (3)
   Quarterly dividend
      Class A ..............................................  $       .07      $       .06      $        .06      $       .06
      Class B ..............................................  $       .07      $       .06      $        .06      $       .06
Market price range of common stock
      Class A
        High ...............................................  $     58.88      $     62.50      $      54.94      $     50.38
        Low ................................................  $     53.25      $     52.50      $      41.75      $     39.50
      Class B
        High ...............................................  $     58.75      $     60.75      $      54.88      $     50.00
        Low ................................................  $     53.75      $     53.50      $      42.75      $     42.00


                                                                                             Quarter Ended
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Jan. 31,       Oct. 31,        July 31,        Apr. 30,
                                                                            1997           1996            1996            1996
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     (in thousands, except per share data)

Revenues ..................................................... $   169,177      $   163,809     $    148,492     $   128,971
Earnings (loss) before income taxes (4) ...................... $     2,065      $    15,527     $      5,488     $      (958)
Net earnings (loss) before extraordinary gain (1)(4) ......... $      (759)     $     8,054     $      2,822     $      (946)
Net earnings (loss) .......................................... $      (759)     $    10,047     $      3,729     $      (946)
BASIC AND DILUTED EARNINGS PER SHARE
   Net earnings (loss) before extraordinary gain (1)(4) ...... $      (.05)     $       .61     $        .21     $      (.07)
   Net earnings (loss) ....................................... $      (.05)     $       .76     $        .28     $      (.07)
Dividends declared per common share
   Annual dividend
      Class A ................................................ $      --        $       .21     $         --     $        --
      Class B ................................................ $      --        $       .21     $         --     $        --
   Quarterly dividend
      Class A ................................................ $       .06      $        --     $         --     $        --
      Class B ................................................ $       .06      $        --     $         --     $        --
Market price range of common stock
      Class A
        High ................................................. $     41.67      $     33.08     $      28.08     $     25.50
        Low .................................................. $     32.67      $     27.83     $      24.50     $     22.00
      Class B
        High ................................................. $     40.67      $     32.67     $      28.08     $     25.42
        Low .................................................. $     32.75      $     27.92     $      24.92     $     22.17


      Both classes of common stock are traded on the New York Stock Exchange under the symbols FCEA and FCEB. As of March 12, 1998, the number of registered holders of Class A and Class B common stock were 842 and 659, respectively.

(1) Excludes the extraordinary gain, net of tax of $19,356,000 ($1.34 per share) and $2,900,000 ($.22 per share) in fiscal 1997 and 1996, respectively. These items are explained in Note P in the Notes to Consolidated Financial Statements.

(2) The sum of 1997 quarterly earnings per share does not equal annual earnings per share due to the weighting of stock and option activity during the year.

(3) Future dividends will depend upon such factors as earnings, capital requirements and financial condition of the Company. Retained earnings of $9,101,000 was available for payment of dividends as of January 31, 1998, under the restrictions contained in the term loan and revolving credit agreement with a group of banks.

(4) Third quarter 1996 data has been restated to reflect the reclassification of $3,297,000, before taxes, from provision for decline in real estate to extraordinary gain. This reclassification represents a $.15 reduction in net earnings (loss) before extraordinary gain per common share, but has no effect on net earnings of the Company.


                 Forest City Enterprises, Inc. and Subsidiaries



GENERAL

      The Company owns, develops, acquires and manages commercial and residential real estate properties in 21 states and the District of Columbia. The Company owns a portfolio that is diversified both geographically and by property types and operates through four principal business groups: Commercial Group, Residential Group, Land Group and Lumber Trading Group.

      The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "Results of Operations - EBDT."

      EBDT for 1997 grew by 18.3% (or 7.6% per share) to $106,910,000, or $7.38 per share of common stock assuming dilution, from $90,404,000, or $6.86 per share of common stock assuming dilution, in 1996. EBDT grew by $7,167,000 in the Residential Group primarily as a result of a litigation settlement reported by the Residential Group related to Toscana, a 563-unit apartment complex in Irvine, California (see "Results of Operations-Other Transactions - Sale of Toscana") and $7,741,000 in the Commercial Group primarily from openings of new properties. In addition, EBDT increased in Corporate Activities from a reduction in current taxes which was attributable primarily to higher tax benefits in the current year relating to higher pre-tax losses and a refund of alternative minimum tax for 1996 received in 1997. EBDT grew by 10.2% (or 12.8% per share) in 1996 from $82,021,000, or $6.08 per share of common stock assuming dilution, in 1995. This increase in EBDT was primarily the result of the addition of new retail properties, improved operating results from the Company's existing portfolio, acquisition of apartment projects, sales of land by the Commercial and Land Groups, strong lumber trading activity and lower interest rates.

RESULTS OF OPERATIONS

      The Company reports its results of operations by each of its four principal business groups as it believes it provides the most meaningful understanding of the Company's financial performance.

      The major components of EBDT are Revenues, Operating Expenses and Interest Expense, each of which is discussed below. Net Operating Income ("NOI") is defined as Revenues less Operating Expenses. See the information in the table "Earnings before Depreciation, Amortization and Deferred Taxes" at the end of this Management's Discussion and Analysis of Financial Condition and Results of Operations.

      NET OPERATING INCOME FROM REAL ESTATE OPERATIONS - NOI from the combined Commercial Group and Residential Group for 1997 was $234,730,000 compared to $201,737,000 in 1996, a 16.4% increase. NOI for 1997 included $15,000,000 of non-recurring Toscana litigation settlement proceeds. Adjusting for this item, NOI would have increased by 8.9%. Comparable NOI (NOI for properties in operation throughout both periods) increased 4.6% from 1996 to 1997 and 2.5% from 1995 to 1996. Including the expected NOI for the twelve months after stabilization for the 11 properties that were opened, expanded or acquired in 1997 and the additional NOI from the purchase of additional ownership interests in two properties during 1997, NOI would be approximately $245,000,000 for 1997.

COMMERCIAL GROUP

   REVENUES - Revenues for the Commercial Group increased $15,355,000, or
4.9%, to $330,117,000 in 1997 from $314,762,000 in 1996. This increase is primarily the result of 1997 property openings including Nine MetroTech in Brooklyn, New York ($1,495,000), Atlantic Center in Brooklyn, New York ($6,856,000), Bruckner Boulevard in the Bronx, New York ($1,422,000), Gun Hill Road in the Bronx, New York ($749,000), Northern Boulevard in Queens, New York ($282,000) and Grand Avenue in Queens, New York ($156,000). Properties which opened in 1996 had a full year of operations in 1997 and generated additional revenues include: Showcase in Las Vegas, Nevada ($1,623,000), Galleria at Sunset in Henderson, Nevada ($901,000) and Marketplace at Riverpark in Fresno, California ($690,000). In addition, the Ritz-Carlton hotel in Cleveland, Ohio realized increased revenues in 1997 over the prior year of $1,897,000 and comparable office building revenues increased by approximately $6,300,000. These increases were partially offset by 1996 land sales which did not recur ($2,989,000), reduction in revenues from Beachwood Place in Cleveland, Ohio which was sold in 1996 ($1,389,000) (see "-Other Transactions - Gain (Loss) on Disposition of Properties") and the closing of the Handy Andy stores that were the Company's tenants ($3,034,000).

      In 1996, Commercial Group revenues increased by $15,850,000, or 5.3%, from $298,912,000 in 1995. This increase was primarily the result of the opening of the Galleria at Sunset ($5,578,000), improved performance from existing properties ($6,412,000) and the benefit of a full year of operating results from properties that opened in 1995 ($5,403,000). These increases were offset by a reduction in revenues due to the dispositions of Beachwood Place ($786,000) and Victor Village located in Victorville, California ($438,000) and the loss of revenue from ten leases rejected by Handy Andy which went bankrupt in 1996 ($1,109,000).

      OPERATING AND INTEREST EXPENSES - During 1997, operating expenses for the Commercial Group decreased $1,359,000, or 0.8%, to $167,107,000 from $168,466,000 in 1996. The decrease in operating expenses was attributable primarily to costs associated with the sale of land in 1996 ($5,066,000) which did not recur in 1997, partially offset by the opening of new retail properties ($3,638,000) and costs associated with increased hotel occupancy ($1,379,000). At January 31, 1998, the Commercial Group's property level expenses for properties opened since 1994 had increased at a compounded annual rate of only 0.7%. Interest expense increased $5,528,000 in 1997, or 6.8%, to $87,035,000 from $81,507,000 in 1996. The increase in interest expense was attributable to the financing of new properties.

                Forest City Enterprises, Inc. and Subsidiaries


      In 1996, operating and interest expenses for the Commercial Group increased $22,126,000 and $1,951,000 (15.1% and 2.5%), respectively, over 1995 from $146,340,000 and $79,556,000, respectively. The increase in operating expenses was primarily attributable to the decrease in EBDT ($6,565,000) resulting from an unusually low cost basis in land sold in 1995 (on comparable sales revenues), increased development expenses ($5,726,000) and the opening of new properties ($5,089,000). The increase in interest expense was attributable to the financing of new properties.

      NET OPERATING INCOME - Commercial Group NOI for 1997 was $163,010,000, compared to $146,296,000 in 1996, a 11.4% increase. NOI increased 4.1% from 1996 to 1997 for Commercial Group properties in operation throughout both years and 0.9% from 1995 to 1996. Including the expected NOI for the twelve months after stabilization for the four Commercial Group properties that were opened or acquired in 1997 and the additional NOI from the purchase of additional ownership interests in two properties during 1997, NOI would be approximately $185,000,000 for 1997.

RESIDENTIAL GROUP

      REVENUES - Revenues for the Residential Group increased by $18,375,000, or 15.7% in 1997 to $135,253,000 from $116,878,000 in 1996. This increase reflects proceeds from the Toscana litigation settlement ($15,000,000 - see "- Other Transactions - Sale of Toscana"), development fees from The Knolls, a 260-unit apartment community in Orange, California ($1,145,000), the acquisitions in 1997 of Museum Towers, a 286-unit high rise apartment building in Philadelphia, Pennsylvania ($2,477,000), Colony Woods, a 396 unit garden apartment complex in Bellevue, Washington ($1,186,000) and Whitehall Terrace, a 188-unit apartment building in Kent, Ohio ($309,000), and a full year of operations for Emerald Palms, a 419-unit apartment complex in Miami, Florida which was acquired in 1996 ($1,041,000). Revenues increased $1,039,000 from the opening of 294 additional units at three existing apartment developments in Cleveland, Ohio. In addition, revenues for comparable properties improved over last year ($3,906,000), offset by the loss of revenue due to the sale of Toscana ($7,206,000). Average occupancy in 1997 remained at 96%, consistent with the 1996 level.

      Revenues for the Residential Group increased by $10,775,000, or 10.2%, in 1996 from $106,103,000 in 1995. This increase reflected a full year of performance from the 1995 acquisitions of Laurels, a 520-unit apartment complex in Justice, Illinois ($2,701,000) and Vineyards, a 336-unit apartment community in Cleveland, Ohio ($1,887,000). Revenues in 1996 were also favorably impacted by the addition of 336 units at four existing developments in Cleveland, Ohio ($874,000) and the 1996 acquisition of Emerald Palms ($2,563,000). These revenue increases were partially offset by the disposition of Vineyard Village, a 152-unit apartment building in Ontario, California.

      OPERATING AND INTEREST EXPENSES - Operating expenses for the Residential Group increased by $2,096,000, or 3.4%, to $63,533,000 in 1997 from $61,437,000 in 1996. Interest expense decreased by $4,063,000, or 12.3 %, to $28,884,000 in 1997 from $32,947,000 in 1996. The increase in operating expenses is attributable primarily to the 1997 acquisitions of Museum Towers ($1,049,000), Colony Woods ($652,000) and Whitehall Terrace ($127,000), a full year of operations for Emerald Palms ($556,000) which was acquired in 1996, the addition of 294 units at three existing apartment projects in Cleveland, Ohio ($389,000) and normal inflationary growth on the portfolio (approximately $1,300,000), partially offset by a decrease in operating expenses due to the sale of Toscana ($2,899,000). During the fiscal years ended January 31, 1995 through January 31, 1998, comparable operating expenses for the Residential Group increased at a compounded annual rate of 2.6%. The decrease in interest expenses is primarily the result of the sale of Toscana ($4,097,000).

      Operating and interest expenses for the Residential Group increased in 1996 by $7,438,000 and $2,430,000 (or 13.8% and 8.0%), respectively, from
$53,999,000 and $30,517,000, respectively, in 1995. The majority of the increase in operating and interest expense reflected the expenses and debt service associated with the addition of Laurels, Vineyards and the 336 new units added at existing properties discussed above.

      NET OPERATING INCOME - Residential Group NOI for 1997 was $71,720,000, compared to $55,441,000 in 1996, a 29.4% increase. Excluding $15,000,000 of litigation settlement proceeds which is included in NOI for 1997, NOI increased 2.3% from 1996. NOI increased 5.9% from 1996 to 1997 for Residential Group properties in operation throughout both years, and 6.7% from 1995 to 1996. Including the expected NOI for the twelve months after stabilization for the seven Residential Group properties that were opened, expanded or acquired in 1997, NOI would be approximately $60,000,000 for 1997.

LAND GROUP

      REVENUES - Revenues for the Land Group decreased by $9,274,000, or 17.2%, to $44,614,000 in 1997 from $53,888,000 in 1996. This decrease was attributable primarily to 1996 land sale activity at Silver Lakes in Fort Lauderdale, Florida and a significant sale of land located in Miami, Florida in the third quarter of 1996, both of which did not recur in 1997. Sales of land and related earnings vary from period to period, depending on management's decisions regarding the disposition of significant land holdings.

      Revenues for the Land Group increased by $10,999,000, or 25.6%, in 1996 from $42,889,000 in 1995. This increase reflected income from the sale of a parcel of land in Miami, Florida ($9,029,000) and increased sales at the Silver Lakes development in Fort Lauderdale, Florida ($2,343,000).

      OPERATING AND INTEREST EXPENSES - Operating expenses and interest expense decreased by $7,213,000 and $1,238,000 (or 17.6% and 18.2%), respectively, in
1997 to $33,855,000 and $5,575,000, respectively, from $41,068,000 and
$6,813,000, respectively, in 1996. Operating expenses increased by $9,966,000 and interest expense decreased by $1,151,000 (or 32.0% and 14.5%), respectively, in 1996 from $31,102,000 and $7,964,000, respectively, in 1995. The fluctuation in operating expenses primarily reflects the change in land sales volume between years. The decrease in interest expense was due primarily to the reduction in interest-bearing debt.

                Forest City Enterprises, Inc. and Subsidiaries



LUMBER TRADING GROUP

      REVENUES - Revenues for the Lumber Trading Group decreased by $2,322,000, or 1.9%, to $122,169,000 in 1997 from $124,491,000 in 1996. The decrease was due primarily to a reduced level of trading activity in 1997 compared to 1996 ($5,219,000), partially offset by an increase in volume at Forest City/Babin, a wholesaler of major appliances, cabinets and hardware to housing contractors ($2,420,000).

      Revenues for the Lumber Trading Group increased by $43,398,000, or 53.5%, from $81,093,000 in 1995. Of this increase, $26,708,000 reflected the consolidation of the revenues of Forest City/Babin for the first time. At the end of 1995, the Company acquired the remaining 50% interest in Forest City/Babin and began consolidating this wholly-owned subsidiary. The Company previously accounted for its 50% interest in Forest City/Babin under the equity method. The remaining increase was primarily due to an increase in Lumber Trading Group's margins as a result of increased housing starts.

      OPERATING AND INTEREST EXPENSES - Operating expenses for the Lumber Trading Group decreased in 1997 by $2,686,000, or 2.4%, to $107,673,000 from $110,359,000 in 1996. This decrease reflected the fluctuation in variable expenses due to decreased trading sales volume. Interest expense for 1997 increased by $88,000, or 1.7%, to $5,254,000 from $5,166,000 in 1996.

      Operating and interest expenses for the Lumber Trading Group increased in 1996 by $40,170,000 and $88,000 (or 57.2% and 1.7%), respectively, from
$70,189,000 and $5,078,000, respectively, in 1995. A significant portion of this increase ($25,844,000 and $572,000 in operating expenses and interest expenses, respectively) was the result of the Forest City/Babin acquisition described above. The remaining $14,326,000 increase in operating expenses reflected the increase in variable expenses due to increased trading sales volume. The remaining $484,000 decrease in interest expense was the result of reduced inventory and a reduced rate of interest on Lumber Trading Group's lines of credit.

CORPORATE ACTIVITIES

      REVENUES - Revenues for the Corporate Activities increased $86,000, or 20.0%, in 1997 to $516,000 from $430,000 in 1996. Revenues of the Corporate Activities decreased $6,000, or 1.4% in 1996 from $436,000 in 1995. Corporate Activities revenues consists primarily of interest income on investments made by the Company and vary from year to year depending on interest rates and the amount invested.

      OPERATING AND INTEREST EXPENSES - Operating expenses for Corporate Activities increased $1,755,000, or 20.1%, in 1997 to $10,478,000 from
$8,723,000 for 1996. Corporate Activities operating expenses increased $2,375,000, or 37.4%, in 1996 from $6,348,000 in 1995. These increases represent general corporate expenses. Interest expense increased $2,643,000, or 38.1% in 1997 to $9,574,000 from $6,931,000 in 1996. Interest expense increased $45,000, or .7%, in 1996 from $6,886,000 in 1995. Corporate Activities interest expense consists primarily of interest expense on the term loan and revolving credit facility that has not been allocated to a principal business group. Beginning in 1997, capitalized interest on development projects, which was previously reported as Corporate Activities, is reported by the principal business group developing the project. Prior years' interest expense for Corporate Activities, Commercial Group and Residential Group have been restated to reflect this presentation.


OTHER TRANSACTIONS

      PROVISION FOR DECLINE IN REAL ESTATE -The Company's provision for decline in real estate totaled $-0-, $12,263,000 and $9,581,000 in 1997, 1996 and 1995,
respectively. In 1996, the Company entered into a joint venture agreement with MGM to develop a casino/retail project which substantially changed the scope of the Company's original development of the project. The 1996 provision for decline in real estate includes $5,104,000 of development costs incurred by the Company which management determined to write-off as a result of the change in the scope of the project. In addition, the Company recorded a provision for decline in real estate relating to the land acquired for Enclave, a 637-unit apartment complex in San Jose, California, resulting from an adjustment of $5,583,000 to write down the land to its fair market value. The 1995 provision for decline in real estate primarily reflected the write-off of development costs of $7,242,000 associated with future phases of Toscana (see"-Sale of Toscana") based on management's determination that the Company would not pursue future development at this location. Also in 1995, the provision included an adjustment of $1,404,000 relating to the write-down of parcels of land to fair market value which were originally acquired for Enclave and deeded back to the original land owner.

      GAIN (LOSS) ON DISPOSITION OF PROPERTIES - Gain (loss) on disposition of properties totaled a loss of $38,638,000, a gain of $17,574,000 and a loss of $754,000 in 1997, 1996 and 1995, respectively. During 1997, the Company sold its interest in Woodridge, a land development project in suburban Chicago, Illinois and recorded a loss on disposition of $3,133,000 ($1,892,000 after tax) and recorded a loss on disposition of Toscana of $35,505,000 ($21,464,000 after tax, see"-Sale of Toscana"). The 1996 gain primarily reflects the disposition of the Company's 18.63% interest in Beachwood Place, a regional shopping center in Cleveland, Ohio of $17,788,000 ($9,715,000 after tax). The 1995 loss was primarily the result of the disposition of Vineyard Village, a California apartment building.

      EXTRAORDINARY GAIN - Extraordinary gain, net of tax, totaled $19,356,000, $2,900,000 and $1,847,000 in 1997, 1996 and 1995, respectively, representing extinguishment of nonrecourse debt and related accrued interest. In 1997, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Toscana ($18,081,000 or $16,884,000 after tax, see "- Sale of Toscana"); Halle Office Building in Cleveland, Ohio ($3,569,000 or $2,156,000 after tax); and San Vicente, an office building in Brentwood, California ($524,000 or $316,000 after tax). In 1996, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Enclave, a 637-unit apartment complex in San Jose, California related to the parcels deeded back to the original land owner ($3,297,000 or $1,993,000 after tax, see "-Provision for Decline in Real Estate") and Clark Building,

                Forest City Enterprises, Inc. and Subsidiaries



an office building in Cambridge, Massachusetts ($1,500,000 or $907,000 after tax).

      SALE OF TOSCANA - During February 1997, the Company sold Toscana, a 563-unit apartment complex in Irvine, California, back to the original land owner and settled litigation related to the property. As a result, the Company recorded operating income of $9,146,000, after tax, a loss on disposition of property of $21,464,000, after tax, and an extraordinary gain of $16,884,000, after tax, related to the extinguishment of a portion of the property's nonrecourse mortgage debt. Proceeds from the litigation settlement resulted in EBDT of $6,991,000 for the year ended January 31, 1998. The net result of these transactions to the Company is after-tax income of $4,566,000.

      INCOME TAXES - Income tax expense totaled $2,202,000, $12,951,000 and $10,623,000, respectively, in 1997, 1996 and 1995. At January 31, 1998, the
Company had a tax net operating loss carryforward ("NOL") of $89,903,000 (generated primarily over time in the ordinary course of business from the significant impact of depreciation expense from real estate properties on the Company's net earnings) which will expire in the years ending January 31, 2005 through January 31, 2011 and general business credits carryovers of $3,205,000 which will expire in the years ending January 31, 2003 through January 31, 2011. The Company's policy is to utilize its NOL before it expires and will consider a variety of strategies to implement that policy. Federal, state and local income taxes paid (refunded) totaled $6,247,000, $830,000 and ($888,000) in 1997, 1996 and 1995, respectively. In 1997, the Company paid no regular Federal corporate income tax and paid $5,084,000 in Federal Alternative Minimum Tax.

      NET EARNINGS - In 1997, the Company's net earnings grew to $20,539,000, or $1.42 per share of common stock, from $12,071,000, or $.92 per share of common stock, in 1996. In 1995, net earnings were $8,786,000, or $.65 per share of common stock.

      EBDT - Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") is defined as net earnings from operations before depreciation, amortization and deferred taxes on income, and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary gain. The Company excludes depreciation and amortization expense from EBDT because they are non-cash items and the Company believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes are excluded because they are a non-cash item. Payment of income taxes has not been significant and is not expected to be significant in the foreseeable future. The provision for decline in real estate is excluded from EBDT because it is a non-cash item that varies from year to year based on factors unrelated to the Company's overall financial performance. The Company excludes gain (loss) on the disposition of properties from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of properties other than commercial outlots or land held by the Land Group as nonrecurring items. Extraordinary gains are generally the result of the restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results.

FINANCIAL CONDITION AND LIQUIDITY

      On March 16, 1998, the Company sold $200,000,000 of 8.50% Senior Notes due March 15, 2008 in a public offering. Proceeds from the sale of these notes were used to repay $114,000,000 outstanding under the FCRPC Credit Agreement (defined below) with the remainder to be used to finance projects currently under development and to pursue new real estate opportunities.

      On May 20, 1997, the Company sold 1,955,000 shares of its Class A common stock at $42 per share and realized net proceeds, after offering costs, of $76,076,000. The proceeds were used to repay the outstanding balance on the revolving credit facility ($71,000,000) and the remainder was allocated for working capital.

      On December 10, 1997, the Company replaced its $37,500,000 term loan due July 1, 2001 and its $80,000,000 revolving credit facility with a Forest City Rental Properties Corporation ("FCRPC") Credit Agreement. The FCRPC Credit Agreement with a group of nine banks provides for a $225,000,000 revolving credit facility maturing December 10, 2000, unless extended, and a quarterly reduction of $2,500,000 commencing April 1, 1998 and allows for up to $30,000,000 in outstanding letters of credit, which reduces the revolving credit available to the Company. As of January 31, 1998, the Company had $114,000,000 of recourse debt outstanding under the FCRPC Credit Agreement.

      The FCRPC Credit Agreement provides, among other things, for 1) interest rates of 1/4% over the prime rate or 2% over the London Interbank Offered Rate ("LIBOR"); 2) maintenance of two debt service coverage ratios and specified level of net worth and cash flow (as defined) and 3) restriction on dividend payments. The Company has purchased LIBOR interest rate caps for the debt under the FCRPC Credit Agreement in the amount of $25,000,000 at 6.5% for 1998 and $45,000,000 at 7.5% for 1999.

      The Company believes that its sources of liquidity and capital are adequate. The Company's principal sources of funds are cash provided by operations, the revolving credit facility and refinancings of existing properties. The Company's principal use of funds are the financing of new developments, capital expenditures and payments on nonrecourse mortgage debt on real estate.

      The Lumber Trading Group is financed separately from the rest of the Company's principal business groups, and the financing obligations of Lumber Trading Group are not recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "Lumber Trading Group Liquidity."

                Forest City Enterprises, Inc. and Subsidiaries


MORTGAGE REFINANCINGS

      During the year ended January 31, 1998, the Company completed approximately $614,000,000 in financings, including $433,000,000 in refinancings, $115,000,000 for new development projects and $66,000,000 in acquisition mortgages. The Company is pursuing the refinancing of its nonrecourse mortgage debt which matures within the next 12 months. In addition, the Company is attempting to extend the maturities and/or refinance the nonrecourse debt that is coming due in 1999 and 2000, generally pursuing long-term fixed rate debt to take advantage of recent low interest rate levels.

INTEREST RATE EXPOSURE

      At January 31, 1998, the composition of nonrecourse mortgage debt is as follows:

                                   Amount           Rate(1)
-------------------------------------------------------------------
                               (in thousands)

Fixed                           $  1,118,748         7.88%
Variable -
    Swapped(2)                       283,710         7.97%
    Unhedged                         388,969         7.94%
    Tax-Exempt                       151,051         4.76%
UDAG and other
  subsidized loans (fixed)            76,453         2.36%
                                ------------
                                $  2,018,931         7.46%
                                ============


(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) Interest rates swaps have an average term of 2.1 years as of January 31, 1998.

      With respect to taxable variable-rate debt, the Company generally attempts to obtain interest rate protection for such debt with a maturity in excess of one year. In addition, the Company has purchased 6.50%, 6.50% and 7.25% interest rate caps for its variable-rate debt portfolio in the amount of $293,675,000, $400,000,000 and $200,000,000, respectively, for the fiscal years ending January 31, 1999, 2000 and 2001, respectively. The Company generally does not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged only 3.80% and has never exceeded 7.90%.

      At January 31, 1998, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $3,900,000. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $1,500,000.

LUMBER TRADING GROUP LIQUIDITY

      The Lumber Trading Group is separately financed with two lines of credit and an accounts receivable sale program. These credit facilities are without recourse to the Company.

      The Lumber Trading Group's two lines of credit total a $47,000,000 commitment. These credit lines are secured by the assets of the Lumber Trading Group and are used by the Trading Group to finance its working capital needs. At January 31, 1998, the Lumber Trading Group had approximately $27,000,000 of available credit under these facilities.

      The Lumber Trading Group has sold an undivided ownership interest in a pool of accounts receivable of up to a maximum of $90,000,000 and uses this program to finance its working capital needs. At January 31, 1998, $49,000,000 had been sold under this accounts receivable program.

      The Company believes that the amounts available under these credit facilities, together with the accounts receivable sale program, will be sufficient to meet the Lumber Trading Group's liquidity needs.

CASH FLOWS

      Net cash provided by operating activities was $63,516,000 and $66,933,000 for the years ended January 31, 1998 and 1997, respectively. The decrease in net cash provided by operating activities in 1997 from 1996 is primarily the result of a $6,929,000 increase in land development expenditures and a $55,039,000 increase in operating expenditures, primarily due to the decrease in Lumber Trading Group accounts payable and accrued expenses. This decrease was partially offset by a $55,674,000 increase in collection of revenues received primarily due to the decrease in Lumber Trading Group accounts receivable and a $2,322,000 increase in proceeds from land sales.

      Net cash used in investing activities totaled $276,568,000 and $139,609,000 for the years ended January 31, 1998 and 1997, respectively. Capital expenditures, other than development and acquisition activities, totaled $39,421,000 (including both recurring and investment capital expenditures) in 1997 and were financed primarily with cash provided by operating activities. In 1997, net cash used in investing activities reflected the Company's use of $203,410,000 of funds for acquisition and development activities, which were financed with approximately $181,000,000 in new mortgage indebtedness and borrowings on the revolving credit facility. In addition, $33,737,000 was used for investments in and advances to affiliates, and includes investments in The Grand, a syndicated project in North Bethesda, Maryland ($12,931,000); Enclave, another syndicated project in San Jose, California ($3,441,000); advances on behalf of our partners in projects in Pittsburgh, Pennsylvania ($1,513,000) and advances on behalf of the Company's New York affiliate for equity contributions in development projects ($11,118,000).

      Net cash provided by financing activities totaled $226,604,000 and $74,833,000 in the year ended January 31, 1998 and 1997, respectively. Net proceeds from the sale of 1,955,000 shares of Class A common stock in May of 1997 were $76,076,000, which were initially used to repay the Company's revolving credit facility. The Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities In addition, net cash provided by financing activities in 1997 reflected net repayment of a $6,365,000 note payable relating to the purchase of the Company's additional 33-1/3% interest in the Pittsburgh Mall, the release of

                 Forest City Enterprises, Inc. and Subsidiaries



$3,600,000 in restricted cash related to the financing of Atlantic Center in Brooklyn, New York, payment of deferred financing costs of $12,142,000, purchase of 77,700 shares of treasury stock for $2,896,000 and payment of $3,490,000 of dividends.

SHELF REGISTRATION

      On December 3, 1997, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering on a delayed basis of up to $250,000,000 in debt or equity securities. This registration is in addition to the shelf registration filed March 4, 1997 of up to $250,000,000 in debt or equity securities. The Company sold approximately $82,000,000 through an equity offering on May 20, 1997 and $200,000,000 through a debt offering completed on March 16, 1998. The Company currently has available on shelf registration statements approximately $218,000,000 of debt, equity or any combination thereof.

STOCK SPLIT, DIVIDENDS, CAPITALIZATION AND TREASURY STOCK PURCHASE

      A three-for-two stock split of both the Company's Class A and Class B Common Stock was effective February 17, 1997 to shareholders of record at the close of business on February 3, 1997. The stock split was effected as a stock dividend.

      Quarterly cash dividends of $.06 per share (post-split) on shares of both Class A and Class B Common Stock were paid on March 17, June 16, September 15 and December 15, 1997. The first 1998 quarterly dividend of $.07 per share on shares of both Class A and Class B Common Stock was paid on March 16, 1998 to shareholders of record at the close of business on March 2, 1998. The second 1998 quarterly dividend of $.07 per share on shares of both Class A and Class B Common stock will be paid on June 15, 1998 to shareholders of record at the close of business on June 1, 1998.

      On June 10, 1997, the shareholders approved an amendment to the Company's Articles of Incorporation to increase the Company's capitalization to a) 48,000,000 shares of Class A Common Stock from 16,000,000 shares; b) 18,000,000 shares of Class B Common Stock from 6,000,000 shares; and c) 5,000,000 shares of preferred stock from 1,000,000 shares.

      On August 18, 1997, the Company purchased 77,700 shares of Class A common stock owned by Richard Miller, Aaron Miller and Gabrielle Miller, the children of Samuel H. Miller, the Company's Co-Chairman of the Board of Directors, and Ruth Miller, who died on November 26, 1996. The repurchase provided funds necessary to pay taxes on the estate of Ruth Miller. The shares were purchased at a price of $36.50 per share for an aggregate purchase price of $2,836,050 plus 8.0% interest from May 7, 1997 to August 18, 1997, less any dividends paid between those two dates, for a total of $2,896,000.

NEW ACCOUNTING STANDARDS

      In February 1997, FASB issued SFAS 128 "Earnings per Share," which is effective for fiscal years ending after December 15, 1997. This Statement simplifies the standards for computing earnings per share ("EPS") and makes them comparable to international EPS standards. The Company adopted the provisions of SFAS 128 in its 1997 Annual Report. The adoption of this statement does not have a material impact on EPS.

      In June 1997, FASB issued SFAS 131 "Disclosures about Segments of an Enterprise and Related Information," which is effective for periods beginning after December 15, 1997. This statement provides guidance on the determination of reporting segments and requires interim financial statement disclosure. The Company does not anticipate that significant changes to the segment information historically provided in its annual financial statements will occur as a result of the adoption of SFAS 131. Beginning with the Company's quarterly report on Form 10-Q for the quarter ending April 30, 1998, the Company will include interim segment information.

YEAR 2000

      Management has undertaken a program to prepare the Company's financial and operating computer systems and ancillary applications for the year 2000. All necessary software modifications are expected to occur in a timely manner at a cost which is not expected to be material.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

      This Annual Report, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management's current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the effect of economic and market conditions on a nation-wide basis as well as regionally in areas where the Company has a geographic concentration of properties; failure to consummate financing arrangements; development risks, including lack of satisfactory financing, construction and lease-up delays and cost overruns; the level and volatility of interest rates; financial stability of tenants within the retail industry, which may be impacted by competition and consumer spending; the rate of revenue increases versus expenses increases; the cyclical nature of the lumber wholesaling business; as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

                 Forest City Enterprises, Inc. and Subsidiaries



THREE YEAR SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND
DEFERRED TAXES
(in thousands)
                                                                   Commercial Group                   Residential Group
                                                     -----------------------------------    ----------------------------------
                                                         1997         1996         1995         1997         1996       1995
----------------------------------------------------------------------------------------    ----------------------------------
Revenues .........................................   $ 330,117    $ 314,762    $ 298,912    $ 135,253   $ 116,878    $ 106,103
Operating expenses, including depreciation
  and amortization for non-real estate Groups ....     167,107      168,466      146,340       63,533      61,437       53,999
Interest expense .................................      87,035       81,507       79,556       28,884      32,947       30,517
Income tax provision (benefit) ...................       2,202       (1,243)       9,465       10,851      (2,324)         717
                                                     -----------------------------------    ----------------------------------
                                                       256,344      248,730      235,361      103,268      92,060       85,233
                                                     -----------------------------------    ----------------------------------
Earnings before depreciation, amortization and
  deferred taxes (EBDT) ..........................   $  73,773    $  66,032    $  63,551    $  31,985   $  24,818    $  20,870
                                                     ===================================    ==================================

                                                                  Land Group                        Lumber Trading Group
                                                     -----------------------------------    ----------------------------------
                                                          1997       1996          1995        1997        1996         1995
----------------------------------------------------------------------------------------    ----------------------------------


Revenues .........................................   $  44,614    $  53,888     $  42,889   $ 122,169   $ 124,491    $  81,093
Operating expenses, including depreciation
  and amortization for non-real estate Groups ....      33,855       41,068        31,102     107,673     110,359       70,189
Interest expense .................................       5,575        6,813         7,964       5,254       5,166        5,078
Income tax provision (benefit) ...................       1,858        2,078          (358)      4,043       3,913        2,823
                                                     ------------------------------------   ----------------------------------
                                                        41,288       49,959        38,708     116,970     119,438       78,090
                                                     ------------------------------------   ----------------------------------
Earnings before  depreciation, amortization and
  deferred taxes (EBDT) ..........................   $   3,326    $   3,929     $   4,181   $   5,199   $   5,053    $   3,003
                                                     ====================================   ==================================

                                                                Corporate Activities                       Total
                                                     ------------------------------------    ----------------------------------
                                                        1997         1996          1995         1997        1996         1995
-----------------------------------------------------------------------------------------    ----------------------------------
Revenues .........................................   $     516    $     430     $     436    $ 632,669   $ 610,449    $ 529,433
Operating expenses, including depreciation
  and amortization for non-real estate Groups ....      10,478        8,723         6,348      382,646     390,053      307,978
Interest expense .................................       9,574        6,931         6,886      136,322     133,364      130,001
Income tax provision (benefit) ...................     (12,163)      (5,796)       (3,214)       6,791      (3,372)       9,433
                                                     ------------------------------------    ----------------------------------
                                                         7,889        9,858        10,020      525,759     520,045      447,412
                                                     ------------------------------------    ----------------------------------

Earnings before  depreciation, amortization and
  deferred taxes (EBDT) ..........................   $  (7,373)   $  (9,428)    $  (9,584)   $ 106,910   $  90,404    $  82,021
                                                     ==========================================================================

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT) .......                 $ 106,910   $  90,404    $  82,021
Depreciation and amortization - real estate Groups .........................                   (71,678)    (70,221)     (63,557)
Deferred taxes - real estate Groups ........................................                   (10,693)    (13,197)      (4,974)
Provision for decline in real estate, net of tax ...........................                        --      (7,413)      (6,073)
Gain (loss) on disposition of properties, net of tax .......................                   (23,356)      9,598         (478)
Extraordinary gain, net of tax .............................................                    19,356       2,900        1,847
                                                                                             ----------------------------------

Net earnings ...............................................................                 $  20,539   $  12,071    $   8,786
                                                                                             ==================================
