Form 10-K, Exhibit 13
period 1999-01-31
FOREST CITY ENTERPRISES INC
filed 1999-04-27
CIK 38067


                                        Forest City Enterprises, Inc. and Subsidiaries
                                               Selected Financial Data

                                                                       For the Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------
                                                         1999         1998          1997          1996         1995
-----------------------------------------------------------------------------------------------------------------------
                                                                    (in thousands, except per share data)
Operating Results:
Revenues                                            $    696,649  $    632,669 $     610,449 $    529,433 $     522,608
                                                    ===================================================================

Operating earnings, net of tax (1)                  $     19,963  $     24,539 $       6,986 $     13,490 $       6,774
Provision for decline in real estate, net of tax               -             -        (7,413)      (6,073)       (4,986)
Gain (loss) on disposition of properties, net of tax      18,444       (23,356)        9,598         (478)      (20,321)
                                                    -------------------------------------------------------------------
Net earnings (loss) before extraordinary gain             38,407         1,183         9,171        6,939       (18,533)
Extraordinary gain, net of tax                            16,343        19,356         2,900        1,847        60,449
                                                    -------------------------------------------------------------------

Net earnings                                        $     54,750  $     20,539 $      12,071 $      8,786 $      41,916
                                                    ===================================================================

Diluted Earnings per Common Share
    Net earnings (loss) before extraordinary gain   $       1.27  $       0.04 $        0.35 $       0.26 $       (0.68)
    Extraordinary gain, net of tax                          0.54          0.67          0.11         0.07          2.24
                                                    -------------------------------------------------------------------


    Net earnings                                    $       1.81  $       0.71 $        0.46 $       0.33 $        1.56
                                                    ===================================================================

Cash dividends declared-Class A and Class B         $      0.155  $      0.125 $       0.137 $      0.083 $       0.067
                                                    ===================================================================

                                                                                 January 31,
-----------------------------------------------------------------------------------------------------------------------
                                                         1999         1998          1997         1996          1995
-----------------------------------------------------------------------------------------------------------------------
                                                                               (in thousands)
Financial Position:
Consolidated assets                                 $  3,437,110  $  2,963,353 $   2,760,673 $  2,642,756 $   2,584,734
Real estate portfolio, at cost                      $  3,087,498  $  2,704,560 $   2,520,179 $  2,425,083 $   2,322,136
Long-term debt, primarily nonrecourse mortgages     $  2,478,872  $  2,132,931 $   1,991,428 $  1,940,059 $   1,878,270

-----------------------------------------------------------------------------------------------------------------------
Forest City Rental Properties Corporation - Real Estate Activity (2)
Total real estate - end of year
    Completed rental properties, before depreciation$  2,605,048  $  2,390,969 $   2,227,859 $  2,085,284 $   1,995,629
    Projects under development                           412,072       251,416       215,960      246,240       230,802
                                                    -------------------------------------------------------------------
                                                       3,017,120     2,642,385     2,443,819    2,331,524     2,226,431
    Accumulated depreciation                            (477,253)     (436,377)     (387,733)    (338,216)     (293,465)
                                                    -------------------------------------------------------------------
      Rental properties, net of depreciation        $  2,539,867  $  2,206,008 $   2,056,086 $  1,993,308 $   1,932,966
                                                    ===================================================================
Real Estate Activity during the year
    Completed rental properties
      Capital additions                             $    127,065  $    166,740 $     160,690 $     89,028 $      77,265
      Acquisitions                                       156,879        90,438        22,264       28,587        32,811
      Dispositions                                       (69,865)(3)   (94,068)(4)   (40,379)     (27,960)     (215,975)(5)
                                                    -------------------------------------------------------------------
                                                         214,079       163,110       142,575       89,655      (105,899)
                                                    -------------------------------------------------------------------
    Projects under development
      New development                                    243,106       154,746        98,403       58,798        49,585
      Transferred to completed rental properties         (82,450)     (119,290)     (128,683)     (43,360)      (32,894)
                                                    -------------------------------------------------------------------
                                                         160,656        35,456       (30,280)      15,438        16,691
                                                    -------------------------------------------------------------------
Increase (decrease) in rental properties, at cost   $    374,735  $    198,566 $     112,295 $    105,093  $    (89,208)
                                                    ===================================================================

(1) Excludes the provision for decline in real estate and gain (loss) on disposition of properties, net of tax.
(2) The table includes only the real estate activity for Forest City Rental Properties Corporation.
(3) Primarily reflects the dispositions via tax-free exchanges of Summit Park Mall, Trolley Plaza and San Vicente office building. Summit Park contains 695,000 square feet located in Wheatfield, New York. Trolley Plaza is a 351-unit apartment complex in Detroit, Michigan. San Vicente contains 469,000 square feet in Los Angeles, California.
(4) Reflects the sale of Toscana, a residential complex containing 563 units in Irvine, California
(5) Reflects the sale of Park LaBrea Towers, a residential complex containing 2,825 units in Los Angeles, California.


Management's Report

     The management of Forest City Enterprises, Inc. is responsible for the accompanying consolidated financial statements. These statements have been prepared by the Company in accordance with generally accepted accounting principles and include amounts based on judgments of management. The financial information contained elsewhere in this annual report conforms with that in the consolidated financial statements.
     The Company maintains a system of internal accounting control which provides reasonable assurance in all material respects that the assets are safeguarded and transactions are executed in accordance with management's authorization and accurately recorded in the Company's books and records. The concept of reasonable assurance recognizes that limitations exist in any system of internal accounting control based upon the premise that the cost of such controls should not exceed the benefits derived.
     The Audit Committee, composed of four members of the Board of Directors who are not employees of the Company, meets regularly with representatives of management, the independent accountants and the Company's internal auditors to monitor the functioning of the accounting and control systems and to review the results of the auditing activities. The Audit Committee recommends the appointment of the independent accountants for approval by the shareholders. The Committee reviews the scope of the audit and the fee arrangements. The independent accountants conduct an objective, independent examination of the consolidated financial statements.
     The Audit Committee reviews results of the audit effort with the independent accountants. The Audit Committee also meets with the independent accountants and the internal auditors without management present to ensure that they have open access to the Audit Committee.


Report of Independent Accountants

To the Shareholders and Board of Directors
Forest City Enterprises, Inc.

     In our  opinion,  the  accompanying  consolidated  balance  sheets  and the related consolidated statements of earnings and shareholders' equity and cash flows present fairly, in all material respects, the financial position of Forest City Enterprises, Inc. and its Subsidiaries (the "Company") at January 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                          /S/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 10, 1999

                                        Forest City Enterprises, Inc. and Subsidiaries
                                               Consolidated Balance Sheets

                                                                                                January 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                            1999              1998
------------------------------------------------------------------------------------------------------------------------------
                                                                                (dollars in thousands, except per share data)
Assets
Real Estate
   Completed rental properties                                                        $    2,625,589     $   2,407,045
   Projects under development                                                                412,072           251,416
   Land held for development or sale                                                          49,837            46,099
                                                                                      ----------------------------------------
                                                                                           3,087,498         2,704,560
   Less accumulated depreciation                                                            (491,293)         (448,634)
                                                                                      ----------------------------------------
      Total Real Estate                                                                    2,596,205         2,255,926

Cash and equivalents                                                                          78,629            54,854
Notes and accounts receivable, net                                                           229,714           191,719
Inventories                                                                                   47,299            58,696
Investments in and advances to affiliates                                                    301,735           202,409
Other assets                                                                                 183,528           199,749
                                                                                       ---------------------------------------
                                                                                       $   3,437,110    $    2,963,353
                                                                                       =======================================



Liabilities and Shareholders' Equity
Liabilities
Mortgage debt, nonrecourse                                                            $    2,173,872     $   2,018,931
Accounts payable and accrued expenses                                                        398,499           361,398
Notes payable                                                                                 43,929            34,819
Long-term debt                                                                               105,000           114,000
8.5% Senior notes                                                                            200,000                 -
Deferred income taxes                                                                        150,150           117,723
Deferred profit                                                                               33,552            34,537
                                                                                      ----------------------------------------
      Total Liabilities                                                                    3,105,002         2,681,408
                                                                                      ----------------------------------------
Shareholders' Equity
Preferred stock - convertible, without par value
   5,000,000 shares authorized; no shares issued                                                  -                 -
Common stock - $.33 1/3 par value
   Class A, 96,000,000 and 48,000,000 shares authorized; 19,904,556 and 19,813,372
      shares issued, 19,281,606 and 19,186,072 outstanding, respectively                       6,636             6,606
   Class B, convertible, 36,000,000 and 18,000,000 shares authorized; 10,979,396 and
      11,070,580 shares issued, 10,701,296 and 10,792,480 outstanding, respectively            3,661             3,691
                                                                                       ---------------------------------------
                                                                                              10,297            10,297
Additional paid-in capital                                                                   114,270           114,270
Retained earnings                                                                            218,967           168,864
                                                                                       ---------------------------------------
                                                                                             343,534           293,431
Less treasury stock, at cost; 1999: 622,950 Class A and 278,100 Class B shares,
   1998: 627,300 Class A and 278,100 Class B shares                                          (11,426)          (11,486)
                                                                                       ---------------------------------------
      Total Shareholders' Equity                                                             332,108           281,945
                                                                                       ---------------------------------------
                                                                                       $   3,437,110    $    2,963,353
                                                                                       =======================================



The accompanying notes are an integral part of these consolidated financial statements.


                                        Forest City Enterprises, Inc. and Subsidiaries
                                               Consolidated Statements of Earnings


                                                                                For the Years Ended January 31,
----------------------------------------------------------------------------------------------------------------------
                                                                             1999             1998              1997
----------------------------------------------------------------------------------------------------------------------
                                                                             (in thousands, except per share data)

Revenues                                                                 $   696,649       $ 632,669        $  610,449
                                                                         ---------------------------------------------

Operating expenses                                                           424,097         379,531           386,970
Interest expense                                                             149,960         136,322           133,364
Provision for decline in real estate                                               -               -            12,263
Depreciation and amortization                                                 87,068          74,793            73,304
                                                                          --------------------------------------------
                                                                             661,125         590,646           605,901

Gain (loss) on disposition of properties                                      30,557         (38,638)           17,574
                                                                          --------------------------------------------

Earnings before income taxes                                                  66,081           3,385            22,122
                                                                          --------------------------------------------

Income tax expense (benefit)
  Current                                                                        (86)         (1,478)            1,935
  Deferred                                                                    27,760           3,680            11,016
                                                                          --------------------------------------------
                                                                              27,674           2,202            12,951
                                                                          --------------------------------------------

Net earnings before extraordinary gain                                        38,407           1,183             9,171
Extraordinary gain, net of tax                                                16,343          19,356             2,900
                                                                          --------------------------------------------

Net earnings                                                              $   54,750       $  20,539       $    12,071
                                                                          ============================================

Basic earnings per common share
  Net earnings before extraordinary gain                                  $     1.28       $     .04      $        .35
  Extraordinary gain, net of tax                                                 .55             .67               .11
                                                                          --------------------------------------------

Net earnings                                                              $     1.83       $     .71       $       .46
                                                                          ============================================

Diluted earnings per common share
  Net earnings before extraordinary gain                                  $     1.27       $     .04       $       .35
  Extraordinary gain, net of tax                                                 .54             .67               .11
                                                                          --------------------------------------------

Net earnings                                                              $     1.81       $     .71       $       .46
                                                                          =============================================








The accompanying notes are an integral part of these consolidated financial statements.

                                        Forest City Enterprises, Inc. and Subsidiaries
                                        Consolidated Statements of Shareholders Equity


                                         Common Stock
                               ----------------------------------
                                  Class A            Class B        Additional                 Treasury Stock
                               ----------------------------------     Paid-In     Retained     ---------------
                               Shares   Amount    Shares   Amount     Capital     Earnings     Shares   Amount     Total
--------------------------------------------------------------------------------------------------------------------------
                                                    (in thousands, except per share data)

Balances at January 31, 1996,
   as previously reported       7,907   $2,635     5,580   $1,859     $44,014     $143,590       116   $(2,509)   $189,589
 Two-for-one stock split
  effective July 16, 1998
  applied retroactively, plus
  rounding adjustments          7,906    2,639     5,581    1,862      (4,500)                   115        (1)
                               -------------------------------------------------------------------------------------------

Balances at January 31, 1996,
 as restated                   15,813    5,274    11,161    3,721      39,514      143,590       231    (2,510)    189,589
 Net earnings                                                                       12,071                          12,071
 Dividends:
  Annual 1996 -$.107 per share                                                      (2,797)                         (2,797)
  Quarterly 1997-$.03 per share
   (one quarter)                                                                      (787)                           (787)
 Conversion of Class B
  shares to Class A shares         50       16       (50)    (16)                                                       -
 Purchase of treasury stock                                                                      518    (6,080)     (6,080)
 Cash in lieu of fractional shares
  from three-for-two stock split                                         (18)                                          (18)
                               --------------------------------------------------------------------------------------------

Balances at January 31, 1997,
 as restated                   15,863    5,290    11,111   3,705      39,496       152,077       749    (8,590)    191,978
 Net earnings                                                                       20,539                          20,539
 Dividends:
   $.03 per share (three quarters)                                                  (2,703)                         (2,703)
   $.035 per share (one quarter)                                                    (1,049)                         (1,049)
 Issuance of Class A common shares
  in public offering            3,910    1,302                        74,774                                        76,076
 Conversion of Class B
  shares to Class A shares         40       14      (40)     (14)                                                       -
 Purchase of treasury stock                                                                      156    (2,896)     (2,896)
                               --------------------------------------------------------------------------------------------

Balances at January 31, 1998,
 as restated                   19,813    6,606   11,071    3,691     114,270       168,864       905   (11,486)    281,945
 Net earnings                                                                       54,750                          54,750
 Dividends:
   $.035 per share (one quarter)                                                    (1,049)                         (1,049)
   $.04 per share (three quarters)                                                  (3,598)                         (3,598)
 Conversion of Class B shares
  to Class A shares                92      30      (92)      (30)                                                       -
 Sale of treasury stock                                                                           (4)       60          60
                               --------------------------------------------------------------------------------------------
Balances at January 31, 1999   19,905  $6,636   10,979    $3,661    $114,270      $218,967        901 $(11,426)   $332,108
                               ============================================================================================

The accompanying notes are an integral part of these consolidated financial statements.



                                         Forest City Enterprises, Inc. and Subsidiaries
                                               Consolidated Statements of Cash Flows



                                                                 For the Years Ended January 31,
---------------------------------------------------------------------------------------------------
                                                                 1999          1998          1997
---------------------------------------------------------------------------------------------------
                                                                          (in thousands)
Reconciliation of Net Earnings to Cash Provided by Operating Activities

Net Earnings                                                  $ 54,750      $ 20,539      $ 12,071
  Depreciation                                                  61,908        56,923        52,979
  Amortization                                                  25,160        17,870        20,325
  Deferred income taxes                                         32,427         2,071        10,377
  (Gain) loss on disposition of properties                     (30,557)       38,638       (17,574)
  Provision for decline in real estate                               -             -        12,263
  Extraordinary gain                                           (27,036)      (22,174)       (4,797)
  (Increase) decrease in land held for development or sale      (6,571)          396         8,980
  (Increase) decrease in notes and accounts receivable         (38,560)       10,019       (40,579)
  Decrease (increase) in inventories                            11,397        (9,927)       (7,583)
  Increase in other assets                                     (13,794)      (27,168)      (20,918)
  Increase (decrease) in accounts payable and accrued expenses  25,353       (12,704)       24,696
  Decrease in deferred profit                                     (985)       (1,218)       (1,962)
                                                              -------------------------------------
          Net cash provided by operating activities           $ 93,492      $ 73,265      $ 48,278
                                                              =====================================



                                        Forest City Enterprises, Inc. and Subsidiaries
                                               Consolidated Statements of Cash Flows


                                                         For the Years Ended January 31,
--------------------------------------------------------------------------------------------
                                                         1999         1998         1997
--------------------------------------------------------------------------------------------
                                                                  (in thousands)

Cash Flows from Operating Activities
  Rents and other revenues received                    $604,363      $587,851     $532,177
  Proceeds from land sales                               50,035        46,619       44,297
  Land development expenditures                         (45,784)      (32,670)     (25,741)
  Operating expenditures                               (369,536)     (394,536)    (367,901)
  Interest paid                                        (145,586)     (133,999)    (134,554)
                                                       -------------------------------------
   Net cash provided by operating activities             93,492        73,265       48,278
                                                       -------------------------------------
Cash Flows from Investing Activities
  Capital expenditures                                 (440,716)     (242,831)    (157,601)
  Proceeds from disposition of properties                33,345            -        26,040
  Investments in and advances to affiliates             (99,326)      (33,737)      (8,048)
                                                       -------------------------------------
   Net cash used in investing activities               (506,697)     (276,568)    (139,609)
                                                       -------------------------------------
Cash Flows from Financing Activities
  Proceeds from issuance of senior notes                200,000            -            -
  Payment of senior notes issuance costs                 (6,297)           -            -
  Increase in nonrecourse mortgage and long-term debt   704,722       385,807      174,409
  Principal payments on nonrecourse mortgage debt      (370,970)     (102,518)     (55,880)
  Payments on long-term debt                           (114,000)     (109,000)     (23,000)
  Increase in notes payable                              50,491        48,574       23,613
  Payments on notes payable                             (41,381)      (57,407)     (10,195)
  Change in restricted cash and book overdrafts          35,417        (6,149)       3,455
  Payment of deferred financing costs                   (16,565)      (12,142)     (10,037)
  Sale of common stock, net                                   -        76,076           -
  Sale (purchase) of treasury stock                          60        (2,896)      (6,080)
  Dividends paid to shareholders                         (4,497)       (3,490)      (2,797)
                                                       -------------------------------------
   Net cash provided by financing activities            436,980       216,855       93,488
                                                       -------------------------------------
Net increase in cash and equivalents                     23,775        13,552        2,157
Cash and equivalents at beginning of year                54,854        41,302       39,145
                                                       -------------------------------------
Cash and equivalents at end of year                    $ 78,629      $ 54,854     $ 41,302
                                                       =====================================

Supplemental Non-Cash Disclosure:
The schedule below represents the effect of the following non-cash transactions for the years ended January 31:
               1999 o Disposition  of  interest in Summit Park Mall and Trolley
                      Plaza
               1998 o Increase in interest in Skylight Office Tower, Antelope
                      Valley Mall and Station Square
                    o Disposition of interest in Toscana
                    o Reduction of interest in MIT Phase II
                    o Exchange of Woodridge
               1997 o Reduction of interest in Granite Development Partners, L.P.
                      and the Clark Building
                    o Disposition of interest in Beachwood Place

Operating Activities
  Land held for development or sale                    $     -       $  3,022     $ 15,650
  Notes and accounts receivable                             565        (5,072)       3,797
  Other assets                                            1,138        (1,125)       5,175
  Accounts payable and accrued expenses                   2,760        (3,470)      (5,311)
  Deferred taxes                                              -           164           -
                                                       -------------------------------------
   Total effect on operating activities                $  4,463      $ (6,481)    $ 19,311
                                                       =====================================
Investing Activities
  Additions to completed rental properties             $     -       $(45,272)    $     -
  Disposition of completed rental properties             42,312        53,547       16,085
  Investments in and advances to affiliates                  -          4,131        3,338
                                                       -------------------------------------
   Total effect on investing activities                $ 42,312      $ 12,406     $ 19,423
                                                       =====================================
Financing Activities
  Assumption of nonrecourse debt                       $     -       $ 38,375     $      -
  Disposition of nonrecourse mortgage debt              (46,775)      (48,988)     (39,362)
  Notes payable                                              -          4,688          628
                                                       -------------------------------------
   Total effect on financing activities                $(46,775)     $ (5,925)    $(38,734)
                                                       =====================================


The accompanying notes are an integral part of these consolidated financial statements.

A.  Summary of Significant Acccounting Policies
NATURE OF BUSINESS
     Forest City Enterprises, Inc. is a major, verticaly integrated national real estate company with four principal business groups. The Commercial Group owns, develops, acquires and operates shopping centers, office buildings and mixed-use projects including hotels. The Residential Group develops or acquires, owns and operates the Company's multi-family properties. Real Estate Groups are the combined Commercial and Residential Groups. The Land Group owns and develops raw land into master planned communities and other residential developments for resale. The Lumber Trading Group operates the Company's lumber wholesaling business.
     Forest City Enterprises, Inc. owns approximately $3.1 billion of properties at cost in 21 states and Washington, D.C. The Company's executive offices are in Cleveland, Ohio. Regional offices are located in New York, Los Angeles, Boston, Tucson, Washington, D.C., San Francisco and Denver.

PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of Forest City Enterprises, Inc. and all wholly-owned subsidiaries ("Company"). The Company also includes its proportionate share of the assets, liabilities and results of operations of its real estate partnerships, joint ventures and majority-owned corporations. These entities are included as of their respective fiscal year-ends (generally December 31).
     All significant intercompany accounts and transactions between consolidated entities have been eliminated. Entities which the Company does not control are accounted for on the equity method. Undistributed earnings of such entities are included in retained earnings, with no significant amounts at January 31, 1999.
     The Company is required to make estimates and assumptions when preparing its financial statements and accompanying notes in conformity with generally accepted accounting principles. Actual results could differ from those estimates.
     The  Company  does not  necessarily  own or hold  any  direct  or  indirect ownership interest in the various real estate assets consolidated in its financial statements but generally holds this ownership through its direct or indirect subsidiaries, except for certain parcels of land held for development or sale.
     The  Company  has  adopted  SFAS  131,  "Disclosure  About  Segments  of an
Enterprise and Related Information," that established standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that are used in decisions made by senior management. The adoption of SFAS 131 did not significantly change the segment information historically provided in the Company's annual financial statements.
     Certain prior years' amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

FISCAL YEAR
     The years 1998, 1997 and 1996 refer to the fiscal years ended January 31, 1999, 1998 and 1997, respectively.

LAND OPERATIONS
     Land held for development or sale is stated at the lower of carrying amount or fair market value less cost to sell

RECOGNITION OF REVENUE AND PROFIT
     Real Estate Sales - The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) 66, "Accounting for Sales of Real Estate" for reporting the disposition of properties.
     Leasing Operations - The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the shopping centers and office buildings range from 1 to 25 years, excluding leases with anchor tenants. Leases with most shopping center tenants provide for percentage rents when the tenants' sales volumes exceed stated amounts. Minimum and percentage rent revenues are recognized when due from tenants. The Company is also reimbursed for certain expenses related to operating its commercial properties.
     Lumber Brokerage - The Company recognizes the gross margin on these sales as revenue. Sales invoiced for the years 1998, 1997 and 1996 were approximately $2,979,000,000, $2,940,000,000 and $2,884,000,000, respectively.
     Construction - Revenue and profit on long-term fixed-price contracts are reflected under the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.


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

CASH AND EQUIVALENTS
     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.
     The Company maintains operating cash and reserve for replacement balances in financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

INVENTORIES
     The lumber brokerage inventories are stated at the lower of cost or market. Inventory cost is determined by specific identification and average cost methods.

OTHER ASSETS
     Included in other assets are costs incurred in connection with obtaining financing which are deferred and amortized over the life of the related debt. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized using the straight-line method over the lives of the related leases. Additionally, restricted deposits and funded reserves are included in other assets and represent deposits with mortgage lenders for taxes and insurance, security deposits, capital replacement, improvement and operating reserves, bond funds and development and construction escrows.

FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company determined the estimated fair value of its debt and hedging instruments by aggregating the various types (i.e., fixed-rate versus variable-rate debt) and discounting future cash payments at interest rates that the Company believes approximates the current market. There was no material difference in the carrying amount and the estimated fair value of the Company's total mortgage debt and hedging instruments.

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

STOCK-BASED COMPENSATION
     The Company follows Accounting Principles Board Opinion (APBO) 25, "Accounting for Stock Issued to Employees", and related Interpretations to account for stock-based compensation. As such, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount the employee is required to pay for the stock.

STOCK SPLIT
     All common shares and per share amounts have been adjusted to give retroactive effect to the earliest period presented in the accompanying Consolidated Financial Statements for a two-for-one stock split distributed on July 16, 1998 (See Note O).

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

EARNINGS PER SHARE
     Basic earnings per share are computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company's stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters' earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year. All earnings per share disclosures appearing in these financial statements were computed assuming dilution unless otherwise indicated.

NEW ACCOUNTING STANDARDS
     In the first quarter of 1999, the Company will adopt SOP 98-5, "Reporting on the Costs of Start-up Activities." This statement requires that start-up costs and organization costs be expensed as incurred. In the first quarter of 2000, the Company will adopt SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires recognition of all derivatives as either assets or liabilities and measurement of those instruments at fair value. The Company anticipates that the adoption of both SOP 98-5 and SFAS 133 will not have a material effect on its earnings or financial position.



B.   Real Estate and Related Accumulated  Depreciation and Nonrecourse  Mortgage
     Debt

          The components of real estate cost and related nonrecourse mortgage debt are presented below.


                                                   January 31, 1999
--------------------------------------------------------------------------------------------------
                                               Less Accumulated                      Nonrecourse
                                  Total Cost     Depreciation       Net Cost        Mortgage Debt
--------------------------------------------------------------------------------------------------
                                                    (in thousands)

Completed rental properties
  Residential                   $   624,325       $ 123,485      $   500,840        $   499,327
  Commercial
   Shopping centers                 923,672         160,552          763,120            746,679
   Office and other buildings     1,057,051         193,215          863,836            787,380
  Corporate and other equipment      20,541          14,041            6,500                 -
                                ------------------------------------------------------------------
                                  2,625,589         491,293        2,134,296          2,033,386
                                ------------------------------------------------------------------
Projects under development
  Residential                        43,119              -            43,119              6,562
  Commercial
   Shopping centers                 177,465              -           177,465             24,763
   Office and other buildings       191,488              -           191,488             84,285
                                ------------------------------------------------------------------
                                    412,072              -           412,072            115,610
                                ------------------------------------------------------------------
Land held for development or sale    49,837              -            49,837             24,876
                                ------------------------------------------------------------------
                                $ 3,087,498       $ 491,293      $ 2,596,205        $ 2,173,872
                                ==================================================================


C. Notes and Accounts Receivable, Net

          Notes and accounts receivable are summarized below.

                                     January 31,
--------------------------------------------------------
                                 1999             1998
--------------------------------------------------------
                                    (in thousands)
Lumber brokerage             $  166,400      $   134,197
Real estate sales                18,688           18,278
Syndication activities           13,604           12,197
Receivable from tenants          15,802           16,050
Other receivables                22,708           19,166
                             ---------------------------
                                237,202          199,888
Allowance for doubtful
   accounts                      (7,488)          (8,169)
                             ---------------------------
                             $  229,714       $  191,719
                             ===========================

     Notes receivable at January 31, 1999 of $50,973,000, included in the table above, are collectible primarily over five years, with $11,163,000 being due within one year. The weighted average interest rate at January 31, 1999 and 1998 was 8.08% and 8.43%, respectively.
     In July 1996, the Lumber Trading Group entered into a three-year agreement under which it is selling an undivided interest in a pool of accounts receivable up to a maximum of $91,800,000. At January 31, 1999, the Company had received $44,000,000 in net proceeds under this agreement. The program is nonrecourse to the Company and the Company bears no risk as to the collectability of the accounts receivable.

D. Other Assets
      Other assets are as follows.

                                     January 31,
--------------------------------------------------------
                                 1999             1998
--------------------------------------------------------
                                    (in thousands)
Unamortized costs, net        $  96,571       $   90,320
Restricted funds and deposits    51,994           81,738
Prepaid expenses                 34,963           27,691
                              --------------------------
                              $ 183,528       $  199,749
                              ==========================

E. Accounts Payable and Accrued Expenses
     Included in accounts payable and accrued expenses at January 31, 1999 and 1998 are book overdrafts of approximately $66,060,000 and $57,222,000, respectively. The overdrafts are a result of the Company's cash management program and represent checks issued but not yet presented to a Company bank for collection.

F. Notes Payable

     The components of notes payable, which represent indebtedness whose original maturity dates are within one year of issuance, are as follows.

                                      January 31,
--------------------------------------------------------
                                 1999              1998
--------------------------------------------------------
                                    (in thousands)
Payable to
   Banks                      $  17,275         $ 19,024
   Other                         26,654           15,795
                              --------------------------
                              $  43,929         $ 34,819
                              ==========================

     Notes payable to banks reflects borrowings on the Lumber Trading Group's $67,000,000 bank lines of credit. The bank lines of credit allow for up to $5,000,000 in outstanding letters of credit ($1,138,000 of which were outstanding at January 31, 1999) which reduce the credit available to the Lumber Trading Group. Borrowings under these bank lines of credit, which are nonrecourse to the Company, are collateralized by all the assets of the Lumber Trading Group, bear interest at the lender's prime rate or 2.25% over LIBOR, and have a fee of 1/5% per annum on the unused portion of the available commitment. These bank lines of credit are subject to review and extension annually.

     Other notes payable relate to improvements and construction funded by tenants, property and liability insurance premium financing and advances from affiliates and partnerships.

     The weighted average interest rate on notes payable was 8.14% and 7.89% at January 31, 1999 and 1998, respectively.

     Interest incurred on notes payable was $7,331,000 in 1998, $6,068,000 in 1997 and $5,978,000 in 1996. Interest paid on notes payable was $5,664,000 in 1998, $6,407,000 in 1997 and $5,250,000 in 1996.

G. Mortgage Debt, Nonrecourse
     Mortgage debt, which is collateralized by completed rental properties, projects under development and certain undeveloped land, is as follows.

                              January 31,
----------------------------------------------------------
                       1999                  1998
----------------------------------------------------------
                         (dollars in thousands)
                             Rate(1)                Rate(1)
                             ------                 ------
Fixed           $ 1,575,731  7.59%   $ 1,118,748    7.88%
Variable -
   Hedged(2)        219,003  7.23%       283,710    7.97%
   Unhedged         154,960  6.90%       388,969    7.94%
   Tax-Exempt       154,420  3.66%       151,051    4.76%
UDAG and other
   subsidized
   loans             69,758  2.57%        76,453    2.36%
                ------------         -----------
                $ 2,173,872  7.07%   $ 2,018,931    7.46%
                ===========          ===========

(1) The weighted average interest rates shown above include both the base index and the lender margin.
(2) The hedged debt of $219,003 represents $133,479 of 1-year LIBOR contracts and $85,524 of LIBOR-based swaps that have a combined remaining average life of 0.65 years as of January 31, 1999.

     Debt related to projects under development at January 31, 1999 totals $115,610,000 out of a total commitment from lenders of $367,874,000. Of this outstanding debt, $104,747,000 is variable-rate debt and $10,863,000 is fixed-rate debt. The Company generally borrows funds for development and construction projects with maturities of two to seven years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally obtains long-term fixed-rate financing.
     As of January 31, 1999, the Company had purchased London Interbank Offered Rate ("LIBOR") interest rate caps as follows.

   Cap                                         Principal
Strike Rate             Period                Outstanding
---------------------------------------------------------------
                                         (dollars in thousands)
6.50%           02/01/99 - 01/31/00          $    394,503
6.50%           02/01/00 - 01/31/01               457,613
6.50%*          02/01/01 - 07/31/01               362,577
7.00%*          08/01/01 - 02/01/02               362,577
6.75%           09/01/00 - 09/01/03                79,929

* Protection for the year ending January 31, 2002 was purchased in February and March 1999.

     Interest rate caps and swaps are purchased to reduce short-term variable interest rate risk. The Company intends to convert a significant portion of its committed variable- rate debt to fixed-rate debt. In order to reduce the risk associated with increases in interest rates, the Company has purchased 10-year Treasury Options at a strike rate of 6.00% in the amounts of $170,850,000, $41,252,000 and $38,677,000 with exercise dates of February 2000, April 2001 and August 2001, respectively. Treasury Options totaling $79,929,000 were purchased in February 1999.
     The Urban Development Action Grants (UDAG) and other subsidized loans bear interest at rates which are below prevailing commercial lending rates and are granted to the Company as an inducement to develop real estate in economically under-developed areas. A right to participate by the local government in the future cash flows of the project is generally a condition of these loans. Participation in annual cash flows generated from operations is recognized as an expense in the period earned. Participation in appreciation and cash flows resulting from a sale or refinancing is recorded as an expense at the time of sale or is capitalized as additional basis and amortized if amounts are paid prior to the disposition of the property.
     Mortgage debt maturities for the next five years ending January 31 are as follows: 2000, $249,451,000; 2001, $272,202,000; 2002, $142,500,000; 2003,
$145,792,000; and 2004, $119,373,000.

     The Company is engaged in discussions with its current lenders and is actively pursuing new lenders to extend and refinance maturing mortgage debt. As of January 31, 1999, $134,179,000 of debt with upcoming maturities have refinancing commitments in place.
     Interest incurred on mortgage debt was $144,890,000 in 1998, $138,546,000 in 1997 and $127,531,000 in 1996. Interest paid on mortgage debt was $148,959,000 in 1998, $136,799,000 in 1997 and $130,213,000 in 1996.

H. Long-Term Debt
      Long-term debt is as follows.

                                       January 31,
-----------------------------------------------------
                                    1999        1998
-----------------------------------------------------
                                      (in thousands)
Revolving credit loans          $  105,000   $ 54,000
Term loan                                -     60,000
                                ---------------------
                                $  105,000   $114,000
                                =====================

     At January 31, 1999, the Company had $105,000,000 outstanding under its new $225,000,000 revolving credit facility. The new revolving credit line replaced the $80,000,000 revolving credit facility and $60,000,000 term loan in place at January 31, 1998. The new revolving credit facility matures December 10, 2000, unless extended, and allows for up to $30,000,000 in outstanding letters of credit ($22,413,000 of which were outstanding at January 31, 1999) that reduce the credit available to the Company. On each anniversary date, the maturity date of the revolving credit facility may be extended by one year by unanimous consent of the nine participating banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company to a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000 beginning April 1, 1998. At January 31, 1999, the revolving credit line was $215,000,000.
     The revolving credit agreement provides, among other things, for 1) interest rates of 2% over LIBOR or 1/4% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. At January 31, 1999, retained earnings of $8,801,000 was available for payment of dividends.
     The Company has entered into a one-year 5.125% LIBOR option expiring January 3, 2000 on $75,000,000 of the revolving credit line. Additionally, the Company has purchased a 6.50% LIBOR interest rate cap for 2000 and an average 6.75% LIBOR interest rate cap for 2001 at notional amounts of $42,387,000 and $37,423,000, respectively. This protection was purchased in February and March 1999.
     Interest incurred on long-term debt was $6,317,000 in 1998, $7,811,000 in 1997 and $7,880,000 in 1996. Interest paid on long-term debt was $6,010,000 in 1998, $6,896,000 in 1997 and $7,116,000 in 1996.

I. Senior Notes
     On March 16, 1998, the Company issued $200,000,000 of 8.50% senior notes, due March 15, 2008, in a public offering. Net proceeds in the amount of $195,500,000 were contributed to the capital of Forest City Rental Properties Corporation, a wholly-owned subsidiary, and were then used to repay $114,000,000 of its term loan and revolving credit loans (Note H). The remaining proceeds were used to finance acquisitions and development of real estate projects. Accrued interest is payable semiannually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company, however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends. The dividend limitation is not as restrictive as that imposed by the Company's revolving credit facility (Note H).
     The senior notes may be redeemed by the Company, in whole or in part, at any time on or after March 15, 2003 at redemption prices beginning at 104.25% for the year beginning March 15, 2003 and systematically reduced to 100% in the years thereafter. The Company may also redeem up to 33% of the original principal amount prior to March 15, 2001 from proceeds of one or more common stock public offerings at a redemption price of 108.50%.
     Interest incurred on the senior notes was $14,922,000 and $1,781,000 in 1998 and 1997, respectively. Interest paid was $8,453,000 and $1,781,000 in 1998 and 1997, respectively. Interest incurred and paid in 1997 was for the purchase of a treasury option to fix the interest rate on the senior notes. Because the treasury option was not advantageous, the option was not exercised and its cost was expensed in 1997.

Consolidated Interest
     Total interest incurred on all forms of indebtedness (included in Notes F, G, H and I) was $173,460,000 in 1998, $154,206,000 in 1997 and $141,389,000 in
1996  of  which   $23,500,000,   $17,884,000  and  $8,025,000  was  capitalized,
respectively. Interest paid on all forms of indebtedness was $169,086,000 in 1998, $151,883,000 in 1997 and $142,579,000 in 1996.

J. Income Taxes
      The income tax provision (benefit) consists of the following components.

                           For the Years Ended January 31,
----------------------------------------------------------
                              1999        1998        1997
----------------------------------------------------------
                                   (in thousands)

Current
   Federal               $     (570)  $ (2,706)  $    896
   Foreign                      409        330        580
   State                         75        898        459
                         --------------------------------
                                (86)    (1,478)     1,935
                         --------------------------------

Deferred
   Federal                   21,996      4,301      6,985
   Foreign                       16         32       (126)
   State                      5,748       (653)     4,157
                         --------------------------------
                             27,760      3,680     11,016
                         --------------------------------
Total provision           $  27,674   $  2,202  $  12,951
                         ================================

     The effective tax rate for income taxes varies from the federal statutory rate of 35% for 1998, 1997 and 1996 due to the following items.

                          For the Years Ended January 31,
---------------------------------------------------------
                             1999       1998       1997
---------------------------------------------------------
                                   (in thousands)

Statement earnings
   before income taxes    $  66,081   $  3,385  $  22,122
                          -------------------------------
Income taxes computed at
   the statutory rate     $  23,129   $  1,185  $   7,742
Increase (decrease) in tax
   resulting from:
     State taxes, net of
      federal benefit         3,452         83      3,000
     Contribution
      carryover               1,113      1,032        811
     Nondeductible
      lobbying costs             -           -        811
     Adjustment of prior
      estimated taxes          (116)      (134)      (111)
     Valuation allowance        165          -        351
     Other items                (69)        36        347
                          -------------------------------
Total provision           $  27,674   $  2,202  $  12,951
                          ===============================

An analysis of the deferred tax provision is as follows.


                           For the Years Ended January 31,
---------------------------------------------------------
                              1999       1998      1997
---------------------------------------------------------
                                    (in thousands)
Excess of tax over
   statement depreciation
   and amortization        $    4,356 $   2,194 $   4,730
Allowance for doubtful
   accounts deducted
   for statement purposes        (389)     (585)     (349)
Costs on land and rental
   properties under
   development expensed
   for tax purposes             5,688       100     3,244
Revenues and expenses
   recognized in different
   periods for tax and
   statement purposes          11,986     3,843       851
Development fees deferred
   for statement purposes           -      (395)     (109)
Provision for decline
   in real estate                   -         -    (1,650)
Deferred state taxes, net
   of federal benefit           3,019      (530)    2,392
Interest on construction
   advances deferred for
   statement purposes             975    (1,207)     (189)
Utilization and (benefits)
   of tax loss carry-forward
   recognized against
   deferred taxes               5,423    (1,509)    3,187
Deferred compensation            (106)    1,703     2,061
Valuation allowance               165         -       351
Alternative minimum tax
   credits                     (3,357)       66    (3,503)
                           ------------------------------
Deferred provision         $   27,760 $   3,680 $  11,016
                           ==============================

     The types of differences that gave rise to significant portions of the deferred income tax liability are presented in the following table.

                                 January 31,
-------------------------------------------------------------
                       Temporary Differences     Deferred Tax
-------------------------------------------------------------
                        1999       1998      1999       1998
-------------------------------------------------------------
                              (in thousands)
Depreciation        $ 244,697  $ 235,337  $  96,778  $ 93,076
Capitalized costs     201,992    137,599     79,888    54,420
Net operating losses  (76,433)   (89,903)   (26,938)  (32,527)
Federal tax credits         -          -    (14,165)   (9,686)
Other                  19,614     10,667     14,587    12,440
                    -----------------------------------------
                    $ 389,870  $ 293,700  $ 150,150 $ 117,723
                    =========================================

     Income taxes paid totaled $3,740,000, $6,247,000 and $830,000 in 1998, 1997 and 1996, respectively. At January 31, 1999, the Company had a net operating loss carryforward for tax purposes of $76,433,000 which will expire in the years ending January 31, 2006 through January 31, 2011 and general business credits carryovers of $2,432,000 which will expire in the years ending January 31, 2004 through January 31, 2013.
     The Company's deferred tax liability at January 31, 1999 is comprised of deferred liabilities of $268,872,000, deferred assets of $123,634,000 and a valuation allowance related to state taxes and general business credits of $4,912,000.

K. Segment Information
     Principal business groups are determined by the type of customer served or the product sold. The Commercial Group owns, develops, acquires and operates shopping centers, office buildings and mixed-use projects, including hotels. The Residential Group develops or acquires and operates the Company's multi-family properties. Real Estate Groups are the combined Commercial and Residential Groups. The Land Group owns and develops raw land into master planned communities and other residential developments for resale to users principally in Arizona, Colorado, Florida, Nevada, New York, North Carolina and Ohio. The
Lumber Trading Group operates the Company's lumber wholesaling business. Corporate includes interest on corporate borrowings and general administrative expenses.
     The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined as net earnings from operations before depreciation, amortization and deferred taxes on income and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary items.
     The following tables summarize selected financial data for the Commercial, Residential, Land and Lumber Trading Groups and Corporate. All amounts, including footnotes, are presented in thousands.


                                                                   January 31,            For the Years Ended January 31,
                                                       -------------------------------------------------------------------------
                                                              Identifiable Assets      Expenditures for Additions to Real Estate
                                                       -------------------------------------------------------------------------
                                                           1999        1998       1997       1999       1998        1997
                                                       -------------------------------------------------------------------------
Commercial Group                                       $ 2,330,624 $ 1,956,418 $ 1,749,539 $  369,342 $  234,766 $  109,088
Residential Group                                          722,160     646,574     646,024     75,258     57,868     43,586
Land Group                                                 100,501      87,909      88,953     41,706     30,397     25,741
Lumber Trading Group                                       218,551     199,602     209,901      2,301      2,254      2,958
Corporate                                                   65,274      72,850      66,256        426        931        922
                                                       -------------------------------------------------------------------------
   Consolidated                                        $ 3,437,110 $ 2,963,353 $ 2,760,673 $  489,033 $  326,216 $  182,295
                                                       =========================================================================


                                                      For the Years Ended January 31,
                      ----------------------------------------------------------------------------------------------------------
                                   Revenues                     Interest Expense           Depreciation & Amortization Expense
                      ----------------------------------------------------------------------------------------------------------
                          1999       1998       1997       1999        1998       1997         1999       1998       1997
                      ----------------------------------------------------------------------------------------------------------
Commercial Group      $  380,264  $ 330,117 $  314,762 $    91,291 $    87,035 $    81,507 $   65,527 $   56,996 $   54,875
Residential Group        139,003    135,253    116,878      27,342      28,884      32,947     18,128     14,682     15,419
Land Group                52,611     44,614     53,888       6,814       5,575       6,813        562        740        748
Lumber Trading Group(1)  123,325    122,169    124,491       5,262       5,254       5,166      2,045      2,202      2,140
Corporate                  1,446        516        430      19,251       9,574       6,931        806        173        122
                      ----------------------------------------------------------------------------------------------------------
   Consolidated       $  696,649  $ 632,669 $  610,449 $   149,960 $   136,322 $   133,364 $   87,068 $   74,793 $   73,304
                      ==========================================================================================================


                                                        Earnings (Loss) Before               Earnings Before Depreciation,
                                                        Income Taxes (EBIT) (2)           Amortization & Deferred Taxes (EBDT)
                                                       -------------------------------------------------------------------------
Commercial Group                                       $    27,480 $    18,979 $     9,914 $   94,027 $   73,773 $   66,032
Residential Group                                           27,285      28,153       7,148     38,614     31,985     24,818
Land Group                                                   5,265       5,184       6,007      3,186      3,326      3,929
Lumber Trading Group                                         6,066       9,242       8,966      3,227      5,199      5,053
Corporate                                                  (30,572)    (19,535)    (15,224)   (21,200)    (7,373)    (9,428)
Provision for decline in real estate                             -           -     (12,263)         -          -          -
Gain (loss) on disposition of properties                    30,557     (38,638)     17,574          -          -          -
                                                       -------------------------------------------------------------------------
   Consolidated                                        $    66,081 $     3,385 $    22,122    117,854    106,910     90,404
                                                       =====================================

Reconciliation of EBDT to net earnings:
Depreciation and amortization - Real Estate Groups                                            (83,655)   (71,678)   (70,221)
Deferred taxes - Real Estate Groups                                                           (14,236)   (10,693)   (13,197)
Provision for decline in real estate, net of tax                                                    -          -     (7,413)
Gain (loss) on disposition of properties, net of tax                                           18,444    (23,356)     9,598
Extraordinary gain, net of tax                                                                 16,343     19,356      2,900
                                                                                           -------------------------------------
Net earnings                                                                               $   54,750 $   20,539 $   12,071
                                                                                           =====================================

(1)  The  Company  recognizes  the gross  margin on  lumber  brokerage  sales as
     Revenues. Sales invoiced for the years ended January 31, 1999, 1998 and 1997 were approximately $2,979,000, $2,940,000 and $2,884,000, respectively.

(2) See Consolidated Statements of Earnings on page 27 for reconciliation of EBIT to net earnings.


L. Leases
The Company as Lessor
     The following summarizes the minimum future rental income to be received on noncancelable operating leases of commercial properties that generally extend for periods of more than one year.

                                              Minimum
                                               Future
For the Years Ending January 31,              Rentals
-----------------------------------------------------
                                       (in thousands)
2000                                       $  182,462
2001                                          174,883
2002                                          161,710
2003                                          151,114
2004                                          140,640
Later years                                   960,290
                                           ----------
                                           $1,771,099
                                           ==========

     Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes and operating costs. Total reimbursements amounted to $67,659,000, $63,479,000 and $61,300,000 in 1998,
1997 and 1996, respectively.

The Company as Lessee
     The Company is a lessee under various operating leasing arrangements for real property and equipment having terms expiring through 2095, excluding optional renewal periods.
     Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 1999 are as follows.

                                             Minimum
                                              Lease
For the Years Ending January 31,             Payments
-----------------------------------------------------
                                       (in thousands)
2000                                        $   9,493
2001                                            9,000
2002                                            8,454
2003                                            7,039
2004                                            6,676
Later years                                   193,487
                                            ---------
                                            $ 234,149
                                            =========

     Rent expense was $10,267,000, $10,273,000 and $8,813,000 for 1998, 1997 and
1996, respectively.

M. Contingent Liabilities
     As of January 31, 1999, the Company has guaranteed loans totaling $2,960,000 and has $23,551,000 in outstanding letters of credit, including $1,138,000 which relates to the Lumber Trading Group.
     The Company customarily guarantees lien-free completion of its construction. Upon completion the guarantees are released. The Company is also involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

N. Stock Option Plan
     Shares may be awarded under the 1994 Stock Option Plan ("Plan") to key employees in the form of either incentive stock options or non-qualified stock options. The aggregate number of shares that may be awarded during the term of the Plan was increased by shareholder approval on June 9, 1998 to 2,250,000 shares, subject to adjustments under the Plan. The maximum number of shares that may be awarded to an employee during any calendar year is 75,000 shares. An option's maximum term is 10 years. The exercise price of all non-qualified and incentive stock options shall be at least equal to the fair market value of a share on the date the option is granted unless the grantee of incentive stock options constructively owns more than ten percent of the total combined voting power of all classes of stock of the Company, in which case the exercise price of each incentive stock option shall be at least 110% of the fair market value of a share on the date granted. The Plan is administered by the Compensation Committee of the Board of Directors. The Company granted 390,800 options in 1998 and 361,800 options in 1996. All options granted were Class A fixed stock options, have a term of 10 years and vest over two to four years.

     The Company applies APBO 25 and related Interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for its Plan. Had compensation cost been determined in accordance with SFAS 123 "Accounting for Stock-Based Compensation", net earnings and earnings per share for 1998, 1997 and 1996 would have been reduced to the pro forma amounts indicated below.

                           For the Years Ended January 31,
--------------------------------------------------------------------------------
                              1999      1998        1997
--------------------------------------------------------------------------------
Net earnings (in thousands)
  As reported             $ 54,750   $ 20,539  $  12,071
  Pro forma               $ 53,150   $ 19,974  $  11,846
Basic earnings per share
  As reported             $   1.83   $    .71  $     .46
  Pro forma               $   1.77   $    .69  $     .45
Diluted earnings per share
  As reported             $   1.81   $    .71  $     .46
  Pro forma               $   1.77   $    .69  $     .45


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grants in 1998 and 1996, respectively: dividend yield of .5% in both years; expected volatility of 38.0% and 30.7%; risk-free interest rate of 5.7% and 6.5%; expected life of 8.7years in both years; and turnover of 3.0% and none.
      A summary of stock option activity is presented below.

                                                                For the Years Ended January 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                   1999                        1998                      1997
------------------------------------------------------------------------------------------------------------------------------------
                                                       Weighted                    Weighted                    Weighted
                                                        Average                     Average                     Average
                                         Shares    Exercise Price     Shares   Exercise Price     Shares    Exercise Price
------------------------------------------------------------------------------------------------------------------------------------

Outstanding at beginning of year         354,600      $   14.38       361,800     $   14.38             -             -
Granted                                  390,800      $   28.50             -             -       361,800     $   14.38
Exercised                                 (4,350)     $   14.38             -             -             -             -
Forfeited                                (17,100)     $   20.32        (7,200)    $   14.38             -             -
                                        ---------                     -------                     -------
Outstanding at end of year               723,950      $   21.86       354,600     $   14.38       361,800     $   14.38
                                        ========                      =======                     =======

Options exercisable at end of year        82,500      $   14.38             -     $       -             -     $       -
Number of shares available for
   granting of options at end of year  1,521,700                      395,400                     388,200
Weighted average fair value of
  options granted during the year                     $   15.12                   $       -                   $    7.19

The following table summarizes information about fixed stock options outstanding at January 31, 1999.


                                       Options Outstanding                                 Options Exercisable
     Range of             Number          Weighted Average        Weighted             Number             Weighted
     Exercise         Outstanding at         Remaining            Average          Exercisable at          Average
      Prices         January 31, 1999     Contractual Life   Exercise Prices      January 31, 1999     Exercise Prices
------------------------------------------------------------------------------------------------------------------------------------


     $  14.38            340,350             7.6 years            $  14.38             82,500             $  14.38
     $  28.50            383,600             9.1 years            $  28.50                 -              $      -
                         -------                                                       ------
                         723,950                                                       82,500
                         =======                                                       ======


O. Capital Stock
     On July 16, 1998, the Company paid a two-for-one common stock split to Class A and Class B shareholders of record on July 1, 1998. Previously, the Company paid a three-for-two common stock split to Class A and Class B shareholders of record on February 3, 1997. Both stock splits were effected as stock dividends. The stock splits were given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity by transferring the par value of the additional shares issued from the additional paid-in capital account to the common stock accounts. All share and per share data included in this annual report, including stock option plan information, have been restated to reflect the stock splits.
     On May 20, 1997, the Company sold to the public 3,910,000 (1,955,000 pre-split) shares of Class A common stock at an initial price of $21.00 ($42.00 pre-split) per share.
     In June 1997 and June 1998 the shareholders approved amendments to the Company's Articles of Incorporation to increase the Company's authorized shares of stock. Class A common shares were increased from 16,000,000 to 48,000,000 shares in 1997 and to 96,000,000 shares in 1998. Class B common shares were increased from 6,000,000 to 18,000,000 shares in 1997 and to 36,000,000 shares in 1998. Preferred shares were increased from 1,000,000 to 5,000,000 shares in 1997.
     During 1998, 4,350 shares of Class A treasury stock were sold to employees upon the exercise of their stock options (see Note N).


P. Earnings Per Share
     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for "net earnings before extraordinary gain."

                                               Weighted
                             Net Earnings       Average
                                Before          Common
                             Extraordinary      Shares           Per
                                 Gain         Outstanding      Common
                             (Numerator)      (Denominator)     Share
--------------------------------------------------------------------------------
                             (in thousands)
Year ended January 31, 1999
   Basic earnings
    per share                $   38,407      29,980,200       $  1.28
   Effect of dilutive
    securities -stock options         -         193,730          (.01)
                             ----------      ----------       -------
 Diluted earnings
    per share                $   38,407      30,173,930       $  1.27
                             ==========      ==========       =======

Year ended January 31, 1998
   Basic earnings
    per share                $    1,183      28,905,920       $   .04
   Effect of dilutive
    securities -stock options         -          57,760             -
                             ----------      ----------       -------
Diluted earnings
    per share                $    1,183      28,963,680       $   .04
                             ==========      ==========       =======

Year ended January 31, 1997
   Basic earnings
    per share                $    9,171      26,310,472       $   .35
   Effect of dilutive
    securities -stock options         -          33,327             -
                             ----------      ----------       -------
 Diluted earnings
    per share             $       9,171      26,343,799       $   .35
                             ==========      ==========       =======

Q. Summarized Financial Information
     Forest City Rental Properties Corporation ("Rental Properties") is a wholly-owned subsidiary engaged in the development, acquisition and management of real estate projects, including apartment complexes, regional malls and shopping centers, hotels, office buildings and mixed-use facilities. Condensed consolidated balance sheets and statements of earnings for Rental Properties and its subsidiaries follows.


Forest City Rental Properties Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

                                                                                               January 31,
-----------------------------------------------------------------------------------------------------------------------
                                                                                      1999                     1998
-----------------------------------------------------------------------------------------------------------------------
                                                                                             (in thousands)
Assets
Real Estate
   Completed rental properties                                                    $  2,605,048            $   2,390,969
   Projects under development                                                          412,072                  251,416
                                                                                  -------------------------------------
                                                                                     3,017,120                2,642,385
   Less accumulated depreciation                                                      (477,253)                (436,377)
                                                                                  -------------------------------------
     Total Real Estate                                                               2,539,867                2,206,008

Cash                                                                                    33,158                   36,763
Other assets                                                                           480,513                  406,522
                                                                                  -------------------------------------
                                                                                  $  3,053,538            $   2,649,293
                                                                                  =====================================
Liabilities and Shareholder's Equity
Liabilities
Mortgage debt, nonrecourse                                                        $  2,148,996            $   1,994,843
Accounts payable and accrued expenses                                                  151,380                  144,831
Long-term debt                                                                         105,000                  114,000
Other liabilities and deferred credits                                                 261,908                  243,989
                                                                                  -------------------------------------
   Total Liabilities                                                                 2,667,284                2,497,663
                                                                                  -------------------------------------
Shareholder's Equity
Common stock and additional paid-in capital                                            200,878                    5,378
Retained earnings                                                                      185,376                  146,252
                                                                                  -------------------------------------
   Total Shareholder's Equity                                                          386,254                  151,630
                                                                                  -------------------------------------
                                                                                  $  3,053,538            $   2,649,293
                                                                                  =====================================

Forest City Rental Properties Corporation and Subsidiaries
Consolidated Statements of Earnings
                                                                             For the Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------
                                                                     1999                  1998                 1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                      (in thousands)
Revenues                                                         $   519,282          $   465,370           $   426,226
                                                                 ------------------------------------------------------

Operating expenses                                                   264,496              229,856               228,110
Interest expense                                                     137,556              123,713               121,186
Provision for decline in real estate                                     -                      -                11,684
Depreciation and amortization                                         83,655               71,678                70,221
                                                                 ------------------------------------------------------
                                                                     485,707              425,247               431,201
                                                                 ------------------------------------------------------
Gain (loss) on disposition of properties                              30,890              (35,505)               17,574
                                                                 ------------------------------------------------------

Earnings before income taxes                                          64,465                4,618                12,599
                                                                 ------------------------------------------------------

Income tax expense (benefit)
   Current                                                              (705)              (2,437)                 (989)
   Deferred                                                           26,389                6,455                 9,515
                                                                 ------------------------------------------------------
                                                                      25,684                4,018                 8,526
                                                                 ------------------------------------------------------
Net earnings before extraordinary gain                                38,781                  600                 4,073
Extraordinary gain, net of tax                                        16,343               19,356                 2,900
                                                                 ------------------------------------------------------

Net earnings                                                     $    55,124          $    19,956           $     6,973
                                                                 ======================================================

R. Gain (Loss) on Disposition and Extraordinary Gain

     Gain (Loss) on Disposition of Properties - Gain (loss) on disposition of properties totaled a gain of $30,557,000, a loss of $38,638,000 and a gain of $17,574,000 in 1998, 1997 and 1996, respectively. During 1998, the Company recognized a gain on the disposition of its interests in Summit Park Mall ($13,897,000 or $8,401,000 after tax), a regional shopping center in suburban Buffalo, New York; San Vicente ($10,403,000 or $6,289,000 after tax), an office building in Brentwood, California; and Trolley Plaza ($4,941,000 or $2,987,000 after tax), an apartment community in downtown Detroit, Michigan. The dispositions of Summit Park, San Vicente and Trolley Plaza were all structured as tax-free exchanges. Also in 1998, the Company reported gains on the sale of Courtyard ($622,000 or $376,000 after tax), a strip shopping center in Flint, Michigan and the Company's 20% interests in three apartment buildings in Houston, Texas ($1,027,000 or $593,000 after tax).
     During 1997, the Company sold its interest in Woodridge, a land development project in suburban Chicago, Illinois ($3,133,000 loss or $1,892,000 after tax loss) and recorded a loss on disposition of Toscana ($35,505,000 or $21,464,000 after tax). The 1996 gain primarily reflects the disposition of the Company's 18.63% interest in Beachwood Place, a regional shopping center in Cleveland, Ohio.
     Extraordinary Gain - Extraordinary gain, net of tax, totaled $16,343,000, $19,356,000 and $2,900,000 in 1998, 1997 and 1996, respectively, representing extinguishment of nonrecourse debt and related accrued interest.
     The 1998 extraordinary gain recorded represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000 or $8,431,000 after tax) and Skylight Office Tower ($3,619,000 or $2,188,000 after tax) both located in Cleveland, Ohio; Courtland ($7,381,000 or $4,462,000 after tax), a regional mall in Flint, Michigan; One Franklintown ($1,350,000 or $816,000 after tax), an apartment complex in Philadelphia, Pennsylvania; Boot Ranch ($187,000 or $113,000 after tax), an apartment property in Tampa, Florida; and Trolley Plaza ($552,000 or $333,000 after tax).
     In 1997, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt were Toscana ($18,081,000 or $16,884,000 after tax); Halle Office Building in Cleveland, Ohio ($3,569,000 or $2,156,000 after tax); and San Vicente ($524,000 or $316,000 after tax). In 1996, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Enclave, an apartment complex in San Jose, California and the Clark Building, an office building in Cambridge, Massachusetts.

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

                                                Quarterly Consolidated Financial Data (Unaudited)

                                                                                         Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Jan. 31,    Oct. 31,    July 31,     Apr. 30,
                                                                           1999        1998        1998         1998
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (in thousands, except per share data)
Revenues                                                               $   205,417 $   176,902 $   165,707  $   148,623
Earnings before income taxes                                           $    15,083 $     9,487 $    26,852  $    14,659
Net earnings before extraordinary gain(1)                              $     8,895 $     5,168 $    15,836  $     8,508
Net earnings                                                           $    14,286 $    15,786 $    16,170  $     8,508
Basic earnings per share
   Net earnings  before extraordinary gain(1)(2)                       $       .30 $       .17 $       .53  $       .28
   Net earnings(2)                                                     $       .48 $       .53 $       .54  $       .28
Diluted earnings per share
   Net earnings  before extraordinary gain(1)(2)                       $       .29 $       .17 $       .53  $       .28
   Net earnings(2)                                                     $       .47 $       .52 $       .54  $       .28
Dividends declared per common share(3)
   Quarterly dividend
      Class A                                                          $       .04 $       .04 $       .04  $      .035
      Class B                                                          $       .04 $       .04 $       .04  $      .035
Market price range of common stock
      Class A
        High                                                           $     26.63 $     28.88 $     30.63  $     29.88
        Low                                                            $     21.63 $     17.75 $     28.13  $     26.66
      Class B
        High                                                           $     26.38 $     29.63 $     30.13  $     29.66
        Low                                                            $     22.44 $     18.00 $     28.13  $     27.00


                                                                                         Quarter Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Jan. 31,    Oct. 31,    July 31,     Apr. 30,
                                                                           1998        1997        1997         1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (in thousands, except per share data)
Revenues                                                               $   184,591 $   154,975 $   142,035  $   151,068
Earnings (loss) before income taxes                                    $     4,451 $    12,062 $     5,480  $   (18,608)
Net earnings (loss) before extraordinary gain(1)                       $    (1,149)$    10,649 $     2,947  $   (11,264)
Net earnings (loss)                                                    $     4,020 $    10,649 $     6,089  $      (219)
Basic earnings per share
   Net earnings (loss) before extraordinary gain(1)(2)                 $      (.04)$       .35 $       .10  $      (.43)
   Net earnings (loss)(2)                                              $       .13 $       .35 $       .21  $      (.01)
Diluted earnings per share
   Net earnings (loss) before extraordinary gain(1)(2)                 $      (.04)$       .35 $       .10  $      (.43)
   Net earnings (loss)(2)                                              $       .13 $       .35 $       .21  $      (.01)
Dividends declared per common share(3)
   Quarterly dividend
      Class A                                                          $      .035 $       .03 $       .03  $       .03
      Class B                                                          $      .035 $       .03 $       .03  $       .03
Market price range of common stock
      Class A
        High                                                           $     29.44 $     31.25 $     27.47  $     25.19
        Low                                                            $     26.63 $     26.25 $     20.88  $     19.75
      Class B
        High                                                           $     29.38 $     30.38 $     27.44  $     25.00
        Low                                                            $     26.88 $     26.75 $     21.38  $     21.00

Both classes of common stock are traded on the New York Stock Exchange under the symbols FCEA and FCEB.

As of March 1, 1999, the number of registered holders of Class A and Class B common stock were 811 and 631, respectively.

(1) Excludes the extraordinary gain, net of tax of $16,343 ($.55 basic and $.54 diluted per share) and $19,356 ($.67 basic and diluted per share) in fiscal 1998 and 1997, respectively. These items are explained in Note R in the Notes to Consolidated Financial Statements.
(2) The sum of quarterly earnings per share may not equal annual earnings per share due to the weighting of stock and option activity during the year.
(3) Future dividends will depend upon such factors as earnings, capital requirements and financial condition of the Company. Retained earnings of $8,801 was available for payment of dividends as of January 31, 1999, under the restrictions contained in the revolving credit agreement with a group of banks.



Management's Discussion and Analysis of Financial Condition and Results of Operation

General
     The Company develops, acquires, owns and manages commercial and residential real estate properties in 21 states and the District of Columbia. The Company owns a portfolio that is diversified both geographically and by property types and operates through four principal business groups: Commercial Group, Residential Group, Land Group and Lumber Trading Group.
     The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "Results of Operations - EBDT."
     The Company's EBDT for 1998 grew by 10.2% (or 6.0% per share) to $117,854,000, or $3.91 per share of common stock, from $106,910,000, or $3.69 per share of common stock for 1997, diluted and adjusted for the two-for-one stock split distributed in July 1998. EBDT for 1998 grew by 18.0%, or 13.3% per share, excluding $6,991,000 in EBDT in 1997 related to the litigation settlement for Toscana, a 563-unit apartment complex in Irvine, California (see "Results of Operations - Other Transactions - Sale of Toscana").
     The increase in EBDT is primarily attributable to the acquisitions or openings of 16 properties during 1998 and a full year of operations for the 11 properties that opened during 1997.


Results of Operations
     The Company reports its results of operations by each of its four principal business groups as it believes it provides the most meaningful understanding of the Company's financial performance.
     The major components of EBDT are Revenues, Operating Expenses and Interest Expense, each of which is discussed below. Net Operating Income ("NOI") is defined as Revenues less Operating Expenses. See the information in the table "Three Year Summary of Earnings before Depreciation, Amortization and Deferred Taxes" at the end of this Management's Discussion and Analysis of Financial Condition and Results of Operations.
     Net Operating Income from Real Estate Groups - NOI from the combined Commercial Group and Residential Group ("Real Estate Groups") for 1998 was $257,053,000 compared to $234,730,000 in 1997, a 9.5% increase. NOI in 1997 included $15,000,000 of non-recurring Toscana litigation settlement income (see "- Other Transactions - Sale of Toscana" below). Adjusting for this item, NOI increased by 17.0% over 1997. Comparable NOI (NOI for properties in operation throughout both years) for Real Estate Groups increased 6.5% from 1997 to 1998 and 4.6% from 1996 to 1997. Including the expected NOI for the twelve months following stabilization for the 16 properties that were opened, expanded or acquired in 1998, NOI for Real Estate Groups would be approximately $274,000,000 for 1998.


Commercial Group
     Revenues - Revenues for the Commercial Group increased $50,147,000, or 15.2%, to $380,264,000 in 1998 from $330,117,000 in 1997. This increase is primarily the result of property openings and acquisitions. During 1998, Forest City acquired the 292-room Sheraton Hotel at Station Square in Pittsburgh, Pennsylvania and the 324,000-square-foot Fairmont Plaza office building and adjacent 249,000-square-foot Pavilion retail center in San Jose, California, which increased revenues over last year by $13,616,000, $5,919,000 and $1,574,000, respectively. Phase Two of University Park at MIT in Cambridge, Massachusetts opened during the second quarter of 1998. This mixed-use facility, owned in partnership with MIT, consists of 76,000 square feet of office space, 96,000 square feet of retail space, a 210-room hotel and a 960-space parking facility and generated revenues of $4,246,000 in 1998. Richmond Avenue, a retail center in Staten Island, New York, also opened in 1998 and generated revenues of $1,535,000. Revenues increased from the openings of properties in the New York City area during 1997 including Nine MetroTech office building in Brooklyn, New York ($4,400,000) and two retail properties in Queens, New York, Northern Boulevard ($3,701,000) and Grand Avenue ($1,735,000). In addition, the Company's increased ownership in two properties during 1997 resulted in increases to revenues: Antelope Valley Mall in Palmdale, California increased from 40% to 78% ($3,131,000) and Station Square in Pittsburgh, Pennsylvania increased from 25% to 100% ($5,278,000). These increases were partially offset by decreases in revenues due to the disposition of the Company's interest in three commercial properties in 1998: the 469,000-square-foot San Vicente office building in Brentwood, California ($3,390,000), the 695,000-square-foot Summit Park Mall in Wheatfield, New York ($3,554,000) and the Courtyard strip shopping center in Flint, Michigan ($581,000). The Commercial Group also recorded an increase in land sales of $5,388,000 over 1997. The balance of the increase in revenues within the Commercial Group (approximately $7,000,000) was generally due to improved operations.
     Revenues for the Commercial Group increased $15,355,000, or 4.9%, to $330,117,000 in 1997 from $314,762,000 in 1996. This increase is primarily the result of 1997 property openings including Nine MetroTech ($1,495,000), Atlantic Center in Brooklyn, New York ($6,856,000), Bruckner Boulevard in the Bronx, New York ($1,422,000), Gun Hill Road in the Bronx, New York ($749,000), Northern Boulevard ($282,000) and Grand Avenue ($156,000). Properties which opened in 1996 had a full year of operations in 1997 and generated additional revenues include: Showcase in Las Vegas, Nevada ($1,623,000), Galleria at Sunset in Henderson, Nevada ($901,000) and Marketplace at Riverpark in Fresno, California ($690,000). In addition, the Ritz-Carlton hotel in Cleveland, Ohio realized increased revenues in 1997 over the prior year of $1,897,000 and comparable office building revenues increased by approximately $6,300,000. These increases were partially offset by 1996 land sales which did not recur ($2,989,000), a reduction in revenues from Beachwood Place in Cleveland, Ohio which was sold in 1996 ($1,389,000) and the closing of the Handy Andy stores that were the Company's tenants ($3,034,000).
     Operating and Interest Expenses - During 1998, operating expenses for the Commercial Group increased $28,859,000, or 17.3%, to $195,966,000 from $167,107,000 in 1997. The increase in operating expenses was attributable primarily to costs associated with the 1998 acquisitions of the Sheraton Hotel at Station Square ($9,403,000), Fairmont Plaza ($2,137,000) and Pavilion ($901,000) as well as 1998 openings of Phase Two of University Park at MIT ($3,056,000) and Richmond Avenue ($222,000) and 1997 openings of Nine MetroTech ($1,605,000), Northern Boulevard ($1,374,000) and Grand Avenue ($274,000). In
addition, operating expenses increased due to increased ownership in 1997 in Antelope Valley Mall ($1,303,000) and Station Square ($4,060,000) and additional costs associated with increased land sales ($7,181,000). These increases were partially offset by decreases in operating expenses of $3,972,000 resulting from 1998 dispositions. Interest expense for 1998 increased by $4,256,000, or 4.9%, to $91,291,000 from $87,035,000 for 1997. The increase in interest expense is primarily attributable to the 1998 openings and acquisitions discussed above, a full year of interest for 1997 openings and increased ownership in two properties in 1997, also discussed above.
     During 1997, operating expenses for the Commercial Group decreased $1,359,000, or 0.8%, to $167,107,000 from $168,466,000 in 1996. The decrease in operating expenses was attributable primarily to costs associated with the sale of land in 1996 ($5,066,000) which did not recur in 1997, partially offset by the opening of new retail properties ($3,638,000) and costs associated with increased hotel occupancy ($1,379,000). Interest expense increased $5,528,000 in 1997, or 6.8%, to $87,035,000 from $81,507,000 in 1996. The increase in interest expense was attributable to the financing of new properties.
     Net Operating Income - Commercial Group NOI for 1998 was $184,298,000 compared to $163,010,000 in 1997, a 13.1% increase. NOI increased 6.2% from 1997 to 1998 and 4.1% from 1996 to 1997 for Commercial Group properties in operation throughout both years. Including the expected NOI for the twelve months after stabilization for the Commercial Group properties that were opened or acquired in 1998 and the additional NOI from the purchase of additional ownership interests in two properties during 1997, NOI would be approximately $200,000,000 for 1998.


Residential Group
     Revenues - Revenues for the Residential Group increased by $3,750,000, or 2.8%, in 1998 to $139,003,000 from $135,253,000 in 1997. Excluding the
$15,000,000 in proceeds from the Toscana litigation settlement received in 1997 (see "- Other Transactions - Sale of Toscana" below), revenues for 1998 increased $18,750,000, or 15.6% over 1997. This increase was primarily attributable to the sale of the mortgage servicing division of Forest City Capital Corporation ($1,329,000) and the recognition of development and syndication fees on several projects ($3,843,000). Revenues also increased as a result of 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,229,000), a 50% interest in the 342-unit Park Plaza in Mayfield Heights, Ohio ($786,000) and an additional 20% interest in the 450-unit Studio Colony apartment community in Los Angeles, California ($1,599,000) as well as a full year of operations for the 1997 acquisitions of Whitehall Terrace, a 188-unit apartment building in Kent, Ohio ($1,059,000), Colony Woods, a 396-unit garden apartment complex in Bellevue, Washington ($1,357,000) and Museum Towers, a 286-unit high rise apartment building in Philadelphia, Pennsylvania ($774,000). In addition, revenues increased $1,100,000 over 1997 from the addition of 386 units during 1998 to three apartment communities in Cleveland, Ohio and income relating to syndicated partnerships ($2,970,000) and interest on advances made on behalf of the Company's partner in Trowbridge and Museum Towers ($978,000). These increases are partially offset by the decrease in revenues as the result of the 1998 disposition of Trolley Plaza in Detroit, Michigan ($1,297,000). The balance of the increase in revenues within the Residential Group was generally due to improved operations.
     Revenues for the Residential Group increased by $18,375,000, or 15.7%, in 1997 to $135,253,000 from $116,878,000 in 1996. This increase reflects proceeds from the Toscana litigation settlement ($15,000,000 - see "- Other Transactions
- Sale of Toscana"), development fees from The Knolls, a 260-unit apartment community in Orange, California ($1,145,000), the acquisitions in 1997 of Museum Towers ($2,477,000), Colony Woods ($1,186,000) and Whitehall Terrace ($309,000), and a full year of operations for Emerald Palms, a 419-unit apartment complex in Miami, Florida which was acquired in 1996 ($1,041,000). Revenues increased $1,039,000 from the opening of 294 additional units at three existing apartment developments in Cleveland, Ohio. In addition, revenues for comparable properties improved over last year ($3,906,000), offset by the loss of revenue due to the sale of Toscana ($7,206,000).
     Operating and Interest Expenses - Operating expenses for the Residential Group increased by $2,715,000, or 4.3%, in 1998, to $66,248,000 from $63,533,000 in 1997. The increase in operating expenses was primarily due to the 1998 acquisition of Woodlake ($1,048,000) and 1997 acquisitions of Colony Woods ($790,000), Whitehall Terrace ($436,000) and Museum Towers ($772,000). In addition, operating expenses increased $471,000 over last year due to the addition of 386 units at three apartment communities in Cleveland, Ohio and $986,000 in additional costs associated with the generation of increased development fees. This increase was partially offset by a decrease in expenses relating to the sale of Trolley Plaza ($647,000) and 1997 development expenses which did not recur in 1998 ($1,147,000). Interest expense decreased by $1,542,000 in 1998, or 5.3%, to $27,342,000 from $28,884,000 in 1997. This decrease is primarily the result of the disposition of Trolley Plaza.
     Operating expenses for the Residential Group increased by $2,096,000, or 3.4%, to $63,533,000 in 1997 from $61,437,000 in 1996. Interest expense decreased by $4,063,000,  or 12.3%,  to $28,884,000 in 1997 from  $32,947,000 in
1996. The increase in operating expenses is primarily attributable to the 1997 acquisitions of Museum Towers ($1,049,000), Colony Woods ($652,000) and Whitehall Terrace ($127,000), a full year of operations for Emerald Palms ($556,000) which was acquired in 1996, the addition of 294 units at three existing apartment projects in Cleveland, Ohio ($389,000) and normal inflationary growth on the portfolio (approximately $1,300,000). This increase was partially offset by a decrease in operating expenses due to the sale of Toscana ($2,899,000). The decrease in interest expense is primarily the result of the sale of Toscana ($4,097,000).
     Net Operating Income - Residential Group NOI for 1998 was $72,755,000, compared to $71,720,000 in 1997, a 1.4% increase. NOI increased 7.2% from 1997 to 1998 for Residential Group properties in operation throughout both years, and 5.9% from 1996 to 1997. Including the expected NOI for the twelve months after stabilization for Residential Group properties that were opened, expanded or acquired in 1998, NOI would be approximately $74,000,000 for 1998.


Land Group
     Revenues - Revenues for the Land Group increased by $7,997,000 to $52,611,000 in 1998 from $44,614,000 in 1997. This increase is a result of increased land sales at Seven Hills in Henderson, Nevada and The Greens at Birkdale Village in Charlotte, North Carolina. Revenues for the Land Group decreased by $9,274,000 to $44,614,000 in 1997 from $53,888,000 in 1996. This decrease is attributable primarily to 1996 land sale activity at Silver Lakes in Fort Lauderdale, Florida and a significant sale of land located in Miami, Florida in 1996, both of which did not recur in 1997. Sales of land and related earnings vary from period to period, depending on management's decisions regarding the disposition of significant land holdings.
     Operating and Interest Expenses - Operating expenses increased by $6,677,000 in 1998 to $40,532,000 from $33,855,000 in 1997. Operating expenses decreased by $7,213,000 in 1997 to  $33,855,000  from  $41,068,000  in 1996. The fluctuation in operating expenses primarily reflects costs associated with land sales volume in each period. Interest expense increased by $1,239,000 in 1998 to $6,814,000 from $5,575,000 in 1997. Interest expense decreased by $1,238,000 in
1997 to $5,575,000 from $6,813,000 in 1996. Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Group.


Lumber Trading Group
     Revenues - Revenues for the Lumber Trading Group increased by $1,156,000 in 1998 to $123,325,000 from $122,169,000 in 1997. The increase was due primarily to increased lumber trading margins in 1998 compared to 1997 ($8,065,000) which was partially offset by a decrease due to the sale of a facsimile line of business in 1997 ($5,615,000) and a decrease in volume at Forest City/Babin, a wholesaler of major appliances, cabinets and hardware to housing contractors ($936,000).
     Revenues for the Lumber Trading Group decreased by $2,322,000 in 1997 to $122,169,000 from $124,491,000 in 1996. The decrease was due primarily to a reduced level of trading activity in 1997 compared to 1996 ($5,219,000), partially offset by an increase in volume at Forest City/Babin ($2,420,000).
     Operating and Interest Expenses - Operating expenses for the Lumber Trading Group increased by $4,325,000 in 1998 to $111,998,000 from $107,673,000 in 1997.
This increase reflected higher variable expenses due to increased trading margins compared to 1997 ($7,572,000) that was partially offset by a decrease due to the sale of a facsimile line of business in 1997 ($3,356,000) and a decrease in operating expenses at Forest City/Babin ($857,000). Interest expense increased by $8,000 in 1998 to $5,262,000 from $5,254,000 in 1997.
     Operating expenses for the Lumber Trading Group decreased by $2,686,000 in 1997 to $107,673,000 from $110,359,000 in 1996. This decrease reflected the fluctuation in variable expenses due to decreased trading sales volume. Interest expense for 1997 increased by $88,000 in 1997 to $5,254,000 from $5,166,000 in
1996.


Corporate Activities
     Revenues- Corporate Activities' revenues increased $930,000 in 1998 to $1,446,000 from $516,000 in 1997 and increased $86,000 in 1997 to $516,000 from
$430,000 in 1996. Corporate Activities' revenues consist primarily of interest income from investments made by the Company and vary from year to year depending on interest rates and the amount of loans outstanding.
     Operating and Interest Expenses- Operating expenses for Corporate Activities increased $2,288,000 in 1998 to $12,766,000 from $10,478,000 in 1997 and increased  $1,755,000 in 1997 to $10,478,000  from $8,723,000 in 1996. These increases represent general corporate expenses including amortization of costs associated with the 1998 public offering of Senior Notes (see "Financial Condition and Liquidity"). Interest expense increased $9,677,000 in 1998 to $19,251,000 from $9,574,000 in 1997. Interest expense increased $2,643,000 in
1997 to $9,574,000 from $6,931,000 in 1996. Corporate Activities' interest expense consists primarily of interest expense on the 8.50% Senior Notes (issued on March 16, 1998) and the Revolving Credit Agreement that has not been allocated to a principal business group (see "Financial Condition and Liquidity").


Other Transactions
     Gain (Loss) on Disposition of Properties - Gain (loss) on disposition of properties totaled a gain of $30,557,000, a loss of $38,638,000 and a gain of $17,574,000 in 1998, 1997 and 1996, respectively. During 1998, the Company recognized a gain on the disposition of its interests in Summit Park Mall ($13,897,000 or $8,401,000 after tax), a regional shopping center in suburban Buffalo, New York; San Vicente ($10,403,000 or $6,289,000 after tax), an office building in Brentwood, California; and Trolley Plaza ($4,941,000 or $2,987,000 after tax), an apartment community in downtown Detroit, Michigan. The dispositions of Summit Park, San Vicente and Trolley Plaza were all structured as tax-free exchanges. Also in 1998, the Company reported gains on the sale of Courtyard ($622,000 or $376,000 after tax), a strip shopping center in Flint, Michigan and the Company's 20% interests in three apartment buildings in Houston, Texas ($1,027,000 or $593,000 after tax).
     During 1997, the Company sold its interest in Woodridge, a land development project in suburban Chicago, Illinois ($3,133,000 pre-tax loss or $1,892,000 after tax loss) and recorded a loss on disposition of Toscana ($35,505,000 pre-tax or $21,464,000 after tax). The 1996 gain primarily reflects the disposition of the Company's 18.63% interest in Beachwood Place, a regional shopping center in Cleveland, Ohio.
     Extraordinary Gain - Extraordinary gain, net of tax, totaled $16,343,000, $19,356,000 and $2,900,000 in 1998, 1997 and 1996, respectively, representing extinguishment of nonrecourse debt and related accrued interest. The 1998 extraordinary gain recorded represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000 or $8,431,000 after tax) and Skylight Office Tower ($3,619,000 or $2,188,000 after tax) both located in Cleveland, Ohio; Courtland ($7,381,000 or $4,462,000 after tax), a regional mall in Flint, Michigan; One Franklintown ($1,350,000 or $816,000 after tax), an apartment complex in Philadelphia, Pennsylvania; Boot Ranch ($187,000 or $113,000 after tax), an apartment property in Tampa, Florida; and Trolley Plaza ($552,000 or $333,000 after tax).
     In 1997, the properties that recorded extraordinary gain on extinguishment of nonrecourse debt were Toscana ($18,081,000, or $16,884,000 after tax); Halle Office Building in Cleveland, Ohio ($3,569,000 or $2,156,000 after tax); and San Vicente ($524,000 or $316,000 after tax). In 1996, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt are Enclave, an apartment complex in San Jose, California and the Clark Building, an office building in Cambridge, Massachusetts.
     Sale of Toscana - During February 1997, the Company sold Toscana, a 563-unit apartment complex in Irvine, California, back to the original land owner and settled litigation related to the property. As a result, the Company recorded operating income of $9,146,000, after tax, a loss on disposition of property of $21,464,000, after tax, and an extraordinary gain of $16,884,000, after tax, related to the extinguishment of a portion of the property's nonrecourse mortgage debt. The net result of these transactions to the Company is after-tax income of $4,566,000.
     Income Taxes - Income tax expense for 1998 and 1997 totaled $27,674,000, $2,202,000 and $12,951,000, in 1998, 1997 and 1996, respectively. At January 31,
1999, the Company had a net operating loss carryforward ("NOL") for tax purposes of $76,433,000 (generated primarily over time in the ordinary course of business from the significant impact of depreciation expense from real estate properties on the Company's net earnings) which will expire in the years ending January 31, 2006 through January 31, 2011 and general business credits carryovers of $2,432,000 which will expire in the years ending January 31, 2004 through January 31, 2013. The Company's policy is to utilize its NOL before it expires and will consider a variety of strategies to implement that policy.
     Net Earnings - In 1998, the Company's net earnings grew to $54,750,000, or $1.81 per share of common stock, from $20,539,000, or $.71 per share of common stock in 1997. All per share amounts are diluted and adjusted for the two-for-one stock split that was effective July 16, 1998.
     EBDT -  Earnings  Before  Depreciation,  Amortization  and  Deferred  Taxes
("EBDT") is defined as net earnings from operations before depreciation, amortization and deferred taxes on income, and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary items. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because they are non-cash items and the Company believes the values of its properties, in general, have appreciated, over time, in excess of their original cost. Deferred income taxes from real estate operations are excluded because they are a non-cash item. The provision for decline in real estate is excluded from EBDT because it is a non-cash item that varies from year to year based on factors unrelated to the Company's overall financial performance. The Company excludes gain (loss) on the disposition of properties from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of properties other than commercial outlots or land held by the Land Group as nonrecurring items. Extraordinary items are generally the result of the restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results.


Financial Condition and Liquidity
     The Company believes that its sources of liquidity and capital are adequate. The Company's principal sources of funds are cash provided by operations, the revolving credit facility and refinancings of existing properties. The Company's principal use of funds are the financing of development and acquisitions of real estate projects, capital expenditures for its existing portfolio and payments on nonrecourse mortgage debt on real estate.
     Revolving Credit Facility - At January 31, 1999, the Company had $105,000,000 outstanding under its new $225,000,000 revolving credit facility. The new revolving credit line replaced the $80,000,000 revolving credit facility and $60,000,000 term loan in place at January 31, 1998. The new revolving credit facility matures December 10, 2000, unless extended, and allows for up to $30,000,000 in outstanding letters of credit ($22,413,000 of which were outstanding at January 31, 1999) that reduce the credit available to the Company. On each anniversary date, the maturity date may be extended by one year by unanimous consent of the nine participating banks. At the maturity date, the outstanding revolving credit loans, if any, may be converted by the Company to a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000 beginning April 1, 1998. At January 31, 1999, the revolving credit line was $215,000,000.
     The revolving credit facility provides, among other things, for: 1) interest rates of 2% over LIBOR or 1/4% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. At January 31, 1999, retained earnings of $8,801,000 were available for payment of dividends.
     The Company has entered into a one-year 5.125% LIBOR option expiring January 3, 2000 on $75,000,000 of the revolving credit line. To further protect borrowings under this facility from variable interest rates, the Company has purchased a 6.50% LIBOR interest rate cap for 2000 and an average 6.75% LIBOR interest rate cap for 2001 at notional amounts of $42,387,000 and $37,423,000, respectively.
     Senior Notes - On March 16, 1998, the Company issued $200,000,000 in 8.50% senior notes due March 15, 2008 in a public offering. Net proceeds of $195,500,000 were contributed to the capital of Forest City Rental Properties Corporation, a wholly-owned subsidiary, and were then used to repay $114,000,000 outstanding on its term loan and revolving credit loans. The remaining proceeds were used to finance acquisition and development of real estate projects.
     Accrued interest on the senior notes is payable semiannually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company, however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including borrowings under the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends.
     Lumber Trading Group - The Lumber Trading Group is financed separately from the rest of the Company's principal business groups. The financing obligations of Lumber Trading Group are without recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "Lumber Trading Group Liquidity."


Mortgage Refinancings
     During the year ended January 31, 1999, the Company completed $1,026,000,000 in financings, including $556,000,000 in refinancings, $358,000,000 for new development projects and $112,000,000 in acquisition mortgages. The Company is pursuing the refinancing of its nonrecourse mortgage debt which matures within the next 12 months. In addition, the Company is attempting to extend the maturities and/or refinance the nonrecourse debt that is coming due in 1999 and 2000, generally pursuing a strategy of utilizing long-term fixed rate debt and taking advantage of favorable financial market conditions.


Interest Rate Exposure
     At January 31, 1999, the composition of nonrecourse mortgage debt is as follows:

                                   Amount         Rate(1)
--------------------------------------------------------------------------------

                               (in thousands)

Fixed                           $ 1,575,731         7.59%
Variable -
    Hedged(2)                       219,003         7.23%
    Unhedged                        154,960         6.90%
    Tax-Exempt                      154,420         3.66%
UDAG and other
 subsidized loans (fixed)            69,758         2.57%
                                --------------
                                $ 2,173,872         7.07%
                                --------------

(1) The weighted average interest rates shown above include both the base index and the lender margin.
(2) The hedged debt of $219,003 represents $133,479 of 1-year LIBOR contracts and $85,524 of LIBOR-based swaps that have a combined average term of .65 years as of January 31, 1999.

     Interest rate caps and swaps are purchased to reduce short-term variable interest rate risk. The Company has purchased 6.50% LIBOR interest rate cap protection for its variable-rate debt portfolio in the amount of $394,503,000 and $457,613,000 for the years ending January 31, 2000 and 2001, respectively. In addition, LIBOR interest rate caps averaging 6.75% in the amount of $362,577,000 and $79,929,000 have been purchased for the year ending January 31, 2002 and the three year period ending September 1, 2003, respectively. In order to reduce the risk associated with increases in interest rates, the Company has purchased 10-year Treasury Options at a strike rate of 6.00% in the amounts of $170,850,000, $41,252,000 and $38,677,000 with the exercise dates of February
2000, April 2001 and August 2001, respectively. The Company generally does not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged only 3.60% and has never exceeded 7.90%.
     At January 31, 1999, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $1,600,000. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $1,500,000.


Lumber Trading Group Liquidity
     The Lumber Trading Group is separately financed with two revolving lines of credit and a nonrecourse accounts receivable sale program. These credit facilities are without recourse to the Company.
     At January 31, 1999, Lumber Trading Group's two lines of credit totaled a $67,000,000 commitment expiring June 30, 1999. These credit lines are secured by the assets of the Lumber Trading Group and are used by the Trading Group to finance its working capital needs. At January 31, 1999, $17,275,000 was outstanding under these facilities.
     The Lumber Trading Group also has sold an undivided ownership interest in a pool of accounts receivable of up to a maximum of $91,800,000 and uses this program to finance its working capital needs. At January 31, 1999, $44,000,000 had been sold under this accounts receivable program.
     The Company believes that the amounts available under these credit facilities, together with the accounts receivable sale program, will be sufficient to meet the Lumber Trading Group's liquidity needs.


Cash Flows
     Net cash provided by operating activities was $93,492,000, $73,265,000 and $48,278,000 for 1998, 1997 and 1996, respectively. The increase in net cash provided by operating activities in 1998 from 1997 is the result of an increase of $16,512,000 in rents and other revenues received principally comprised of an increase in consolidated revenues of $63,980,000, net of an increase in notes and accounts receivable of $48,579,000 (resulting from an increase of $38,560,000 in 1998 versus a decrease of $10,019,000 in 1997) primarily from Lumber Trading Group, an increase of $3,416,000 in proceeds from land sales and a $25,000,000 decrease in expenditures for operating expenses primarily due to an increase in accounts payable in Lumber Trading Group. These increases were partially offset by an increase of $13,114,000 in land development expenditures and an increase of $11,587,000 in interest paid. The increase in net cash provided by operating activities in 1997 from 1996 is primarily the result of a $55,674,000 increase in collection of revenues received primarily due to the decrease in Lumber Trading Group accounts receivable and a $2,322,000 increase in proceeds from land sales. This increase was partially offset by a $6,929,000 increase in land development expenditures and a $26,635,000 increase in operating expenditures, primarily due to the decrease in Lumber Trading Group accounts payable and accrued expenses.
     Net cash used in investing activities totaled $506,697,000, $276,568,000 and $139,609,000 for 1998, 1997 and 1996, respectively. Capital expenditures, other than development and acquisition activities, totaled $44,615,000, $39,421,000 and $32,007,000 (including both recurring and investment capital expenditures) in 1998, 1997 and 1996, respectively and were financed with cash provided from operating activities. The Company invested $396,101,000, $203,410,000 and $120,667,000 in acquisition and development of real estate projects in 1998, 1997 and 1996, respectively. These expenditures were financed with approximately $203,000,000, $181,000,000 and $117,000,000 in new mortgage indebtedness incurred in 1998, 1997 and 1996, respectively, cash provided from operations and borrowings under the revolving credit facility (after the outstanding balance was repaid from proceeds from the Company's public offerings in 1998 and 1997).
     In 1998, 1997 and 1996, $33,345,000,  $-0- and $26,040,000 was collected in proceeds from the disposition of real estate properties. The Company invested $99,326,000, $33,737,000 and $8,048,000 in investments in and advances to affiliates in 1998, 1997 and 1996, respectively. The 1998 investments were primarily in the following syndicated Residential Group projects: 101 San Fernando ($31,100,000), under construction in San Jose, California; The Enclave ($16,300,000), another development in San Jose that opened in phases during 1997 and 1998; The Grand ($7,800,000) in North Bethesda, Maryland that opened in February 1999; Tobacco Row ($4,900,000), a redevelopment project in Richmond, Virginia; and The Drake ($5,200,000), a redevelopment project in Philadelphia, Pennsylvania. In addition, investments were made on behalf of the Company's partners during 1998 for the following projects: $11,772,000 for New York City area urban development; $5,181,000 for the Promenade regional mall under construction in Temecula, California; $5,400,000 for The Mall at Robinson Town Centre project under development; and $6,000,000 in Land Group joint ventures. In 1997, the Company invested primarily in The Grand, The Mall at Robinson Town Centre and the New York City urban retail program.
     Net cash provided by financing activities totaled $436,980,000, $216,855,000 and $93,488,000 in 1998, 1997 and 1996, respectively. Net proceeds from the issuance of senior notes in March 1998 were $193,703,000, which were initially used to repay $114,000,000 of long-term debt. The Company's refinancing of mortgage indebtedness is discussed above in "Mortgages Refinancings" and borrowings under new mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities. Net cash provided by financing activities for 1998 reflected a reduction of $26,579,000 in restricted cash primarily related to the financing of The Enclave apartment project in San Jose, California and the sale of the mortgage servicing division of Forest City Capital Corp., and an increase in book overdrafts of $8,838,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $9,110,000 in notes payable primarily from the 101 San Fernando residential development project, payment of deferred financing costs of $16,565,000 and payment of $4,497,000 of dividends. During 1997, cash provided by financing activities included proceeds from the sale of common stock of $76,076,000, the release of $3,600,000 in restricted cash related to the Atlantic Center retail project in Brooklyn, New York, a reduction in book overdrafts of $9,749,000, repayment of a $6,365,000 note payable relating to the purchase of the Company's additional 33-1/3% interest in the The Mall at Robinson Town Centre, payment of deferred financing costs of $12,142,000, purchase of treasury stock for $2,896,000 and payment of $3,490,000 of dividends. During 1996, cash provided by financing activities included the release of $15,200,000 in restricted cash related to The Enclave, an increase in book overdrafts of $18,655,000, payment of deferred financing costs of $10,037,000, purchase of treasury stock for $6,080,000 and payment of $2,797,000 of dividends.


Shelf Registration
     On December 3, 1997, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering on a delayed basis of up to $250,000,000 in debt or equity securities. This registration was in addition to the shelf registration filed March 4, 1997 of up to $250,000,000 in debt or equity securities. The Company has sold approximately $82,000,000 through a common equity offering completed on May 20, 1997 and $200,000,000 through a debt offering completed on March 16, 1998. The Company currently has available approximately $218,000,000 on the second shelf registration statement of debt, equity or any combination thereof.


Stock Split, Capitalization and Dividends
     The Board of Directors approved a two-for-one stock split of both the Company's Class A and Class B Common Stock, effective July 16, 1998 to shareholders of record at the close of business on July 1, 1998. The stock split was effected as a stock dividend.
     On June 9, 1998, the Board of Directors voted to increase the 1998 quarterly dividend to $.04 per share (adjusted for the two-for-one stock split) on both Class A and Class B shares, representing a 14.3% annual increase in the previous quarterly dividend.
     The first, second, third and fourth 1998 quarterly dividends of $.035, $.04, $.04 and $.04, respectively, per share (on a post-split basis) on shares of both Class A and Class B Common Stock were paid June 15, 1998, September 15, 1998, December 15, 1998 and March 15, 1999, respectively.
     The first 1999 quarterly dividend of $.04 per share on shares of both Class A and Class B was declared on March 11, 1999 and will be paid on June 15, 1999 to shareholders of record at the close of business on June 1, 1999.
     On June 9, 1998, the shareholders approved an amendment to the Company's Articles of Incorporation to increase the Company's capitalization to: a) 96,000,000 shares of Class A Common Stock from 48,000,000 shares and b) 36,000,000 shares of Class B Common Stock from 18,000,000 shares. The 5,000,000 Preferred shares remained unchanged.


New Accounting Standards
     In the first quarter of 1999, the Company will adopt SOP 98-5, "Reporting on the Costs of Start-up Activities." This statement requires that start-up costs and organization costs be expensed as incurred. In the first quarter of 2000, the Company will adopt SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires recognition of all derivatives as either assets or liabilities and measurements of those instruments at fair value. The Company anticipates that the adoption of both SOP 98-5 and SFAS 133 will not have a material effect on its earnings or financial position.

Year 2000
     The Company is completing its plan to prepare its financial and operational computer systems and embedded applications for the Year 2000. The Company believes that 90% of the required modifications have been completed, the total cost of which is not expected to be material to the Company's operating results. The Company anticipates that the remaining modifications will be made by the end of the second quarter of 1999.
     For business reasons unrelated to the Year 2000, the Company's computer systems have moved from a mainframe environment to a distributed environment. Major processing systems were replaced with Year 2000-compliant software or software with definitive plans for upgrades to Year 2000 compliant code. Costs for this project were approximately $4 million. In addition, the Lumber Trading Group successfully converted their internal systems to Year 2000-compliant code.
     With a majority of the Company's core businesses using Year 2000-compliant software code, the Company's plan has been focused on testing the compliant systems and identifying other systems, such as embedded systems, to ensure that they have an active Year 2000 compliance program.
     Since 1996, senior management and the audit committee have been alerted to the Year 2000 issue and have been provided a quarterly report regarding the Company's Year 2000 compliance plan. The Company's independent auditors have been reviewing the plan and its progress. Each principal business group has formed a Year 2000 compliance committee under senior management's direction.
     As part of the due diligence in the acquisitions of new properties, the Company continues to review Year 2000 compatibility and has updated the terms and conditions of its purchasing function to require goods and services purchased to be Year 2000-compliant.
     The process of inventory collection has been completed at the Corporate and principal business group level for hardware, software and embedded systems. Inventory collection is in process at certain regional offices. The Company has made excellent progress in notifying vendors and business partners of its progress relating to the Year 2000 compliance plan.
     Our testing procedures have uncovered some Year 2000 software issues which have been corrected. The upgrading of the general ledger software and its various interfaces is proceeding as planned.
     The Company has tested most of the embedded systems, particularly those related to the safety of our employees, tenants and customers. The testing has determined that an energy management system interface at one of the Company's commercial facilities and certain gate access systems at residential facilities are not compliant and will need to be upgraded in 1999.
     The Company has identified issues related to hardware, software and embedded systems and developed a contingency plan to respond to each concern. For hardware, the primary concern is that a specific computer or server would not be compliant. In that case, the Company would use other available hardware, provided by our business continuity/disaster recovery program, that is compliant to regenerate data from our backup systems.
     For software, the primary concern is that the automated software scheduling routines would not properly schedule in the Year 2000. Each of these automated scheduling systems has a manual function that has been tested.
     For embedded systems, the primary concern is that these systems, despite testing, would not function properly in the Year 2000. All of these systems have manual reset functions and Year 2000 date issues can be corrected. Additionally, the Company will have appropriate personnel and outside contractors, if necessary, on site starting the evening of December 31, 1999 and the ensuing weekend to reset the functions if necessary. The Company does not believe any of the systems related to the safety of our tenants or customers will be affected.
     The Company is highly dependent upon systems in the public sector such as utilities, mail, government agencies and transportation systems. Failures in those systems upon which the Company has no control could materially affect operations. The property sites have well-defined emergency plans in place that would be activated if necessary. The Year 2000 plan is aimed at identifying and correcting all issues upon which the Company has direct control or indirect control through its vendors and business partners. The Company feels that the successful completion of its Year 2000 plan will avoid or minimize any adverse effect of the Year 2000 issue on operations.


Information Relating to Forward-Looking Statements
     This annual report, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management's current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties; failure to consummate financing arrangements; development risks, including lack of satisfactory financing, construction and lease-up delays and cost overruns; the level and volatility of interest rates; financial stability of tenants within the retail industry, which may be impacted by competition and consumer spending; the rate of revenue increases versus expenses increases; the cyclical nature of the lumber wholesaling business; as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.



        Three Year Summary of Earnings Before Depreciation, Amortization and Deferred Taxes
                                           (in thousands)


                                          Commercial Group                   Residential Group
----------------------------------------------------------------------------------------------------
                                     1998       1997       1996         1998       1997       1996
----------------------------------------------------------------------------------------------------

Revenues                           $380,264   $330,117   $314,762     $139,003   $135,253   $116,878

Operating expenses, including
 depreciation and amortization
 for non-Real Estate Groups         195,966    167,107    168,466       66,248     63,533     61,437
Interest expense                     91,291     87,035     81,507       27,342     28,884     32,947
Income tax provision (benefit)       (1,020)     2,202     (1,243)       6,799     10,851     (2,324)
                                 -------------------------------------------------------------------
                                    286,237    256,344    248,730      100,389    103,268     92,060
                                 -------------------------------------------------------------------
Earnings before depreciation,
 amortization and deferred
 taxes (EBDT)                       $94,027    $73,773    $66,032      $38,614    $31,985    $24,818
                                 ===================================================================


                                             Land Group                    Lumber Trading Group
----------------------------------------------------------------------------------------------------
                                     1998       1997       1996         1998       1997       1996
----------------------------------------------------------------------------------------------------

Revenues                            $52,611    $44,614    $53,888     $123,325   $122,169   $124,491

Operating expenses, including
 depreciation and amortization
 for non-Real Estate Groups          40,532     33,855     41,068      111,998    107,673    110,359
Interest expense                      6,814      5,575      6,813        5,262      5,254      5,166
Income tax provision (benefit)        2,079      1,858      2,078        2,838      4,043      3,913
                                 -------------------------------------------------------------------
                                     49,425     41,288     49,959      120,098    116,970    119,438
                                 -------------------------------------------------------------------
Earnings before depreciation,
 amortization and deferred
 taxes (EBDT)                        $3,186     $3,326     $3,929       $3,227     $5,199     $5,053
                                 ===================================================================


                                        Corporate Activities                      Total
----------------------------------------------------------------------------------------------------
                                     1998       1997       1996         1998       1997       1996
----------------------------------------------------------------------------------------------------

Revenues                           $  1,446    $   516    $   430     $696,649   $632,669   $610,449

Operating expenses, including
 depreciation and amortization
 for non-Real Estate Groups          12,766     10,478      8,723      427,510    382,646    390,053
Interest expense                     19,251      9,574      6,931      149,960    136,322    133,364
Income tax provision (benefit)       (9,371)   (12,163)    (5,796)       1,325      6,791     (3,372)
                                 -------------------------------------------------------------------
                                     22,646      7,889      9,858      578,795    525,759    520,045
                                 -------------------------------------------------------------------
Earnings before depreciation,
 amortization and deferred
 taxes (EBDT)                      $(21,200)   $(7,373)   $(9,428)    $117,854   $106,910    $90,404
                                 ===================================================================

Reconciliation to net earnings:
Earnings before depreciation,
 amortization and deferred
 taxes (EBDT)                                                         $117,854   $106,910    $90,404
Depreciation and amortization
 - Real Estate Groups                                                  (83,655)   (71,678)   (70,221)
Deferred taxes - Real Estate Groups                                    (14,236)   (10,693)   (13,197)
Provision for decline in real estate, net of tax                            -          -      (7,413)
Gain (loss) on disposition of properties, net of tax                    18,444    (23,356)     9,598
Extraordinary gain, net of tax                                          16,343     19,356      2,900
                                                                  ----------------------------------

Net earnings                                                           $54,750    $20,539    $12,071
                                                                  ==================================
