Form 10-K, Exhibit 13
period 2000-01-31
FOREST CITY ENTERPRISES INC
filed 2000-04-25
CIK 38067

                                                                     Exhibit 13

                             SELECTED FINANCIAL DATA

                  Forest City Enterprises, Inc. and Subsidiaries

                                                                           For the Years Ended January 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                      2000             1999             1998             1997           1996
===============================================================================================================================
                                                                            (in thousands,except per share data)
OPERATING RESULTS:
Revenues ......................................  $   793,071      $   696,649      $   632,669      $   610,449   $   529,433
                                                 =============================================================================
Operating earnings, net of tax(1) .............  $    35,600      $    19,963      $    24,539      $     6,986   $    13,490
Provision for decline in real estate and other,
    net of tax ................................       (3,060)               -                -           (7,413)       (6,073)
Gain (loss) on disposition of properties, net
    of tax ....................................        7,990           18,444          (23,356)           9,598          (478)
                                                 -----------------------------------------------------------------------------
Net earnings before extraordinary gain ........       40,530           38,407            1,183            9,171         6,939
Extraordinary gain, net of tax ................          272           16,343           19,356            2,900         1,847
                                                 -----------------------------------------------------------------------------

Net earnings ..................................  $    40,802      $    54,750      $    20,539      $    12,071   $     8,786
                                                 =============================================================================
Earnings before depreciation,amortization and
   deferred taxes (EBDT) (1)(6)(7) ............  $   132,639      $   117,854      $   106,910      $    90,404   $    82,021
                                                 =============================================================================
DILUTED EARNINGS PER COMMON SHARE

   Net earnings before extraordinary gain .....  $      1.34      $      1.27      $      0.04      $      0.35   $      0.26
   Extraordinary gain, net of tax .............         0.01             0.54             0.67             0.11          0.07
                                                 -----------------------------------------------------------------------------

   Net earnings ...............................  $      1.35      $      1.81      $      0.71      $      0.46   $      0.33
                                                 =============================================================================
   EBDT (1)(6)(7) .............................  $      4.40      $      3.91      $      3.69      $      3.43   $      3.04
                                                 =============================================================================
Cash dividends declared Class A and Class B ...  $     0.190      $     0.155      $     0.125      $     0.137   $     0.083
                                                 =============================================================================
                                                                                     January 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                      2000             1999             1998             1997           1996
===============================================================================================================================
                                                                                  (in thousands)
FINANCIAL POSITION:
Consolidated assets ...........................  $ 3,814,474      $ 3,437,110      $ 2,963,353      $ 2,760,673   $ 2,642,756
Real estate portfolio, at cost ................  $ 3,426,508      $ 3,087,498      $ 2,704,560      $ 2,520,179   $ 2,425,083
Long-term debt, primarily nonrecourse mortgages  $ 2,749,380      $ 2,478,872      $ 2,132,931      $ 1,991,428   $ 1,940,059
-------------------------------------------------------------------------------------------------------------------------------
FOREST CITY RENTAL PROPERTIES CORPORATION
   REAL ESTATE ACTIVITY(2)
Real estate -- end of year
   Completed rental properties ................  $ 2,870,313      $ 2,605,048      $ 2,390,969      $ 2,227,859   $ 2,085,284
   Projects under development .................      478,766          412,072          251,416          215,960       246,240
                                                 -----------------------------------------------------------------------------
     Real estate, at cost .....................    3,349,079        3,017,120        2,642,385        2,443,819     2,331,524
   Less accumulated depreciation ..............     (532,607)        (477,253)        (436,377)        (387,733)     (338,216)
                                                 -----------------------------------------------------------------------------
     Total real estate ........................  $ 2,816,472      $ 2,539,867      $ 2,206,008      $ 2,056,086   $ 1,993,308
                                                 =============================================================================
REAL ESTATE ACTIVITY DURING THE YEAR
   Completed rental properties
     Capital additions ........................  $   295,681      $   127,065      $   166,740      $   160,690   $    89,028
     Acquisitions .............................           --          156,879           90,438           22,264        28,587
     Dispositions .............................      (30,416)(3)      (69,865)(4)      (94,068)(5)      (40,379)      (27,960)
                                                 -----------------------------------------------------------------------------
                                                     265,265          214,079          163,110          142,575        89,655
                                                 -----------------------------------------------------------------------------
   Projects under development
     New development ..........................      324,553          243,106          154,746           98,403        58,798
     Transferred to completed rental properties     (257,859)         (82,450)        (119,290)        (128,683)      (43,360)
                                                 -----------------------------------------------------------------------------
                                                      66,694          160,656           35,456          (30,280)       15,438
                                                 -----------------------------------------------------------------------------
Increase in real estate, at cost ............... $   331,959      $   374,735      $   198,566      $   112,295   $   105,093
                                                 =============================================================================

(1) Excludes the provision for decline in real estate and other and gain (loss) on disposition of properties,net of tax.

(2) The table includes only the real estate activity for Forest City Rental Properties Corporation.

(3) Primarily reflects the disposition of Rolling Acres Mall, a 1,014,000 square foot mall in Akron, Ohio.

(4) Primarily reflects the dispositions of Summit Park Mall, Trolley Plaza and San Vicente office building. Summit Park contains 695,000 square feet located in Wheatfield, New York. Trolley Plaza is a 351-unit apartment complex in Detroit, Michigan. San Vicente contains 469,000 square feet in Brentwood, California.

(5) Reflects the sale of Toscana, a residential complex containing 563 units in Irvine, California.

(6) Earnings before depreciation, amortization and deferred taxes consists of net earnings before extraordinary gain, excluding the provision for decline in real estate and other and gain (loss) on disposition of properties, net of tax, before deducting the noncash charges from Forest City Rental Properties Corporation for depreciation,amortization and deferred income taxes.

(7) Includes $6,991,000 or $0.24 per share, for the year ended January 31, 1998 related to the litigation settlement and sale of Toscana.

                  Forest City Enterprises, Inc. and Subsidiaries


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

     The Audit Committee, composed of four members of the Board of Directors who are not employees of the Company, meets regularly with representatives of management, the independent accountants and the Company's internal auditors to monitor the functioning of the accounting and control systems and to review the results of the auditing activities. The Audit Committee recommends the independent accountants to be appointed by the Board of Directors for approval by the shareholders. The Committee reviews the scope of the audit and the fee arrangements. The independent accountants conduct an objective, independent examination of the consolidated financial statements.

     The Audit Committee reviews results of the audit effort with the independent accountants. The Audit Committee also meets with the independent accountants and the internal auditors without management present to ensure that they have open access to the Audit Committee.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Forest City Enterprises, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Forest City Enterprises, Inc. and its Subsidiaries (the Company) at January 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 11, 2000

                           CONSOLIDATED BALANCE SHEETS
                  Forest City Enterprises, Inc. and Subsidiaries

                                                                                          January 31,
---------------------------------------------------------------------------------------------------------------------
                                                                                     2000           1999
=====================================================================================================================
                                                                        (dollars in thousands,except per share data)

ASSETS
Real Estate
  Completed rental properties .................................................  $ 2,894,890   $ 2,625,589
  Projects under development ..................................................      478,766       412,072
  Land held for development or sale ...........................................       52,852        49,837
                                                                                 -------------------------
     Real Estate, at cost .....................................................    3,426,508     3,087,498
  Less accumulated depreciation ...............................................     (547,479)     (491,293)
                                                                                 -------------------------
     Total Real Estate ........................................................    2,879,029     2,596,205

Cash and equivalents ..........................................................       97,195        78,629
Restricted cash ...............................................................       76,662        51,994
Notes and accounts receivable, net ............................................      226,749       229,714
Inventories ...................................................................       57,444        47,299
Investments in and advances to real estate affiliates .........................      318,308       299,599
Other assets ..................................................................      159,087       133,670
                                                                                 -------------------------
                                                                                 $ 3,814,474   $ 3,437,110
                                                                                 =========================

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse ....................................................  $ 2,382,380   $ 2,173,872
Accounts payable and accrued expenses .........................................      409,390       398,499
Notes payable .................................................................       62,898        43,929
Long-term debt ................................................................      167,000       105,000
8.5% Senior notes .............................................................      200,000       200,000
Deferred income taxes .........................................................      174,661       150,150
Deferred profit ...............................................................       31,639        33,552
                                                                                 -------------------------
     Total Liabilities ........................................................    3,427,968     3,105,002
                                                                                 =========================

SHAREHOLDERS' EQUITY
Preferred stock -- convertible, without par value
  5,000,000 shares authorized; no shares issued ...............................            -             -
Common stock -- $.33 1/3 par value
  Class A, 96,000,000 shares authorized; 19,946,756 and 19,904,556
   shares issued, 19,372,406 and 19,281,606 outstanding, respectively .........        6,649         6,636
  Class B, convertible, 36,000,000 shares authorized; 10,937,196 and
   10,979,396 shares issued, 10,659,096 and 10,701,296 outstanding, respectively       3,646         3,661
                                                                                 -------------------------
                                                                                      10,295        10,297
Additional paid-in capital ....................................................      113,764       114,270
Retained earnings .............................................................      254,063       218,967
                                                                                 -------------------------
                                                                                     378,122       343,534
Less treasury stock, at cost; 2000: 574,350 Class A and 278,100 Class B shares
  1999: 622,950 Class A and 278,100 Class B shares ............................      (10,773)      (11,426)
Accumulated other comprehensive income ........................................       19,157             -
                                                                                 -------------------------
  Total Shareholders' Equity ..................................................      386,506       332,108
                                                                                 -------------------------
                                                                                 $ 3,814,474   $ 3,437,110
                                                                                 =========================

The accompanying notes are an integral part of these consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF EARNINGS
                  Forest City Enterprises, Inc. and Subsidiaries

                                                       For the Years Ended January 31,
-----------------------------------------------------------------------------------------
                                                     2000           1999           1998
=========================================================================================
                                                    (in thousands,except per share data)

REVENUES .....................................     $ 793,071     $ 696,649      $ 632,669
                                                   --------------------------------------

Operating expenses ...........................       486,009       424,097        379,531
Interest expense .............................       159,719       149,960        136,322
Provision for decline in real estate and other         5,062             -              -
Depreciation and amortization ................        88,144        87,068         74,793
                                                   --------------------------------------
                                                     738,934       661,125        590,646
                                                   --------------------------------------

Gain (loss) on disposition of properties .....        10,712        30,557        (38,638)
                                                   --------------------------------------

EARNINGS BEFORE INCOME TAXES .................        64,849        66,081          3,385
                                                   --------------------------------------

INCOME TAX EXPENSE (BENEFIT)
 Current .....................................        12,257           (86)        (1,478)
 Deferred ....................................        12,062        27,760          3,680
                                                   --------------------------------------
                                                      24,319        27,674          2,202
                                                   --------------------------------------

NET EARNINGS BEFORE EXTRAORDINARY GAIN .......        40,530        38,407          1,183
Extraordinary gain, net of tax ...............           272        16,343         19,356
                                                   --------------------------------------
NET EARNINGS .................................     $  40,802     $  54,750      $  20,539
                                                   ======================================

BASIC EARNINGS PER COMMON SHARE
 Net earnings before extraordinary gain ......     $    1.35     $    1.28      $    .04
 Extraordinary gain, net of tax ..............           .01           .55           .67
                                                   --------------------------------------
NET EARNINGS .................................     $    1.36     $    1.83      $    .71
                                                   ======================================

DILUTED EARNINGS PER COMMON SHARE
 Net earnings before extraordinary gain ......     $    1.34     $    1.27      $    .04
 Extraordinary gain, net of tax ..............           .01           .54           .67
                                                   --------------------------------------
NET EARNINGS .................................     $    1.35     $    1.81      $    .71
                                                   ======================================


The accompanying notes are an integral part of these consolidated financial statements.


                                                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                    Forest City Enterprises, Inc. and Subsidiaries

                                                                 Common Stock
                                                   ---------------------------------------
                                                         Class A              Class B        Additional
                                     Comprehensive ---------------------------------------    Paid-In   Retained
                                         Income    Shares     Amount     Shares     Amount    Capital   Earnings
=================================================================================================================
                                                       (in thousands, except per share data)
BALANCES AT JANUARY 31,1997..........               15,863    $ 5,290     11,111     $3,705  $  39,496   $152,077
 Net earnings........................    $20,539                                                           20,539
                                         =======
 Dividends:
   $.03 per share (three quarters)...                                                                      (2,703)
   $.035 per share (one quarter).....                                                                      (1,049)
 Issuance of Class A common
   shares in public offering.........                3,910      1,302                           74,774
 Conversion of Class B to Class A
  shares.............................                   40         14        (40)       (14)
 Purchase of treasury stock
                                                   ----------------------------------------------------------------
BALANCES AT JANUARY 31, 1998.........               19,813      6,606     11,071      3,691    114,270    168,864
 Net earnings........................    $54,750                                                           54,750
                                         =======
 Dividends:
   $.035 per share (one quarter).....                                                                      (1,049)
   $.04 per share (three quarters)...                                                                      (3,598)
 Conversion of Class B to Class A
  shares.............................                   92         30        (92)       (30)
 Exercise of stock options...........
                                                   ----------------------------------------------------------------
BALANCES AT JANUARY 31, 1999........                19,905      6,636     10,979      3,661    114,270    218,967
 Comprehensive income:
   Net earnings......................    $40,802                                                           40,802
   Other comprehensive income,
    net of tax
     Unrealized gain on securities...     19,157
                                         -------
 Total comprehensive income              $59,959
                                         =======
 Dividends:
   $.04 per share (one quarter).....                                                                       (1,199)
   $.05 per share (three quarters)..                                                                       (4,507)
 Conversion of Class B to Class A
  shares............................                    42         14        (42)       (14)
 Exercise of stock options..........                                                                 4
 Restricted stock issued............                                                              (605)
 Amortization of unearned
   compensation.....................                                                                93
 Rounding adjustments...............                               (1)                   (1)         2
                                                   ----------------------------------------------------------------
BALANCES AT JANUARY 31, 2000........                19,947     $6,649     10,937     $3,646   $113,764   $254,063
                                                   ================================================================

 The accompanying notes are an integral part of these consolidated financial statements.




                                                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                    Forest City Enterprises, Inc. and Subsidiaries


                                                           Accumulated
                                          Treasury Stock      Other
                                         ---------------- Comprehensive
                                         Shares    Amount     Income     Total
===============================================================================
                                          (in thousands, except per share data)
BALANCES AT JANUARY 31, 1997..........       749  $ (8,590)   $     -  $191,978
 Net earnings.........................                                   20,539

 Dividends:
   $.03 per share (three quarters)....                                   (2,703)
   $.035 per share (one quarter)......                                   (1,049)
 Issuance of Class A common
   shares in public offering                                             76,076
 Conversion of Class B to Class A
  shares..............................                                        -
 Purchase of treasury stock...........       156    (2,896)              (2,896)
                                       -----------------------------------------
BALANCES AT JANUARY 31, 1998..........       905   (11,486)         -   281,945
 Net earnings.........................                                   54,750

 Dividends:
   $.035 per share (one quarter)......                                   (1,049)
   $.04 per share (three quarters)....                                   (3,598)
 Conversion of Class B to Class A
  shares..............................                                        -
 Exercise of stock options............        (4)       60                   60
                                       -----------------------------------------
BALANCES AT JANUARY 31, 1999                 901   (11,426)         -   332,108
 Comprehensive income:
   Net earnings.......................                                   40,802
   Other comprehensive income,
    net of tax
     Unrealized gain on securities....                         19,157    19,157

 Total comprehensive income

 Dividends:
   $.04 per share (one quarter).......                                   (1,199)
   $.05 per share (three quarters)....                                   (4,507)
 Conversion of Class B to Class A
  shares..............................                                        -
 Exercise of stock options............        (4)       48                   52
 Restricted stock issued..............       (45)      605                    -
 Amortization of unearned
   compensation.......................                                       93
 Rounding adjustments.................                                        -
                                       -----------------------------------------
BALANCES AT JANUARY 31, 2000..........       852  $(10,773)   $19,157  $386,506
                                       =========================================

 The accompanying notes are an integral part of these consolidated financial statements.


                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    Forest City Enterprises, Inc. and Subsidiaries

                                                                                      For the Years Ended January 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                2000                 1999                1998
================================================================================================================================
                                                                                               (in thousands)
RECONCILIATION OF NET EARNINGS TO CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS...........................................................      $ 40,802              $ 54,750            $ 20,539
  Depreciation.........................................................        70,615                61,908              56,923
  Amortization.........................................................        17,529                25,160              17,870
  Deferred income taxes................................................        11,978                32,427               2,071
  (Gain) loss on disposition of properties.............................       (10,712)              (30,557)             38,638
  Provision for decline in real estate and other.......................         5,062                     -                   -
  Extraordinary gain...................................................          (450)              (27,036)            (22,174)
  Decrease in commercial land held for sale............................        15,226                19,627              11,364
  (Increase) decrease in land held for development or sale.............        (3,015)               (6,571)                396
  Decrease (increase) in notes and accounts receivable.................         2,867               (38,560)             10,019
  (Increase) decrease in inventories...................................       (10,145)               11,397              (9,927)
  Increase in other assets.............................................        (5,397)              (13,794)            (27,168)
  (Decrease)increase in accounts payable and accrued expenses..........        (5,658)               25,353             (12,704)
  Decrease in deferred profit..........................................        (1,913)                 (985)             (1,218)
                                                                             ---------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES..........................      $126,789              $113,119            $ 84,629
                                                                             ===================================================

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Forest City Enterprises, Inc. and Subsidiaries

                                                              For the Years Ended January 31,
--------------------------------------------------------------------------------------------------
                                                            2000            1999            1998
==================================================================================================
                                                                     (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES

  Rents and other revenues received .................     $ 756,917      $ 604,363      $ 587,851
  Proceeds from land sales ..........................        37,108         50,035         46,619
  Land development expenditures .....................       (37,632)       (45,784)       (32,670)
  Operating expenditures ............................      (469,695)      (349,909)      (383,172)
  Interest paid .....................................      (159,909)      (145,586)      (133,999)
                                                           --------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES .......       126,789        113,119         84,629
                                                           --------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ..............................      (384,137)      (460,343)      (254,195)
  Proceeds from disposition of properties ...........             -         33,345              -
  Investments in and advances to affiliates .........       (23,717)       (99,326)       (33,737)
                                                           --------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ...........      (407,854)      (526,324)      (287,932)
                                                           --------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of senior notes ............             -        200,000              -
  Payment of senior notes issuance costs ............             -         (6,297)             -
  Increase in nonrecourse mortgage and long-term debt       491,855        704,722        385,807
  Principal payments on nonrecourse mortgage debt ...      (193,599)      (370,970)      (102,518)
  Payments on long-term debt ........................             -       (114,000)      (109,000)
  Increase in notes payable .........................        92,758         50,491         48,574
  Payments on notes payable .........................       (73,789)       (41,381)       (57,407)
  Change in restricted cash and book overdrafts .....        (6,226)        35,417         (6,149)
  Payment of deferred financing costs ...............        (6,021)       (16,565)       (12,142)
  Sale of common stock, net .........................             -              -         76,076
  Sale (purchase) of treasury stock .................            52             60         (2,896)
  Dividends paid to shareholders ....................        (5,399)        (4,497)        (3,490)
                                                           --------------------------------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES ......       299,631        436,980        216,855
                                                           --------------------------------------
NET INCREASE IN CASH AND EQUIVALENTS ................        18,566         23,775         13,552
CASH AND EQUIVALENTS AT BEGINNING OF YEAR ...........        78,629         54,854         41,302
                                                           --------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR .................      $ 97,195      $  78,629      $  54,854
                                                           ======================================
SUPPLEMENTAL NON-CASH DISCLOSURE:

The schedule below represents the effect of the following non-cash transactions for the years ended January 31:

               2000 - Disposition of interest in Rolling Acres Mall
               1999 - Disposition of interest in Summit Park Mall and Trolley
                      Plaza
               1998 - Increase in interest in Skylight Office Tower,
                      Antelope Valley Mall and Station Square
                    - Disposition of interest in Toscana
                    - Reduction of interest in MIT Phase II
                    - Exchange of Woodridge

Operating Activities
  Land held for development or sale .................       $       -      $       -      $   3,022
  Notes and accounts receivable .....................              98            565         (5,072)
  Other assets ......................................           1,112          1,138         (1,125)
  Accounts payable and accrued expenses .............            (155)         2,760         (3,470)
  Deferred taxes ....................................               -              -            164
                                                            ----------------------------------------
    Total effect on operating activities  ...........       $   1,055      $   4,463      $  (6,481)
                                                            ========================================
Investing Activities
  Additions to completed rental properties ..........       $       -      $       -      $ (45,272)
  Disposition of completed rental properties ........          25,693         42,312         53,547
  Investments in and advances to affiliates .........               -              -          4,131
                                                            ----------------------------------------
    Total effect on investing activities ............       $  25,693      $  42,312      $  12,406
                                                            ========================================
Financing Activities
  Assumption of nonrecourse debt ....................       $      -       $       -      $  38,375
  Disposition of nonrecourse mortgage debt ..........         (26,748)       (46,775)       (48,988)
  Notes payable .....................................               -              -          4,688
                                                            ----------------------------------------
    Total effect on financing activities ............       $ (26,748)     $ (46,775)     $  (5,925)
                                                            ========================================

The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

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

      Forest City Enterprises, Inc. owns approximately $3.4 billion of properties at cost in 21 states and Washington, D.C. The Company's executive offices are in Cleveland, Ohio. Regional offices are located in New York, Los Angeles, Boston, Tucson, Washington, D.C., San Francisco and Denver.

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

      All significant intercompany accounts and transactions between consolidated entities have been eliminated. Entities which the Company does not control are accounted for on the equity method. Undistributed earnings of such entities are included in retained earnings, with no significant amounts at January 31, 2000.

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

      Effective February 1, 1999, the Company adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", which requires start-up costs and organizational costs to be expensed as incurred. The adoption of this accounting principle had no material effect on earnings and financial position of the Company.

      Certain prior years' amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

FISCAL YEAR

      The years 1999, 1998 and 1997 refer to the fiscal years ended January 31, 2000, 1999 and 1998, respectively.

LAND OPERATIONS

      Land held for development or sale is stated at the lower of carrying amount or fair market value less cost to sell.

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

      LUMBER BROKERAGE - The Company recognizes the gross margin on these sales as revenue. Sales invoiced for the years 1999, 1998 and 1997 were approximately $3,712,000,000, $2,979,000,000 and $2,940,000,000, respectively.

      CONSTRUCTION - Revenue and profit on long-term fixed-price contracts are reflected under the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.

      OTHER COMPREHENSIVE INCOME - Net unrealized gain on securities, net of tax, is included in Other Comprehensive Income and represents the difference between the market value of investments in unaffiliated companies that are available for sale at the balance sheet date and the Company's cost.

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

      Major improvements and tenant improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statements of Earnings.

      The Company periodically reviews its properties to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

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

RESTRICTED CASH

      Restricted cash represents deposits with mortgage lenders for taxes and insurance, security deposits, capital replacement, improvement and operating reserves, bond funds and development and construction escrows.

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

FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company estimates the fair value of its debt instruments by discounting future cash payments at interest rates that the Company believes approximates the current market. The carrying amount of the Company's total fixed-rate debt at January 31, 2000 was $1,834,000,000 compared to an estimated fair value of $1,556,000,000.

       The Company estimates the fair value of its hedging instruments based on interest rate market pricing models. At January 31, 2000, the carrying amount of the Company's hedging instruments was $9,169,000 compared to an estimated fair value of $16,489,000.

INTEREST RATE PROTECTION AGREEMENTS

      The Company maintains a practice of hedging its variable interest rate risk by purchasing LIBOR-based interest rate caps and Treasury options. The LIBOR caps have typical durations ranging from one to three years while the Treasury options are for periods of five to 10 years. The Company also enters into interest rate swap agreements for hedging purposes for periods of one to five years. The principal risk to the Company through its interest rate hedging strategy is the potential inability of the financial institution from which the interest rate protection was purchased to cover all of its obligations. To mitigate this exposure, the Company purchases its interest rate protection from either the institution that holds the debt or from institutions with a minimum A credit rating.

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

      Class A common shareholders elect 25% of the members of the Board of Directors and Class B common shareholders elect the remaining directors annually. The Company currently has 13 directors.




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

NEW ACCOUNTING STANDARDS

      In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS 137, which defers the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", to all fiscal quarters of fiscal years beginning after June 15, 2000. Therefore, the Company plans to implement SFAS 133 for the fiscal quarters in its fiscal year ending January 31, 2002. The adoption of SFAS 133 is not expected to have a material effect on the financial position or results of operations of the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. REAL ESTATE AND RELATED NONRECOURSE MORTGAGE DEBT

      The components of real estate cost and related nonrecourse mortgage debt are presented below.

                                                                     January 31, 2000
----------------------------------------------------------------------------------------------------------
                                                              Less Accumulated                Nonrecourse
                                                  Total Cost    Depreciation     Net Cost    Mortgage Debt
==========================================================================================================
                                                                     (in thousands)
Completed rental properties
   Residential .............................      $  644,625     $  137,789     $  506,836     $  525,759
   Commercial
     Shopping centers ......................       1,113,165        172,153        941,012        877,317
     Office and other buildings ............       1,112,523        222,665        889,858        834,692
   Corporate and other equipment ...........          24,577         14,872          9,705              -
                                                  -------------------------------------------------------
                                                   2,894,890        547,479      2,347,411      2,237,768
                                                  -------------------------------------------------------
Projects under development
   Residential .............................         103,767              -        103,767          8,499
   Commercial
     Shopping centers ......................         184,593              -        184,593         40,407
     Office and other buildings ............         190,406              -        190,406         69,381
                                                  -------------------------------------------------------
                                                     478,766              -        478,766        118,287
                                                  -------------------------------------------------------
Land held for development or sale ..........          52,852              -         52,852         26,325
                                                  -------------------------------------------------------
                                                  $3,426,508     $  547,479     $2,879,029     $2,382,380
                                                  =======================================================

C. NOTES AND ACCOUNTS RECEIVABLE, NET


                                                          January 31,
--------------------------------------------------------------------------------
                                                  2000                    1999
================================================================================
                                                        (in thousands)

Lumber brokerage .................             $ 144,364              $ 166,400
Real estate sales ................                24,051                 18,688
Syndication activities ...........                17,362                 13,604
Receivable from tenants ..........                16,300                 15,802
Other receivables ................                33,205                 22,708
                                               ---------------------------------
                                                 235,282                237,202
Allowance for doubtful
   accounts ......................                (8,533)                (7,488)
                                               ---------------------------------
                                               $ 226,749              $ 229,714
                                               =================================

      Notes receivable at January 31, 2000 of $47,054,000, included in the table above, are collectible primarily over five years, with $9,640,000 being due within one year. The weighted average interest rate on notes receivable at January 31, 2000 and 1999 was 8.55% and 8.08%, respectively.

      In July 1999, the Lumber Trading Group entered into a three-year agreement under which it is selling an undivided interest in a pool of accounts receivable up to a maximum of $102,000,000. At January 31, 2000, the Company had received $55,000,000 in net proceeds under this agreement. The program is nonrecourse to the Company and the Company bears no risk as to the collectability of the accounts receivable.

D. INVESTMENTS IN AND ADVANCES TO REAL ESTATE AFFILIATES

      Included in Investments in and Advances to Real Estate Affiliates is $85,000,000 for Residential Group's interest in 21 limited partnerships where the Company acts as managing general partner. The Company records its share of net income (loss) based on the partnership agreements. Following is summarized financial information for these apartment projects.


(in thousands)                                                 January 31, 2000
--------------------------------------------------------------------------------
Balance Sheet:
   Completed rental properties .................................      $ 544,000
   Projects under development ..................................         61,000
   Accumulated depreciation ....................................        (77,000)
   Other assets ................................................         22,000
                                                                      ---------
     Total Assets ..............................................      $ 550,000
                                                                      =========

   Mortgage debt, nonrecourse ..................................      $ 440,000
   Advances from general partner ...............................         36,000
   Other liabilities ...........................................         44,000
   Partners' equity ............................................         30,000
                                                                      ---------
     Total Liabilities and Partners' Equity                           $ 550,000
                                                                      =========





                                                     YEAR ENDED JANUARY 31, 2000
--------------------------------------------------------------------------------
Operations:
   Revenues ....................................................      $  66,000
   Operating expenses ..........................................        (35,000)
   Interest expense ............................................        (22,000)
   Depreciation and amortization ...............................        (14,000)
                                                                      ---------
     Net Loss ..................................................      $  (5,000)
                                                                      =========
     Company's share (Net Income) ..............................      $   2,600
                                                                      =========

Following is a reconciliation of interest in the underlying net assets to the Company's carrying value.


Partners' equity, as above .....................................      $  30,000
Deficit equity of other partners ...............................         19,000
                                                                      ---------
Company's investment in limited partnerships ...................         49,000
Advances to limited partnerships, as above .....................         36,000
                                                                      ---------
Residential Group's share
  (included in Investments in and
  Advances to Real Estate Affiliates) ..........................      $  85,000
                                                                      =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


E. OTHER ASSETS


                                                            January 31,
--------------------------------------------------------------------------------
                                                      2000                1999
================================================================================
                                                           (in thousands)

Unamortized costs, net .................            $ 85,853            $ 96,571
Prepaid expenses and other .............              73,234              37,099
                                                    ----------------------------
                                                    $159,087            $133,670
                                                    ============================
F. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Included in accounts payable and accrued expenses at January 31, 2000 and 1999 are book overdrafts of approximately $85,506,000 and $66,060,000, respectively. The overdrafts are a result of the Company's cash management program and represent checks issued but not yet presented to a bank for collection.

G. NOTES PAYABLE

      The components of notes payable, which represent indebtedness whose original maturity dates are within one year of issuance, are as follows.

                                                             January 31,
--------------------------------------------------------------------------------
                                                      2000                1999
================================================================================
                                                           (in thousands)
Payable to
   Banks .........................                   $21,486             $17,275
   Other .........................                    41,412              26,654
                                                     ---------------------------
                                                     $62,898             $43,929
                                                     ===========================

      Notes payable to banks reflects borrowings on the Lumber Trading Group's $87,000,000 bank lines of credit. The bank lines of credit allow for up to $5,000,000 in outstanding letters of credit ($1,404,000 of which were outstanding at January 31, 2000) which reduce the credit available to the Lumber Trading Group. Borrowings under these bank lines of credit, which are nonrecourse to the Company, are collateralized by all the assets of the Lumber Trading Group, bear interest at the lender's prime rate or 2.25% over LIBOR, and have a fee of 1/5% per annum on the unused portion of the available commitment. These bank lines of credit are subject to review and extension annually.

      Other notes payable relate to improvements and construction funded by tenants, property and liability insurance premium financing and advances from affiliates and partnerships.

      The weighted average interest rate on notes payable was 8.15% and 8.14% at January 31, 2000 and 1999, respectively.

      Interest incurred on notes payable was $6,199,000 in 1999, $7,331,000 in 1998 and $6,068,000 in 1997. Interest paid on notes payable was $5,901,000 in 1999, $5,664,000 in 1998 and $6,407,000 in 1997.

H. MORTGAGE DEBT, NONRECOURSE

      Mortgage debt, which is collateralized by completed rental properties, projects under development and certain undeveloped land, is as follows.

                                                 January 31,
--------------------------------------------------------------------------------
                                        2000                      1999
================================================================================
                                             (dollars in thousands)
                                              Rate(1)                   Rate(1)
                                              -------                   -------

Fixed ..................      $1,564,620        7.52%   $1,575,731        7.59%
Variable -
  Swapped(2) ...........         198,792        7.44%      219,003        7.23%
  Capped(3) ............         396,652        7.86%      154,960        6.90%
  Tax-Exempt ...........         152,457        4.10%      154,420        3.66%
UDAG and other
  subsidized
  loans ................          69,859        2.57%       69,758        2.57%
                              ----------                ----------
                              $2,382,380        7.21%   $2,173,872        7.07%
                              ==========                ==========

(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) The $198,792 of LIBOR-based swapped debt has a combined remaining average life of 0.97 years as of January 31, 2000.

(3) The $396,652 of capped debt is protected by $584,330 in LIBOR caps as described below. These caps protect the current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during fiscal year 2000.

       Debt related to projects under development at January 31, 2000 totals $118,287,000 out of a total commitment from lenders of $231,951,000. Of this outstanding debt, $112,120,000 is variable-rate debt and $6,167,000 is fixed-rate debt. The Company generally borrows funds for development and construction projects with maturities of two to five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

      The Company has purchased London Interbank Offered Rate ("LIBOR") interest rate caps as follows.

                                                                    Principal
Strike Rate                      Period                            Outstanding
================================================================================
                                                                  (in thousands)

6.50%                      02/01/00 - 01/31/01                   $    584,330
6.50%                      02/01/01 - 07/31/01                        315,358
7.00%                      08/01/01 - 01/31/02                        297,158
7.00%                      02/01/01 - 01/31/02                        257,351
6.75%                      09/01/00 - 08/31/03                         79,929
8.00%*                     06/01/01 - 06/01/04                          8,960
8.00%*                     11/01/01 - 10/31/04                        115,460
8.00%*                     08/01/02 - 07/31/05                         21,700
8.00%*                     02/01/03 - 01/31/06                        133,900

*Three-year 8.00% LIBOR caps were purchased in February and March 2000.
--------------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


H. MORTGAGE DEBT, NONRECOURSE (CONTINUED)

      The interest rate caps and swaps discussed above were purchased to mitigate short-term variable interest rate risk. The Company intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in interest rates, the Company has purchased Treasury Options for the development portfolio as follows.

Strike Rate          Term                Exercise Date               Notional
================================================================================
                    (years)                                       (in thousands)


6.76%                 10                   11/01/00                   $45,700
7.00%                 10                   02/01/01                    33,180
6.00%                 10                   04/10/01                    41,252
7.00%*                10                   05/01/01                    38,920
6.00%                 10                   08/10/01                    38,677
7.00%*                10                   11/01/01                     9,030
7.00%*                10                   08/01/02                    98,760
7.00%                  5                   08/01/01                    43,010

* Ten-year 7.00% Treasury Options were purchased in February 2000.
--------------------------------------------------------------------------------

      The Urban Development Action Grants (UDAG) and other subsidized loans bear interest at rates, which are below prevailing commercial lending rates and are granted to the Company by government agencies as an inducement to develop real estate in targeted areas. A right to participate by the local government in the future cash flows of the project is generally a condition of these loans. Participation in annual cash flows generated from operations is recognized as an expense in the period earned. Participation in appreciation resulting from a sale or refinancing is capitalized as additional basis and amortized.

      Mortgage debt maturities for the next five years ending January 31 are as follows: 2001, $472,160,000; 2002, $157,991,000; 2003, $164,309,000; 2004,
$155,666,000; and 2005, $71,406,000.

      The Company is engaged in discussions with its current lenders and is actively pursuing new lenders to extend and refinance maturing mortgage debt. As of January 31, 2000, $127,846,000 of debt with upcoming maturities has refinancing commitments in place and $326,356,000 has extension options available.

      Interest incurred on mortgage debt was $152,784,000 in 1999, $144,890,000 in 1998 and $138,546,000 in 1997. Interest paid on mortgage debt was $154,185,000 in 1999, $148,959,000 in 1998 and $136,799,000 in 1997.

I. LONG-TERM DEBT

      At January 31, 2000 and 1999, the Company had $167,000,000 and $105,000,000, respectively, outstanding under its $225,000,000 revolving credit facility. The revolving credit facility matures December 10, 2001, unless extended, and allows for up to a combined amount of $30,000,000 in outstanding letters of credit and surety bonds ($9,245,000 and $19,882,000, respectively, were outstanding at January 31, 2000). The outstanding letters of credit reduce the credit available to the Company. Annually, within 60 days after January 31, the revolving credit facility may be extended by one year by unanimous consent of the nine participating banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company into a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000, which began April 1, 1998. At January 31, 2000, the revolving credit line was $205,000,000.

      The revolving credit agreement provides, among other things, for 1) interest rates of 2% over LIBOR or 1/4% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. At January 31, 2000, retained earnings of $8,494,000 were available for payment of dividends.

      The Company has purchased a 6.50% LIBOR interest rate cap for 2000 and an average 6.75% LIBOR interest rate cap for 2001 at notional amounts of $100,620,000 and $83,280,000, respectively.

      Interest incurred on long-term debt was $10,897,000 in 1999, $6,317,000 in 1998 and $7,811,000 in 1997. Interest paid on long-term debt was $9,984,000 in 1999, $6,010,000 in 1998 and $6,896,000 in 1997.

J. SENIOR NOTES

      On March 16, 1998, the Company issued $200,000,000 of 8.50% senior notes, due March 15, 2008, in a public offering. Net proceeds in the amount of $195,500,000 were contributed to the capital of Forest City Rental Properties Corporation, a wholly-owned subsidiary, and were then used to repay $114,000,000 of its term loan and revolving credit loans. The remaining proceeds were used to finance acquisitions and development of real estate projects. Accrued interest is payable semiannually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company, however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends. The dividend limitation is not as restrictive as that imposed by the Company's revolving credit facility (Note I).

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

      Interest incurred on the senior notes was $17,000,000 in 1999, $14,922,000 in 1998 and $1,781,000 in 1997. Interest paid was $17,000,000 in 1999,
$8,453,000 in 1998 and $1,781,000 in 1997. Interest incurred and paid in 1997 was for the purchase of a treasury option to fix the interest rate on the senior notes. The option was not exercised and its cost was expensed in 1997.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

J. SENIOR NOTES (CONTINUED)

CONSOLIDATED INTEREST

      Total interest incurred on all forms of indebtedness (included in Notes G,H, I and J) was $186,880,000 in 1999, $173,460,000 in 1998 and $154,206,000 in
1997 of which $27,161,000, $23,500,000 and $17,884,000 was capitalized, respectively. Interest paid on all forms of indebtedness was $187,070,000 in 1999, $169,086,000 in 1998 and $151,883,000 in 1997.

K. INCOME TAXES

      The income tax provision (benefit) consists of the following components.

                                            For the Years Ended January 31,
--------------------------------------------------------------------------------
                                          2000             1999          1998
================================================================================
                                                      (in thousands)

Current
   Federal .....................       $  8,620        $   (570)       $ (2,706)
   Foreign .....................            446             409             330
   State .......................          3,191              75             898
                                       ----------------------------------------
                                         12,257             (86)         (1,478)
                                       ----------------------------------------

Deferred
   Federal .....................         10,796          21,996           4,301
   Foreign .....................             28              16              32
   State .......................          1,238           5,748            (653)
                                       ----------------------------------------
                                         12,062          27,760           3,680
                                       ----------------------------------------
Total provision ................       $ 24,319        $ 27,674        $  2,202
                                       ========================================

      The effective tax rate for income taxes varies from the federal statutory rate of 35% for 1999, 1998 and 1997 due to the following items.

                                            For the Years Ended January 31,
--------------------------------------------------------------------------------
                                          2000           1999             1998
================================================================================
                                                    (in thousands)

Statement earnings
   before income taxes .........       $ 64,849        $ 66,081        $  3,385
                                       =========================================
Income taxes computed at
   the statutory rate ..........       $ 22,697        $ 23,129        $  1,185
Increase (decrease) in tax
   resulting from:
   State taxes, net of
     federal benefit ...........          3,016           3,452              83
   Contribution carryover ......           (201)          1,113           1,032
   Adjustment of prior
     estimated taxes ...........             64            (116)           (134)
   Valuation allowance .........           (423)            165               -
   Other items .................           (834)            (69)             36
                                       ----------------------------------------
Total provision ................       $ 24,319        $ 27,674        $  2,202
                                       =========================================


An analysis of the deferred tax provision is as follows.

                                              For the Years Ended January 31,
--------------------------------------------------------------------------------
                                          2000             1999          1998
================================================================================
                                                      (in thousands)

Excess of tax over
   statement depreciation
   and amortization ............       $  3,738        $  4,356        $  2,194
Allowance for doubtful
   accounts deducted for
   statement purposes ..........              2            (389)           (585)
Costs on land and rental
   properties under
   development expensed
   for tax purposes ............          3,055           5,688             100
Revenues and expenses
   recognized in different
   periods for tax and
   statement purposes ..........           (538)         11,986           3,843
Development fees deferred
   for statement purposes ......           --              --              (395)
Provision for decline in
   real estate and other .......         (1,772)           --              --
Deferred state taxes, net
   of federal benefit ..........          1,188           3,019            (530)
Interest on construction
   advances deferred for
   statement purposes ..........            736             975          (1,207)
Utilization and (benefits)
   of tax loss carryforward
   recognized against
   deferred taxes ..............         15,577           5,423          (1,509)
Deferred compensation ..........            228            (106)          1,703
Valuation allowance ............           (423)            165            --
Alternative minimum tax
   credits .....................         (9,729)         (3,357)             66
                                       ----------------------------------------
Deferred provision .............       $ 12,062        $ 27,760        $  3,680
                                       ========================================

       The types of differences that gave rise to significant portions of the deferred income tax liability are presented in the following table.

                                                January 31,
                         -------------------------------------------------------
                           Temporary Differences               Deferred Tax
                         =======================================================
                             2000          1999            2000           1999
================================================================================
                                              (in thousands)

Depreciation .........   $ 244,378      $ 244,697      $  96,652      $  96,778
Capitalized costs ....     229,349        201,992         90,708         79,888
Net operating losses..     (41,513)       (76,433)       (14,530)       (26,938)
Federal tax credits...           -              -        (23,263)       (14,165)
Comprehensive income..      31,690              -         12,533              -
Other ................      18,916         19,614         12,561         14,587
                         -------------------------------------------------------
                         $ 482,820      $ 389,870      $ 174,661      $ 150,150
                         =======================================================

       Income taxes paid totaled $7,176,000, $3,740,000 and $6,247,000 in 1999,
1998 and 1997, respectively. At January 31, 2000, the Company had a net operating loss carryforward for tax purposes of $41,513,000 which will expire in the years ending January 31, 2007 through January 31, 2011 and general business credits carryovers of $1,526,000 which will expire in the years ending January 31, 2004 through January 31, 2014.

       The Company's deferred tax liability at January 31, 2000 is comprised of deferred liabilities of $308,330,000, deferred assets of $137,870,000 and a valuation allowance related to state taxes and general business credits of $4,201,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

L. SEGMENT INFORMATION

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

      The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined as net earnings from operations before depreciation, amortization and deferred taxes on income and excludes provision for decline in real estate and other, gain (loss) on disposition of properties and extraordinary items.

      The following tables summarize selected financial data for the Commercial, Residential, Land and Lumber Trading Groups and Corporate. All amounts, including footnotes, are presented in thousands.

                                                                     January 31,           For the Years Ended January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                                           Expenditures for Additions to
                                                                 Identifiable Assets                Real Estate
---------------------------------------------------------------------------------------------------------------------------
                                                           2000        1999       1998       2000      1999       1998
===========================================================================================================================
Commercial Group .....................................  $2,606,698 $2,330,624  $1,956,418  $280,782  $369,342  $234,766
Residential Group ....................................     815,082    722,160     646,574    81,593    75,258    57,868
Land Group ...........................................      92,868    100,501      87,909    34,907    41,706    30,397
Lumber Trading Group .................................     208,836    218,551     199,602     3,899     2,301     2,254
Corporate ............................................      90,990     65,274      72,850     2,476       426       931
                                                        -------------------------------------------------------------------
   Consolidated ......................................  $3,814,474 $3,437,110  $2,963,353  $403,657  $489,033  $326,216
                                                        ===================================================================

                                                        For the Years Ended January 31,
                        ---------------------------------------------------------------------------------------------------
                                                                                             Depreciation & Amortization
                                   Revenues                     Interest Expense                        Expense
                        ---------------------------------------------------------------------------------------------------
                          2000       1999       1998       2000        1999       1998       2000      1999     1998
                        ===================================================================================================
Commercial Group ...... $442,992   $380,264   $330,117     $94,356 $   91,291  $   87,035  $ 66,848  $ 65,527  $56,996
Residential Group .....  158,768    139,003    135,253      26,447     27,342      28,884    17,808    18,128   14,682
Land Group ............   41,356     52,611     44,614       7,370      6,814       5,575       240       562      740
Lumber Trading Group(1)  149,357    123,325    122,169       5,288      5,262       5,254     2,125     2,045    2,202
Corporate .............      598      1,446        516      26,258     19,251       9,574     1,123       806      173
                        ---------------------------------------------------------------------------------------------------
   Consolidated ....... $793,071   $696,649   $632,669    $159,719 $  149,960  $  136,322  $ 88,144  $ 87,068  $74,793
                        ===================================================================================================

                                                                  Earnings Before          Earnings Before Depreciation,
                                                                   Income Taxes               Amortization & Deferred
                                                                      (EBIT)(2)                     Taxes (EBDT)
                                                        -------------------------------------------------------------------
Commercial Group .....................................  $   50,589 $   27,480  $   18,979  $105,877   $94,027   $73,773
Residential Group ....................................      40,472     27,285      28,153    46,411    38,614    31,985
Land Group ...........................................      (5,746)     5,265       5,184    (3,489)    3,186     3,326
Lumber Trading Group .................................      12,258      6,066       9,242     7,070     3,227     5,199
Corporate ............................................     (38,374)   (30,572)   (19,535)   (23,230)  (21,200)   (7,373)
Provision for decline in real estate and other(3) ....      (5,062)         -           -         -         -        -
Gain (loss) on disposition of properties .............      10,712     30,557     (38,638)        -         -        -
                                                        -------------------------------------------------------------------
   Consolidated ......................................  $   64,849 $   66,081  $    3,385   132,639   117,854   106,910
                                                        =================================
Reconciliation of EBDT to net earnings:
Depreciation and amortization - Real Estate Groups .......................................  (84,586)  (83,655)  (71,678)
Deferred taxes - Real Estate Groups ......................................................  (12,453)  (14,236)  (10,693)
Provision for decline in real estate and other, net of tax ...............................   (3,060)        -         -
Gain (loss) on disposition of properties, net of tax .....................................    7,990    18,444   (23,356)
Extraordinary gain, net of tax ...........................................................      272    16,343    19,356
                                                                                           --------------------------------
Net earnings ............................................................................. $ 40,802   $54,750   $20,539
                                                                                           ================================

(1) The Company recognizes the gross margin on lumber brokerage sales as Revenues. Sales invoiced for the years ended January 31, 2000, 1999 and 1998 were approximately $3,712,000, $2,979,000 and $2,940,000, respectively.

(2) See Consolidated Statements of Earnings on page 29 for reconciliation of EBIT to net earnings.

(3) Represents the write-down to the estimated net realizable value of the Land Group's investment in Granite Development Partners, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

M. LEASES

THE COMPANY AS LESSOR

      The following summarizes the minimum future rental income to be received on noncancelable operating leases of commercial properties that generally extend for periods of more than one year.

                                                                     Minimum
                                                                     Future
For the Years Ending January 31,                                     Rentals
================================================================================
                                                                  (in thousands)

2001 ..............................................................  $  210,514
2002 ..............................................................     200,965
2003 ..............................................................     192,254
2004 ..............................................................     182,010
2005 ..............................................................     163,087
Later years .......................................................   1,182,948
                                                                     ----------
                                                                     $2,131,778
                                                                     ==========

      Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes and operating costs. Total reimbursements amounted to $75,954,000, $67,659,000 and $63,479,000 in 1999,
1998 and 1997, respectively.

THE COMPANY AS LESSEE

      The Company is a lessee under various operating leasing arrangements for real property and equipment having terms expiring through 2095, excluding optional renewal periods.

      Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 2000 are as follows.

                                                                     Minimum
                                                                      Lease
For the Years Ending January 31,                                     Payments
================================================================================
                                                                  (in thousands)

2001 ..............................................................     $12,977
2002 ..............................................................      12,358
2003 ..............................................................      11,365
2004 ..............................................................      11,129
2005 ..............................................................      10,498
Later years .......................................................     339,566
                                                                       --------
                                                                       $397,893
                                                                       ========

      Rent expense was $13,361,000, $10,267,000 and $10,273,000 for 1999, 1998
and 1997, respectively.

N. CONTINGENT LIABILITIES

      As of January 31, 2000, the Company has guaranteed loans of $1,400,000, letters of credit outstanding of $10,649,000 and surety bonds outstanding of $19,882,000.

      The Company customarily guarantees lien-free completion of its construction. Upon completion the guarantees are released. For certain limited partnerships in which the Company is a general partner, it guarantees the funding of operating deficits of newly-opened apartment projects for periods averaging five years. The Company is also involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


O. STOCK-BASED COMPENSATION

      Class A fixed options in the form of either incentive stock options or non-qualified stock options may be awarded under the 1994 Stock Option Plan ("Plan") to key employees and non-employee members of the Company's Board of Directors. The maximum number of options that may be awarded under the Plan was increased to 2,250,000 by shareholder approval in June 1998. The maximum award to a person during any calendar year is 75,000 and the maximum term of an option is 10 years. The exercise price of all options equal the fair market value of the stock on the date of grant, except, if incentive stock options are granted to someone who owns more than 10% of the total combined voting power of all classes of stock of the Company, then the exercise price will be 110% of the fair market value of the stock on the date of grant and the term of the option will be five years. The Plan is administered by the Compensation Committee of the Board of Directors. The Company granted 377,800 options in 1999 and 390,800 in 1998. All options granted under the Plan to date have been for a term of 10 years and vest over two to four years.

      The Company applies APBO 25 and related Interpretations in accounting for its Plan. The "intrinsic value" on the grant dates have been zero, thus no compensation costs have been recognized for the Plan.


      Had compensation costs been determined in accordance with SFAS 123 "Accounting for Stock-Based Compensation", net earnings and earnings per share would have been reduced to the pro forma amounts indicated below.

                                          For the Years Ended January 31,
--------------------------------------------------------------------------------
                                      2000             1999             1998
================================================================================
Net earnings (in thousands)
   As reported ............         $ 40,802         $ 54,750         $ 20,539
   Pro forma ..............         $ 38,502         $ 53,150         $ 19,974
Basic earnings per share
   As reported ............         $   1.36         $   1.83         $    .71
   Pro forma ..............         $   1.28         $   1.77         $    .69
Diluted earnings per share
   As reported ............         $   1.35         $   1.81         $    .71
   Pro forma ..............         $   1.29         $   1.77         $    .69

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grants in 1999 and 1998, respectively: dividend yield of .6% and .5%; expected volatility of 36.8% and 38.0%; risk-free interest rate of 5.2% and 5.7%; expected life of 8.7 years in both years; and turnover of 2.0% and 3.0%.

      A summary of stock option activity is presented below.

                                                          For the Years Ended January 31,
--------------------------------------------------------------------------------------------------------------------
                                                 2000                      1999                   1998
--------------------------------------------------------------------------------------------------------------------
                                                       Weighted                   Weighted               Weighted
                                                       Average                    Average                Average
                                           Options  Exercise Price   Options  Exercise Price Options  Exercise Price
====================================================================================================================


Outstanding at beginning of year .......    723,950     $21.86        354,600      $14.38    361,800     $14.38
Granted ................................    377,800     $22.42        390,800      $28.50          -     $    -
Exercised ..............................     (3,600)    $14.38         (4,350)     $14.38          -     $    -
Forfeited ..............................    (17,825)    $22.81        (17,100)     $20.32     (7,200)    $14.38
                                          ---------                   -------                -------
Outstanding at end of year .............  1,080,325     $22.06        723,950      $21.86    354,600     $14.38
                                          =========                   =======                =======

Options exercisable at end of year .....    163,275     $14.38         82,500      $14.38          -     $    -
Number of shares available for
   granting of options at end of year ..  1,161,725                 1,521,700                395,400
Weighted average fair value of
   options granted during the year ..... $    11.29                $    15.12               $      -

      The following table summarizes information about fixed stock options outstanding at January 31, 2000.

                                       Options Outstanding                              Options Exercisable
                     --------------------------------------------------------   ---------------------------------------
     Range of             Number          Weighted Average        Weighted           Number             Weighted
     Exercise         Outstanding at         Remaining            Average        Exercisable at          Average
      Prices         January 31, 2000     Contractual Life    Exercise Prices   January 31, 2000     Exercise Prices
=======================================================================================================================


     $   14.38           331,125             6.6 years          $ 14.38             163,275              $14.38
     $   22.38           369,200             9.2 years          $ 22.38                   -              $    -
  $25.65 - $28.50        380,000             8.1 years          $ 28.46                   -              $    -

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

O. STOCK-BASED COMPENSATION (CONTINUED)

      During 1999 the Compensation Committee granted 45,000 shares of restricted Class A common stock to key employees. The restricted shares were awarded out of treasury stock, having a cost basis of $605,000, with rights to vote the shares and receive dividends while being subject to restrictions on disposition and transferability and risk of forfeiture. The shares become nonforfeitable over a period of four years. In accordance with APBO 25, the market value on the date of grant of $1,114,000 was initially recorded as unearned compensation to be charged to expense over the respective vesting periods. The unearned compensation is a reduction of Additional Paid-In Capital in the accompanying consolidated financial statements. At January 31, 2000, unearned compensation amounted to $1,021,000.

P. CAPITAL STOCK

      The Company paid a two-for-one common stock split on July 16, 1998 and a three-for-two common stock split on February 17, 1997. Both stock splits were effected as stock dividends. The stock splits were given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity. All share and per share data included in this annual report, including stock option plan information, have been restated to reflect the stock splits.

      On May 20, 1997, the Company sold to the public 3,910,000 (1,955,000 pre-split) shares of Class A common stock for $21.00 ($42.00 pre-split) per share.

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

      During 1999 and 1998, 3,600 and 4,350 shares, respectively, of Class A common stock were issued out of treasury stock upon the exercise of stock options (See Note O).

Q. EARNINGS PER SHARE

      The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for "net earnings before extraordinary gain".

                                                      Weighted
                                  Net Earnings        Average
                                     Before            Common
                                 Extraordinary         Shares            Per
                                      Gain           Outstanding         Common
                                  (Numerator)       (Denominator)        Share
================================================================================
                       (in thousands)

Year ended January 31, 2000
   Basic earnings
    per share .............         $40,530          30,016,323          $1.35
   Effect of dilutive
    securities-stock
     options ..............               -             136,734           (.01)
                                    -------          ----------          -----
   Diluted earnings
    per share .............         $40,530          30,153,057          $1.34
                                    =======          ==========          =====

Year ended January 31, 1999
   Basic earnings
    per share .............         $38,407          29,980,200          $1.28
   Effect of dilutive
    securities -stock
      options .............               -             193,730           (.01)
                                    -------          ----------          -----
   Diluted earnings
    per share .............         $38,407          30,173,930          $1.27
                                    =======          ==========          =====

Year ended January 31, 1998
   Basic earnings
    per share .............         $ 1,183          28,905,920          $ .04
   Effect of dilutive
    securities-stock
       options ............               -              57,760              -
                                    -------          ----------          -----
   Diluted earnings
    per share .............         $ 1,183          28,963,680          $ .04
                                    =======          ==========          =====


R. SUMMARIZED FINANCIAL INFORMATION

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

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

R. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                         January 31,
-----------------------------------------------------------------------------------------------
                                                                  2000                 1999
===============================================================================================
                                                                         (in thousands)
ASSETS
Real Estate
   Completed rental properties ......................         $ 2,870,313          $ 2,605,048
   Projects under development .......................             478,766              412,072
                                                              --------------------------------
                                                                3,349,079            3,017,120
   Less accumulated depreciation ....................            (532,607)            (477,253)
                                                              --------------------------------
     Total Real Estate ..............................           2,816,472            2,539,867

Cash and equivalents ................................              25,320               33,158
Restricted cash .....................................              75,689               50,926
Notes and accounts receivable, net ..................              63,971               47,757
Investments in and advances to real estate affiliates             297,745              266,405
Other assets ........................................             141,541              115,425
                                                              --------------------------------
                                                              $ 3,420,738          $ 3,053,538
                                                              --------------------------------
LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse ..........................         $ 2,356,055          $ 2,148,996
Accounts payable and accrued expenses ...............             236,472              192,552
Notes payable .......................................              34,454               21,783
Long-term debt ......................................             167,000              105,000
Deferred income taxes ...............................             199,791              168,863
Deferred profit .....................................              28,646               30,090
                                                              --------------------------------
   Total Liabilities ................................           3,022,418            2,667,284
                                                              --------------------------------

SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital .........             200,878              200,878
Retained earnings                                                 178,285              185,376
                                                              --------------------------------
                                                                  379,163              386,254
Accumulated other comprehensive income ..............              19,157                    -
                                                              --------------------------------
   Total Shareholder's Equity .......................             398,320              386,254
                                                              --------------------------------
                                                              $ 3,420,738          $ 3,053,538
                                                              ================================

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

                                                         For the Years Ended January 31,
-----------------------------------------------------------------------------------------------
                                                    2000             1999             1998
===============================================================================================
                                                                 (in thousands)

Revenues ...............................         $ 601,760         $ 519,282          $ 465,370
                                                 ----------------------------------------------
Operating expenses .....................           306,614           264,496            229,856
Interest expense .......................           147,061           137,556            123,713
Depreciation and amortization ..........            84,586            83,655             71,678
                                                 ----------------------------------------------
                                                   538,261           485,707            425,247
                                                 ----------------------------------------------
Gain (loss) on disposition of properties            10,712            30,890            (35,505)
                                                 ----------------------------------------------
Earnings before income taxes ...........            74,211            64,465              4,618
                                                 ----------------------------------------------
Income tax expense (benefit)
   Current .............................            12,446              (705)            (2,437)
   Deferred ............................            15,139            26,389              6,455
                                                 ----------------------------------------------
                                                    27,585            25,684              4,018
                                                 ----------------------------------------------
Net earnings before extraordinary gain .            46,626            38,781                600
Extraordinary gain, net of tax .........               272            16,343             19,356
                                                 ----------------------------------------------
Net earnings ...........................         $  46,898         $  55,124          $  19,956
                                                 ==============================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

S. GAIN(LOSS) ON DISPOSITION OF PROPERTIES, EXTRAORDINARY GAIN AND PROVISION FOR DECLINE IN REAL ESTATE AND OTHER

      GAIN (LOSS) ON DISPOSITION OF PROPERTIES - Gain (loss) on disposition of properties totaled a gain of $10,712,000, a gain of $30,557,000 and a loss of $38,638,000 in 1999, 1998 and 1997, respectively.

      During 1999, the Company recorded a gain on the disposition of properties ($10,712,000 or $7,990,000 after tax) primarily resulting from the disposition of its interest in Rolling Acres Mall in Akron, Ohio through a tax-free exchange.

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

      PROVISION FOR DECLINE IN REAL ESTATE AND OTHER - During 1999, the Company recorded a Provision for Decline in Real Estate and Other of $5,062,000 ($3,060,000 net of tax) related to the write-down to estimated net realizable value of the Land Group's investment in Granite Development Partners L.P. (Granite). The Company owns a 43.75% interest in Granite as the result of capital contribution of land, which was classified as Investments In and Advances to Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The Company has been informed by one of its partners (the project manager) of cost overruns that will, in turn, reduce the anticipated sales margins of the Seven Hills project. The revised projection of costs to complete the project indicates that the Company may not recover its capital investment in Granite.

      EXTRAORDINARY GAIN - Extraordinary gain, net of tax, totaled $272,000, $16,343,000 and $19,356,000 in 1999, 1998 and 1997, respectively, representing extinguishment of nonrecourse debt and related accrued interest.

      Extraordinary gain for 1999 represents extinguishment of $450,000 ($272,000 after tax) of non-recourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania.

      The 1998 extraordinary gain represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000 or $8,431,000 after tax) and Skylight Office Tower ($3,619,000 or $2,188,000 after tax), both located in Cleveland, Ohio; Courtland ($7,381,000 or $4,462,000 after tax), a regional mall in Flint, Michigan; One Franklintown ($1,350,000 or $816,000 after tax), an apartment complex in Philadelphia, Pennsylvania; Boot Ranch ($187,000 or $113,000 after tax), an apartment property in Tampa, Florida; and Trolley Plaza ($552,000 or $333,000 after tax).

      In 1997, the properties which recorded extraordinary gain on extinguishment of nonrecourse debt were Toscana ($18,081,000 or $16,884,000 after tax); Halle Office Building in Cleveland, Ohio ($3,569,000 or $2,156,000 after tax); and San Vicente ($524,000 or $316,000 after tax).

      SALE OF TOSCANA - During February 1997, the Company sold Toscana, a 563-unit apartment complex in Irvine, California, back to the original land owner and settled litigation related to the property. As a result, the Company recorded operating income of $9,146,000, after tax, a loss on disposition of property of $21,464,000, after tax, and an extraordinary gain of $16,884,000, after tax, related to the extinguishment of a portion of the property's nonrecourse mortgage debt. The net result of these transactions to the Company was after-tax income of $4,566,000. During 1999, the Company received $4,500,000, pre-tax, in final settlement of the Toscana litigation, which is included in operating income.

T. RECENT DEVELOPMENTS

      During the first quarter of 2000, the Company disposed of two apartment complexes, Highlands and Studio Colony with a total of 1,006 units, and recorded a pre-tax gain on disposition of properties of approximately $26,500,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

                                                                             Quarter Ended
-------------------------------------------------------------------------------------------------------------------
                                                         Jan. 31,       Oct. 31,         July 31,         Apr. 30,
                                                          2000            1999             1999             1999
===================================================================================================================
                                                                  (in thousands, except per share data)

Revenues ......................................         $224,259         $188,167         $198,951         $181,694
Earnings before income taxes ..................         $ 35,150         $ 12,247         $  8,269         $  9,183
Net earnings before extraordinary gain(1) .....         $ 23,463         $  7,033         $  4,740         $  5,294
Net earnings ..................................         $ 23,521         $  7,033         $  4,740         $  5,508
BASIC EARNINGS PER SHARE
   Net earnings before extraordinary gain(1)(2)         $    .78         $    .23         $    .16         $    .17
   Net earnings(2) ............................         $    .78         $    .23         $    .16         $    .18
DILUTED EARNINGS PER SHARE
   Net earnings before extraordinary gain(1)(2)         $    .78         $    .23         $    .16         $    .17
   Net earnings(2) ............................         $    .78         $    .23         $    .16         $    .18
Dividends declared per common share(3)
   Quarterly dividend
      Class A .................................         $    .05         $    .05         $    .05         $    .04
      Class B .......................................   $    .05         $    .05         $    .05         $    .04
Market price range of common stock
      Class A
        High ..................................         $  28.25         $  26.50         $  28.75         $  25.88
        Low ...................................         $  23.82         $  21.88         $  24.75         $  19.88
      Class B
        High ..................................         $  31.44         $  27.50         $  28.63         $  26.00
        Low ...................................         $  27.07         $  25.00         $  25.00         $  20.69

                                                                              Quarter Ended
---------------------------------------------------------------------------------------------------------------------------
                                                         Jan. 31,        Oct. 31,          July 31,         Apr. 30,
                                                          1999             1998             1998              1998
---------------------------------------------------------------------------------------------------------------------------
                                                                    (in thousands, except per share data)

Revenues ......................................         $205,417         $176,902         $165,707         $148,623
Earnings before income taxes ..................         $ 15,083         $  9,487         $ 26,852         $ 14,659
Net earnings before extraordinary gain(1) .....         $  8,895         $  5,168         $ 15,836         $  8,508
Net earnings ..................................         $ 14,286         $ 15,786         $ 16,170         $  8,508
Basic earnings per share
   Net earnings before extraordinary gain(1)(2)         $    .30         $    .17         $    .53         $    .28
   Net earnings(2) ............................         $    .48         $    .53         $    .54         $    .28
Diluted earnings per share
   Net earnings before extraordinary gain(1)(2)         $    .29         $    .17         $    .53         $    .28
   Net earnings(2) ............................         $    .47         $    .52         $    .54         $    .28
Dividends declared per common share(3)
   Quarterly dividend
      Class A .................................         $    .04         $    .04         $    .04         $    .035
      Class B .................................         $    .04         $    .04         $    .04         $    .035
Market price range of common stock
      Class A
        High ..................................         $  26.63         $  28.88         $  30.63         $  29.88
        Low ...................................         $  21.63         $  17.75         $  28.13         $  26.66
      Class B
        High ..................................         $  26.38         $  29.63         $  30.13         $  29.66
        Low ...................................         $  22.44         $  18.00         $  28.13         $  27.00

Both classes of common stock are traded on the New York Stock Exchange under the symbols FCEA and FCEB. As of March 1, 2000, the number of registered holders of Class A and Class B common stock were 826 and 619, respectively.

(1) Excludes the extraordinary gain, net of tax of $272 ($.01 basic and diluted per share) and $16,343 ($.55 basic and $.54 diluted per share) in fiscal 1999 and 1998, respectively. These items are explained in Note S in the Notes to Consolidated Financial Statements.

(2) The sum of quarterly earnings per share may not equal annual earnings per share due to the weighting of stock and option activity during the year.

(3) Future dividends will depend upon such factors as earnings, capital requirements and financial condition of the Company. Retained earnings of $8,494 was available for payment of dividends as of January 31, 2000, under the restrictions contained in the revolving credit agreement with a group of banks.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

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

      The Company's EBDT for 1999 grew by 12.5% to $132,639,000 from $117,854,000. The increase in EBDT is primarily attributable to improved results from existing properties and from seven new projects and additions to three residential projects that opened in 1999, and a full year of operations for the 16 properties that opened in 1998.

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

      NET OPERATING INCOME FROM REAL ESTATE GROUPS - NOI from the combined Commercial Group and Residential Group ("Real Estate Groups") for 1999 was $296,521,000 compared to $257,053,000 in 1998, a 15.4% increase. Comparable NOI
(NOI for properties in operation throughout both years) for Real Estate Groups increased 4.9% from 1998 to 1999 and 6.5% from 1997 to 1998. Including the expected NOI for the twelve months following stabilization for the properties that were opened, expanded, acquired or disposed in 1999, NOI for Real Estate Groups would be approximately $317,000,000 for 1999.

COMMERCIAL GROUP

      REVENUES - Revenues for the Commercial Group increased $62,728,000, or 16.5%, to $442,992,000 in 1999 from $380,264,000 in 1998. This increase is primarily the result of the openings of Millennium ($11,496,000) an office building at University Park at MIT in Cambridge, Massachusetts which opened in February 1999, Phase Two of University Park at MIT ($1,029,000) a mixed use facility which opened during the second quarter of 1998, the 210-room MIT Hotel ($4,358,000), and The Promenade in Temecula ($2,175,000), a 795,000 square-foot regional mall in Temecula, California. The 1998 acquisitions of the 292-room Sheraton Hotel at Station Square in Pittsburgh, Pennsylvania increased revenues by $4,866,000, the 324,000-square-foot Fairmont Plaza by $6,221,000, and the adjacent 249,000-square-foot Pavilion retail center in San Jose, California by $1,555,000. Revenues also increased as a result of improved operations at Liberty Center in Pittsburgh, Pennsylvania ($1,832,000), The Avenue at Tower City Center in Cleveland, Ohio ($5,545,000), the Ritz-Carlton Hotel in Cleveland, Ohio ($1,233,000), the Tuscon Mall ($1,948,000) in Tuscon, Arizona, and openings in the Company's urban retail portfolio in New York City ($4,669,000) including Columbia Park, Kaufman Studios and 1131 Bay Street. These increases were partially offset by a decrease in revenues due to the 1998 disposition of Summit Park Mall ($2,229,000). The Commercial Group also recorded additional land sales of $11,276,000 in 1999 compared to 1998. The remainder of the increase (approximately $6,500,000) was due to improved operations as a result of rental rate and occupancy increases.

      The Commercial Group recognizes rental revenues when due from its tenants. If the Commercial Group had recognized rental revenue using the straight-line method in 1999, additional revenues of approximately $4,400,000, and approximately $2,600,000 in net earnings after tax, would have been reported for the year. The cumulative effect at January 31, 2000 on retained earnings, had rental revenues been recorded using the straight-line method, would be an increase of approximately $29,000,000.

      Revenues for the Commercial Group increased $50,147,000, or 15.2%, to $380,264,000 in 1998 from $330,117,000 in 1997. This increase is primarily the result of property openings and acquisitions. During 1998, Forest City acquired the 292-room Sheraton Hotel at Station Square in Pittsburgh, Pennsylvania and the 324,000-square-foot Fairmont Plaza office building and adjacent 249,000-square-foot Pavilion retail center in San Jose, California, which increased revenues over the prior year by $13,616,000, $5,919,000 and $1,574,000, respectively. Phase Two of University Park at MIT in Cambridge, Massachusetts opened during the second quarter of 1998. This mixed-use facility, owned in partnership with MIT, consists of 169,000 square feet of office and retail space, a 210-room hotel and a 960- space parking facility and generated revenues of $4,246,000 in 1998. Richmond Avenue, a retail center in Staten Island, New York, also opened in 1998 and generated revenues of $1,535,000. Revenues increased from the openings of properties in the New York City area during 1997 including Nine MetroTech office building in Brooklyn, New York ($4,400,000) and two retail properties in Queens, New York, Northern Boulevard ($3,701,000) and Grand Avenue ($1,735,000). In addition, the Company's increased ownership in two properties during 1997 resulted in increases to revenues:
Antelope Valley Mall in Palmdale, California increased from 40% to 78% ($3,131,000) and Station Square in Pittsburgh, Pennsylvania increased from 25% to 100% ($5,278,000). These increases were partially offset by decreases in revenues due to the disposition of the Company's interest in three commercial properties in 1998: the 469,000-square-foot San Vicente office building in Brentwood, California ($3,390,000), the 695,000-square-foot Summit Park Mall in Wheatfield, New York ($3,554,000) and the Courtyard strip shopping center in Flint, Michigan ($581,000). The Commercial Group also recorded an increase in land sales

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

of $5,388,000 over 1997. The balance of the increase in revenues within the Commercial Group (approximately $7,000,000) was generally due to improved operations.

      OPERATING AND INTEREST EXPENSES - During 1999, operating expenses for the Commercial Group increased $35,232,000, or 18.0%, to $231,198,000 from $195,966,000 in 1998. This increase was attributable primarily to costs associated with the 1999 openings of Millennium ($3,136,000), Promenade in Temecula ($586,000); the 1998 openings of Phase Two at MIT ($534,000) and University Park Hotel at MIT ($2,877,000); and the 1998 acquisitions of Sheraton Hotel at Station Square ($2,674,000), Fairmont Plaza ($1,860,000) and Pavilion ($88,000). Operating expenses also increased at Liberty Center ($1,266,000), Ritz-Carlton Hotel ($1,160,000), and The Avenue at Tower City ($4,129,000) as a result of increased revenues, and also as a result of 1998 and 1999 openings in the urban New York City retail portfolio ($1,242,000). In addition, development expenses increased $1,941,000 over 1998, incremental costs associated with increased land sales were $5,916,000 compared to last year, and operating expenses for mature properties increased approximately $5,000,000. Interest expense for 1999 increased by $3,065,000, or 3.4%, to $94,356,000 from
$91,291,000 for 1998. The increase in interest expense is primarily attributable to the 1999 additions to the Commercial Group portfolio discussed above, and a full year of interest for 1998 openings.

      During 1998, operating expenses for the Commercial Group increased $28,859,000, or 17.3%, to $195,966,000 from $167,107,000 in 1997. The increase in operating expenses was attributable primarily to costs associated with the 1998 acquisitions of the Sheraton Hotel at Station Square ($9,403,000), Fairmont Plaza ($2,137,000) and Pavilion ($901,000) as well as 1998 openings of Phase Two of University Park at MIT ($3,056,000) and Richmond Avenue ($222,000) and 1997 openings of Nine MetroTech ($1,605,000), Northern Boulevard ($1,374,000) and Grand Avenue ($274,000). In addition, operating expenses increased due to increased ownership in 1997 in Antelope Valley Mall ($1,303,000) and Station Square ($4,060,000) and additional costs associated with increased land sales ($7,181,000). These increases were partially offset by decreases in operating expenses of $3,972,000 resulting from 1998 dispositions. Interest expense increased by $4,256,000 in 1998, or 4.9%, to $91,291,000 from $87,035,000 in
1997. The increase in interest expense was primarily attributable to the 1998 openings and acquisitions discussed above, a full year of interest for 1997 openings and increased ownership in two properties in 1997, also discussed above.

      NET OPERATING INCOME - Commercial Group NOI for 1999 was $211,794,000 compared to $184,298,000 in 1998, a 14.9% increase. NOI increased 4.9% from 1998 to 1999 and 6.2% from 1997 to 1998 for Commercial Group properties in operation throughout both years. Including the expected NOI for the twelve months after stabilization for the Commercial Group properties that were opened or acquired in 1999, NOI would be approximately $230,000,000 for 1999.

RESIDENTIAL GROUP

      REVENUES - Revenues for the Residential Group increased by $19,765,000, or 14.2%, in 1999 to $158,768,000 from $139,003,000 in 1998. This increase was primarily attributable to proceeds from the Toscana litigation settlement ($4,500,000), the recognition of development and other fees ($5,722,000) on several projects including: The Grand, a 546-unit luxury high-rise apartment building in North Bethesda, Maryland which opened in February 1999; The Drake, a 288-unit high-rise building in Philadelphia, Pennsylvania; The Enclave, a 637-unit apartment complex in San Jose, California which opened in early 1998; and 101 San Fernando, a 323-unit apartment complex also in San Jose, California, a full year of operations for the 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,663,000), an additional 20% ownership in Studio Colony, a 450-unit apartment building in Los Angeles, California ($934,000) and a 50% interest in the 342-unit complex Coppertree (formerly Park Plaza) in Mayfield Heights, Ohio ($520,000). In addition, revenues increased at Bayside Village, an 862-unit complex in San Francisco, California ($770,000), the Company's Senior Housing properties in New York, New Jersey, and Maryland ($1,182,000), an increase in units in three Cleveland properties ($796,000) and as a result of lease-up of the 396-unit complex at Colony Woods in Bellevue, Washington ($1,872,000). These increases were partially offset by a decrease due to the sale in the second quarter of 1998 of Trolley Plaza, a 351-unit apartment community in Detroit, Michigan ($1,504,000). The balance of the increase in revenues ($2,300,000) within the Residential Group was generally due to improved operations.

      Revenues for the Residential Group increased by $3,750,000, or 2.8%, in 1998 to $139,003,000 from $135,253,000 in 1997. Excluding the $15,000,000 in proceeds from the Toscana litigation settlement received in 1997 (see "- Other Transactions - Sale of Toscana" below), revenues for 1998 increased $18,750,000, or 15.6% over 1997. This increase was primarily attributable to the sale of the mortgage servicing division of Forest City Capital Corporation ($1,329,000) and the recognition of development and other fees on several projects ($3,843,000). Revenues also increased as a result of 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,229,000), a 50% interest in the 342-unit Park Plaza in Mayfield Heights, Ohio ($786,000) and an additional 20% interest in the 450-unit Studio Colony apartment community in Los Angeles, California ($1,599,000) as well as a full year of operations for the 1997 acquisitions of Whitehall Terrace, a 188-unit apartment building in Kent, Ohio ($1,059,000), Colony Woods, a 396-unit garden apartment complex in Bellevue, Washington ($1,357,000) and Museum Towers, a 286-unit high-rise apartment building in Philadelphia, Pennsylvania ($774,000). In addition, revenues increased $1,100,000 over 1997 from the addition of 386 units during 1998 to three apartment communities in Cleveland, Ohio and income relating to syndicated partnerships ($2,970,000) and interest on advances made on behalf of the Company's partner in Trowbridge and Museum Towers ($978,000). These increases are partially offset by the decrease in revenues as the result of the 1998 disposition of Trolley Plaza in Detroit, Michigan ($1,297,000). The balance of the increase in revenues (approximately $2,000,000) within the Residential Group was generally due to improved operations as a result of increased rental rates and occupancy.

      OPERATING AND INTEREST EXPENSES - Operating expenses for the Residential Group increased by $7,793,000, or 11.8%, in 1999, to $74,041,000 from
$66,248,000 in 1998. The increase in operating expenses was primarily due to the reduction in a reserve for collection of a note receivable in 1998 from Millender Center ($3,000,000), additional costs

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

associated with the generation of increased development fees ($999,000), increased operating expenses for mature properties (approximately $2,000,000), increased expenses due to lease-up at Colony Woods ($353,000) and the three Cleveland properties ($316,000), and the 1998 acquisitions of Woodlake Apartments ($1,356,000) and Coppertree (formerly Park Plaza) ($355,000). These increases were partially offset by a decrease due to the sale in 1998 of Trolley Plaza ($1,135,000). Interest expense decreased by $895,000 in 1999, or 3.3%, to $26,447,000 from $27,342,000 in 1998. This decrease is primarily the result of an increase in capitalized interest on funded development projects.

      Operating expenses for the Residential Group increased by $2,715,000, or 4.3%, in 1998, to $66,248,000 from $63,533,000 in 1997. The increase in operating expenses was primarily due to the 1998 acquisition of Woodlake ($1,048,000) and 1997 acquisitions of Colony Woods ($790,000), Whitehall Terrace ($436,000) and Museum Towers ($772,000). In addition, operating expenses increased $471,000 over the prior year due to the addition of 386 units at three apartment communities in Cleveland, Ohio and $986,000 in additional costs associated with the generation of increased development fees. This increase was partially offset by a decrease in expenses relating to the sale of Trolley Plaza ($647,000) and 1997 development expenses which did not recur in 1998 ($1,147,000). Interest expense decreased by $1,542,000 in 1998, or 5.3%, to
$27,342,000 from $28,884,000 in 1997. This decrease is primarily the result of the disposition of Trolley Plaza.

      NET OPERATING INCOME - Residential Group NOI for 1999 was $84,727,000, compared to $72,755,000 in 1998, a 16.5% increase. NOI increased 5.0% from 1998 to 1999 for Residential Group properties in operation throughout both years, and 7.2% from 1997 to 1998. Including the expected NOI for the twelve months after stabilization for Residential Group properties that were opened, expanded or acquired in 1999, NOI would be approximately $87,000,000 for 1999.

LAND GROUP

      During 1999, the Company was informed by the project manager/partner of costs that would be incurred in excess of budget to complete Seven Hills, a 1,300-acre planned-unit development project in Henderson, Nevada. The Company owns a 14.57% interest in Seven Hills through its investment in Granite (see "Other Transactions - Provision for Decline in Real Estate and Other). As a result of this deterioration in Seven Hills' margins, the Company entered into an agreement (Agreement) during 1999 with the project manager/partner to restructure the partnership agreement and reposition the project. In accordance with the Agreement, the Company has agreed to forgo its fee and interest income to which it was entitled in order to preserve cash flow available to meet the project's obligations.

      REVENUES - Revenues for the Land Group decreased by $11,255,000 to $41,356,000 in 1999 from $52,611,000 in 1998. This decrease is a result of forgiveness of interest income relating to Granite ($4,001,000) discussed above and decreased revenues at: various other projects owned by Granite (approximately $4,000,000); Greens at Birkdale Village, a 220-acre mixed use community in Huntersville, North Carolina ($2,791,000); Chestnut Lakes, an 85-acre planned-unit development in North Ridgeville, Ohio ($3,151,000); and Eaton Estate, 22-acre apartment and cluster site in Sagamore Hills, Ohio ($848,000). Revenues also decreased approximately $10,000,000 in 1999 compared to 1998 as a result of a cumulative adjustment to properly reflect the Company's share of the revenues of Seven Hills pursuant to the Agreement discussed above. These decreases were partially offset by increases in revenues at Westwood Lakes, 475-acres, 657 lots located in Tampa, Florida ($5,960,000); Silver Lakes, 2,400 acres, 5,108 units in Fort Lauderdale, Florida ($2,724,000); and Canterberry Crossing, a new 470-acre residential golf course community in Parker, Colorado ($4,649,000).

      Revenues for the Land Group increased by $7,997,000 to $52,611,000 in 1998 from $44,614,000 in 1997. This increase is a result of increased land sales at Seven Hills ($2,038,000) and The Greens at Birkdale Village ($5,049,000). Sales of land and related gross margins vary from period to period, depending on management's decisions regarding the disposition of significant land holdings.

      OPERATING AND INTEREST EXPENSES - Operating expenses decreased by $800,000 in 1999 to $39,732,000 from $40,532,000 in 1998. This decrease is primarily the result of a decrease in costs related to lower sales volume at various projects owned by Granite ($1,666,000), Greens at Birkdale Village ($2,372,000), Chestnut Lakes ($2,575,000) and Eaton Estate ($696,000). Operating expenses also decreased approximately $3,500,000 in 1999 compared to 1998 as a result of a cumulative adjustment to properly reflect the Company's share of the revenues of Seven Hills pursuant to the Agreement discussed above. These decreases were partially offset by increases in operating expenses related to increased sales volume at Westwood Lakes ($4,157,000), Seven Hills ($3,500,000), Silver Lakes ($2,903,000) and Canterberry Crossing ($4,155,000). Operating expenses also decreased for 1999 by $4,729,000 due to certain valuation allowances relating to Land Group investments. These accruals are reviewed periodically and adjusted to reflect management's estimated value of the Land Group's portfolio.

      Operating expenses increased by $6,677,000 in 1998 to $40,532,000 from $33,855,000 in 1997. The fluctuation in operating expenses primarily reflects costs associated with land sales volume in each period. Interest expense increased by $556,000 in 1999 to $7,370,000 from $6,814,000 in 1998. Interest expense increased by $1,239,000 in 1998 to $6,814,000 from $5,575,000 in 1997.
Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Group.

LUMBER TRADING GROUP

      REVENUES - Revenues for the Lumber Trading Group increased by $26,032,000 in 1999 to $149,357,000 from $123,325,000 in 1998. The increase was due primarily to increased lumber trading margins of $26,159,000 for 1999 compared to 1998.

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

      OPERATING AND INTEREST EXPENSES - Operating expenses

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

for the Lumber Trading Group increased by $19,813,000 in 1999 to $131,811,000 from $111,998,000 in 1998. The increase reflected higher variable expenses due to increased lumber trading margins compared to 1998. Interest expense increased $26,000 in 1999 to $5,288,000 from $5,262,000 in 1998.

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

CORPORATE ACTIVITIES

      REVENUES - Corporate Activities' revenues decreased $848,000 in 1999 to $598,000 from $1,446,000 in 1998 and increased $930,000 in 1998 to $1,446,000 from $516,000 in 1997. Corporate Activities' revenues consist primarily of interest income from investments made by the Company and vary from year to year depending on interest rates and the amount of loans outstanding.

OPERATING AND INTEREST EXPENSES

      Operating expenses for Corporate Activities increased $20,000 in 1999 to $12,786,000 from $12,766,000 in 1998 and increased $2,288,000 in 1998 to
$12,766,000 from $10,478,000 in 1997. The increase in 1999 represents additional facilities expense. The increase in 1998 represents general corporate expenses including amortization of costs associated with the 1998 public offering of Senior Notes (see "Financial Condition and Liquidity"). Interest expense increased $7,007,000 in 1999 to $26,258,000 from $19,251,000 in 1998 and increased $9,677,000 in 1998 to $19,251,000 from $9,574,000 in
1997. Corporate Activities' interest expense consists primarily of interest expense on the 8.50% Senior Notes (issued on March 16, 1998) and the Revolving Credit Agreement that has not been allocated to a principal business group (see "Financial Condition and Liquidity").

OTHER TRANSACTIONS

      PROVISION FOR DECLINE IN REAL ESTATE AND OTHER - During 1999, the Company recorded a Provision for Decline in Real Estate and Other of $5,062,000 ($3,060,000 net of tax) related to the write-down to estimated net realizable value of the Land Group's investment in Granite Development Partners L.P. (Granite). The Company owns a 43.75% interest in Granite as a result of capital contribution of land, which was classified as Investments In and Advances to Real Estate Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The Company has been informed by one of it's partners (the project manager) of cost overruns that will, in turn, reduce the anticipated sales margins of the Seven Hills project. The revised projection of costs to complete the project indicates that the Company may not recover its capital investment in Granite.

      GAIN (LOSS) ON DISPOSITION OF PROPERTIES - Gain (loss) on disposition of properties totaled a gain of $10,712,000, a gain of $30,557,000, and a loss of $38,638,000 in 1999, 1998 and 1997, respectively. During 1999, the Company recognized a gain on the disposition of properties ($10,712,000 or $7,990,000 after tax) primarily resulting from the disposition of its interest in Rolling Acres Mall in Akron, Ohio through a tax-free exchange.

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

      EXTRAORDINARY GAIN - Extraordinary gain, net of tax, totaled $272,000, $16,343,000, and $19,356,000 in 1999, 1998, and 1997, respectively, representing extinguishment of nonrecourse debt and related accrued interest. The 1999 extraordinary gain was the result of the extinguishment of $450,000 of non-recourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania.

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

      SALE OF TOSCANA - During February 1997, the Company sold Toscana, a 563-unit apartment complex in Irvine, California, back to the original land owner and settled litigation related to the property. As a result, the Company recorded operating income of $9,146,000, after tax, a loss on disposition of property of $21,464,000, after tax, and an extraordinary gain of $16,884,000, after tax, related to the extinguishment of a portion of the property's nonrecourse mortgage debt. The net result of these transactions to the Company is after-tax income of $4,566,000. During 1999, the Company received $4,500,000, pre-tax, in final settlement of the Toscana litigation, which is included in 1999 Revenues of the Residential Group.

      INCOME TAXES - Income tax expense totaled $24,319,000, $27,674,000, and $2,202,000 in 1999, 1998 and 1997, respectively. At January 31, 2000, the
Company had a net operating loss ("NOL") carryforward for tax purposes of $41,513,000 (generated primarily over time in the ordinary course of business from the significant impact of depreciation

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

expense from real estate properties on the Company's net earnings) which will expire in the years ending January 31, 2007 through January 31, 2011 and general business credits carryovers of $1,526,000 which will expire in the years ending January 31, 2004 through January 31, 2014. The Company's policy is to utilize its NOL before it expires and to evaluate its future tax position while considering a variety of tax-saving strategies.

      NET EARNINGS - In 1999, the Company's net earnings decreased to $40,802,000, or $1.35 per share of common stock, from $54,750,000, or $1.81 per share of common stock in 1998.

      EBDT - Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") is defined as net earnings from operations before depreciation, amortization and deferred taxes on income, and excludes provision for decline in real estate and other, gain (loss) on disposition of properties and extraordinary items. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because they are non-cash items and the Company believes the values of its properties, in general, have appreciated, over time, in excess of their original cost. Deferred income taxes from real estate operations are excluded because they are a non-cash item. The provision for decline in real estate and other is excluded from EBDT because it is a non-cash item that varies from year to year that, in management's opinion, is considered to be non-recurring in nature and outside the principal operations of the Company. The Company excludes gain (loss) on the disposition of properties from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of properties other than commercial outlots or land held by the Land Group as nonrecurring items. Extraordinary items are generally the result of the restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results.

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

      REVOLVING CREDIT FACILITY - At January 31, 2000 and 1999, the Company had $167,000,000 and $105,000,000, respectively, outstanding under its $225,000,000 revolving credit facility. The revolving credit facility matures December 10, 2001, unless extended, and allows for up to a combined amount of $30,000,000 in outstanding letters of credit and surety bonds ($9,245,000 and $19,882,000, respectively, were outstanding at January 31, 2000). The outstanding letters of credit reduce the credit available to the Company. Annually, within 60 days of January 31, the revolving credit facility may be extended by one year by unanimous consent of the nine participating banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company into a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000, which began April 1, 1998. At January 31, 2000, the revolving credit line was $205,000,000.

      The revolving credit agreement provides, among other things, for 1) interest rates of 2% over LIBOR or 1/4% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. At January 31, 2000, retained earnings of $8,494,000 were available for payment of dividends.

      The Company has purchased a 6.50% LIBOR interest rate cap for 2000 and an average 6.75% LIBOR interest rate cap for 2001 at notional amounts of $100,620,000 and $83,280,000, respectively.

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

      LUMBER TRADING GROUP - Lumber Trading Group is financed separately from the rest of the Company's principal business groups. The financing obligations of Lumber Trading Group are without recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "Lumber Trading Group Liquidity."

MORTGAGE REFINANCINGS

      During the year ended January 31, 2000, the Company completed approximately $701,000,000 in financings, including $255,000,000 in refinancings, $146,000,000 for new development projects and $300,000,000 in loan extensions. The Company is actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2000 and 2001, generally pursuing long-term fixed rate debt.

INTEREST RATE EXPOSURE

      At January 31, 2000, the composition of nonrecourse mortgage debt was as follows:

                                                       Amount           Rate(1)
                                                   =============================

                                                  (in thousands)

Fixed ....................................           $1,564,620         7.52%
Variable -
   Swapped(2) ............................              198,792         7.44%
   Capped(3) .............................              396,652         7.86%
   Tax-Exempt ............................              152,457         4.10%
UDAG and other
 subsidized loans (fixed) ................               69,859         2.57%
                                                     ----------
                                                     $2,382,380         7.21%
                                                     ==========

(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) The $198,792 of LIBOR-based swapped debt had a combined remaining average life of 0.97 years as of January 31, 2000.

(3) The $396,652 of capped debt is protected by $584,330 in LIBOR caps as described below. These caps protect the current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during fiscal year 2000.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

      With respect to taxable variable-rate debt, the Company generally attempts to obtain interest rate protection for such debt with a maturity in excess of one year. The Company has purchased 6.50% and an average 6.86% LIBOR interest rate caps for its variable-rate mortgage debt in the amount of $584,330,000 and an average $563,609,000, respectively, for the years ending January 31, 2001 and 2002.

      In addition, 3-year LIBOR caps were purchased at strike rates ranging from 6.75% - 8.00% to protect the development portfolio, in the aggregate amount of $359,949,000 with start dates from September 2000 through February 2003. The Company intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt.

      In order to mitigate upward fluctuations in interest rates, the Company has entered into Treasury Options. The Company owns $305,519,000 of 10-year Treasury Options at strike rates ranging from 6.00% - 7.00% with exercise dates ranging from November 2000 to August 2002. Additionally, the Company owns $43,010,000 of 5-year Treasury Options at a strike rate of 7.00% with an exercise date of August 2001. The Company generally does not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged only 3.60% and has never exceeded 7.90%.

      At January 31, 2000, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $2,400,000. This effect is lessened due to the 6.50% LIBOR caps in place for fiscal year 2000.

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

      At January 31, 2000, Lumber Trading Group's two lines of credit totaled an $87,000,000 commitment expiring June 30, 2000. These credit lines are secured by the assets of the Lumber Trading Group and are used to finance its working capital needs. At January 31, 2000, $21,486,000 was outstanding under these facilities.

      In July 1999, Lumber Trading Group entered into a three-year agreement under which it is selling an undivided interest in a pool of accounts receivable up to a maximum of $102,000,000. At January 31, 2000, the Company had received $55,000,000 in net proceeds from this agreement. The program is nonrecourse to the Company and the Company bears no risk as to the collectibility of the accounts receivable.

      The Company believes that the amounts available under these credit facilities, together with the accounts receivable sale program, will be sufficient to meet Lumber Trading Group's liquidity needs.

CASH FLOWS

      Net cash provided by operating activities was $126,789,000, $113,119,000, and $84,629,000 for 1999, 1998 and 1997, respectively. The increase in net cash provided by operating activities in 1999 from 1998 is the result of an increase of $152,554,000 in rents and other revenues received principally comprised of an increase in consolidated revenues of $ 96,422,000 and a decrease in notes and accounts receivable of $41,427,000 (resulting from a decrease of $2,867,000 in 1999 versus an increase of $38,560,000 in 1998) primarily from Lumber Trading Group, and a decrease of $8,152,000 in land development expenditures. These increases were partially offset by a $119,786,000 increase in expenditures for operating expenses (due to an increase of $62,217,000 in operating expenses, an increase in accounts payable of $31,011,000 and an increase in Lumber Trading Group's inventory of $21,542,000), an increase of $14,323,000 in interest paid, and a decrease of $12,927,000 in proceeds from land sales. The increase in net cash provided by operating activities in 1998 from 1997 is the result of an increase of $16,512,000 in rents and other revenues received principally comprised of an increase in consolidated revenues of $63,980,000, net of an increase in notes and accounts receivable of $48,579,000 (resulting from an increase of $38,560,000 in 1998 versus a decrease of $10,019,000 in 1997) primarily from Lumber Trading Group, an increase of $3,416,000 in proceeds from land sales and a $33,263,000 decrease in expenditures for operating expenses primarily due to an increase in accounts payable in Lumber Trading Group. These increases were partially offset by an increase of $13,114,000 in land development expenditures and an increase of $11,587,000 in interest paid.

      Net cash used in investing activities totaled $407,854,000, $526,324,000 and $287,932,000 for 1999, 1998 and 1997, respectively. Capital expenditures, other than development and acquisition activities, totaled $37,822,000, $44,615,000, and $39,421,000 (including both recurring and investment capital expenditures) in 1999, 1998, and 1997, respectively, and were financed with cash provided from operating activities. The Company invested $346,315,000, $ 415,728,000, and $203,410,000 in acquisition and development of real estate projects in 1999, 1998, and 1997, respectively. These expenditures were financed with approximately $194,000,000, $203,000,000, and $181,000,000 in new mortgage indebtedness incurred in 1999, 1998, and 1997, respectively, cash provided from operations and borrowings under the revolving credit facility.

In 1999, 1998, and 1997, $-0-, $33,345,000, and $-0- was collected in proceeds from the disposition of real estate properties. The Company invested $23,717,000, $99,326,000, and $33,737,000 in investments in and advances to affiliates in 1999, 1998, and 1997, respectively. The 1999 investments were primarily in the following syndicated Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland that opened in February 1999; Grand Lowry Lofts ($9,600,000), 261 units under construction in Denver, Colorado; and Philip Morris at Tobacco Row ($10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made during 1999 on behalf of the Company's partner for New York City area urban development projects. During 1999, a return on investment of $23,270,000 was received on 101 San Fernando in San Jose, California. The 1998 investments were primarily in the following syndicated Residential Group projects: 101 San Fernando ($31,100,000) in San Jose, California; The Enclave ($16,300,000), another development in San Jose that opened in phases during 1997 and 1998;

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

The Grand ($7,800,000); Philip Morris at Tobacco Row ($4,900,000), and The Drake ($5,200,000), a redevelopment project in Philadelphia, Pennsylvania. In addition, investments were made during 1998 on behalf of the Company's partner for the following projects: $11,772,000 for New York City area urban development; $5,181,000 for the Promenade regional mall in Temecula, California, $5,400,000 for The Mall at Robinson Town Centre project under development; and $6,000,000 in Land Group joint ventures. In 1997, the Company invested primarily in The Grand, The Mall at Robinson Town Centre and the New York City urban retail program.

      Net cash provided by financing activities totaled $299,631,000, $436,980,000, and $216,855,000 in 1999, 1998, and 1997, respectively. The
Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities.

      Net cash provided by financing activities for 1999 reflected an increase of $25,672,000 in restricted cash related to the financing of Millennium ($8,676,000), an office building at University Park at MIT in Cambridge, Massachusetts, and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $19,446,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $18,969,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, payment of deferred financing costs of $6,021,000 and payment of $5,399,000 of dividends.

      Net cash provided by financing activities for 1998 reflected a reduction of $26,579,000 in restricted cash primarily related to the financing of The Enclave apartment project in San Jose, California and the sale of the mortgage servicing division of Forest City Capital Corp. Net proceeds from the issuance of senior notes in March 1998 of $193,703,000, which were initially used to repay $114,000,000 of long-term debt, and an increase in book overdrafts of $8,838,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $9,110,000 in notes payable primarily from the 101 San Fernando residential development project, payment of deferred financing costs of $16,565,000 and payment of $4,497,000 of dividends.

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

RECENT DEVELOPMENTS

      During the first quarter of 2000, the Company disposed of two apartment complexes, Highlands and Studio Colony with a total of 1,006 units, and recorded a pre-tax gain on disposition of properties of approximately $26,500,000.

SHELF REGISTRATION

      On December 3, 1997, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering on a delayed basis of up to $250,000,000 in debt or equity securities. This registration was in addition to the shelf registration filed on March 4, 1997 of up to $250,000,000 in debt or equity securities. The Company has sold approximately $82,000,000 through a common equity offering completed on May 20, 1997 and $200,000,000 through a debt offering completed on March 16, 1998. The Company currently has available approximately $218,000,000 on the second shelf registration statement of debt, equity or any combination thereof.

DIVIDENDS

      On June 8, 1999, the Board of Directors voted to increase the 1999 quarterly dividend to $.05 per share on both Class A and Class B Common Stock, representing a 25% annual increase in the previous quarterly dividend.

      The first, second, third and fourth 1999 quarterly dividends of $.04, $.05, $.05 and $.05, respectively, per share on shares of both Class A and Class B Common Stock were paid June 15, 1999, September 15, 1999, December 15, 1999 and March 15, 2000, respectively.

      The first 2000 quarterly dividend of $.05 per share on both Class A and Class B Common Stock was declared on March 10, 2000 and will be paid on June 15, 2000 to share-holders of record at the close of business on June 1, 2000.

LEGAL PROCEEDINGS

      On September 21, 1999, a complaint was filed in state court in Los Angeles County against Forest City Enterprises, Inc., Forest City California Residential Development, Inc., and Forest City Residential West, Inc. Plaintiffs are 63 construction workers who claim to have been exposed to asbestos and mold and mildew while engaged in renovation work at a construction site in Washington ("the Washington claims"). Three of the plaintiffs also claim to have been exposed to lead paint and asbestos at a construction site in California ("the California claims"). Plaintiffs seek damages for unspecified personal injuries, lost income, and diminished earning capacity and also seek punitive and treble damages. Defendants filed a motion to dismiss or stay the Washington claims on the grounds that Washington was a more appropriate forum in which to hear these claims. On February 25, 2000, the Superior Court for the County of Los Angeles granted defendants' motion and severed the Washington claims from the California claims and stayed the Washington claims so that they can be tried in Washington, which the Court found to be the more appropriate forum. The Company will continue the defense of the California claims in the State of California court system.

      An action was filed in August 1997 against Forest City Trading Group, Inc. (a wholly-owned subsidiary of the Company) and 10 of its subsidiaries, all of which are in the business of trading lumber. The complaint alleged improper calculation and underpayment of commissions and other related claims. On September 11, 1998 Plaintiffs filed a Motion for Class Certification. On December 8, 1998 the court posted an order denying class certification. On April 5, 1999 the original four Plaintiffs filed a notice of dismissal of this lawsuit without prejudice in state court. On April 16, 1999,

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

the case was re-filed in Federal court against Forest City Trading Group, Inc. and four of its subsidiaries. On November 30, 1999, the U.S. District Court for the District of Oregon dismissed the federal claims with prejudice and the state law claims without prejudice. The time to appeal has expired. There will be no further report on this case if no new developments take place.

      The Company, through its subsidiaries, owns a 14.6% interest in the Seven Hills housing development located in Henderson, Nevada, which is owned by the Silver Canyon Partnership ("Silver Canyon") and is being developed next to a golf course. In August 1997, a class-action lawsuit was filed by the current homeowners in Seven Hills against the Silver Canyon Partnership, the golf course developers and other entities, including the Company. In addition, separate lawsuits were filed by some of the production home-building companies at Seven Hills against some of the same parties, including the Company. Each of these lawsuits sought a commitment for public play on the golf course, as well as damages and, in October 1998, the court granted play rights. In February 1999, the owner of the golf course filed a cross-claim against the Silver Canyon Partnership and the Company. Silver Canyon has since settled with the Plaintiff homeowners and with certain of Silver Canyon's insurance carriers and the Company has been released. In addition, Silver Canyon has reached settlement agreements with the owner of the golf course and with one of the production home-builders which are expected to be executed in the near future. These settlements include a release of the Company. The Company was dismissed as a defendant in the other two lawsuits filed by the production builders, and subsequent to the dismissal of the Company, Silver Canyon reached settlement in principle in connection with one of the production home builder lawsuits. The remaining lawsuit is set for trial in June 2000 against Silver Canyon. Silver Canyon believes it has meritorious defenses and intends to vigorously defend the lawsuit.

NEW ACCOUNTING STANDARDS

      In the first quarter of 1999, the Company adopted SOP 98-5, "Reporting on the Costs of Start-up Activities." This statement requires that start-up costs and organization costs be expensed as incurred. The adoption of this accounting principle had no material effect on earnings or financial position.

      In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS 137, which defers the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", to all fiscal quarters of fiscal years beginning after June 15, 2000. Therefore, the Company plans to implement SFAS 133 for the fiscal quarters in its fiscal year ending January 31, 2002. The adoption of SFAS 133 is not expected to have a material effect on the financial position or results of operations of the Company.

YEAR 2000

      The Company has completed its program to prepare its financial and operating computer systems and embedded applications for the Year 2000. The Company did not experience any significant malfunctions or errors. Based on operations since January 1, 2000, the Company does not expect any significant impact to its ongoing business as a result of the "Year 2000 issue." No problems were detected through the leap year processing. The Company is currently not aware of any significant Year 2000 or similar problems that have arisen for its partners, vendors, suppliers and tenants.

      For business reasons unrelated to the Year 2000, the Company's computer systems have been moved from the mainframe environment to a distributed environment. Major processing systems were replaced with Year 2000-compliant software. The project costs was approximately $4 million.

      The Company had identified concerns related to hardware, software and embedded systems and developed a contingency plan to respond to each concern. The Company had appropriate personnel, and outside contractors, on site starting on the evening of December 31, 1999 and the ensuing weekend. The Company completed the Year 2000 tasks and notified senior management of the program completion. None of the systems that related to the safety of the properties' tenants or customers were affected. The property sites have well defined emergency plans in place, and these would have been activated if necessary.

      Similar to other companies, Forest City was highly dependent upon systems in the public sector, such as utilities, mail, government agencies and transportation systems. The Company did not experience any failure in these areas. The Year 2000 plan was aimed at identifying and correcting all issues upon which Forest City had direct control or indirect control through its vendors and business partners. The Company successfully completed its Year 2000 program with minimal effect on operations.

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

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

             FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

THREE YEAR SUMMARY OF EARNINGS BEFORE DEPRECIATION,
AMORTIZATION AND DEFERRED TAXES

(in thousands)

                                                             Commercial Group                     Residential Group
                                                  ---------------------------------------------------------------------------
                                                     1999         1998          1997         1999         1998         1997
=============================================================================================================================

Revenues .....................................    $ 442,992    $ 380,264     $ 330,117    $ 158,768    $ 139,003    $ 135,253

Operating expenses, including depreciation
   and amortization for non-Real Estate Groups      231,198      195,966       167,107       74,041       66,248       63,533
Interest expense .............................       94,356       91,291        87,035       26,447       27,342       28,884
Income tax provision (benefit) ...............       11,561       (1,020)        2,202       11,869        6,799       10,851
                                                  ---------------------------------------------------------------------------
                                                    337,115      286,237       256,344      112,357      100,389      103,268
                                                  ---------------------------------------------------------------------------
Earnings before depreciation, amortization and
   deferred taxes (EBDT) .....................    $ 105,877    $  94,027     $  73,773    $  46,411    $  38,614    $  31,985
                                                  ===========================================================================
                                                                Land Group                        Lumber Trading Group
                                                  ---------------------------------------------------------------------------
                                                     1999         1998          1997         1999         1998         1997
=============================================================================================================================

Revenues .....................................    $  41,356    $  52,611     $  44,614    $ 149,357    $ 123,325    $ 122,169

Operating expenses, including depreciation
   and amortization for non-Real Estate Groups       39,732       40,532        33,855      131,811      111,998      107,673
Interest expense .............................        7,370        6,814         5,575        5,288        5,262        5,254
Income tax provision (benefit) ...............       (2,257)       2,079         1,858        5,188        2,838        4,043
                                                  ---------------------------------------------------------------------------
                                                     44,845       49,425        41,288      142,287      120,098      116,970
                                                  ---------------------------------------------------------------------------
Earnings before depreciation, amortization and
   deferred taxes (EBDT) .....................    $  (3,489)   $   3,186     $   3,326    $   7,070    $   3,227    $   5,199
                                                  ===========================================================================
                                                           Corporate Activities                          Total
                                                  ---------------------------------------------------------------------------
                                                     1999         1998          1997         1999         1998         1997
=============================================================================================================================

Revenues .....................................    $     598    $   1,446     $     516    $ 793,071    $ 696,649    $ 632,669

Operating expenses, including depreciation
   and amortization for non-Real Estate Groups       12,786       12,766        10,478      489,568      427,510      382,646
Interest expense .............................       26,258       19,251         9,574      159,719      149,960      136,322
Income tax provision (benefit) ...............      (15,216)      (9,371)      (12,163)      11,145        1,325        6,791
                                                  ---------------------------------------------------------------------------
                                                     23,828       22,646         7,889      660,432      578,795      525,759
                                                  ---------------------------------------------------------------------------
Earnings before depreciation, amortization and
   deferred taxes (EBDT) .....................    $ (23,230)   $ (21,200)    $  (7,373)   $ 132,639    $ 117,854    $ 106,910
                                                  ===========================================================================


RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization and deferred taxes (EBDT) ...........          $ 132,639    $ 117,854    $ 106,910
Depreciation and amortization - Real Estate Groups .............................            (84,586)     (83,655)     (71,678)
Deferred taxes - Real Estate Groups ............................................            (12,453)     (14,236)     (10,693)
Provision for decline in real estate and other, net of tax .....................             (3,060)           -            -
Gain (loss) on disposition of properties, net of tax ...........................              7,990       18,444      (23,356)
Extraordinary gain, net of tax .................................................                272       16,343       19,356
                                                                                          -----------------------------------
Net earnings ...................................................................          $  40,802    $  54,750    $  20,539
                                                                                          ===================================