Form 10-K, Exhibit 13
period 2001-01-31
FOREST CITY ENTERPRISES INC
filed 2001-04-26
CIK 38067

                             SELECTED FINANCIAL DATA
                 Forest City Enterprises, Inc. and Subsidiaries



      Effective January 31, 2001, the Company implemented a change in the presentation of its financial results from the pro-rata method of consolidation to the full consolidation method. A discussion regarding this change is included in Note A - Summary of Significant Accounting Policies. Certain prior year amounts have been re-presented under the full consolidation method.


                                                                             Years Ended January 31,
                                                      -----------------------------------------------------------------
                                                               Full Consolidation(1)         Pro-Rata Consolidation(1)
------------------------------------------------------------------------------------------  ---------------------------
                                                            2001        2000        1999         1998         1997
------------------------------------------------------------------------------------------  ---------------------------
(in thousands, except per share data)


OPERATING RESULTS:

Revenues ............................................   $ 794,785    $ 698,788    $ 609,700    $ 632,669    $ 610,449
                                                        =============================================================
Operating earnings, net of tax(2) ...................   $  43,959    $  38,008    $  29,761    $  24,539    $   6,986
Minority interest ...................................      (3,399)      (5,557)       1,227            -            -
Provision for decline in real estate, net of tax ....        (744)      (3,060)           -            -       (7,413)
Gain (loss) on disposition of properties and other
   investments, net of tax ..........................      51,821       11,139        7,419      (23,356)       9,598
                                                        -------------------------------------------------------------
Earnings before extraordinary gain ..................      91,637       40,530       38,407        1,183        9,171

Extraordinary gain, net of tax ......................           -          272       16,343       19,356        2,900
                                                        -------------------------------------------------------------

Net earnings ........................................   $  91,637    $  40,802    $  54,750    $  20,539    $  12,071
                                                        =============================================================
Earnings before depreciation, amortization and
   deferred taxes (EBDT)(2)(3)(4) ...................   $ 147,809    $ 132,639    $ 117,854    $ 106,910    $  90,404
                                                        =============================================================

DILUTED EARNINGS PER COMMON SHARE:
   Earnings before extraordinary gain ...............   $    3.02    $    1.34    $    1.27    $    0.04    $    0.35
   Extraordinary gain, net of tax ...................           -         0.01         0.54         0.67         0.11
                                                        -------------------------------------------------------------
     Net earnings ...................................   $    3.02    $    1.35    $    1.81    $    0.71    $    0.46
                                                        =============================================================

CASH DIVIDENDS DECLARED - CLASS A AND CLASS B .......   $   0.230    $   0.190    $   0.155    $   0.125    $   0.137
                                                        =============================================================
CASH FLOWS:
   Net cash provided by operating activities ........   $ 206,313    $ 166,056    $ 112,385    $  84,629    $  48,278
   Net cash used in investing activities ............   $(519,021)   $(528,667)   $(537,994)   $(287,932)   $(139,609)
   Net cash provided by financing activities ........   $ 292,891    $ 379,664    $ 450,781    $ 216,855    $  93,488
---------------------------------------------------------------------------------------------------------------------




                                                                                         January 31,
                                                                ----------------------------------------------------------------
                                                                Full Consolidation(1)           Pro-Rata Consolidation(1)
----------------------------------------------------------------------------------------  --------------------------------------
                                                                   2001         2000        1999         1998           1997
----------------------------------------------------------------------------------------  --------------------------------------
(in thousands)

FINANCIAL POSITION:

Consolidated assets ...........................................  $4,030,470   $3,666,355   $3,417,320   $2,963,353   $2,760,673
Real estate portfolio, at cost ................................  $3,526,146   $3,206,642   $3,087,498   $2,704,560   $2,520,179
Long-term debt, primarily nonrecourse mortgages ...............  $2,849,812   $2,555,594   $2,478,872   $2,132,931   $1,991,428
================================================================================================================================



(1) Effective January 31, 2001, the Company implemented a change in the presentation of its financial results. Prior to January 31, 2001, the Company used the pro-rata method of consolidation to report its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements. In accordance with the FASB's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," the Company can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100%, if deemed under the Company's control, or otherwise on the equity method of accounting. While a number of the line items on the Company's consolidated financial statements have changed under the new full consolidation method, there is no impact on EBDT, net earnings or shareholders' equity for all years presented. Certain data for the years ended January 31, 2000 and 1999 have been re-presented.
(2) Excludes the provision for decline in real estate and gain (loss) on disposition of properties and other investments, net of tax.
(3) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined as net earnings before extraordinary gain, excluding the following items: i) provision for decline in real estate; ii) gain (loss) on disposition of properties and other investments; iii) beginning in the year ended January 31, 2001, the adjustment to recognize rental revenues and rental expenses using the straight-line method; and iv) noncash charges from Forest City Rental Properties Corporation for depreciation, amortization and deferred income taxes.
(4) Includes $6,991,000 for the year ended January 31, 1998 related to the litigation settlement and sale of Toscana.







               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                              REAL ESTATE ACTIVITY
                 Forest City Enterprises, Inc. and Subsidiaries

                                                                                     January 31,
                                                  ---------------------------------------------------------------------------------
                                                                                Pro-Rata Consolidation
-----------------------------------------------------------------------------------------------------------------------------------
                                                       2001              2000             1999              1998            1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     (in thousands)
FOREST CITY RENTAL PROPERTIES CORPORATION - REAL ESTATE ACTIVITY(1)
Real estate - end of year
   Completed rental properties ....................  $ 3,215,411      $ 2,866,913      $ 2,601,648      $ 2,387,569    $ 2,224,459
   Projects under development .....................      500,358          478,766          412,072          251,416        215,960
                                                     -----------------------------------------------------------------------------
      Real estate, at cost ........................    3,715,769        3,345,679        3,013,720        2,638,985      2,440,419
   Less accumulated depreciation ..................     (569,604)        (532,607)        (477,253)        (436,377)      (387,733)
                                                     -----------------------------------------------------------------------------
      Total real estate ...........................  $ 3,146,165      $ 2,813,072      $ 2,536,467      $ 2,202,608    $ 2,052,686
                                                     =============================================================================
REAL ESTATE ACTIVITY DURING THE YEAR

   Completed rental properties
     Capital additions ............................  $   326,169      $   295,681      $   127,065      $   166,740    $   160,690
     Acquisitions .................................      181,394                -          156,879           90,438         22,264
                                                     -----------------------------------------------------------------------------
        Total additions ...........................      507,563          295,681          283,944          257,178        182,954
     Dispositions .................................     (159,065)(2)      (30,416)(3)      (69,865)(4)      (94,068)(5)    (40,379)
                                                     -----------------------------------------------------------------------------
     Completed rental properties, net additions ...      348,498          265,265          214,079          163,110        142,575
                                                     =============================================================================
   Projects under development
      New development .............................      303,209          324,553          243,106          154,746         98,403
      Transferred to completed rental properties ..     (281,617)        (257,859)         (82,450)        (119,290)      (128,683)
                                                     -----------------------------------------------------------------------------
      Projects under development, net additions ...       21,592           66,694          160,656           35,456        (30,280)
                                                     -----------------------------------------------------------------------------
   Increase in real estate, at cost ...............  $   370,090      $   331,959      $   374,735      $   198,566    $   112,295
                                                     =============================================================================



(1) The table includes only the real estate activity for Forest City Rental Properties Corporation.
(2) Primarily reflects the dispositions of Tucson Place, Canton Centre Mall, Gallery at Metrotech, Studio Colony and Highlands. Tucson Place has 276,000 square feet in Tucson, Arizona. Canton Centre Mall has 680,000 square feet in Canton, Ohio and Gallery at Metrotech has 163,000 square feet in Brooklyn, New York. Studio Colony and Highlands are apartment communities in California with 369 and 556 units, respectively.
(3) Primarily reflects the disposition of Rolling Acres Mall, a 1,014,000-square-foot mall in Akron, Ohio.
(4) Primarily reflects the dispositions of Summit Park Mall, Trolley Plaza and San Vicente office building. Summit Park has 695,000 square feet in Wheatfield, New York. Trolley Plaza is a 351-unit apartment complex in Detroit, Michigan. San Vicente has 469,000 square feet in Brentwood, California.
(5) Reflects the sale of Toscana, a residential complex with 563 units in Irvine, California.







               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

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

      The Audit Committee, composed of three members of the Board of Directors who are not employees of the Company, meets regularly with representatives of management, the independent accountants and the Company's internal auditors to monitor the functioning of the accounting and control systems and to review the results of the auditing activities. The Audit Committee recommends the independent accountants to be appointed by the Board of Directors for approval by the shareholders. The Committee reviews the scope of the audit and the fee arrangements. The independent accountants conduct an objective, independent examination of the consolidated financial statements.

      The Audit Committee reviews results of the audit effort with the independent accountants. The Audit Committee also meets with the independent accountants and the internal auditors without management present to ensure that they have open access to the Audit Committee.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Forest City Enterprises, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Forest City Enterprises, Inc. and its Subsidiaries (the "Company") at January 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.





/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 10, 2001


               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                          CONSOLIDATED BALANCE SHEETS
                 Forest City Enterprises, Inc. and Subsidiaries


                                                                                          January 31,
------------------------------------------------------------------------------------------------------------
                                                                                      2001           2000
------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)

ASSETS
Real Estate
  Completed rental properties .................................................   $ 3,111,581    $ 2,685,448
  Projects under development ..................................................       391,821        499,399
  Land held for development or sale ...........................................        22,744         21,795
                                                                                  --------------------------
     Real Estate, at cost .....................................................     3,526,146      3,206,642
  Less accumulated depreciation ...............................................      (489,540)      (458,235)
                                                                                  --------------------------
     Total Real Estate ........................................................     3,036,606      2,748,407


Cash and equivalents ..........................................................        64,265         84,082
Restricted cash ...............................................................        68,243         68,127
Notes and accounts receivable, net ............................................       219,118        214,860
Inventories ...................................................................        39,234         57,444
Investments in and advances to real estate affiliates .........................       436,248        338,465
Other assets ..................................................................       166,756        154,970
                                                                                  --------------------------
     TOTAL ASSETS .............................................................   $ 4,030,470    $ 3,666,355
                                                                                  ==========================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse ....................................................   $ 2,439,912    $ 2,188,594
Accounts payable and accrued expenses .........................................       413,869        404,207
Notes payable .................................................................        55,392         72,780
Long-term credit facility .....................................................       189,500        167,000
Senior and subordinated debt ..................................................       220,400        200,000
Deferred income taxes .........................................................       176,671        174,661
                                                                                  --------------------------
  Total Liabilities ...........................................................     3,495,744      3,207,242


Minority Interest .............................................................        78,090         72,607
                                                                                  --------------------------

SHAREHOLDERS' EQUITY
Preferred stock - convertible, without par value
  5,000,000 shares authorized; no shares issued ...............................             -              -
Common stock - $.33 1/3 par value
  Class A, 96,000,000 shares authorized; 20,361,932 and 19,946,756
     shares issued, 19,820,507 and 19,372,406 outstanding, respectively .......         6,787          6,649
  Class B, convertible, 36,000,000 shares authorized; 10,522,020 and 10,937,196
     shares issued, 10,243,920 and 10,659,096 outstanding, respectively .......         3,508          3,646
                                                                                  --------------------------
                                                                                       10,295         10,295
Additional paid-in capital ....................................................       114,010        113,764
Retained earnings .............................................................       338,792        254,063
                                                                                  --------------------------
                                                                                      463,097        378,122
Less treasury stock, at cost; 2001: 541,425 Class A and 278,100 Class B shares
  2000: 574,350 Class A and 278,100 Class B shares ............................       (10,330)       (10,773)
Accumulated other comprehensive income ........................................         3,869         19,157
                                                                                  --------------------------
  Total Shareholders' Equity ..................................................       456,636        386,506
                                                                                  --------------------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..............................   $ 4,030,470    $ 3,666,355
                                                                                  ==========================



The accompanying notes are an integral part of these consolidated financial statements.






               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                      CONSOLIDATED STATEMENTS OF EARNINGS
                 Forest City Enterprises, Inc. and Subsidiaries

                                                                        Years Ended January 31,
--------------------------------------------------------------------------------------------------------
                                                                  2001            2000            1999
--------------------------------------------------------------------------------------------------------
                                                                 (in thousands, except per share data)
REVENUES
  Rental properties ........................................   $ 658,369       $ 538,876       $ 453,946
  Lumber trading ...........................................     105,427         149,357         123,325
  Equity in earnings of unconsolidated entities ............      30,989          10,555          32,429
                                                               -----------------------------------------
                                                                 794,785         698,788         609,700
                                                               -----------------------------------------
EXPENSES
  Operating expenses .......................................     443,707         415,811         355,937
  Interest expense .........................................     182,544         139,866         124,602
  Provision for decline in real estate .....................       1,231           5,062              --
  Depreciation and amortization ............................      98,364          81,504          83,839
                                                               -----------------------------------------
                                                                 725,846         642,243         564,378
                                                               -----------------------------------------

Gain on disposition of properties and other investments ....      48,409          13,861          19,532
                                                               -----------------------------------------

EARNINGS BEFORE INCOME TAXES ...............................     117,348          70,406          64,854
                                                               -----------------------------------------

INCOME TAX EXPENSE
  Current ..................................................      10,326          12,257             (86)
  Deferred .................................................      11,986          12,062          27,760
                                                               -----------------------------------------
                                                                  22,312          24,319          27,674
                                                               -----------------------------------------

EARNINGS BEFORE MINORITY INTEREST AND EXTRAORDINARY GAIN ...      95,036          46,087          37,180

Minority interest ..........................................       3,399           5,557          (1,227)
                                                               -----------------------------------------

EARNINGS BEFORE EXTRAORDINARY GAIN .........................      91,637          40,530          38,407

Extraordinary gain, net of tax .............................          --             272          16,343
                                                               -----------------------------------------

NET EARNINGS ...............................................   $  91,637       $  40,802       $  54,750
                                                               =========================================

BASIC EARNINGS PER COMMON SHARE
  Earnings before extraordinary gain .......................   $    3.05       $    1.35       $    1.28
  Extraordinary gain, net of tax ...........................          --             .01             .55
                                                               -----------------------------------------

  Net earnings .............................................   $    3.05       $    1.36       $    1.83
                                                               =========================================

DILUTED EARNINGS PER COMMON SHARE
  Earnings before extraordinary gain .......................   $    3.02       $    1.34       $    1.27
  Extraordinary gain, net of tax ...........................          --             .01             .54
                                                               -----------------------------------------

  Net earnings .............................................   $    3.02       $    1.35       $    1.81
                                                               =========================================

The accompanying notes are an integral part of these consolidated financial statements.

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 Forest City Enterprises, Inc. and Subsidiaries

                                                                      Common Stock
                                                           -----------------------------------
                                                               Class A            Class B        Additional
                                             Comprehensive -----------------------------------    Paid-In    Retained
                                                Income     Shares   Amount    Shares    Amount    Capital    Earnings
---------------------------------------------------------------------------------------------------------------------
                                                                         (in thousands)
BALANCES AT JANUARY 31, 1998 ..............                19,813 $  6,606    11,071  $  3,691   $114,270   $168,864
 Net earnings .............................   $ 54,750                                                        54,750
                                              ========
 Dividends:
   $.035 per share (one quarter) ..........                                                                   (1,049)
   $.04 per share (three quarters) ........                                                                   (3,598)
 Conversion of Class B to Class A shares ..                    92       30       (92)      (30)
 Exercise of stock options ................
                                                           ---------------------------------------------------------

BALANCES AT JANUARY 31, 1999 ..............                19,905    6,636    10,979     3,661    114,270    218,967
 Comprehensive income:
   Net earnings ...........................   $ 40,802                                                        40,802
   Other comprehensive income, net of tax
     Unrealized gain on securities ........     19,157
                                              --------
 Total comprehensive income ...............   $ 59,959
                                              ========
 Dividends:
   $.04 per share (one quarter) ...........                                                                   (1,199)
   $.05 per share (three quarters) ........                                                                   (4,507)
 Conversion of Class B to Class A shares ..                    42       14       (42)      (14)
 Exercise of stock options ................                                                             4
 Restricted stock issued ..................                                                          (605)
 Amortization of unearned compensation ....                                                            93
 Rounding adjustments .....................                             (1)                 (1)         2
                                                           ---------------------------------------------------------

BALANCES AT JANUARY 31, 2000 ..............                19,947    6,649    10,937     3,646    113,764    254,063
 Comprehensive income:
   Net earnings ...........................   $ 91,637                                                        91,637
   Other comprehensive income, net of tax
     Unrealized loss on securities ........       (531)
     Less reclassification adjustment
       for gain included in net earnings ..    (14,757)
                                              --------
 Total comprehensive income ...............   $ 76,349
                                              ========
 Dividends:
   $.05 per share (one quarter) ...........                                                                  (1,502)
   $.06 per share (three quarters) ........                                                                  (5,406)
 Conversion of Class B to Class A shares ..                   415      138      (415)     (138)
 Exercise of stock options ................                                                           107
 Amortization of unearned compensation ....                                                           139
                                                           ---------------------------------------------------------

BALANCES AT JANUARY 31, 2001 ..............                20,362 $  6,787    10,522  $  3,508   $114,010   $338,792
                                                           =========================================================



                                             Treasury Stock  Accumulated Other
                                            ----------------   Comprehensive
                                            Shares    Amount     Income         Total
---------------------------------------------------------------------------------------
                                                           (in thousands)
BALANCES AT JANUARY 31, 1998 ..............  905    $(11,486)   $     --       $281,945
 Net earnings .............................                                      54,750
 Dividends:
   $.035 per share (one quarter) ..........                                      (1,049)
   $.04 per share (three quarters) ........                                      (3,598)
 Conversion of Class B to Class A shares ..                                          --
 Exercise of stock options ................  (4)          60                         60
                                             ------------------------------------------

BALANCES AT JANUARY 31, 1999 ..............  901     (11,426)         --        332,108
 Comprehensive income:
   Net earnings ...........................                                      40,802
   Other comprehensive income, net of tax
     Unrealized gain on securities ........                       19,157         19,157
 Total comprehensive income ...............
 Dividends:
   $.04 per share (one quarter) ...........                                      (1,199)
   $.05 per share (three quarters) ........                                      (4,507)
 Conversion of Class B to Class A shares ..                                          --
 Exercise of stock options ................   (4)         48                         52
 Restricted stock issued ..................  (45)        605                         --
 Amortization of unearned compensation ....                                          93
 Rounding adjustments .....................                                          --
                                             ------------------------------------------

BALANCES AT JANUARY 31, 2000 ..............  852     (10,773)     19,157        386,506
 Comprehensive income:
   Net earnings ...........................                                      91,637
   Other comprehensive income, net of tax
     Unrealized loss on securities ........                         (531)          (531)
     Less reclassification adjustment
       for gain included in net earnings ..                      (14,757)       (14,757)
 Total comprehensive income ...............
 Dividends:
   $.05 per share (one quarter) ...........                                      (1,502)
   $.06 per share (three quarters) ........                                      (5,406)
 Conversion of Class B to Class A shares ..                                          --
 Exercise of stock options ................  (32)        443                        550
 Amortization of unearned compensation ....                                         139
                                             ------------------------------------------

BALANCES AT JANUARY 31, 2001 ..............  820    $(10,330)   $  3,869       $456,636
                                             ==========================================

The accompanying notes are an integral part of these consolidated financial statements.

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Forest City Enterprises, Inc. and Subsidiaries


                                                                                          Years Ended January 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                                  2001             2000            1999
---------------------------------------------------------------------------------------------------------------------------
                                                                                              (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ....................................       $ 732,458        $ 669,304        $ 520,704
  Cash distributions from operations of unconsolidated entities ........          60,018           48,891           27,430
  Proceeds from land sales .............................................          24,979           17,529           11,194
  Land development expenditures ........................................         (21,062)         (12,226)         (14,865)
  Operating expenditures ...............................................        (402,962)        (418,380)        (310,083)
  Interest paid ........................................................        (187,118)        (139,062)        (121,995)
                                                                               -------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ..........................         206,313          166,056          112,385
                                                                               -------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures .................................................        (518,709)        (465,137)        (461,146)
  Proceeds from disposition of properties and other investments ........         130,751               --            1,145
  Changes in investments in and advances to real estate affiliates .....        (131,063)         (63,530)         (77,993)
                                                                               -------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ..............................        (519,021)        (528,667)        (537,994)
                                                                               -------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of senior and subordinated debt ...............          20,400               --          200,000
  Payment of senior notes issuance costs ...............................              --               --           (6,297)
  Increase in nonrecourse mortgage debt and long-term credit facility ..         826,387          570,434          648,586
  Principal payments on nonrecourse mortgage debt on real estate .......        (471,062)        (228,576)        (316,833)
  Payments on long-term credit facility ................................              --               --         (114,000)
  Increase in notes payable ............................................          20,630           96,585           38,524
  Payments on notes payable ............................................         (37,909)         (52,150)         (39,306)
  Change in restricted cash and book overdrafts ........................         (30,899)         (11,083)          34,500
  Payment of deferred financing costs ..................................         (30,682)          (6,575)         (16,072)
  Exercise of stock options ............................................             550               52               60
  Dividends paid to shareholders .......................................          (6,608)          (5,399)          (4,497)
  Increase in minority interest ........................................           2,084           16,376           26,116
                                                                               -------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ..........................         292,891          379,664          450,781
                                                                               -------------------------------------------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS ........................         (19,817)          17,053           25,172
CASH AND EQUIVALENTS AT BEGINNING OF YEAR ..............................          84,082           67,029           41,857
                                                                               -------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ....................................       $  64,265        $  84,082        $  67,029
                                                                               ===========================================


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Forest City Enterprises, Inc. and Subsidiaries

                                                                                          Years Ended January 31,
-------------------------------------------------------------------------------------------------------------------------
                                                                                 2001              2000            1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                              (in thousands)
RECONCILIATION OF NET EARNINGS TO CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS ..........................................................       $  91,637        $  40,802        $  54,750
  Minority interest ...................................................           3,399            5,557           (1,227)
  Depreciation ........................................................          75,546           63,560           55,614
  Amortization ........................................................          22,818           17,944           28,225
  Equity in earnings of unconsolidated entities .......................         (30,989)         (10,555)         (32,429)
  Cash distributions from operations of unconsolidated entities .......          60,018           48,891           27,430
  Deferred income taxes ...............................................          12,012           11,978           32,427
  Gain on disposition of properties and other investments .............         (48,409)         (13,861)         (19,532)
  Provision for decline in real estate ................................           1,231            5,062               --
  Extraordinary gain ..................................................              --             (450)         (27,036)
  Decrease in commercial land included in projects under development ..             655           13,906           19,627
  Increase in land held for development or sale .......................            (948)          (4,281)          (7,262)
  Decrease (increase) in notes and accounts receivable ................          (4,813)             146          (41,841)
  Decrease (increase) in inventories ..................................          18,210          (10,145)          11,397
  Increase in other assets ............................................         (37,049)          (2,129)         (17,503)
  Increase (decrease) in accounts payable and accrued expenses ........          42,995             (369)          29,745
                                                                              -------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES .........................       $ 206,313        $ 166,056        $ 112,385
                                                                              ===========================================

SUPPLEMENTAL NON-CASH DISCLOSURE:

The schedule below represents the effect of the following non-cash transactions for the years ended January 31:

  2001  - Disposition of interest in Canton Centre Mall and Gallery at Metrotech
          Increase in interest in Granite Development Partners, L.P., Providence at Palm Harbor and Museum Towers
  2000 -  Disposition of interest in Rolling Acres Mall
  1999 -  Disposition of interest in Summit Park Mall and Trolley Plaza


OPERATING ACTIVITIES
  Notes and accounts receivable .......................................       $     553        $     123        $     565
  Other assets ........................................................           5,074            1,390            1,138
  Accounts payable and accrued expenses ...............................          (2,652)            (194)           2,760
                                                                              -------------------------------------------
    Total effect on operating activities ..............................       $   2,975        $   1,319        $   4,463
                                                                              ===========================================

INVESTING ACTIVITIES
  Disposition of completed rental properties ..........................       $  78,640        $  32,116        $  42,312
                                                                              -------------------------------------------
    Total effect on investing activities ..............................       $  78,640        $  32,116        $  42,312
                                                                              ===========================================

FINANCING ACTIVITIES
  Disposition of nonrecourse mortgage debt ............................       $ (81,505)       $ (33,435)       $ (46,775)
  Notes payable .......................................................            (110)              --               --
                                                                              -------------------------------------------
    Total effect on financing activities ..............................       $ (81,615)       $ (33,435)       $ (46,775)
                                                                              ===========================================

The accompanying notes are an integral part of these consolidated financial statements.

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

      Forest City Enterprises, Inc. is a major, vertically integrated national real estate company with four strategic business units. The COMMERCIAL GROUP owns, develops, acquires and operates shopping centers, office buildings and mixed-use projects including hotels. The RESIDENTIAL GROUP owns, develops, acquires and operates the Company's multi-family properties. REAL ESTATE GROUPS are the combined Commercial and Residential Groups. The LAND GROUP owns and develops raw land into master planned communities and other residential developments for resale. The LUMBER TRADING GROUP operates the Company's lumber wholesaling business.

      Forest City Enterprises, Inc. owns approximately $3.5 billion of real estate, at cost, in 22 states and Washington, D.C. The Company's executive offices are in Cleveland, Ohio. Regional offices are located in New York, Los Angeles, Boston, Tucson, Denver, Washington, D.C. and San Francisco.


FINANCIAL STATEMENT PRESENTATION

      Effective January 31, 2001, the Company implemented a change in the presentation of its financial results. While a number of the line items on the Company's consolidated financial statements have changed under the new full consolidation method, there is no impact on net earnings or shareholders' equity for all years presented. This required financial reporting presentation change will have no effect on the way the Company operates or manages its business.

      Prior to January 31, 2001, the Company used the pro-rata method of consolidation to report its partnerships. Under this method, the Company presented its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements.

      In accordance with the FASB's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures" (effective for years ending after June 15, 2000), the Company can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100 percent, if deemed under the Company's control, or otherwise on the equity method of accounting. As an aid in adjusting to the new reporting presentation, the Company has provided a reconciliation from the new full consolidation presentation to the historical pro-rata presentation in Note B.

PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Forest City Enterprises, Inc., its wholly-owned subsidiaries and entities in which it has a majority voting interest or otherwise controls. Entities which the Company does not control are accounted for on the equity method. Significant intercompany balances and transactions are eliminated in consolidation.

      Earnings before minority interest is allocated to the minority interest holders based on their respective ownership percentages of the Company's controlled less-than-wholly-owned real estate investments, as adjusted for any preferential returns or allocations contained in the related operating agreements. Minority interest in the accompanying Consolidated Balance Sheets represents the minority interest holders' proportionate share of the equity of the Company's controlled less-than-wholly-owned real estate investments.

      The Company does not necessarily own or hold any direct ownership interest in the various real estate assets consolidated in its financial statements but generally holds this ownership through its direct or indirect subsidiaries, except for certain parcels of land held for development or sale.


USE OF ESTIMATES

      The Company is required to make estimates and assumptions when preparing its financial statements and accompanying notes in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


RECLASSIFICATION

      Certain prior years' amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.


FISCAL YEAR

      The years 2000, 1999 and 1998 refer to the fiscal years ended January 31, 2001, 2000 and 1999, respectively.


LAND OPERATIONS

      Land held for sale is stated at the lower of carrying amount or fair market value less cost to sell.


RECOGNITION OF REVENUE AND PROFIT

      REAL ESTATE SALES - The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 66, "Accounting for Sales of Real Estate" for reporting the disposition of properties.

      LEASING OPERATIONS - The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the shopping centers and office buildings range from 1 to 25 years, excluding leases with anchor tenants. Minimum rents are recognized on a straight-line basis over the term of the related leases. Overage rents are recognized as revenues when tenants' sales exceed the applicable break points. Recoveries from tenants for taxes, insurance, and other commercial property operating expenses are recognized as revenues in the period the applicable costs are incurred.






                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries



A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


      INVESTMENTS IN UNCONSOLIDATED ENTITIES - The Company accounts for its investments in unconsolidated entities (included in Investments in and Advances to Real Estate Affiliates on the Consolidated Balance Sheets) using the equity method of accounting whereby the cost of an investment is adjusted for the Company's share of equity in net income or loss from the date of acquisition and reduced by distributions received. The income or loss for each unconsolidated entity is allocated in accordance with the provisions of the applicable operating agreements. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences between the Company's carrying value of its investment in the unconsolidated entities and the Company's share of the underlying equity of such unconsolidated entities are amortized over the respective lives of the underlying assets or liabilities, as applicable.

      LUMBER BROKERAGE - The Lumber Trading Group sells to a large number of customers across many regions of the country. The Company fills customer orders either through the simultaneous purchase of products from various third parties with delivery directly to the customer, or from relieving its existing short-term inventory position of previously purchased lumber products. Revenue is recorded when title to the goods transfers to the customers. The Company recognizes the gross margin on these sales as revenue.

      CONSTRUCTION - Revenue and profit on long-term fixed-price contracts are recorded using the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.

      OTHER COMPREHENSIVE INCOME - Net unrealized gain or loss on securities, net of tax, is included in Other Comprehensive Income and represents the difference between the market value of investments in unaffiliated companies that are available for sale at the balance sheet date and the Company's cost.

RECOGNITION OF COSTS AND EXPENSES

      Operating expenses primarily represent the recognition of operating costs, administrative expenses and taxes other than income taxes. Interest and real estate taxes during development and construction are capitalized as a part of the project cost.

      The Company provides an allowance for doubtful accounts against the portion of accounts or notes receivable that is estimated to be uncollectible. Such allowances are reviewed and updated periodically for changes in expected collectibility.

      Depreciation is generally computed on a straight-line method over the estimated useful asset lives. The estimated useful lives of buildings are primarily 50 years.

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


CASH AND EQUIVALENTS

      The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

      The Company maintains operating cash and reserve for replacement balances in financial institutions which, from time to time, may exceed Federally-insured limits. The Company periodically assesses the financial condition of the institutions and believes that the risk of loss is minimal.


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

      Investments in securities classified as available for sale are reflected in other assets at market value with the changes in market value reflected as other comprehensive income in shareholders' equity.


FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company estimates the fair value of its debt instruments by discounting future cash payments at interest rates that the Company believes approximates the current market. The carrying amount of the Company's total fixed-rate debt at January 31, 2001 was $2,000,000,000 compared to an estimated fair value of $1,940,000,000.


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries



A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      The Company estimates the fair value of its hedging instruments based on interest rate market pricing models. At January 31, 2001, the unamortized book value of the Company's hedging instruments was approximately $17,000,000 compared to an estimated fair value of approximately $2,000,000.

INTEREST RATE PROTECTION AGREEMENTS

      The Company follows a practice of hedging its variable interest rate risk by purchasing LIBOR-based interest rate caps and Treasury options. The LIBOR caps have typical durations ranging from one to three years while the Treasury options are for periods of five to 10 years. The Company also enters into interest rate swap agreements for hedging purposes for periods of one to five years. The principal risk to the Company through its interest rate hedging strategy is the potential inability of the financial institution from which the interest rate protection was purchased to cover all of its obligations. To mitigate this exposure, the Company purchases its interest rate protection from either the institution that holds the debt or from institutions with a minimum A- credit rating.

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

EARNINGS PER SHARE

      Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company's stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters' earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year. All earnings per share disclosures appearing in these financial statements were computed assuming dilution unless otherwise indicated.

NEW ACCOUNTING STANDARDS

      In May 2000, the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) released Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures." The Company has adopted this EITF, as discussed further on page 34 under "Financial Statement Presentation."

      In June 1999, the FASB issued SFAS No. 137, which defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to all fiscal quarters of fiscal years beginning after June 15, 2000. The Company implemented SFAS No. 133 on February 1, 2001. The effect of the adoption of SFAS No. 133 on the Company's financial statements in the first quarter of 2001 will be a reduction of net income and other comprehensive income of approximately $1,000,000 and $8,000,000, respectively, net of tax.

      In December 1999, the SEC released Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements," which summarizes the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB No. 101 in the fourth quarter of 2000, and such adoption did not have a material effect on the consolidated financial statements.

      In September 2000, SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued to amend the provisions of SFAS No. 125. The new standard is generally effective for all periods after March 31, 2001. The Company believes the provisions of SFAS No. 140 will have no material impact on the accounting treatment and disclosures currently being applied under SFAS No. 125.

      In April 2000, FASB Interpretation No. 44 (FIN No. 44), "Accounting for Certain Transactions involving Stock Compensation," was issued which addresses the application of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Based on the Company's current stock compensation plan and recent plan activity, the Company believes that FIN No. 44 has no material impact on the consolidated financial statements.


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries



B. FINANCIAL STATEMENT PRESENTATION

      A reconciliation of the Company's new financial statement presentation (full consolidation method) to its historical presentation (pro-rata consolidation method) is as follows.



CONSOLIDATED BALANCE SHEET - JANUARY 31, 2001
--------------------------------------------------------------------------------------------------------------------
                                                                                          Plus
                                                                                     Unconsolidated
                                                                     Less Minority   Investments at        Pro-Rata
                                                  Full Consolidation    Interest        Pro-Rata        Consolidation
--------------------------------------------------------------------------------------------------------------------
                                                                              (in thousands)

ASSETS
Real Estate
   Completed rental properties................         $ 3,111,581    $   574,575    $   703,114       $ 3,240,120
   Projects under development ................             391,821         54,947        163,484           500,358
   Land held for development or sale .........              22,744           --           30,459            53,203
                                                       -----------------------------------------------------------
      Real Estate, at cost ...................           3,526,146        629,522        897,057         3,793,681
   Less accumulated depreciation .............            (489,540)       (76,301)      (172,082)         (585,321)
                                                       -----------------------------------------------------------
      Total Real Estate ......................           3,036,606        553,221        724,975         3,208,360


Cash and equivalents .........................              64,265          8,653         26,351            81,963
Restricted cash ..............................              68,243         10,706         19,617            77,154
Notes and accounts receivable, net ...........             219,118         18,751         10,814           211,181
Inventories ..................................              39,234           --             --              39,234
Investments in and advances to real estate
      affiliates .............................             436,248           --          (88,451)          347,797
Other assets .................................             166,756         28,647         24,185           162,294
                                                       -----------------------------------------------------------
      TOTAL ASSETS............................         $ 4,030,470    $   619,978    $   717,491       $ 4,127,983
                                                       ===========================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse....................         $ 2,439,912    $   488,014    $   674,019       $ 2,625,917
Accounts payable and accrued expenses ........             413,869         39,180         42,055           416,744
Notes payable ................................              55,392         14,694          1,417            42,115
Long-term credit facility ....................             189,500           --             --             189,500
Senior and subordinated debt .................             220,400           --             --             220,400
Deferred income taxes ........................             176,671           --             --             176,671
                                                       -----------------------------------------------------------
  Total Liabilities ..........................           3,495,744        541,888        717,491         3,671,347
Minority Interest ............................              78,090         78,090             --                --
                                                       -----------------------------------------------------------
SHAREHOLDERS' EQUITY
Preferred stock- convertible, without par
  value 5,000,000 shares authorized;
  no shares issued ...........................                  --             --             --                --
Common stock - $.33 1/3 par value
   Class A, 96,000,000 shares authorized,
      20,361,932 shares issued,
      19,820,507 outstanding .................               6,787             --             --             6,787
   Class B, convertible, 36,000,000 shares
      authorized, 10,522,020 shares issued,
     10,243,920 outstanding ..................               3,508             --             --             3,508
                                                       -----------------------------------------------------------
                                                            10,295             --             --            10,295
Additional paid-in capital ...................             114,010             --             --           114,010
Retained earnings ............................             338,792             --             --           338,792
                                                       -----------------------------------------------------------
                                                           463,097             --             --           463,097
Less treasury stock, at cost; 541,425 Class A
  and 278,100 Class B shares .................             (10,330)            --             --           (10,330)
Accumulated other comprehensive income .......               3,869             --             --             3,869
                                                       -----------------------------------------------------------
  Total Shareholders' Equity .................             456,636             --             --           456,636
                                                       -----------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY..................................         $ 4,030,470    $   619,978    $   717,491       $ 4,127,983
                                                       ===========================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2000



                                                                                                  Plus
                                                                                             Unconsolidated
                                                                            Less Minority    Investments at      Pro-Rata
                                                        Full Consolidation    Interest          Pro-Rata       Consolidation
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    (in thousands)
ASSETS
Real Estate
  Completed rental properties ......................      $ 2,685,448       $   430,376       $   636,418       $ 2,891,490
  Projects under development .......................          499,399           126,273           105,640           478,766
  Land held for development or sale ................           21,795                --            31,057            52,852
                                                          -----------------------------------------------------------------
    Real Estate, at cost ...........................        3,206,642           556,649           773,115         3,423,108
  Less accumulated depreciation ....................         (458,235)          (66,690)         (155,934)         (547,479)
                                                          -----------------------------------------------------------------
    Total Real Estate ..............................        2,748,407           489,959           617,181         2,875,629

Cash and equivalents ...............................           84,082             6,685            19,798            97,195
Restricted cash ....................................           68,127             8,243            16,778            76,662
Notes and accounts receivable, net .................          214,860             4,906            10,843           220,797
Inventories ........................................           57,444                --                --            57,444
Investments in and advances to real estate
  affiliates .......................................          338,465                --           (30,595)          307,870
Other assets .......................................          154,970            19,981            24,098           159,087
                                                          -----------------------------------------------------------------
    TOTAL ASSETS ...................................      $ 3,666,355       $   529,774       $   658,103       $ 3,794,684
                                                          =================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse .........................      $ 2,188,594       $   419,587       $   613,373       $ 2,382,380
Accounts payable and accrued expenses ..............          404,207            23,295            40,327           421,239
Notes payable ......................................           72,780            14,285             4,403            62,898
Long-term credit facility ..........................          167,000                --                --           167,000
Senior and subordinated debt .......................          200,000                --                --           200,000
Deferred income taxes ..............................          174,661                --                --           174,661
                                                          -----------------------------------------------------------------
  Total Liabilities ................................        3,207,242           457,167           658,103         3,408,178

Minority Interest ..................................           72,607            72,607                --                --
                                                          -----------------------------------------------------------------

SHAREHOLDERS' EQUITY
Preferred stock - convertible, without par value
  5,000,000 shares authorized; no shares issued ....               --                --                --                --
Common stock - $.33 1/3 par value
  Class A, 96,000,000 shares authorized,
    19,946,756 shares issued,
    19,372,406 outstanding .........................            6,649                --                --             6,649
  Class B, convertible, 36,000,000 shares
    authorized, 10,937,196 shares issued,
    10,659,096 outstanding .........................            3,646                --                --             3,646
                                                          -----------------------------------------------------------------
                                                               10,295                --                --            10,295
Additional paid-in capital .........................          113,764                --                --           113,764
Retained earnings ..................................          254,063                --                --           254,063
                                                          -----------------------------------------------------------------
                                                              378,122                --                --           378,122
Less treasury stock, at cost;
  574,350 Class A and 278,100 Class B shares .......          (10,773)               --                --           (10,773)
Accumulated other comprehensive income .............           19,157                --                --            19,157
                                                          -----------------------------------------------------------------
  Total Shareholders' Equity .......................          386,506                --                --           386,506
                                                          -----------------------------------------------------------------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....      $ 3,666,355       $   529,774       $   658,103       $ 3,794,684
                                                          =================================================================


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)

CONSOLIDATED STATEMENT OF EARNINGS - YEAR ENDED JANUARY 31, 2001


                                                                                           Plus
                                                                                      Unconsolidated
                                                                      Less Minority   Investments at      Pro-Rata
                                                   Full Consolidation    Interest        Pro-rata       Consolidation
---------------------------------------------------------------------------------------------------------------------------
                                                                              (in thousands)
REVENUES
  Rental properties ...............................      $ 658,369      $ 114,247       $ 199,797       $ 743,919
  Lumber trading ..................................        105,427             --              --         105,427
  Equity in earnings of unconsolidated entities ...         30,989             --         (19,819)         11,170
                                                         --------------------------------------------------------
                                                           794,785        114,247         179,978         860,516
                                                         --------------------------------------------------------
EXPENSES
  Operating expenses ..............................        443,707         56,093         118,747         506,361
  Interest expense ................................        182,544         35,488          43,368         190,424
  Provision for decline in real estate ............          1,231             --              --           1,231
  Depreciation and amortization ...................         98,364         19,017          20,222          99,569
                                                         --------------------------------------------------------
                                                           725,846        110,598         182,337         797,585
                                                         --------------------------------------------------------
Gain (loss) on disposition of properties and
  other investments ...............................         48,409           (250)          2,359          51,018
                                                         --------------------------------------------------------

EARNINGS BEFORE INCOME TAXES ......................        117,348          3,399              --         113,949
                                                         --------------------------------------------------------

INCOME TAX EXPENSE
  Current .........................................         10,326             --              --          10,326
  Deferred ........................................         11,986             --              --          11,986
                                                         --------------------------------------------------------
                                                            22,312             --              --          22,312
                                                         --------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST .................         95,036          3,399              --          91,637

Minority interest .................................          3,399          3,399              --              --
                                                         --------------------------------------------------------

NET EARNINGS ......................................      $  91,637      $      --       $      --       $  91,637
                                                         ========================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)

CONSOLIDATED STATEMENT OF EARNINGS - YEAR ENDED JANUARY 31, 2000


                                                                                          Plus
                                                                                      Unconsolidated
                                                                     Less Minority    Investments at       Pro-Rata
                                                 Full Consolidation     Interest         Pro-Rata        Consolidation
----------------------------------------------------------------------------------------------------------------------
                                                                            (in thousands)
REVENUES
  Rental properties .............................    $ 538,876        $  68,244        $ 170,907         $ 641,539
  Lumber trading ................................      149,357               --               --           149,357
  Equity in earnings of unconsolidated entities..       10,555               --           (8,380)            2,175
                                                     -------------------------------------------------------------
                                                       698,788           68,244          162,527           793,071
                                                     -------------------------------------------------------------
EXPENSES
  Operating expenses ............................      415,811           31,354          101,552           486,009
  Interest expense ..............................      139,866           22,029           41,882           159,719
  Provision for decline in real estate ..........        5,062               --               --             5,062
  Depreciation and amortization .................       81,504           12,042           18,682            88,144
                                                     -------------------------------------------------------------
                                                       642,243           65,425          162,116           738,934
                                                     -------------------------------------------------------------
Gain (loss) on disposition of properties and
  other investments .............................       13,861            2,738             (411)           10,712
                                                     -------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES ....................       70,406            5,557               --            64,849
                                                     -------------------------------------------------------------

INCOME TAX EXPENSE
  Current .......................................       12,257               --               --            12,257
  Deferred ......................................       12,062               --               --            12,062
                                                     -------------------------------------------------------------
                                                        24,319               --               --            24,319
                                                     -------------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST
  AND EXTRAORDINARY GAIN ........................       46,087            5,557               --            40,530
Minority interest ...............................        5,557            5,557               --                --
                                                     -------------------------------------------------------------

EARNINGS BEFORE EXTRAORDINARY GAIN ..............       40,530               --               --            40,530
Extraordinary gain, net of tax ..................          272               --               --               272
                                                     -------------------------------------------------------------

NET EARNINGS ....................................    $  40,802        $      --        $      --         $  40,802
                                                     =============================================================


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)


CONSOLIDATED STATEMENT OF EARNINGS - YEAR ENDED JANUARY 31, 1999


                                                                                                        Plus
                                                                                                    Unconsolidated
                                                                                Less Minority       Investments at        Pro-Rata
                                                        Full Consolidation        Interest            Pro-Rata         Consolidation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         (in thousands)
REVENUES
  Rental properties ...............................          $ 453,946           $  62,640           $ 174,604           $ 565,910
  Lumber trading ..................................            123,325                  --                  --             123,325
  Equity in earnings of unconsolidated entities ...             32,429                  --             (25,015)              7,414
                                                             ---------------------------------------------------------------------
                                                               609,700              62,640             149,589             696,649
                                                             ---------------------------------------------------------------------
EXPENSES
  Operating expenses ..............................            355,937              28,787              96,947             424,097
  Interest expense ................................            124,602              21,296              46,654             149,960
  Depreciation and amortization ...................             83,839              13,784              17,013              87,068
                                                             ---------------------------------------------------------------------
                                                               564,378              63,867             160,614             661,125
                                                             ---------------------------------------------------------------------

Gain on disposition of properties and other
  investments .....................................             19,532                  --              11,025              30,557
                                                             ---------------------------------------------------------------------

EARNINGS BEFORE INCOME TAXES ......................             64,854              (1,227)                 --              66,081
                                                             ---------------------------------------------------------------------

INCOME TAX EXPENSE
  Current .........................................                (86)                 --                  --                 (86)
  Deferred ........................................             27,760                  --                  --              27,760
                                                             ---------------------------------------------------------------------
                                                                27,674                  --                  --              27,674
                                                             ---------------------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST
  AND EXTRAORDINARY GAIN ..........................             37,180              (1,227)                 --              38,407

Minority interest .................................             (1,227)             (1,227)                 --                  --
                                                             ---------------------------------------------------------------------

EARNINGS BEFORE EXTRAORDINARY GAIN ................             38,407                  --                  --              38,407

Extraordinary gain, net of tax ....................             16,343                  --                  --              16,343
                                                             ---------------------------------------------------------------------

NET EARNINGS ......................................          $  54,750           $      --           $      --           $  54,750
                                                             =====================================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)

CONSOLIDATED STATEMENT OF CASH FLOWS - YEAR ENDED JANUARY 31, 2001


                                                                                                        Plus
                                                                                                    Unconsolidated
                                                                                  Less Minority     Investments at        Pro-Rata
                                                             Full Consolidation     Interest           Pro-Rata        Consolidation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS .............................................       $  91,637          $      --          $      --          $  91,637
  Minority interest ......................................           3,399              3,399                 --                 --
  Depreciation ...........................................          75,546             12,473             17,410             80,483
  Amortization ...........................................          22,818              6,544              2,812             19,086
  Equity in earnings of unconsolidated entities ..........         (30,989)                --             19,819            (11,170)
  Cash distributions from operations of
   unconsolidated entities ...............................          60,018                 --            (60,018)                --
  Deferred income taxes ..................................          12,012                 --                 --             12,012
  (Gain) loss on disposition of properties
   and other investments .................................         (48,409)               250             (2,359)           (51,018)
  Provision for decline in real estate ...................           1,231                 --                 --              1,231
  Decrease in commercial land included in
   projects under development ............................             655                 --                 --                655
  Increase in land held for development or sale ..........            (948)                --               (171)            (1,119)
  Decrease (increase) in notes and accounts receivable ...          (4,813)           (13,949)              (301)             8,835
  Decrease in inventories ................................          18,210                 --                 --             18,210
  Increase in other assets ...............................         (37,049)            (4,997)            (2,859)           (34,911)
  Increase in accounts payable and accrued expenses ......          42,995             16,053              1,886             28,828
                                                                 ------------------------------------------------------------------
     NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES .........................................       $ 206,313          $  19,773          $ (23,781)         $ 162,759
                                                                 ==================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ......................       $ 732,458          $  98,087          $ 165,099          $ 799,470
  Cash distributions from operations of
   unconsolidated entities ...............................          60,018                 --            (60,018)                --
  Proceeds from land sales ...............................          24,979                 --             34,214             59,193
  Land development expenditures ..........................         (21,062)                --            (35,824)           (56,886)
  Operating expenditures .................................        (402,962)           (42,826)           (91,907)          (452,043)
  Interest paid ..........................................        (187,118)           (35,488)           (35,345)          (186,975)
                                                                 ------------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES .........................................         206,313             19,773            (23,781)           162,759
                                                                 ------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ...................................        (518,709)           (81,819)          (125,803)          (562,693)
  Proceeds from disposition of properties and other
   investments ...........................................         130,751                 --              2,703            133,454
  Investments in and advances to real estate affiliates ..        (131,063)                --             88,656            (42,407)
                                                                 ------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ................        (519,021)           (81,819)           (34,444)          (471,646)
                                                                 ------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of subordinated debt ............          20,400                 --                 --             20,400
  Increase in nonrecourse mortgage debt and
   long-term credit facility .............................         826,387            205,733             79,812            700,466
  Principal payments on nonrecourse mortgage debt
   on real estate ........................................        (471,062)          (131,362)           (10,729)          (350,429)
  Increase (decrease) in notes payable ...................          20,630                598               (656)            19,376
  Payments on notes payable ..............................         (37,909)              (190)              (157)           (37,876)
  Change in restricted cash and book overdrafts ..........         (30,899)            (1,712)            (1,202)           (30,389)
  Payment of deferred financing costs ....................         (30,682)           (11,137)            (2,290)           (21,835)
  Exercise of stock options ..............................             550                 --                 --                550
  Dividends paid to shareholders .........................          (6,608)                --                 --             (6,608)
  Increase in minority interest ..........................           2,084              2,084                 --                 --
                                                                 ------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ............         292,891             64,014             64,778            293,655
                                                                 ------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS ..........         (19,817)             1,968              6,553            (15,232)

CASH AND EQUIVALENTS AT BEGINNING OF YEAR ................          84,082              6,685             19,798             97,195
                                                                 ------------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ......................       $  64,265          $   8,653          $  26,351          $  81,963
                                                                 ==================================================================



                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)

CONSOLIDATED STATEMENT OF CASH FLOWS - YEAR ENDED JANUARY 31, 2000


                                                                                                        Plus
                                                                                                   Unconsolidated
                                                                                Less Minority      Investments at        Pro-Rata
                                                           Full Consolidation      Interest           Pro-Rata         Consolidation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY OPERATING ACTIVITIES

NET EARNINGS .............................................      $  40,802          $      --          $      --          $  40,802
  Minority interest ......................................          5,557              5,557                 --                 --
  Depreciation ...........................................         63,560              9,020             16,075             70,615
  Amortization ...........................................         17,944              3,022              2,607             17,529
  Equity in earnings of unconsolidated entities ..........        (10,555)                --              8,380             (2,175)
  Cash distributions from operations of
    unconsolidated entities ..............................         48,891                 --            (48,891)                --
  Deferred income taxes ..................................         11,978                 --                 --             11,978
  (Gain) loss on disposition of properties
    and other investments ................................        (13,861)            (2,738)               411            (10,712)
  Provision for decline in real estate ...................          5,062                 --                 --              5,062
  Extraordinary gain .....................................           (450)                --                 --               (450)
  Decrease in commercial land included in
    projects under development ...........................         13,906                 --              1,320             15,226
  (Increase) decrease in land held for development
    or sale ..............................................         (4,281)                --              1,266             (3,015)
  Decrease (increase) in notes and accounts receivable ...            146             (1,426)             1,295              2,867
  Increase in inventories ................................        (10,145)                --                 --            (10,145)
  Increase in other assets ...............................         (2,129)            (2,157)            (5,425)            (5,397)
  (Decrease) increase in accounts payable and
    accrued expenses .....................................           (369)            10,029              2,828             (7,570)
                                                                ------------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES .........................................      $ 166,056          $  21,307          $ (20,134)         $ 124,615
                                                                ==================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ......................      $ 669,304          $  66,947          $ 151,794          $ 754,151
  Cash distributions from operations of
    unconsolidated entities ..............................         48,891                 --            (48,891)                --
  Proceeds from land sales ...............................         17,529                 --             20,171             37,700
  Land development expenditures ..........................        (12,226)                --            (25,406)           (37,632)
  Operating expenditures .................................       (418,380)           (24,033)           (75,348)          (469,695)
  Interest paid ..........................................       (139,062)           (21,607)           (42,454)          (159,909)
                                                                ------------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES .........................................        166,056             21,307            (20,134)           124,615
                                                                ------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ...................................       (465,137)          (126,516)           (45,516)          (384,137)
  Investments in and advances to real estate affiliates ..        (63,530)                --             41,987            (21,543)
                                                                ------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ................       (528,667)          (126,516)            (3,529)          (405,680)
                                                                ------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Increase in nonrecourse mortgage debt and
    long-term credit facility ............................        570,434            144,230             65,651            491,855
  Principal payments on nonrecourse mortgage debt
    on real estate .......................................       (228,576)           (60,516)           (25,539)          (193,599)
  Increase in notes payable ..............................         96,585             13,901             10,074             92,758
  Payments on notes payable ..............................        (52,150)              (176)           (21,815)           (73,789)
  Change in restricted cash and book overdrafts ..........        (11,083)            (4,536)               321             (6,226)
  Payment of deferred financing costs ....................         (6,575)            (1,401)              (847)            (6,021)
  Exercise of stock options ..............................             52                 --                 --                 52
  Dividends paid to shareholders .........................         (5,399)                --                 --             (5,399)
  Increase in minority interest ..........................         16,376             16,376                 --                 --
                                                                ------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ............        379,664            107,878             27,845            299,631
                                                                ------------------------------------------------------------------
NET INCREASE IN CASH AND EQUIVALENTS .....................         17,053              2,669              4,182             18,566

CASH AND EQUIVALENTS AT BEGINNING OF YEAR ................         67,029              4,016             15,616             78,629
                                                                ------------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ......................      $  84,082          $   6,685          $  19,798          $  97,195
                                                                ==================================================================



                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries





B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)


CONSOLIDATED STATEMENT OF CASH FLOWS - YEAR ENDED JANUARY 31, 1999


                                                                                                          Plus
                                                                                                     Unconsolidated
                                                                                   Less Minority     Investments at      Pro-Rata
                                                             Full Consolidation       Interest          Pro-Rata      Consolidation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           (in thousands)
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY OPERATING ACTIVITIES

NET EARNINGS .............................................       $  54,750            $    --            $    --          $  54,750
  Minority interest ......................................          (1,227)            (1,227)                --                 --
  Depreciation ...........................................          55,614              8,038             14,332             61,908
  Amortization ...........................................          28,225              5,746              2,681             25,160
  Equity in earnings of unconsolidated entities ..........         (32,429)                --             25,015             (7,414)
  Cash distributions from operations of
    unconsolidated entities ..............................          27,430                 --            (27,430)                --
  Deferred income taxes ..................................          32,427                 --                 --             32,427
  Gain on disposition of properties
    and other investments ................................         (19,532)                --            (11,025)           (30,557)
  Extraordinary gain .....................................         (27,036)                --                 --            (27,036)
  Decrease in commercial land included in
    projects under development ...........................          19,627                 --                 --             19,627
  (Increase) decrease in land held for development
    or sale ..............................................          (7,262)                --                691             (6,571)
  Decrease (increase) in notes and accounts receivable ...         (41,841)              (382)             2,899            (38,560)
  Decrease in inventories ................................          11,397                 --                 --             11,397
  (Increase) decrease in other assets ....................         (17,503)            (2,850)               859            (13,794)
  Increase (decrease) in accounts payable and
    accrued expenses .....................................          29,745              1,695             (3,682)            24,368
                                                                 ------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ............       $ 112,385          $  11,020          $   4,340          $ 105,705
                                                                 ==================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ......................       $ 520,704          $  62,258          $ 141,239          $ 599,685
  Cash distributions from operations of
    unconsolidated entities ..............................          27,430                 --            (27,430)                --
  Proceeds from land sales ...............................          11,194                 --             36,105             47,299
  Land development expenditures ..........................         (14,865)                --            (30,919)           (45,784)
  Operating expenditures .................................        (310,083)           (27,260)           (67,086)          (349,909)
  Interest paid ..........................................        (121,995)           (23,978)           (47,569)          (145,586)
                                                                 ------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ............         112,385             11,020              4,340            105,705
                                                                 ------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ...................................        (461,146)           (56,131)           (55,328)          (460,343)
  Proceeds from disposition of properties ................           1,145                 --             32,200             33,345
  Investments in and advances to real estate affiliates ..         (77,993)                --            (13,919)           (91,912)
                                                                 ------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ................        (537,994)           (56,131)           (37,047)          (518,910)
                                                                 ------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of senior notes .................         200,000                 --                 --            200,000
  Payment of senior notes issuance costs .................          (6,297)                --                 --             (6,297)
  Increase in nonrecourse mortgage and
    long-term credit facility ............................         648,586            103,093            159,229            704,722
  Principal payments on nonrecourse mortgage debt
    on real estate .......................................        (316,833)           (80,465)          (134,602)          (370,970)
  Payments on long-term credit facility ..................        (114,000)                --                 --           (114,000)
  Increase in notes payable ..............................          38,524                 16             11,983             50,491
  Payments on notes payable ..............................         (39,306)            (1,096)            (3,171)           (41,381)
  Change in restricted cash and book overdrafts ..........          34,500               (736)               181             35,417
  Payment of deferred financing costs ....................         (16,072)            (1,309)            (1,802)           (16,565)
  Exercise of stock options ..............................              60                 --                 --                 60
  Dividends paid to shareholders .........................          (4,497)                --                 --             (4,497)
  Increase in minority interest ..........................          26,116             26,116                 --                 --
                                                                 ------------------------------------------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES ..............         450,781             45,619             31,818            436,980
                                                                 ------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS ..........          25,172                508               (889)            23,775

CASH AND EQUIVALENTS AT BEGINNING OF YEAR ................          41,857              3,508             16,505             54,854
                                                                 ------------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ......................       $  67,029          $   4,016          $  15,616          $  78,629
                                                                 ==================================================================




                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries



C. REAL ESTATE AND RELATED NONRECOURSE MORTGAGE DEBT

      The components of real estate cost and related nonrecourse mortgage debt are presented below on the pro-rata consolidation method.


                                                       January 31, 2001
---------------------------------------------------------------------------------------------
                                                       Less                        Nonrecourse
                                                    Accumulated                      Mortgage
                                   Total Cost       Depreciation     Net Cost          Debt
---------------------------------------------------------------------------------------------
                                                        (in thousands)
COMPLETED RENTAL PROPERTIES
  Residential ................      $  809,398      $  140,364      $  669,034      $  663,739
  Commercial
    Shopping centers .........       1,125,190         174,320         950,870         876,290
    Office and other
      buildings ..............       1,279,832         254,717       1,025,115         951,886
  Land .......................             991             203             788              --
  Corporate and other
    equipment ................          24,709          15,717           8,992              --
                                    ----------------------------------------------------------
                                     3,240,120         585,321       2,654,799       2,491,915
                                    ----------------------------------------------------------
PROJECTS UNDER
    DEVELOPMENT
  Residential ................         124,739              --         124,739          23,655
  Commercial
    Shopping centers .........         225,920              --         225,920          35,151
    Office and other
      buildings ..............         103,997              --         103,997          30,933
  Land .......................          45,702              --          45,702           6,543
                                    ----------------------------------------------------------
                                       500,358              --         500,358          96,282
                                    ----------------------------------------------------------
LAND HELD FOR
    DEVELOPMENT OR SALE ......          53,203              --          53,203          37,720
                                    ----------------------------------------------------------
  TOTAL REAL ESTATE AND
    MORTGAGE DEBT ............      $3,793,681      $  585,321      $3,208,360      $2,625,917
                                    ==========================================================


D. NOTES AND ACCOUNTS RECEIVABLE, NET



                                                               Plus
                                               Less        Unconsolidated
                               Full          Minority       Investments        Pro-Rata
                          Consolidation      Interest       at Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------
                                                (in thousands)
JANUARY 31, 2001
Lumber brokerage .......    $  87,422       $      --         $    --       $  87,422
Real estate sales ......       16,041              --           5,578          21,619
Syndication activities..       17,668              --              --          17,668
Receivable from
  tenants ..............       27,265           5,479           6,823          28,609
Other receivables ......       79,486          13,839          (1,195)         64,452
                            ---------------------------------------------------------
                              227,882          19,318          11,206         219,770
Allowance for doubtful
  accounts .............       (8,764)           (567)           (392)         (8,589)
                            ---------------------------------------------------------
NOTES AND ACCOUNTS
  RECEIVABLE, NET ......    $ 219,118       $  18,751       $  10,814       $ 211,181
                            =========================================================
Weighted average
  interest rate.........         6.65%                                           7.00%
Total Notes Receivable
  included above........    $  59,939                                       $  61,155
Due within
  one year..............    $  12,558                                       $  15,362





                                                               Plus
                                               Less        Unconsolidated
                               Full          Minority       Investments        Pro-Rata
                          Consolidation      Interest       at Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------
                                                (in thousands)
JANUARY 31, 2000
Lumber brokerage ......      $ 144,364        $    --          $    --         $ 144,364
Real estate sales .....         18,695             --              5,356          24,051
Syndication activities          10,210             --              1,200          11,410
Receivable from
  tenants .............         14,361            2,906            4,845          16,300
Other receivables .....         35,351            2,109              (37)         33,205
                             -----------------------------------------------------------
                               222,981            5,015           11,364         229,330
Allowance for doubtful
  accounts ............         (8,121)            (109)            (521)         (8,533)
                             -----------------------------------------------------------
NOTES AND ACCOUNTS
    RECEIVABLE, NET ...      $ 214,860        $   4,906        $  10,843       $ 220,797
                             ===========================================================
Weighted average
  interest rate .......           8.80%                                             8.55%

      In July 1999, the Lumber Trading Group entered into a three-year agreement (The "Agreement") under which it is selling an undivided interest in a pool of receivables up to a maximum of $102,000,000 to a large financial institution (the "Financial Institution"). The agreement expires in July 2002. The Company has recorded such transactions under the terms of SFAS No. 125, "Accounting for Transfers of Servicing of Financial Assets and Extinguishments of Liabilities." Sales under the Agreement are nonrecourse against the Company. The Company bears no risk regarding the collectibility of the accounts receivable once sold, and cannot modify the pool of receivables.

      At January 31, 2001 and 2000, the Financial Institution held an interest of $43,000,000 and $55,000,000, respectively, in the pool of receivables. Sales of accounts receivable have averaged $57,900,000 and $63,400,000 per month during the fiscal year ended January 31, 2001 and 2000, respectively.

      During the year ended January 31, 2001, the Company reversed a $10,775,000 reserve, representing a portion of the reserve recorded in 1995 against a Note Receivable (the Note) from Millender Center (the Project), a mixed-use apartment, retail and hotel project located in downtown Detroit, Michigan. The Company had previously reversed $3,500,000 in the year ended January 31, 1999 and $500,000 in the year ended January 31, 2000 for a total reserve reversal of $14,775,000.

      The Company owns a 1% general partner interest in the Project and loaned $14,775,000 to the 99% limited partners in 1985, as evidenced by the Note. A full reserve against the Note was recorded in 1995 when the Company determined that collection was doubtful, due to the operating performance of the Project at that time.

      In October 1998, the Project entered into a lease agreement with General Motors (GM) whereby the Project, except for the apartments, are being leased by GM through 2010, when it is expected that GM will exercise a purchase option. This lease arrangement, coupled with the recent resurgence of downtown Detroit's economy as a result of GM's relocation of its corporate headquarters to a location adjacent to the Project and the entry of gaming during the second quarter of 2000, has significantly improved the operating performance of the Project. The Company believes that the current and prospective improved performance of the Project supports its assessment that the Note is now fully collectible.





                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




E. INVESTMENTS IN AND ADVANCES TO REAL ESTATE AFFILIATES

      Included in Investments in and Advances to Real Estate Affiliates are unconsolidated investments accounted for on the equity method. Summarized combined financial information for these investments, along with the Company's pro-rata share, is as follows.


                                                           Combined                          Pro-Rata Share
                                                 ------------------------------------------------------------------
JANUARY 31,                                          2001              2000               2001              2000
-------------------------------------------------------------------------------------------------------------------
                                                                           (in thousands)
BALANCE SHEET:
  Completed rental properties ...............      $ 2,014,182       $ 1,785,948       $   703,114       $   636,418
  Projects under development ................          335,093           267,279           163,484           105,640
  Land held for development or sale .........           66,063            79,201            30,459            31,057
  Investment in and advances to
    real estate affiliates ..................             --                --             101,935            87,264
  Accumulated depreciation ..................         (411,605)         (365,319)         (172,082)         (155,934)
  Other assets ..............................          223,934           210,688            80,967            71,517
                                                   -----------------------------------------------------------------
    Total Assets ............................      $ 2,227,667       $ 1,977,797       $   907,877       $   775,962
                                                   =================================================================

  Mortgage debt, nonrecourse ................      $ 1,870,170       $ 1,686,497       $   674,019       $   613,373
  Advances from general partner .............           43,550            36,131                --                --
  Other liabilities .........................          161,624           176,375            43,472            44,730
  Partners' equity ..........................          152,323            78,794           190,386           117,859
                                                   -----------------------------------------------------------------
      Total Liabilities and Partners'
        Equity ..............................      $ 2,227,667       $ 1,977,797       $   907,877       $   775,962
                                                   =================================================================

YEAR ENDED JANUARY 31,
-------------------------------------------------------------------------------------------------------------------
OPERATIONS:
  Revenues ................................        $   500,566       $   434,944       $   199,797       $   170,907
  Equity in earnings of unconsolidated
    entities on a pro-rata basis ..........                 --                --            11,170             2,175
  Operating expenses ......................           (296,617)         (273,233)         (118,747)         (101,552)
  Interest expense ........................           (119,326)         (111,618)          (43,368)          (41,882)
  Depreciation and amortization ...........            (57,906)          (50,529)          (20,222)          (18,682)
  Gain (loss) on disposition of properties
    and other investments .................              4,718            (1,645)            2,359              (411)
                                                   -----------------------------------------------------------------
        Net Income (Loss) .................        $    31,435       $    (2,081)      $    30,989       $    10,555
                                                   =================================================================

Following is a reconciliation of partners' equity to the Company's carrying value.
Partners' equity, as above ................        $   152,323       $    78,794
Equity (deficit) of other partners ........              5,487            (2,934)
                                                   -----------------------------
Company's investment in partnerships ......            146,836            81,728
Advances to partnerships, as above ........             43,550            36,131
Advances to other real estate affiliates ..            245,862           220,606
                                                   -----------------------------
Investments in and Advances
  to Real Estate Affiliates ...............        $   436,248       $   338,465
                                                   =============================



                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

F. OTHER ASSETS

      Included in other assets are costs incurred in connection with obtaining financing which are deferred and amortized over the life of the related debt. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized using the straight-line method over the lives of the related leases.



                                                        Plus
                                          Less     Unconsolidated
                            Full        Minority     Investments     Pro-Rata
                       Consolidation    Interest     at Pro-Rata   Consolidation
----------------------------------------------------------------------------------
                                                (in thousands)
JANUARY 31, 2001
Unamortized costs,
  net ..............      $ 96,338      $ 20,803      $ 19,645      $ 95,180

Prepaid expenses
  and other ........        70,418         7,844         4,540        67,114
                          --------------------------------------------------
                          $166,756      $ 28,647      $ 24,185      $162,294
                          ==================================================
JANUARY 31, 2000
Unamortized costs,
  net ..............      $ 86,478      $ 17,634      $ 17,009      $ 85,853

Prepaid expenses
  and other ........        68,492         2,347         7,089        73,234
                          --------------------------------------------------
                          $154,970      $ 19,981      $ 24,098      $159,087
                          ==================================================

G. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Included in accounts payable and accrued expenses at January 31, 2001 and 2000 are book overdrafts of approximately $54,426,000 and $85,419,000 for full consolidation presentation and $54,516,000 and $85,506,000 for pro-rata consolidation presentation, respectively. The overdrafts are a result of the Company's cash management program and represent checks issued but not yet presented to a bank for collection.

H. NOTES PAYABLE

      The components of notes payable, which represent indebtedness whose original maturity dates are within one year of issuance, are as follows.



                                                            Plus
                                             Less      Unconsolidated
                                Full        Minority     Investments     Pro-Rata
                           Consolidation    Interest     at Pro-Rata   Consolidation
-------------------------------------------------------------------------------------
                                          (dollars in thousands)
JANUARY 31, 2001
Payable to
  Banks ................      $    --       $    --       $    --      $    --
  Other ................       55,392        14,694         1,417       42,115
                              ------------------------------------------------
                              $55,392       $14,694       $ 1,417      $42,115
                              ================================================
Weighted average
  interest rate ........         7.85%                                    7.75%

JANUARY 31, 2000
Payable to
  Banks ................      $21,486       $    --       $    --      $21,486
  Other ................       51,294        14,285         4,403       41,412
                              ------------------------------------------------
                              $72,780       $14,285       $ 4,403      $62,898
                              ================================================
Weighted average
  interest rate.........         8.11%                                    8.15%


      Notes payable to banks reflect borrowings on the Lumber Trading Group's $87,000,000 bank lines of credit. The bank lines of credit allow for up to $5,000,000 in outstanding letters of credit (none was outstanding at January 31, 2001) which reduce the credit available to the Lumber Trading Group. Borrowings under these bank lines of credit, which are nonrecourse to the Company, are collateralized by all the assets of the Lumber Trading Group, bear interest at the lender's prime rate or 1.5% over LIBOR, and have a fee of 0.2% per annum on the unused portion of the available commitment. These bank lines of credit are subject to review and extension annually and expire June 30, 2001.

      Other notes payable relate to improvements and construction funded by tenants, property and liability insurance premium financing and advances from affiliates and partnerships.

      The following table summarizes interest incurred and paid on notes payable.


                          Full Consolidation   Pro-Rata Consolidation
                          -------------------------------------------
Year Ended January 31,    Incurred     Paid       Incurred      Paid
----------------------------------------------------------------------
                                         (in thousands)
2001 .............        $8,113      $7,846      $7,372      $7,166

2000 .............         5,965       5,743       6,199       5,901

1999 .............         6,004       5,659       7,331       5,664




                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries




I. MORTGAGE DEBT, NONRECOURSE

      Mortgage debt, which is collateralized by completed rental properties, projects under development and certain undeveloped land, is as follows:


                                                                             Less      Plus Unconsolidated
                                              Full                          Minority        Investments       Pro-Rata
                                        Consolidation         Rate (1)      Interest         at Pro-Rata    Consolidation   Rate (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                              (dollars in thousands)
JANUARY 31, 2001
Fixed ............................         $ 1,711,574          7.53%      $ 343,626      $    472,811       $ 1,840,759      7.57%
Variable
  Taxable (2).....................             605,796          8.73%        128,287           143,223           620,732      8.59%
  Tax-Exempt......................              54,150          6.20%          5,638            46,093            94,605      5.36%
UDAG..............................              68,392          1.61%         10,463            11,892            69,821      2.65%
                                           -----------                     ----------------------------------------------
                                           $ 2,439,912          7.65%      $ 488,014      $    674,019        $ 2,625,917     7.61%
                                           ===========                     ==============================================
JANUARY 31, 2000
Fixed ............................         $ 1,366,132          7.48%      $ 259,560      $    458,048        $ 1,564,620     7.52%
Variable
  Swapped.........................             205,615          7.34%         65,100            58,277            198,792     7.44%
  Taxable.........................             437,473          7.81%         79,612            38,791            396,652     7.86%
  Tax-Exempt......................             110,899          4.44%          4,807            46,365            152,457     4.10%
UDAG .............................              68,475          1.53%         10,508            11,892             69,859     2.57%
                                           -----------                     ----------------------------------------------
                                           $ 2,188,594          7.19%      $ 419,587       $   613,373        $ 2,382,380     7.21%
                                           ===========                     ==============================================


(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) As of January 31, 2001, $605,796 at full consolidation and $620,732 at pro-rata consolidation of taxable variable-rate debt is protected with LIBOR caps as described below. These caps protect the current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during the year ending January 31, 2002.

      Debt related to projects under development at January 31, 2001 are as follows:


                                                       Plus
                                          Less     Unconsolidated
                           Full         Minority    Investments       Pro-Rata
                       Consolidation    Interest    at Pro-Rata    Consolidation
--------------------------------------------------------------------------------
                                            (in thousands)
Variable ...........      $ 58,583      $ 14,656      $ 26,551      $ 70,478

Fixed ..............        26,498         1,924         1,230        25,804
                          --------------------------------------------------
  Total ............      $ 85,081      $ 16,580      $ 27,781      $ 96,282
                          ==================================================
Commitment
  from lenders .....      $213,371      $ 24,926      $ 72,793      $261,238
                          ==================================================


      The Company generally borrows funds for development and construction projects with maturities of two to five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

      The Company has purchased London Interbank Offered Rate ("LIBOR") interest rate caps for the mortgage debt portfolio as follows:


                          Full Consolidation     Pro-Rata Consolidation
                         ----------------------------------------------
                                       Average                 Average
Coverage                 Amount         Rate      Amount        Rate
-----------------------------------------------------------------------
                                    (dollars in thousands)
02/01/01 - 01/31/02 ...  $605,780       7.11%    $ 590,568     7.03%
02/01/02 - 01/31/03 ...   568,574       7.68%      586,210     7.76%
02/01/03 - 01/31/04 ...   391,800       7.75%      389,699     7.87%
02/01/04 - 01/31/05 ...   211,800       8.00%      285,337     8.00%
02/01/05 - 01/31/06 ...   177,300       8.00%      177,300     8.00%



      The interest rate caps listed above were purchased to mitigate short-term variable interest rate risk. The Company currently intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in long-term interest rates, the Company has purchased Treasury Options as follows:


                     Full Consolidation                    Pro-Rata Consolidation
               --------------------------------     ----------------------------------
                            Weighted  Remaining                 Weighted     Remaining
                            Average    Years at                  Average     Years at
Term           Amount        Rate      1/31/01      Amount        Rate        1/31/01
---------------------------------------------------------------------------------------
                                      (dollars in thousands)

10 years      $123,100       7.00%      0.21       $ 86,890       7.00%      0.21

10 years       321,800       6.92%      1.35        210,262       6.93%      1.38

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

      Mortgage debt maturities for the next five years are as follows:


                                           Full           Pro-Rata
Years Ending January 31,               Consolidation   Consolidation
--------------------------------------------------------------------
                                             (in thousands)
2002  .............................      $572,511         $521,244
2003  .............................       163,165          225,192
2004  .............................       525,449          491,053
2005  .............................        60,392           80,856
2006  .............................       119,059          181,417


      The Company is engaged in discussions with its current lenders and is actively pursuing new lenders to extend and refinance maturing mortgage debt. As of January 31, 2001, the Company had refinancing commitments and extension options on upcoming maturities as follows:


                                         Full              Pro-Rata
                                     Consolidation      Consolidation
----------------------------------------------------------------------
                                             (in thousands)
Refinancing commitments .........      $  2,521           $ 14,767

Extension options available .....       196,518            252,710


      The following table summarizes interest incurred and paid on mortgage debt, nonrecourse.



                              Full Consolidation        Pro-Rata Consolidation
                            ----------------------------------------------------
Year Ended January 31,       Incurred       Paid         Incurred       Paid
--------------------------------------------------------------------------------
                                               (in thousands)
2001 .................      $162,466      $168,542      $175,790      $173,782

2000 .................       133,443       133,774       152,784       154,185

1999 .................       119,816       124,330       144,890       148,959



                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   Notes to Consolidated Financial Statements
                 Forest City Enterprises, Inc. and Subsidiaries

J. LONG-TERM CREDIT FACILITY

      At January 31, 2001 and 2000, the Company had $189,500,000 and $167,000,000, respectively, outstanding under its $265,000,000 revolving credit facility. The revolving credit facility matures March 31, 2003, unless extended, and allows for up to a combined amount of $30,000,000 in outstanding letters of credit and surety bonds ($7,222,000 and $14,675,000, respectively, were outstanding at January 31, 2001). The outstanding letters of credit reduce the credit available to the Company. Annually, within 60 days after January 31, the revolving credit facility may be extended by one year by unanimous consent of the participating banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company into a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000, which began October 1, 2000. At January 31, 2001, the revolving credit line was $260,000,000.

      The revolving credit agreement provides, among other things, for 1) interest rates of 2.125% over LIBOR or 0.5% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. At January 31, 2001, retained earnings of $8,198,000 were available for payment of dividends.

      The Company has purchased LIBOR interest rate caps at an average rate of 6.82% for 2001 and 7.75% for 2002 at notional amounts of $187,484,000 and $54,161,000, respectively.

      Interest incurred on the long-term credit facility was $16,163,000 in 2000, $10,897,000 in 1999 and $6,317,000 in 1998. Interest paid on the long-term credit facility was $15,162,000 in 2000, $9,984,000 in 1999 and $6,010,000 in
1998.

K. SENIOR AND SUBORDINATED DEBT

      On March 16, 1998, the Company issued $200,000,000 of 8.50% senior notes, due March 15, 2008, in a public offering. Net proceeds in the amount of $195,500,000 were contributed to the capital of Forest City Rental Properties Corporation, a wholly-owned subsidiary, and were then used to repay loans under its credit agreement with banks and to finance acquisitions and development of real estate projects. Accrued interest is payable semi-annually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company; however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends. The dividend limitation is not as restrictive as that imposed by the Company's revolving credit facility (Note J).

      The senior notes may be redeemed by the Company, in whole or in part, at any time on or after March 15, 2003 at redemption prices beginning at 104.25% for the year beginning March 15, 2003 and systematically reduced to 100% in the years thereafter.

      In November 2000, the Company issued $20,400,000 of redevelopment bonds in a private placement. The proceeds were used to repay nonrecourse debt that was issued to finance an apartment facility in Philadelphia, Pennsylvania. The bonds bear interest at 8.25% and are due September 15, 2010. Interest is payable semi-annually on each March 15 and September 15 beginning March 15, 2001. This debt is unsecured and subordinated to the senior notes and the revolving credit facility. Financial covenants associated with this debt are similar to that of the senior notes.

      Interest incurred on the above debt was $17,234,000 in 2000, $17,000,000 in 1999 and $14,922,000 in 1998. Interest paid was $17,000,000 in 2000 and 1999 and $8,453,000 in 1998.

CONSOLIDATED INTEREST

      The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness (included in Notes H, I, J and K).



                                                                Plus
                                               Less        Unconsolidated
                                 Full         Minority       Investments     Pro-Rata
Years Ended January 31,    Consolidation      Interest       at Pro-Rata   Consolidation
-----------------------------------------------------------------------------------------
                                                    (in thousands)
2001
Interest incurred ......     $ 203,976       $  36,605       $  49,188       $ 216,559
Interest capitalized ...       (21,432)         (1,117)         (5,820)        (26,135)
                             ---------------------------------------------------------
 Net interest expense ..     $ 182,544       $  35,488       $  43,368       $ 190,424
                             =========================================================
Interest paid ..........     $ 208,550                                       $ 213,110
                             =========                                       =========
2000
Interest incurred ......     $ 167,305       $  24,485       $  44,060       $ 186,880
Interest capitalized ...       (27,439)         (2,456)         (2,178)        (27,161)
                             ---------------------------------------------------------
 Net interest expense ..     $ 139,866       $  22,029       $  41,882       $ 159,719
                             =========================================================
Interest paid ..........     $ 166,501                                       $ 187,070
                             =========                                       =========
1999
Interest incurred ......     $ 147,059       $  22,576       $  48,977       $ 173,460
Interest capitalized ...       (22,457)         (1,280)         (2,323)        (23,500)
                             ---------------------------------------------------------
 Net interest expense ..     $ 124,602       $  21,296       $  46,654       $ 149,960
                             =========================================================
Interest paid ..........     $ 144,452                                       $ 169,086
                             =========                                       =========

L. Income Taxes

      The income tax provision consists of the following components.



                                          Years Ended January 31,
------------------------------------------------------------------------
                                    2001          2000          1999
------------------------------------------------------------------------
                                             (in thousands)
Current
   Federal .................      $  7,991      $  8,620       $   (570)
   Foreign .................           422           446            409
   State ...................         1,913         3,191             75
                                  -------------------------------------
                                    10,326        12,257            (86)
                                  =====================================
Deferred
   Federal .................         9,495        10,796         21,996
   Foreign .................            40            28             16
   State ...................         2,451         1,238          5,748
                                  -------------------------------------
                                    11,986        12,062         27,760
                                  -------------------------------------
Total provision ............      $ 22,312      $ 24,319       $ 27,674
                                  =====================================




                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries


L. INCOME TAXES (CONTINUED)

     The effective tax rate for income taxes varies from the federal statutory rate of 35% due to the following items.


                                               Years Ended January 31,
--------------------------------------------------------------------------------
                                         2001            2000          1999
--------------------------------------------------------------------------------
                                           (in thousands)
Statement earnings
  before income taxes,
  after minority interest ......     $ 113,949       $  64,849       $  66,081
                                     =========================================
Income taxes computed at
  the statutory rate ...........     $  39,882       $  22,697       $  23,129

Increase (decrease) in tax
  resulting from:
  State taxes, net of
   federal benefit .............         7,834           3,016           3,452
  Contribution
   carryover ...................          (361)           (201)          1,113
  Adjustment of prior
   estimated taxes .............           190              64            (116)
  Valuation allowance ..........        (2,262)           (423)            165
  Cancellation of debt .........       (23,589)             --              --
  Other items ..................           618            (834)            (69)
                                     -----------------------------------------
Total provision ................     $  22,312       $  24,319       $  27,674
                                     =========================================
Effective tax rate .............         19.58%          37.50%          41.88%

     An analysis of the deferred tax provision is as follows.


                                                    Years Ended January 31,
--------------------------------------------------------------------------------
                                                2001         2000         1999
--------------------------------------------------------------------------------
                                                       (in thousands)
Excess of tax over
   statement depreciation
   and amortization .....................    $  5,389     $  2,035     $  3,040
Cancellation of debt ....................     (23,589)          --           --
Gains deferred for tax ..................      14,636        4,219           --
Costs on land and rental
   properties under
   development expensed
   for tax purposes .....................       3,852        2,509        3,657
Revenues and expenses
   recognized in different
   periods for tax and
   statement purposes ...................        (412)      (1,121)       9,294
Difference between tax and
   statement related to
   unconsolidated entities ..............       4,792         (421)       6,519
Provision for decline in
   real estate ..........................        (431)      (1,772)          --
Deferred state taxes, net
   of federal benefit ...................       4,817        1,188        3,019
Utilization of tax loss
   carryforward .........................      13,221       15,577        5,423
Valuation allowance .....................      (2,262)        (423)         165
Alternative minimum tax
   credits ..............................      (8,027)      (9,729)      (3,357)
                                             ----------------------------------
Deferred provision ......................    $ 11,986     $ 12,062     $ 27,760
                                             ==================================

     The types of differences that gave rise to significant portions of the deferred income tax liability are presented in the following table.

                                                    January 31,
                               -------------------------------------------------
                                Temporary Differences           Deferred Tax
                               -------------------------------------------------
                                   2001         2000          2001        2000
--------------------------------------------------------------------------------
                                                (in thousands)
Depreciation ...............   $ 154,487    $ 169,817    $  61,099    $  67,163
Capitalized costs (1) ......     322,482      221,539      127,542       87,619
Net operating losses .......     (10,026)     (41,513)      (3,509)     (14,530)
Federal tax credits ........          --           --      (32,871)     (23,263)
Comprehensive income .......       6,400       31,690        2,531       12,533
Basis in unconsolidated
 entities ..................     110,977       89,133       43,892       35,252
Other ......................     (70,830)      12,154      (22,013)       9,887
                               -------------------------------------------------
                               $ 513,490    $ 482,820    $ 176,671    $ 174,661
                               =================================================

(1) Included in capitalized costs at January 31, 2001 is $56,910 related to replacement property of tax-deferred exchanges.

     Income taxes paid totaled $15,511,000, $7,176,000 and $3,740,000 in the years ended January 31, 2001, 2000 and 1999, respectively. At January 31, 2001, the Company had a net operating loss carryforward for tax purposes of $10,026,000 which will expire in the year ending January 31, 2011, general business credit carryovers of $1,582,000 which will expire in the years ending January 31, 2004 through January 31, 2015 and alternative minimum tax carryforward of $31,289,000.

     The Company's net deferred tax liability at January 31, 2001 is comprised of deferred liabilities of $309,072,000 deferred assets of $134,340,000 and a valuation allowance related to state taxes and general business credits of $1,939,000.

M. SEGMENT INFORMATION

     Strategic business units are determined by the type of customer served or the product sold. The Commercial Group owns, develops, acquires and operates shopping centers, office buildings and mixed-use projects, including hotels. The Residential Group owns, develops, acquires and operates the Company's multi-family properties. Real Estate Groups are the combined Commercial and Residential Groups. The Land Group owns and develops raw land into master planned communities and other residential developments for resale to users principally in Arizona, Colorado, Florida, Illinois, Nevada, New York, North Carolina and Ohio. The Lumber Trading Group operates the Company's lumber wholesaling business. Corporate includes interest on corporate borrowings and general corporate expenses.

     The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined as earnings before extraordinary gain (loss), excluding the following items: i) provision for decline in real estate; ii) gain
(loss) on disposition of properties and other investments; iii) beginning in the year ended January 31, 2001, the adjustment to recognize rental revenues and rental expenses using the straight-line method; and iv) noncash charges from Forest City Rental Properties Corporation for depreciation, amortization and deferred income taxes.


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

M. SEGMENT INFORMATION (CONTINUED)

     The following tables summarize financial data for the Commercial, Residential, Land and Lumber Trading Groups and Corporate. The table is presented by using the pro-rata consolidation method, which is the method used by management for internal reporting. A reconciliation to the full consolidation method is included for certain information for the years ended January 31, 2001, 2000 and 1999. All amounts, including footnotes, are presented in thousands.

                                                                January 31,                              Years Ended January 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Expenditures for Additions
                                                          Identifiable Assets (3)                          to Real Estate (3)
------------------------------------------------------------------------------------------------------------------------------------
                                                            2001          2000         1999          2001        2000         1999
------------------------------------------------------------------------------------------------------------------------------------
Commercial Group ....................................   $2,758,969   $2,558,206   $2,290,100   $  256,679   $  272,814   $  367,985
Residential Group ...................................    1,010,889      800,175      712,808      267,208       76,039       75,258
Land Group ..........................................      153,582      136,477      130,587       54,207       48,429       43,063
Lumber Trading Group ................................      136,175      208,836      218,551        2,483        3,899        2,301
Corporate ...........................................       68,368       90,990       65,274          912        2,476          426
                                                        ---------------------------------------------------------------------------
 Consolidated at pro-rata ...........................    4,127,983    3,794,684   $3,417,320   $  581,489   $  403,657   $  489,033
                                                                                  =================================================
 Minority interest and unconsolidated entities.......      (97,513)    (128,329)
                                                        -----------------------
 Consolidated .......................................   $4,030,470   $3,666,355
                                                        =======================


                                                                      Years Ended January 31,
                              ------------------------------------------------------------------------------------------------------
                                           Revenues                       Interest Expense       Depreciation & Amortization Expense
                              ------------------------------------------------------------------------------------------------------
                                 2001       2000       1999       2001         2000        1999        2001        2000       1999
                              ------------------------------------------------------------------------------------------------------
Commercial Group ..........   $ 522,841  $ 442,992  $ 374,106  $ 115,091   $  94,356   $  91,291   $  75,564   $  66,848  $  65,527

Residential Group .........     167,052    158,768    139,003     32,534      26,447      27,342      19,837      17,808     18,128

Land Group ................      64,656     41,356     58,769      4,726       7,370       6,814         382         240        562

Lumber Trading Group(1) ...     105,427    149,357    123,325      5,584       5,288       5,262       2,340       2,125      2,045
Corporate .................         540        598      1,446     32,489      26,258      19,251       1,446       1,123        806
                              ------------------------------------------------------------------------------------------------------
 Consolidated at pro-rata..     860,516    793,071    696,649    190,424     159,719     149,960      99,569      88,144     87,068
 Minority interest and
  unconsolidated entities..     (65,731)   (94,283)   (86,949)    (7,880)    (19,853)    (25,358)     (1,205)     (6,640)    (3,229)
                              ------------------------------------------------------------------------------------------------------
 Consolidated .............   $ 794,785  $ 698,788  $ 609,700  $ 182,544   $ 139,866   $ 124,602   $  98,364   $  81,504  $  83,839
                              ======================================================================================================


                                                                      Earnings Before              Earnings Before Depreciation,
                                                                   Income Taxes (EBIT)(2)       Amortization & Deferred Taxes (EBDT)
                                                             -----------------------------------------------------------------------
Commercial Group ........................................... $ 65,033   $  50,589   $  27,480   $ 121,446   $ 105,877   $ 86,410
Residential Group ..........................................   40,359      40,472      27,285      55,787      46,411     38,614
Land Group .................................................    2,868      (5,746)      5,265       2,191      (3,489)    10,803
Lumber Trading Group .......................................    1,310      12,258       6,066         283       7,070      3,227
Corporate ..................................................  (45,408)    (38,374)    (30,572)    (31,898)    (23,230)   (21,200)
Provision for decline in real estate .......................   (1,231)     (5,062)          -           -           -          -
Gain on disposition of properties and other investments ....   51,018      10,712      30,557           -           -          -
                                                             -----------------------------------------------------------------------
 Consolidated at pro-rata ..................................  113,949      64,849      66,081     147,809     132,639    117,854
 Minority interest and unconsolidated entities .............    3,399       5,557      (1,227)
                                                             --------------------------------
 Consolidated .............................................. $117,348   $  70,406   $  64,854
                                                             ================================

RECONCILIATION OF EBDT TO NET EARNINGS:

Depreciation and amortization - Real Estate Groups ..........................................      (95,763)    (84,586)   (83,655)
Deferred taxes - Real Estate Groups .........................................................      (23,518)    (12,453)   (14,236)
Straight-line rent adjustment ...............................................................        9,423           -          -
Provision for decline in real estate, net of tax ............................................         (744)     (3,060)         -
Gain on disposition of properties and other investments, net of tax .........................       51,821      11,139      7,419
Minority interest in gain on disposition ....................................................          250      (2,738)         -
Gain (loss) on disposition reported on equity method ........................................        2,359        (411)    11,025
Extraordinary gain, net of tax ..............................................................            -         272     16,343
                                                                                                  -------------------------------
NET EARNINGS ................................................................................   $   91,637  $   40,802  $  54,750
                                                                                                  ===============================


(1) The Company recognizes the gross margin on lumber brokerage sales as Revenues. Sales invoiced for the years ended January 31, 2001, 2000 and 1999 were $2,674,000, $3,712,000 and $2,979,000, respectively.
(2) See Consolidated Statements of Earnings on page 30 for reconciliation of EBIT to net earnings.
(3) Beginning in the year ended January 31, 2001, the Central Station project in Chicago, Illinois, which was previously reported in the Commercial Group, and the Stapleton project in Denver, Colorado, which was previously reported in the Residential Group, are now being reported in the Land Group. Prior years' segment information has been restated to reflect these changes.



               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

N. LEASES

THE COMPANY AS LESSOR

     The following table summarizes the minimum future rental income to be received on noncancelable operating leases of commercial properties that generally extend for periods of more than one year.


                                                   Plus
                                 Less         Unconsolidated
YEARS ENDING       Full        Minority        Investments        Pro-Rata
JANUARY 31,    Consolidation   Interest        at Pro-Rata      Consolidation
-------------------------------------------------------------------------------
                                 (in thousands)
2002 ......... $  224,117     $  48,066       $   44,470     $   220,521
2003 .........    217,780        47,033           42,201         212,948
2004 .........    211,096        46,797           39,078         203,377
2005 .........    192,853        44,267           35,446         184,032
2006 .........    181,233        42,260           31,612         170,585
Later years...  1,507,021       388,603          123,203       1,241,621
               ---------------------------------------------------------
               $2,534,100     $ 617,026       $  316,010     $ 2,233,084
               =========================================================

     Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes and operating costs. The following table summarizes total reimbursements.


YEARS ENDED                                Full          Pro-Rata
JANUARY 31,                            Consolidation   Consolidation
---------------------------------------------------------------------
                                             (in thousands)
2001 ................................  $  86,827        $ 87,025
2000 ................................     72,949          75,954
1999 ................................     64,909          67,659

THE COMPANY AS LESSEE

     The Company is a lessee under various operating leasing arrangements for real property and equipment having terms expiring through 2095, excluding optional renewal periods.

     Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 2001 are as follows.



                                                                   Plus
                                                    Less      Unconsolidated
YEARS ENDING                           Full       Minority     Investments      Pro-Rata
JANUARY 31,                       Consolidation   Interest     at Pro-Rata    Consolidation
-------------------------------------------------------------------------------------------
                                                         (in thousands)
2002 ...........................    $ 15,532    $  3,366        $  1,160        $ 13,326
2003 ...........................      14,910       3,443           1,126          12,593
2004 ...........................      14,375       3,387           1,115          12,103
2005 ...........................      13,192       3,235           1,084          11,041
2006 ...........................      12,566       3,252           1,050          10,364
Later years ....................     552,349     164,593          46,625         434,381
                                    ----------------------------------------------------
                                    $622,924    $181,276        $ 52,160        $493,808
                                    ====================================================


     The following table summarizes rent expense paid.

YEARS ENDED                                Full           Pro-Rata
JANUARY 31,                           Consolidation    Consolidation
----------------------------------------------------------------------
                                               (in thousands)
2001 ................................. $ 16,621         $ 15,036
2000 .................................   13,541           13,361
1999 .................................   11,540           10,267


O. CONTINGENT LIABILITIES

     As of January 31, 2001, the Company has guaranteed loans of $1,825,000, letters of credit outstanding of $7,222,000 and surety bonds outstanding of $14,675,000.

     The Company customarily guarantees lien-free completion of its construction. Upon completion, the guarantees are released. For certain limited partnerships in which the Company is a general partner, it guarantees the funding of operating deficits of newly-opened apartment projects for periods averaging five years. The Company is also involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

P. STOCK-BASED COMPENSATION

     Class A fixed options in the form of either incentive stock options or non-qualified stock options may be awarded under the 1994 Stock Option Plan ("Plan") to key employees and non-employee members of the Company's Board of Directors. The maximum number of options that may be awarded under the Plan was increased to 2,250,000 by shareholder approval in June 1998. The maximum award to a person during any calendar year is 75,000 and the maximum term of an option is 10 years. The exercise price of all options must equal the fair market value of the stock on the date of grant, except, if incentive stock options are granted to someone who owns more than 10% of the total combined voting power of all classes of stock of the Company, then the exercise price will be 110% of the fair market value of the stock on the date of grant and the term of the option will be five years. The Plan is administered by the Compensation Committee of the Board of Directors. The Company granted 15,000 options in 2000, 377,800 options in 1999 and 390,800 in 1998. All options granted under the Plan to date have been for a term of 10 years and vest over two to four years.

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


                                                  Years Ended January 31,
--------------------------------------------------------------------------------
                                               2001           2000         1999
--------------------------------------------------------------------------------
Net earnings (in thousands)
  As reported ........................    $   91,637    $   40,802    $   54,750
  Pro forma ..........................    $   89,316    $   38,502    $   53,150
Basic earnings per share
  As reported ........................    $     3.05    $     1.36    $     1.83
  Pro forma ..........................    $     2.97    $     1.28    $     1.77
Diluted earnings per share
  As reported ........................    $     3.02    $     1.35    $     1.81
  Pro forma ..........................    $     2.95    $     1.29    $     1.77


               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

P. STOCK-BASED COMPENSATION (CONTINUED)

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grants in 2000, 1999 and 1998, respectively: dividend yield of .7%, .6% and
 .5%; expected volatility of 34.9%, 36.8% and 38.0%; risk-free interest rate of 6.0%, 5.2% and 5.7%; expected life of 8.7 years in all years; and turnover of 3.7%, 2.0% and 3.0%.

   A summary of stock option activity is presented below.

                                                                        Years Ended January 31,
-------------------------------------------------------------------------------------------------------------------------
                                                     2001                     2000                    1999
-------------------------------------------------------------------------------------------------------------------------
                                                         Weighted                Weighted                   Weighted
                                                          Average                 Average                    Average
                                             Options  Exercise Price  Options Exercise Price     Options  Exercise Price
-------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year ......     1,080,325    $  22.06     723,950    $    21.86       354,600    $  14.38
Granted ...............................        15,000    $  35.07     377,800    $    22.42       390,800    $  28.50
Exercised .............................       (32,925)   $  16.69      (3,600)   $    14.38        (4,350)   $  14.38
Forfeited .............................            --    $     --     (17,825)   $    22.81       (17,100)   $  20.32
                                            ---------               ----------                  ---------
Outstanding at end of year ............     1,062,400    $  22.41   1,080,325         22.06       723,950    $  21.86
                                            =========                                           =========
Options exercisable at end of year ....       391,950    $  17.56     163,275    $    14.38        82,500    $  14.38
Number of shares available for
  granting of options at end of year ..     1,146,725               1,161,725                   1,521,700
Weighted average fair value of
  options granted during the year .....        $17.61                  $11.29                      $15.12

   The following table summarizes information about fixed stock options outstanding at January 31, 2001.

                                      Options Outstanding                         Options Exercisable
                    -----------------------------------------------------   ---------------------------------
      Range of           Number        Weighted Average      Weighted           Number           Weighted
      Exercise       Outstanding at       Remaining           Average        Exercisable at       Average
       Prices      January 31, 2001    Contractual Life   Exercise Prices   January 31, 2001  Exercise Prices
-------------------------------------------------------------------------------------------------------------
     $ 14.38            303,600           5.6 years           $ 14.38           303,600           $14.38
 $ 22.38 - 25.69        374,200           8.2 years           $ 22.42                --           $   --
 $ 28.50 - 35.07        384,600           7.2 years           $ 28.76            88,350           $28.50
                      ---------                                                 -------
                      1,062,400                                                 391,950
                      =========                                                 =======

   During 1999 the Compensation Committee granted 45,000 shares of restricted Class A common stock to key employees. The restricted shares were awarded out of treasury stock, having a cost basis of $605,000, with rights to vote the shares and receive dividends while being subject to restrictions on disposition and transferability and risk of forfeiture. The shares become nonforfeitable over a period of four years. In accordance with APBO 25, the market value on the date of grant of $1,114,000 was initially recorded as unearned compensation to be charged to expense over the respective vesting periods. The unearned compensation is reported as a reduction of Additional Paid-In Capital in the accompanying consolidated financial statements. Unamortized unearned compensation amounted to $882,000 and $1,021,000 at January 31, 2001 and 2000, respectively.

   SUBSEQUENT EVENT - In March 2001 the Compensation Committee approved grants to key employees of 417,200 Class A common stock options and 60,000 shares of restricted Class A common stock.

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

Q. CAPITAL STOCK

   The Company paid a two-for-one common stock split on July 16, 1998 effected as a stock dividend. The stock split was given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Statements of Shareholders' Equity. All share and per share data included in this annual report, including stock option plan information, have been restated to reflect the stock split.

   In June 1998 the shareholders approved an amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of stock. Class A common shares were increased from 48,000,000 to 96,000,000 shares. Class B common shares were increased from 18,000,000 to 36,000,000 shares.

   Class A common stock totaling 32,925, 3,600 and 4,350 shares in 2000, 1999 and 1998, respectively, were issued out of treasury stock upon the exercise of stock options (See Note P).

R. EARNINGS PER SHARE

   The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for "earnings before extraordinary gain".

                                    Earnings        Weighted
                                     Before          Average
                                  Extraordinary      Common
                                      Gain           Shares           Per
                                   (Numerator)     Outstanding      Common
Years Ended January 31,           (in thousands)  (Denominator)      Share
---------------------------------------------------------------------------
2001
   Basic earnings per share ....... $   91,637      30,035,127      $  3.05
   Effect of dilutive securities-
    stock options .................         --         298,315         (.03)
                                    ---------------------------------------
   Diluted earnings per share ..... $   91,637      30,333,442      $  3.02
                                    =======================================
2000
   Basic earnings per share ....... $   40,530      30,016,323      $  1.35
   Effect of dilutive securities-
    stock options .................         --         136,734         (.01)
                                    ---------------------------------------
   Diluted earnings per share ..... $   40,530      30,153,057      $  1.34
                                    =======================================
1999
   Basic earnings per share ....... $   38,407      29,980,200      $  1.28
   Effect of dilutive securities-
    stock options .................         --         193,730         (.01)
                                    ---------------------------------------
   Diluted earnings per share ..... $   38,407      30,173,930      $  1.27
                                    =======================================

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

S. SUMMARIZED FINANCIAL INFORMATION

   Forest City Rental Properties Corporation ("Rental Properties") is a wholly-owned subsidiary engaged in the development, acquisition and management of real estate projects, including apartment complexes, regional malls and shopping centers, hotels, office buildings and mixed-use facilities. Consolidated balance sheets and statements of earnings for Rental Properties and its subsidiaries follow.

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2001

                                                                                                      Plus
                                                                                                 Unconsolidated
                                                                               Less Minority     Investments at       Pro-Rata
                                                        Full Consolidation       Interest           Pro-Rata       Consolidation
--------------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
ASSETS
Real Estate
  Completed rental properties ..........................    $ 3,086,966        $   574,575        $   703,020        $ 3,215,411
  Projects under development ...........................        391,821             54,947            163,484            500,358
                                                            --------------------------------------------------------------------
     Real estate, at cost ..............................      3,478,787            629,522            866,504          3,715,769
  Less accumulated depreciation ........................       (473,843)           (76,301)          (172,062)          (569,604)
                                                            --------------------------------------------------------------------
     Total Real Estate .................................      3,004,944            553,221            694,442          3,146,165

Cash and equivalents ...................................         24,770              8,653             20,422             36,539
Restricted cash ........................................         67,951             10,706             18,125             75,370
Notes and accounts receivable, net .....................        115,482             18,751              5,736            102,467
Investments in and advances to real estate affiliates ..        384,132                 --            (60,147)           323,985
Other assets ...........................................        144,917             28,647             23,125            139,395
                                                            --------------------------------------------------------------------
     TOTAL ASSETS ......................................    $ 3,742,196        $   619,978        $   701,703        $ 3,823,921
                                                            ====================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse .............................    $ 2,433,649        $   488,014        $   642,562        $ 2,588,197
Accounts payable and accrued expenses ..................        320,376             39,180             57,919            339,115
Notes payable ..........................................         50,860             14,694              1,222             37,388
Long-term credit facility ..............................        189,500                 --                 --            189,500
Subordinated debt ......................................         20,400                 --                 --             20,400
Deferred income taxes ..................................        201,015                 --                 --            201,015
                                                            --------------------------------------------------------------------
  Total Liabilities ....................................      3,215,800            541,888            701,703          3,375,615

Minority Interest ......................................         78,090             78,090                 --                 --
                                                            --------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital ............        200,878                 --                 --            200,878
Retained earnings ......................................        243,559                 --                 --            243,559
                                                            --------------------------------------------------------------------
                                                                444,437                 --                 --            444,437
Accumulated other comprehensive income .................          3,869                 --                 --              3,869
                                                            --------------------------------------------------------------------
  Total Shareholder's Equity ...........................        448,306                 --                 --            448,306
                                                            --------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ........    $ 3,742,196        $   619,978        $   701,703        $ 3,823,921
                                                            ====================================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

S. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2000

                                                                                                      Plus
                                                                                                 Unconsolidated
                                                                               Less Minority     Investments at       Pro-Rata
                                                        Full Consolidation       Interest           Pro-Rata       Consolidation
--------------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)
ASSETS
Real Estate
  Completed rental properties ..........................    $ 2,660,957        $   430,376        $   636,332        $ 2,866,913
  Projects under development ...........................        499,399            126,273            105,640            478,766
                                                            --------------------------------------------------------------------
     Real estate, at cost ..............................      3,160,356            556,649            741,972          3,345,679
  Less accumulated depreciation ........................       (443,381)           (66,690)          (155,916)          (532,607)
                                                            --------------------------------------------------------------------
     Total Real Estate .................................      2,716,975            489,959            586,056          2,813,072

Cash and equivalents ...................................         17,707              6,685             14,298             25,320
Restricted cash ........................................         67,765              8,243             16,167             75,689
Notes and accounts receivable, net .....................         57,438              4,906              5,487             58,019
Investments in and advances to real estate affiliates ..        289,340                 --             (2,033)           287,307
Other assets ...........................................        138,355             19,981             23,168            141,542
                                                            --------------------------------------------------------------------
     TOTAL ASSETS ......................................    $ 3,287,580        $   529,774        $   643,143        $ 3,400,949
                                                            ====================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse .............................    $ 2,185,628        $   419,587        $   590,014        $ 2,356,055
Accounts payable and accrued expenses ..................        217,730             23,295             50,893            245,328
Notes payable ..........................................         46,504             14,285              2,236             34,455
Long-term credit facility ..............................        167,000                 --                 --            167,000
Deferred income taxes ..................................        199,791                 --                 --            199,791
                                                            --------------------------------------------------------------------
  Total Liabilities ....................................      2,816,653            457,167            643,143          3,002,629

Minority Interest ......................................         72,607             72,607                 --                 --
                                                            --------------------------------------------------------------------
SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital ............        200,878                 --                 --            200,878
Retained earnings ......................................        178,285                 --                 --            178,285
                                                            --------------------------------------------------------------------
                                                                379,163                 --                 --            379,163
Accumulated other comprehensive income .................         19,157                 --                 --             19,157
                                                            --------------------------------------------------------------------
  Total Shareholder's Equity ...........................        398,320                 --                 --            398,320
                                                            --------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY ........    $ 3,287,580        $   529,774        $   643,143        $ 3,400,949
                                                            ====================================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

S. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS - YEARS ENDED JANUARY 31,

                                                                                       Plus
                                                                                  Unconsolidated
                                                                  Less Minority   Investments at    Pro-Rata
                                              Full Consolidation    Interest         Pro-Rata     Consolidation
---------------------------------------------------------------------------------------------------------------
                                                                   (in thousands)
2001
REVENUES
  Real estate operations ...................       $ 633,695        $ 114,247        $ 165,531        $ 684,979
  Unconsolidated entities ..................          30,311               --          (20,670)           9,641
                                                   ------------------------------------------------------------
                                                     664,006          114,247          144,861          694,620
                                                   ------------------------------------------------------------
Operating expenses .........................         318,761           56,093           86,715          349,383
Interest expense ...........................         173,964           35,488           40,544          179,020
Provision for decline in real estate .......           1,231               --               --            1,231
Depreciation and amortization ..............          94,496           19,017           19,961           95,440
                                                   ------------------------------------------------------------
                                                     588,452          110,598          147,220          625,074
                                                   ------------------------------------------------------------
Gain (loss) on disposition of properties
   and other investments ...................          49,609             (250)           2,359           52,218
                                                   ------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ...............         125,163            3,399               --          121,764
                                                   ------------------------------------------------------------
INCOME TAX EXPENSE
  Current ..................................          11,990               --               --           11,990
  Deferred .................................          11,200               --               --           11,200
                                                   ------------------------------------------------------------
                                                      23,190               --               --           23,190
                                                   ------------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST ..........         101,973            3,399               --           98,574
Minority interest ..........................           3,399            3,399               --               --
                                                   ------------------------------------------------------------
NET EARNINGS ...............................       $  98,574        $      --        $      --        $  98,574
                                                   ============================================================

2000
REVENUES
  Real estate operations ...................       $ 515,783        $  68,244        $ 151,391        $ 598,930
  Unconsolidated entities ..................          19,809               --          (16,980)           2,829
                                                   ------------------------------------------------------------
                                                     535,592           68,244          134,411          601,759
                                                   ------------------------------------------------------------
Operating expenses .........................         264,208           31,354           73,761          306,615
Interest expense ...........................         127,433           22,029           41,657          147,061
Depreciation and amortization ..............          78,044           12,042           18,583           84,585
                                                   ------------------------------------------------------------
                                                     469,685           65,425          134,001          538,261
                                                   ------------------------------------------------------------
Gain (loss) on disposition of properties
   and other investments ...................          13,861            2,738             (410)          10,713
                                                   ------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ...............          79,768            5,557               --           74,211
                                                   ------------------------------------------------------------
INCOME TAX EXPENSE
  Current ..................................          12,446               --               --           12,446
  Deferred .................................          15,139               --               --           15,139
                                                   ------------------------------------------------------------
                                                      27,585               --               --           27,585
                                                   ------------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST AND
  EXTRAORDINARY GAIN .......................          52,183            5,557               --           46,626
Minority interest ..........................           5,557            5,557               --               --
Extraordinary gain, net of tax .............             272               --               --              272
                                                   ------------------------------------------------------------
NET EARNINGS ...............................       $  46,898        $      --        $      --        $  46,898
                                                   ============================================================

1999
REVENUES
  Real estate operations ...................       $ 438,855        $  62,640        $ 138,421        $ 514,636
  Unconsolidated entities ..................          27,859               --          (23,213)           4,646
                                                   ------------------------------------------------------------
                                                     466,714           62,640          115,208          519,282
                                                   ------------------------------------------------------------
Operating expenses .........................         224,498           28,787           68,785          264,496
Interest expense ...........................         117,909           21,296           40,943          137,556
Depreciation and amortization ..............          80,934           13,784           16,505           83,655
                                                   ------------------------------------------------------------
                                                     423,341           63,867          126,233          485,707
                                                   ------------------------------------------------------------
Gain on disposition of properties
   and other investments ...................          19,865               --           11,025           30,890
                                                   ------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ...............          63,238           (1,227)              --           64,465
                                                   ------------------------------------------------------------
INCOME TAX EXPENSE
  Current ..................................            (705)              --               --             (705)
  Deferred .................................          26,389               --               --           26,389
                                                   ------------------------------------------------------------
                                                      25,684               --               --           25,684
                                                   ------------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST AND
  EXTRAORDINARY GAIN .......................          37,554           (1,227)              --           38,781
Minority interest ..........................          (1,227)          (1,227)              --               --
Extraordinary gain, net of tax .............          16,343               --               --           16,343
                                                   ------------------------------------------------------------
NET EARNINGS ...............................       $  55,124        $      --        $      --        $  55,124
                                                   ============================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Forest City Enterprises, Inc. and Subsidiaries

T. GAIN ON DISPOSITION OF PROPERTIES AND OTHER INVESTMENTS, EXTRAORDINARY GAIN AND PROVISION FOR DECLINE IN REAL ESTATE

   The following table summarizes the gain (loss) on disposition of properties and other investments by year.

                                                                                  Plus
                                                                             Unconsolidated
                                                              Less Minority  Investments at   Pro-Rata
YEARS ENDED JANUARY 31,                   Full Consolidation    Interest        Pro-Rata    Consolidation
---------------------------------------------------------------------------------------------------------
                                                                        (in thousands)
2001
  Studio Colony(*) ......................      $ 25,726        $     --        $     --        $ 25,726
  Highlands .............................           599              --              --             599
  Tucson Place(*) .......................         8,734              --              --           8,734
  Canton Centre Mall(*) .................          (436)             --              --            (436)
  Gallery at Metrotech ..................        (6,868)           (250)             --          (6,618)
  Available-for-sale equity securities ..        20,654              --           2,359          23,013
                                               --------------------------------------------------------
     Total ..............................      $ 48,409        $   (250)       $  2,359        $ 51,018
                                               ========================================================

2000
  Rolling Acres Mall(*) .................      $ 13,861        $  2,738        $     --        $ 11,123
  Other .................................            --              --            (411)           (411)
                                               --------------------------------------------------------
     Total ..............................      $ 13,861        $  2,738        $   (411)       $ 10,712
                                               ========================================================

1999
  Summit Park Mall(*) ...................      $ 13,897        $     --        $     --        $ 13,897
  San Vicente(*) ........................            --              --          10,403          10,403
  Courtyard .............................            --              --             622             622
  Trolley Plaza(*) ......................         4,941              --              --           4,941
  Other .................................           694              --              --             694
                                               --------------------------------------------------------
     Total ..............................      $ 19,532        $     --        $ 11,025        $ 30,557
                                               ========================================================

(*) Tax-deferred exchange

   Studio Colony and Highlands are apartment communities in California. Tucson Place, Canton Centre Mall and Gallery at Metrotech are shopping centers in Arizona, Ohio and New York, respectively. Rolling Acres Mall is located in Ohio. Summit Park Mall and Courtyard are shopping centers in New York and Michigan, respectively. San Vicente is an office building in California and Trolley Plaza is an apartment community in Michigan.

   PROVISION FOR DECLINE IN REAL ESTATE - During the year ended January 31, 2001, the Company recorded a Provision for Decline in Real Estate of $1,231,000 related to the write-down to estimated fair value, less cost to sell, of Canton Centre Mall.

   During the year ended January 31, 2000, the Company recorded a Provision for Decline in Real Estate of $5,062,000 related to the write-down to estimated net realizable value of the Land Group's investment in Granite Development Partners L.P. (Granite). The Company, at that time, owned a 43.75% interest in Granite as the result of a capital contribution of land, which was classified as Investments in and Advances to Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The revised projection of costs to complete the project indicated that the Company may not recover its capital investment in Granite.

   EXTRAORDINARY GAIN - There were no extraordinary gains during the year ended January 31, 2001. Extraordinary gain, net of tax, totaled $272,000 and $16,343,000 in the years ended January 31, 2000 and 1999, respectively, representing extinguishment of nonrecourse debt and related accrued interest.

   Extraordinary gain for the year ended January 31, 2000 represents extinguishment of $450,000 ($272,000 after tax) of nonrecourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania.

   The extraordinary gain for the year ended January 31, 1999 represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000 or $8,431,000 after tax) and Skylight Office Tower ($3,619,000 or $2,188,000 after tax), both located in Cleveland, Ohio; Courtland ($7,381,000 or $4,462,000 after tax), a regional mall in Flint, Michigan; One Franklintown ($1,350,000 or $816,000 after tax), an apartment complex in Philadelphia, Pennsylvania; Boot Ranch ($187,000 or $113,000 after tax), an apartment property in Tampa, Florida; and Trolley Plaza ($552,000 or $333,000 after tax).

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)
                 Forest City Enterprises, Inc. and Subsidiaries


                                                                             Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                       JAN. 31,         OCT. 31,         JULY 31,           APR. 30,
                                                         2001             2000             2000               2000
---------------------------------------------------------------------------------------------------------------------
                                                                  (in thousands, except per share data)
Revenues .........................................  $   226,129       $   211,526       $   190,263       $   166,867
Earnings before income taxes .....................  $     9,446       $    21,927       $    41,703       $    44,272
Net earnings before extraordinary gain ...........  $     4,176       $    13,079       $    46,833       $    27,549
Net earnings .....................................  $     4,176       $    13,079       $    46,833       $    27,549
Basic earnings per share
  Net earnings before extraordinary gain(2) ......  $       .14       $       .44       $      1.56       $       .92
  Net earnings(2) ................................  $       .14       $       .44       $      1.56       $       .92
Diluted earnings per share
  Net earnings before extraordinary gain(2) ......  $       .14       $       .43       $      1.55       $       .91
  Net earnings(2) ................................  $       .14       $       .43       $      1.55       $       .91
Dividends declared per common share(3)
  Quarterly dividend
     Class A .....................................  $       .06       $       .06       $       .06       $       .05
     Class B .....................................  $       .06       $       .06       $       .06       $       .05
Market price range of common stock
     Class A
      High .......................................  $     41.82       $     37.05       $     36.81       $     30.38
      Low ........................................  $     36.70       $     33.50       $     28.00       $     24.69
     Class B
      High .......................................  $     42.30       $     38.31       $     37.25       $     35.81
      Low ........................................  $     37.05       $     35.40       $     29.75       $     30.38

                                                                             Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                       Jan. 31,         Oct. 31,         July 31,           Apr. 30,
                                                        2000             1999              1999               1999
---------------------------------------------------------------------------------------------------------------------
                                                                  (in thousands, except per share data)
Revenues .........................................  $   197,925       $   164,878       $   174,062       $   161,923
Earnings before income taxes .....................  $    39,566       $    12,697       $     8,918       $     9,225
Net earnings before extraordinary gain(1) ........  $    23,463       $     7,033       $     4,740       $     5,294
Net earnings .....................................  $    23,521       $     7,033       $     4,740       $     5,508
Basic earnings per share
  Net earnings before extraordinary gain(1)(2) ...  $       .78       $       .23       $       .16       $       .17
  Net earnings(2) ................................  $       .78       $       .23       $       .16       $       .18
Diluted earnings per share
  Net earnings before extraordinary gain(1)(2) ...  $       .78       $       .23       $       .16       $       .17
  Net earnings(2) ................................  $       .78       $       .23       $       .16       $       .18
Dividends declared per common share(3)
  Quarterly dividend
     Class A .....................................  $       .05       $       .05       $       .05       $       .04
     Class B .....................................  $       .05       $       .05       $       .05       $       .04
Market price range of common stock
     Class A
      High .......................................  $     28.25       $     26.50       $     28.75       $     25.88
      Low ........................................  $     23.82       $     21.88       $     24.75       $     19.88
     Class B
      High .......................................  $     31.44       $     27.50       $     28.63       $     26.00
      Low ........................................  $     27.07       $     25.00       $     25.00       $     20.69

   Both classes of common stock are traded on the New York Stock Exchange under the symbols FCEA and FCEB. As of March 1, 2001, the number of registered holders of Class A and Class B common stock were 820 and 600, respectively.

(1) Excludes the extraordinary gain, net of tax of $272 ($.01 basic and diluted per share) in the year ended January 31, 2000. This item is explained in Note T in the Notes to Consolidated Financial Statements.

(2) The sum of quarterly earnings per share may not equal annual earnings per share due to the weighting of stock and option activity during the year.

(3) Future dividends will depend upon such factors as earnings, capital requirements and financial condition of the Company. Retained earnings of $8,198 was available for payment of dividends as of January 31, 2001, under the restrictions contained in the revolving credit agreement with a group of banks.

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries
GENERAL

         The Company owns, develops, acquires and operates commercial and residential real estate properties in 22 states and the District of Columbia. The Company owns a portfolio that is diversified both geographically and by property types and operates through four strategic business units: Commercial Group, Residential Group, Land Group and Lumber Trading Group.

         The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "Results of Operations - EBDT."

         The Company's EBDT for 2000 grew by 11.4% to $147,809,000 from $132,639,000. The increase in EBDT is primarily attributable to improved results from the opening or acquisition of 24 new properties in 1999 and 2000 and increasing rental rates at existing properties.

         Effective January 31, 2001, the Company implemented a change in the presentation of its financial results. While a number of the line items on the Company's consolidated financial statements have changed under the new full consolidation method, there is no impact on EBDT, net earnings or shareholders' equity for all years presented. This required financial reporting presentation change will have no impact on the way the Company operates or manages its business. Prior to January 31, 2001, the Company used the pro-rata method of consolidation to report its partnerships. Under this method, the Company presented its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements. In accordance with the FASB's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," the Company can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100 percent, if deemed under the Company's control, or otherwise on the equity method of accounting.

RESULTS OF OPERATIONS

         The Company reports its results of operations by each of its four strategic business units as it believes it provides the most meaningful understanding of the Company's financial performance.

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

         NET OPERATING INCOME FROM REAL ESTATE GROUPS - Management analyzes property NOI using the pro-rata consolidation method. NOI from the combined Commercial Group and Residential Group ("Real Estate Groups") for 2000 was $339,321,000 compared to $296,521,000 in 1999, a 14.4% increase. Comparable NOI for Real Estate Groups (NOI for properties in operation throughout both years) increased 3.2% from 1999 to 2000 and 4.9% from 1998 to 1999. Including the expected NOI for the twelve months following stabilization for the properties that were opened, expanded or acquired in 2000, net of property disposals, NOI for Real Estate Groups would be approximately $374,000,000 for 2000.

Commercial Group - Pro-Rata Consolidation

         REVENUES - Revenues for the Commercial Group increased $66,538,000, or 15.0%, to $509,530,000 in 2000 from $442,992,000 in 1999. This increase was primarily the result of the openings of 13 new properties during 1999 and 2000 and increased rents in existing properties. Revenues increased from the openings of Promenade in Temecula, a 795,000-square-foot regional mall in Temecula, California ($5,983,000), 45/75 Sidney Street, an office building at University Park at MIT in Cambridge, Massachusetts ($3,306,000), several openings in the Company's urban retail portfolio in the boroughs of New York City including Columbia Park Center, 42nd Street, Battery Park City, Court Street, Forest Avenue, Eastchester, and Kaufman Studios ($20,732,000), improved operations at Pavilion, an office tower in San Jose, California ($4,884,000) and One Pierrepont Plaza in Brooklyn, New York ($3,127,000), and the expansion and sale of airrights at Ballston Common Mall, a shopping center in Arlington, Virginia ($5,366,000). Revenues also increased in the hotel portfolio ($31,621,000) which includes the newly-opened Embassy Suites Hotel and Hilton Times Square, both in New York City, and existing portfolio assets of Westin Convention Center and Sheraton Station Square both located in Pittsburgh, Pennsylvania, Ritz-Carlton Hotel in Cleveland, Ohio, Charleston Marriott in Charleston, West Virginia and the University Park Hotel at MIT in Cambridge, Massachusetts. These increases were partially offset by the dispositions of Tucson Place ($1,918,000) in 2000 and Rolling Acres Mall ($3,902,000) in 1999 and decreased land sales of $2,040,000 in 2000 as compared to 1999.

         Revenues for the Commercial Group increased $62,728,000, or 16.5%, to $442,992,000 in 1999 from $380,264,000 in 1998. This increase is primarily the result of the openings of 45/75 Sidney Street ($11,496,000), 350 Massachusetts Avenue at University Park at MIT ($1,029,000) a mixed-use facility that opened in 1998, University Park Hotel at MIT ($4,358,000) and Promenade in Temecula ($2,175,000). The 1998 acquisitions increased revenues as follows: Sheraton Station Square ($4,866,000), the 324,000-square-foot Fairmont Plaza ($6,221,000) and the adjacent 247,000-square-foot Pavilion retail center in San Jose, California ($1,555,000). Revenues also increased as a result of improved operations at Liberty Center ($1,832,000), Avenue at Tower City Center in Cleveland, Ohio ($5,545,000), Ritz-Carlton Hotel ($1,233,000), Tucson Mall ($1,948,000) in Tucson, Arizona, and openings in the Company's urban retail portfolio in the boroughs of New York City ($4,669,000) including Columbia Park, Kaufman Studios and Bay Street. These increases were partially offset by a decrease in revenues due to the 1998 disposition of Summit Park Mall ($2,229,000). The Commercial Group also recorded


               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

additional land sales of $11,276,000 in 1999 compared to 1998. The remainder of the increase (approximately $6,500,000) was due to improved operations as a result of rental rate and occupancy increases.

         OPERATING AND INTEREST EXPENSES - During 2000, operating expenses for the Commercial Group increased $32,066,000, or 13.9%, to $263,264,000 from $231,198,000 in 1999. This increase was primarily attributable to costs associated with the openings of Promenade in Temecula ($3,291,000) and 45/75 Sidney Street ($1,615,000), One Pierrepont Plaza ($2,420,000), the New York City urban retail portfolio ($5,716,000) and openings in the hotel portfolio ($23,649,000). These increases in expenses were partially offset by the dispositions of Tucson Place and Rolling Acres Mall ($3,032,000) and a net decrease in land sales for 2000 as compared to 1999 ($1,900,000). Interest expense for 2000 increased by $20,735,000, or 22.0%, to $115,091,000 from
$94,356,000 for 1999. The increase in interest expense is primarily attributable to the 1999 and 2000 additions to the Commercial Group portfolio.

         During 1999, operating expenses for the Commercial Group increased $35,232,000, or 18.0%, to $231,198,000 from $195,966,000 in 1998. This increase was primarily attributable to costs associated with the 1999 openings of 45/75 Sidney Street ($3,136,000), Promenade in Temecula ($586,000), the 1998 openings of 350 Massachusetts Avenue ($534,000) and University Park Hotel at MIT ($2,877,000), and the 1998 acquisitions of Sheraton Station Square ($2,674,000), Fairmont Plaza ($1,860,000) and Pavilion ($88,000). Operating expenses also increased at Liberty Center ($1,266,000), Ritz-Carlton Hotel ($1,160,000), and Avenue at Tower City ($4,129,000) in connection with improved operations, and also as a result of 1998 and 1999 openings in the New York City urban retail portfolio ($1,242,000). In addition, development expenses increased $1,941,000 over 1998, cost of sales associated with increased land sales activity were $5,916,000 over 1998 and operating expenses for mature properties increased approximately $5,000,000. Interest expense for 1999 increased by $3,065,000, or 3.4%, to $94,356,000 from $91,291,000 for 1998. The increase in interest expense is primarily attributable to the 1999 additions to the Commercial Group portfolio discussed above, and a full year of interest for 1998 openings.

         NET OPERATING INCOME - Commercial Group NOI for 2000 was $246,266,000 compared to $211,794,000 in 1999, a 16.3% increase. NOI increased 3.1% from 1999 to 2000 and 4.9% from 1998 to 1999 for Commercial Group properties in operation throughout both years. Including the expected NOI for the twelve months after stabilization for the Commercial Group properties that were opened or acquired in 2000, NOI would be approximately $253,000,000 for 2000.

Commercial Group - Full Consolidation

         REVENUES - Revenues for the Commercial Group increased $105,598,000, or 24.5%, to $537,351,000 in 2000 from $431,753,000 in 1999. This increase was primarily the result of the openings of new properties during 1999 and 2000 and increased rents at existing properties. Revenues increased from the openings of Promenade in Temecula, a 795,000-square-foot regional mall in Temecula, California ($8,237,000), 45/75 Sidney Street, an office building at University Park at MIT in Cambridge, Massachusetts ($3,306,000), several openings in the Company's urban retail portfolio in the boroughs of New York City including Columbia Park Center, 42nd Street, Battery Park City, Court Street, Forest Avenue, Eastchester, and Kaufman Studios ($31,744,000), improved operations at Pavilion, an office tower in San Jose, California ($4,910,000) and One Pierrepont Plaza in Brooklyn, New York ($3,679,000), the expansion of and sale of airrights at Ballston Common Mall, a shopping center in Arlington, Virginia ($5,366,000), increased land sales of $3,445,000 in 2000 as compared to 1999, and increased equity in earnings of unconsolidated entities of $3,567,000. Revenues also increased from the hotel portfolio ($50,426,000) including the newly-opened Embassy Suites Hotel and Hilton Times Square both in New York City, which were added to the existing portfolio which includes Sheraton Station Square located in Pittsburgh, Pennsylvania and Ritz-Carlton Hotel in Cleveland, Ohio. These increases were partially offset by the dispositions of Tucson Place ($1,918,000) in 2000 and Rolling Acres Mall ($4,877,000) in 1999.

         Revenues for the Commercial Group increased $56,944,000, or 15.2%, to $431,753,000 in 1999 from $374,809,000 in 1998. This increase is primarily the result of the openings of 45/75 Sidney Street ($11,496,000) and Promenade in Temecula ($2,901,000). The 1998 acquisitions of the Sheraton Station Square increased revenues by $4,866,000, the 324,000-square-foot Fairmont Plaza by $6,221,000 and the adjacent 247,000-square-foot Pavilion retail center in San Jose, California by $1,570,000. Revenues also increased as a result of improved operations at Avenue at Tower City Center in Cleveland, Ohio ($5,545,000), Ritz-Carlton Hotel ($1,298,000), Tucson Mall ($2,885,000) in Tucson, Arizona, and openings in the Company's urban retail portfolio in the boroughs of New York City ($6,790,000) including Columbia Park Center, Kaufman Studios and Bay Street. These increases were partially offset by a decrease in revenues due to the 1998 disposition of Summit Park Mall ($2,229,000) and a decrease in the equity of unconsolidated entities ($9,215,000) primarily from the disposition of San Vicente, an office building in Brentwood, California. The Commercial Group also recorded additional land sales of $10,177,000 in 1999 compared to 1998. The remainder of the increase (approximately $14,000,000) was due to improved operations as a result of rental rate and occupancy increases.

         OPERATING AND INTEREST EXPENSES - During 2000, operating expenses for the Commercial Group increased $51,255,000, or 24.1%, to $264,049,000 from $212,794,000 in 1999. This increase was primarily attributable to costs associated with the openings of Promenade in Temecula ($4,388,000) and 45/75 Sidney Street ($1,615,000), One Pierrepont Plaza ($2,847,000), the New York City urban retail portfolio ($8,538,000), a net increase in the cost of land sales for 2000 as compared to 1999 ($533,000) and openings in the hotel portfolio ($36,676,000). These increases in expenses were partially offset by the dispositions of Tucson Place and Rolling Acres Mall ($3,424,000). Interest expense for 2000 increased by $31,251,000, or 35.6%, to $119,015,000 from
$87,764,000 for 1999. The increase in interest expense is primarily attributable to the 1999 and 2000 additions to the Commercial Group portfolio.

      During 1999, operating expenses for the Commercial Group increased $33,649,000, or 18.8%, to $212,794,000 from $179,145,000 in 1998. This increase was attributable primarily to costs associated with the 1999 openings of 45/75 Sidney Street ($3,136,000), Promenade in Temecula ($781,000), and the 1998 acquisitions of Sheraton Station Square ($2,674,000), Fairmont Plaza ($1,860,000) and Pavilion ($89,000). Operating



               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

expenses also increased at Ritz-Carlton Hotel ($1,221,000) and Avenue at Tower City ($4,129,000) as a result of increased revenues, and also as a result of 1998 and 1999 openings in the New York City urban retail portfolio ($1,741,000). In addition, development expenses increased $1,941,000 over 1998, cost of sales associated with increased land sales activity were $9,569,000 over 1998, and operating expenses for mature properties increased approximately $6,000,000. Interest expense for 1999 increased by $2,341,000, or 2.7%, to $87,764,000 from $85,423,000 for 1998. The increase in interest expense is primarily attributable to the 1999 additions to the Commercial Group portfolio discussed above, and a full year of interest for 1998 openings.

Residential Group - Pro-Rata Consolidation

         REVENUES - Revenues for the Residential Group increased by $8,609,000, or 5.4%, in 2000 to $167,377,000 from $158,768,000 in 1999. This increase was primarily attributable to the acquisitions of Mount Vernon Square, a 1,387-unit community in Alexandria, Virginia ($8,510,000), Forest Trace, a 324-unit supported-living community in Lauderhill, Florida ($6,006,000), Burton Place, a 200-unit apartment community in Southfield, Michigan ($895,000), Mayfair at Great Neck, a 144-unit supported-living community on Long Island, New York ($866,000), Mayfair at Glen Cove, a 79-unit supported-living community on Long Island, New York ($579,000), the openings of Chestnut Grove, a 79-unit supported-living community in Plainview, New York ($938,000) and Classic Residence by Hyatt, a 310-unit supported-living community in Yonkers, New York ($475,000), the acquisition of an additional 49% interest in Providence at Palm Harbor (formerly Boot Ranch), a 236-unit apartment community in Tampa, Florida ($1,169,000), the lease-up of Colony Woods, an adaptive re-use 396-unit project in Bellevue, Washington ($678,000) and the collection of a fully-reserved note receivable from a syndicated affordable housing apartment property ($2,057,000). These increases were partially offset by the dispositions of Studio Colony, a 450-unit building in Los Angeles, California ($5,025,000), Highlands, a 556-unit apartment building in Grand Terrace, California ($3,961,000) and the Toscana litigation settlement proceeds ($4,500,000) received in 1999 which did not recur.

         Revenues for the Residential Group increased by $19,765,000, or 14.2%, in 1999 to $158,768,000 from $139,003,000 in 1998. This increase was primarily attributable to proceeds from the Toscana litigation settlement ($4,500,000), the recognition of development and other fees of $5,722,000 relating to several projects including: The Grand, a 546-unit luxury high-rise apartment building in North Bethesda, Maryland; The Drake, a 280-unit high-rise building in Philadelphia, Pennsylvania; Enclave, a 637-unit apartment complex in San Jose, California; and 101 San Fernando, a 323-unit apartment complex also in San Jose, California, a full year of operations for the 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,663,000), an additional 20% ownership in Studio Colony, ($934,000) and a 50% interest in the 342-unit complex Coppertree in Mayfield Heights, Ohio ($520,000). In addition, revenues increased at Bayside Village, an 862-unit complex in San Francisco, California ($770,000), the Company's supported-living properties in Michigan, New Jersey, and Maryland ($1,182,000), an increase in units in three Cleveland properties ($796,000) and as a result of the lease-up of Colony Woods ($1,872,000). These increases were partially offset by a decrease due to the sale of Trolley Plaza, a 351-unit apartment community in Detroit, Michigan ($1,504,000). The balance of the increase in revenues ($2,300,000) within the Residential Group was generally due to improved operations.

         OPERATING AND INTEREST EXPENSES - Operating expenses for the Residential Group increased by $281,000, or .4%, in 2000, to $74,322,000 from $74,041,000 in 1999. The increase in operating expenses was primarily due to the acquisitions of Mount Vernon Square ($3,211,000), Forest Trace ($3,272,000), Burton Place ($1,731,000), Mayfair at Great Neck ($739,000), Mayfair at Glen Cove ($359,000), write off of development project costs ($2,658,000), and the openings of Chestnut Grove ($789,000) and Classic Residence by Hyatt ($1,244,000). These increases are partially offset by the dispositions of Studio Colony ($1,937,000) and Highlands ($1,745,000) and the full restoration in 2000 of the reserved Millender Center note receivable ($10,275,000). Interest expense increased by $6,087,000 in 2000, or 23.0%, to $32,534,000 from $26,447,000 in
1999. This increase is primarily due to property acquisitions partially offset by property dispositions.

         Operating expenses for the Residential Group increased by $7,793,000, or 11.8%, in 1999, to $74,041,000 from $66,248,000 in 1998. The increase in operating expenses was primarily due to the reduction in a reserve for collection of a note receivable in 1998 from Millender Center ($3,000,000), additional costs associated with the generation of increased development fees ($999,000), increased operating expenses for mature properties (approximately $2,000,000), increased expenses due to lease-up at Colony Woods ($353,000) and the three Cleveland properties ($316,000), and the 1998 acquisitions of Woodlake Apartments ($1,356,000) and Coppertree ($355,000). These increases were partially offset by a decrease due to the sale in 1998 of Trolley Plaza ($1,135,000). Interest expense decreased by $895,000 in 1999, or 3.3%, to $26,447,000 from $27,342,000 in 1998. This decrease is primarily the result of an increase in capitalized interest on funded development projects.

         NET OPERATING INCOME - Residential Group NOI for 2000 was $93,055,000, compared to $84,727,000 in 1999, a 9.8% increase. NOI increased 3.6% from 1999 to 2000 and 5.0% from 1998 to 1999 for Residential Group properties in operation throughout both years. Including the expected NOI for the twelve months after stabilization for Residential Group properties that were opened, expanded or acquired in 2000, NOI would be approximately $122,000,000 for 2000.

Residential Group - Full Consolidation

         REVENUES - Revenues for the Residential Group increased by $11,695,000, or 9.6%, in 2000 to $134,116,000 from $122,421,000 in 1999. This increase was primarily attributable to the acquisitions of Mount Vernon Square, a 1,387-unit community in Alexandria, Virginia ($15,222,000), Forest Trace, a 324-unit supported-living community in Lauderhill, Florida ($6,006,000), Burton Place, a 200-unit apartment community in Southfield, Michigan ($995,000), Providence at Palm Harbor (formerly Boot Ranch), a 236-unit apartment community in Tampa, Florida ($281,000), the lease-up of Colony Woods, an adaptive re-use 396-unit project in Bellevue, Washington ($678,000), the opening of Chestnut Grove, a 79-unit supported- living community in Plainview, New York ($1,173,000) and the collection of a fully-reserved note receivable from a syndicated affordable housing apartment property ($2,057,000). These increases were partially offset by the dispositions of Studio


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Colony, a 450-unit building in Los Angeles, California ($5,025,000) and Highlands, a 556-unit apartment building in Grand Terrace, California ($3,961,000), and the Toscana litigation settlement proceeds ($4,500,000) received in 1999 which did not recur.

         Revenues for the Residential Group increased by $20,183,000, or 19.7%, in 1999 to $122,421,000 from $102,238,000 in 1998. This increase was primarily attributable to proceeds from the Toscana litigation settlement ($4,500,000), the recognition of development and other fees ($5,722,000) on several projects including: The Grand, a 546-unit luxury high-rise apartment building in North Bethesda, Maryland; The Drake, a 280-unit high-rise building in Philadelphia, Pennsylvania; Enclave, a 637-unit apartment complex in San Jose, California; and 101 San Fernando, a 323-unit apartment complex also in San Jose, California, a full year of operations for the 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,663,000). In addition, revenues increased at Trowbridge, the Company's supported-living property in Southfield, Michigan ($1,181,000), Studio Colony ($686,000), as a result of lease-up of Colony Woods ($1,872,000) and the increased equity in unconsolidated entities ($3,091,000). These increases were partially offset by a decrease due to the sale in the second quarter of 1998 of Trolley Plaza, a 351-unit apartment community in Detroit, Michigan ($1,504,000). The balance of the increase in revenues ($2,000,000) within the Residential Group was generally due to improved operations.

         OPERATING AND INTEREST EXPENSES - Operating expenses for the Residential Group decreased by $1,950,000, or 3.9%, in 2000, to $48,087,000 from $50,037,000 in 1999. The decrease in operating expenses was primarily due to the dispositions of Studio Colony ($1,937,000) and Highlands ($1,745,000), and the full restoration in 2000 of the reserved Millender Center note receivable ($10,275,000). These decreases are partially offset by the acquisitions of Mount Vernon Square ($5,186,000), Forest Trace ($3,272,000) and Burton Place ($1,924,000), and the opening of Chestnut Grove ($986,000). Interest expense increased by $10,144,000 in 2000, or 75.6%, to $23,555,000 from $13,411,000 in
1999. This increase is primarily due to property acquisitions partially offset by property dispositions.

      Operating expenses for the Residential Group increased by $6,968,000, or 16.2%, in 1999, to $50,037,000 from $43,069,000 in 1998. The increase in operating expenses was primarily due to the reduction in a reserve for collection of a note receivable in 1998 from Millender Center ($3,000,000), additional costs associated with the generation of increased development fees ($999,000), increased operating expenses for mature properties (approximately $2,400,000), increased expenses due to lease-up at Colony Woods ($353,000) and the 1998 acquisition of Woodlake Apartments ($1,356,000). These increases were partially offset by a decrease due to the sale in 1998 of Trolley Plaza ($1,135,000). Interest expense decreased by $153,000 in 1999, or 1.1%, to $13,411,000 from $13,564,000 in 1998. This decrease is primarily the result of an increase in capitalized interest on funded development projects.

Land Group - Pro-Rata Consolidation

         Beginning in 2000, the Central Station project in Chicago, Illinois, which was previously reported in the Commercial Group, and the Stapleton project in Denver, Colorado, which was previously reported in the Residential Group, are now both being reported in the Land Group.

         REVENUES - Revenues for the Land Group increased by $23,300,000 to $64,656,000 in 2000 from $41,356,000 in 1999. This increase is a result of increases in land sales at Canterberry Crossing, a 470-acre residential golf course community in Parker, Colorado ($2,147,000), Central Station, a mixed-use community in Chicago, Illinois ($4,726,000), Caldwell Road, a 418-acre mixed-use community in Charlotte, North Carolina ($4,946,000), Thornbury, a 250-acre residential community in Solon, Ohio ($2,044,000), Seven Hills, a 1,300-acre planned-unit development project in Henderson, Nevada ($6,306,000) and a land sale at Quincy Avenue in Cleveland, Ohio ($2,750,000). These increases were partially offset by decreases in land sale activity at Silver Lakes, 2,400 acres and 5,108 units in Fort Lauderdale, Florida ($2,009,000), The Cascades in Brooklyn, Ohio ($1,254,000), The Ledges, a 133-acre residential community in Twinsburg, Ohio ($1,415,000) and Eaton Estate, a 22-acre apartment and cluster site in Sagamore Hills, Ohio ($525,000). Included in 1999 is a forgiveness of interest income relating to Granite Development Partners L.P. ("Granite") ($4,001,000) that did not recur in 2000.

         During 1999, the Company was informed by the project manager/partner of costs that would be incurred in excess of budget to complete Seven Hills. At that point in time, the Company owned a 14.57% interest in Seven Hills through its investment in Granite (see "Other Transactions - Provision for Decline in Real Estate"). As a result of this deterioration in Seven Hills' margins, the Company entered into an agreement ("Agreement") during 1999 with the project manager/partner to restructure the partnership agreement and reposition the project. In accordance with the Agreement, the Company has agreed to forgo its fee and interest income to which it was entitled in order to preserve cash flow available to meet the project's obligations.

         Revenues for the Land Group decreased by $11,255,000 to $41,356,000 in 1999 from $52,611,000 in 1998. This decrease is a result of forgiveness of interest income relating to Granite ($4,001,000) discussed above and decreased revenues at: various other projects owned by Granite (approximately $4,000,000); Greens at Birkdale Village, a 220-acre mixed-use community in Huntersville, North Carolina ($2,791,000); Chestnut Lakes, an 85-acre planned-unit development in North Ridgeville, Ohio ($3,151,000); and Eaton Estate ($848,000). Revenues also decreased approximately $10,000,000 in 1999 compared to 1998 as a result of a cumulative adjustment to properly reflect the Company's share of the revenues of Seven Hills pursuant to the Agreement discussed above. These decreases were partially offset by increases in revenues at Westwood Lakes, 475-acres, 657 lots located in Tampa, Florida ($5,960,000); Silver Lakes ($2,724,000);
and Canterberry Crossing ($4,649,000).

         Sales of land and related gross margins vary from period to period, depending on management's decisions regarding the disposition of significant land holdings.

      OPERATING AND INTEREST EXPENSES - The fluctuation in Land Group operating expenses primarily reflects costs associated with land sales volume in each period. Operating expenses increased by $17,293,000 in 2000 to $57,025,000 from $39,732,000 in 1999. This increase is primarily the result of an increase in costs relating to increased land sales at: Canterberry Crossing ($1,228,000), Central Station ($6,342,000), Caldwell Road ($3,090,000), and Quincy Avenue ($1,165,000). These increases were partially offset by a decrease at The Cascades ($731,000). Operating expenses were also lower in 1999 by


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

$4,729,000 due to certain valuation allowances relating to Land Group investments that did not recur in 2000. These accruals are reviewed periodically and adjusted to reflect management's estimated value of the Land Group's portfolio.

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

      Interest expense decreased by $2,644,000 in 2000 to $4,726,000 from $7,370,000 in 1999. Interest expense increased by $556,000 in 1999 to $7,370,000 from $6,814,000 in 1998. Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Group.

Land Group - Full Consolidation

         REVENUES - Revenues for the Land Group increased by $11,084,000 to $24,326,000 in 2000 from $13,242,000 in 1999. This increase is a result of increases at Caldwell Road, a 418-acre mixed-use community in Charlotte, North Carolina ($3,573,000), a land sale at Quincy Avenue in Cleveland, Ohio ($2,750,000) and the increase in equity in unconsolidated entities ($9,819,000) primarily as a result of the 1999 loss at Granite Development Partners L.P. ("Granite") which did not recur in 2000. These increases were partially offset by decreases in land sale activity at The Cascades in Brooklyn, Ohio ($1,254,000) and Silver Lakes ($2,839,000), 2,400 acres and 5,108 units located in Fort Lauderdale, Florida.

         During 1999, the Company was informed by the project manager/partner of costs that would be incurred in excess of budget to complete Seven Hills. At that point in time, the Company owned a 14.57% interest in Seven Hills through its investment in Granite (see "Other Transactions - Provision for Decline in Real Estate). As a result of this deterioration in Seven Hills' margins, the Company entered into an agreement ("Agreement") during 1999 with the project manager/partner to restructure the partnership agreement and reposition the project. In accordance with the Agreement, the Company has agreed to forgo its fee and interest income to which it was entitled in order to preserve cash flow available to meet the project's obligations.

         Revenues for the Land Group decreased by $11,145,000 to $13,242,000 in 1999 from $24,387,000 in 1998. This decrease is a result of decreases in land sale activity at Chestnut Lakes, an 85-acre planned-unit development in North Ridgeville, Ohio ($3,151,000) and a decrease in equity in unconsolidated entities ($18,504,000) primarily from Granite ($11,166,000) and Central Station ($6,157,000). These decreases were partially offset by increases in revenues at Westwood Lakes, 475-acres and 657 lots located in Tampa, Florida ($5,960,000) and Silver Lakes ($2,839,000).

         Sales of land and related gross margins vary from period to period, depending on management's decisions regarding the disposition of significant land holdings.

         OPERATING AND INTEREST EXPENSES - The fluctuation in Land Group operating expenses primarily reflects costs associated with land sales volume in each period. Operating expenses increased by $7,717,000 in 2000 to $19,560,000 from $11,843,000 in 1999. This increase is primarily the result of an increase in cost of sales relating to increased land sales activity at Caldwell Road ($2,273,000) and Quincy Avenue ($1,165,000). These increases were partially offset by a decrease at The Cascades ($731,000).

         Operating expenses decreased by $21,000 in 1999 to $11,843,000 from $11,864,000 in 1998. Interest expense decreased by $5,244,000 in 2000 to $1,901,000 from $7,145,000 in 1999. Interest expense increased by $6,043,000 in
1999 to $7,145,000 from $1,102,000 in 1998. Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Group.

Lumber Trading Group

         REVENUES - Revenues for the Lumber Trading Group decreased by $43,930,000 in 2000 to $105,427,000 from $149,357,000 in 1999. The decrease was due primarily to lower volume and trading margins caused by a significant decline in lumber prices due to over production and moderate reductions of demand in the market.

         Revenues for the Lumber Trading Group increased by $26,032,000 in 1999 to $149,357,000 from $123,325,000 in 1998. The increase was due primarily to increased lumber trading margins of $26,159,000 for 1999 compared to 1998.

         OPERATING AND INTEREST EXPENSES - Operating expenses for the Lumber Trading Group decreased by $33,277,000 in 2000 to $98,534,000 from $131,811,000 in 1999. The decrease reflected lower variable expenses due to decreased volume and trading margins. Interest expense increased $296,000 in 2000 to $5,584,000 from $5,288,000 in 1999.

         Operating expenses for the Lumber Trading Group increased by $19,813,000 in 1999 to $131,811,000 from $111,998,000 in 1998. The increase reflected higher variable expenses due to increased lumber trading margins compared to 1998. Interest expense increased $26,000 in 1999 to $5,288,000 from $5,262,000 in 1998.

Corporate Activities

         REVENUES - Corporate Activities' revenues decreased $58,000 in 2000 to $540,000 from $598,000 in 1999 and decreased $848,000 in 1999 to $598,000 from
$1,446,000 in 1998. Corporate Activities' revenues consist primarily of interest income from investments and loans made by the Company and vary from year to year depending on interest rates and the amount of loans outstanding.

         OPERATING AND INTEREST EXPENSES - Operating expenses for Corporate Activities increased $673,000 in 2000 to $13,459,000 from $12,786,000 in 1999 and increased $20,000 in 1999 to $12,786,000 from $12,766,000 in 1998. The increases represent general corporate expenses. Interest expense increased $6,231,000 in 2000 to $32,489,000 from $26,258,000 in 1999 and increased
$7,007,000 in 1999 to $26,258,000 from $19,251,000 in 1998. Corporate
Activities' interest expense consists primarily of interest expense on the 8.50%

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Senior Notes and the Revolving Credit Agreement that has not been allocated to a strategic business unit (see "Financial Condition and Liquidity").

Other Transactions

         PROVISION FOR DECLINE IN REAL ESTATE - During 2000, the Company recorded a Provision for Decline in Real Estate of $1,231,000 related to the write-down to estimated fair value less cost to sell of Commercial Group's investment in Canton Centre Mall in Canton, Ohio. During 1999, the Company recorded a Provision for Decline in Real Estate of $5,062,000 related to the write-down to estimated net realizable value of the Land Group's investment in Granite. The Company, at that time, owned a 43.75% interest in Granite as a result of a capital contribution of land that was classified as Investments in and Advances to Real Estate Affiliates on the Company's consolidated balance sheet. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The projection of costs to complete the project indicated that the Company may not recover its capital investment in Granite.

         GAIN ON DISPOSITION OF PROPERTIES AND OTHER INVESTMENTS - The following table summarizes the gain (loss) on disposition of properties and other investments by year.

                                                                Plus
                                               Less        Unconsolidated
                               Full          Minority        Investments      Pro-Rata
YEARS ENDED JANUARY 31,    Consolidation     Interest        at Pro-Rata   Consolidation
----------------------------------------------------------------------------------------
                                                   (in thousands)
2001
  Studio Colony* ........... $ 25,726        $     --        $     --           $ 25,726
  Highlands ................      599              --              --                599
  Tucson Place* ............    8,734              --              --              8,734
  Canton Centre Mall* ......     (436)             --              --               (436)
  Gallery at Metrotech .....   (6,868)           (250)             --             (6,618)
  Available-for-sale
       equity securities ...   20,654              --           2,359             23,013
                             -----------------------------------------------------------
    Total .................. $ 48,409        $   (250)       $  2,359           $ 51,018
                             ===========================================================

2000
  Rolling Acres Mall* ...... $ 13,861        $  2,738        $     --           $ 11,123
  Other ....................       --              --            (411)              (411)
                             -----------------------------------------------------------
    Total .................. $ 13,861        $  2,738        $   (411)          $ 10,712
                             ===========================================================

1999
  Summit Park Mall* ........ $ 13,897        $     --        $     --           $ 13,897
  San Vicente* .............       --              --          10,403             10,403
  Courtyard ................       --              --             622                622
  Trolley Plaza* ...........    4,941              --              --              4,941
  Other ....................      694              --              --                694
                             -----------------------------------------------------------
    Total .................. $ 19,532        $     --        $ 11,025           $ 30,557
                             ===========================================================

*Tax-deferred exchange

      Studio Colony and Highlands are apartment communities in California. Tucson Place, Canton Centre Mall and Gallery at Metrotech are shopping centers in Arizona, Ohio and New York, respectively. Rolling Acres Mall is located in Ohio. Summit Park Mall and Courtyard are shopping centers in New York and Michigan, respectively. San Vicente is an office building in California and Trolley Plaza is an apartment community in Michigan.

      EXTRAORDINARY GAIN - There was no extraordinary gain in 2000. Extraordinary gain, net of tax, totaled $272,000 and $16,343,000 in 1999 and 1998, respectively, representing extinguishment of nonrecourse debt and related accrued interest. The 1999 extraordinary gain was the result of the extinguishment of $450,000 of nonrecourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania. The 1998 extraordinary gain represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000) and Skylight Office Tower ($3,619,000) both located in Cleveland, Ohio; Courtland ($7,381,000), a regional mall in Flint, Michigan; One Franklintown ($1,350,000), an apartment complex in Philadelphia, Pennsylvania; Providence at Palm Harbor ($187,000); an apartment community in Tampa, Florida; and Trolley Plaza ($552,000).

      INCOME TAXES - Income tax expense totaled $22,312,000, $24,319,000, and $27,674,000 in 2000, 1999, and 1998, respectively.

      The Company recorded a net deferred income tax expense of $11,986,000 for the year ended January 31, 2001 comprised of net deferred income tax expense of $35,575,000 incurred in the normal course of business offset by a deferred income tax benefit of $23,589,000. This benefit represented a reversal of a portion of a deferred tax liability recorded in 1994 relating to the cancellation of debt income of Park Labrea Towers, a residential property which was sold that same year.

      In certain situations that applied to Park Labrea Towers in 1994, the Internal Revenue Code allowed for the deferral of cancellation of debt income. As a result of certain steps taken by the Company in the respective periods above, the deferred income will never be recognized for tax purposes and, accordingly, the related deferred tax liability was reversed.

      At January 31, 2001, the Company had a net operating loss carryforward for tax purposes of $10,026,000 (generated primarily from the impact of depreciation expense from real estate properties on the Company's net earnings) that will expire in the year ending January 31, 2011, general business credit carryovers of $1,582,000 which will expire in the years ending January 31, 2004 through January 31, 2015 and alternative minimum tax ("AMT") carryforward of $31,289,000 that is available until used to reduce Federal tax to the AMT amount. The Company's policy is to consider a variety of tax-saving strategies when evaluating its future tax position.

      EBDT - Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") consists of earnings before extraordinary gain, excluding the following items: i) provision for decline in real estate; ii) gain (loss) on disposition of properties and other investments; iii) beginning with the year ended January 31, 2001, the adjustment to recognize rental revenues using the straight-line method; and iv) noncash charges from Forest City Rental Properties Corporation for depreciation, amortization and deferred income taxes. The provision for decline in real estate is excluded from EBDT because it is a non-cash item that varies from year to year based on factors unrelated to the Company's overall financial performance. The Company excludes gain (loss) on the disposition of properties from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of properties and other investments other than commercial land and airrights or land held by the Land Group as nonrecurring items. Extraordinary items are generally the result of the restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results. The adjustment to recognized rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries


the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because they are non-cash items and the Company believes the values of its properties, in general, have appreciated, over time, in excess of their original cost. Deferred income taxes from real estate operations are excluded because they are non-cash items. The Company's EBDT may not be directly comparable to similarly-titled measures reported by other companies.

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

      REVOLVING CREDIT FACILITY - At January 31, 2001 and 2000, the Company had $189,500,000 and $167,000,000, respectively, outstanding under its revolving credit facility. On August 9, 2000, the Company increased its revolving credit facility to $265,000,000 from $200,000,000 with nine participating banks. The Company's revolving credit facility matures March 31, 2003, unless extended, and allows for up to a combined amount of $30,000,000 in outstanding letters of credit or surety bonds ($7,222,000 and $14,675,000, respectively, at January 31, 2001). The outstanding letters of credit reduce the credit available to the Company. Annually, within 60 days after January 31, the revolving credit facility may be extended for one year with unanimous consent of the participating banks. At its maturity date, the outstanding revolving credit loans, if any, may be converted by the Company to a four-year term loan. The revolving credit available is reduced quarterly by $2,500,000, beginning October 1, 2000.

      The revolving credit facility provides, among other things, for: 1) interest rates of 2.125% over LIBOR or 1/2% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments. Prior to August 9, 2000, the revolving credit facility had similar terms and a December 10, 2001 maturity date.

      The Company has purchased LIBOR interest rate caps at an average rate of 6.82% for 2001 and 7.75% for 2002 at notional amounts of $187,484,000 and $54,161,000, respectively.

      SENIOR NOTES - On March 16,1998, the Company issued $200,000,000 in 8.50% senior notes due March 15, 2008 in a public offering. Accrued interest on the senior notes is payable semiannually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company; however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries including borrowings under the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends.

      SUBORDINATED DEBT - In November 2000, the Company issued $20,400,000 of redevelopment bonds in a private placement. The proceeds were used to repay nonrecourse debt that was issued to finance an apartment facility in Philadelphia, Pennsylvania. The 8.25% bonds are due September 15, 2010. Interest is payable semiannually on each March 15 and September 15 beginning March 15, 2001. This debt is unsecured and subordinated to the senior notes and the revolving credit facility. Financial covenants associated with this debt are similar to that of the senior notes.

      LUMBER TRADING GROUP - The Lumber Trading Group is financed separately from the rest of the Company's strategic business units. The financing obligations of Lumber Trading Group are without recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "Lumber Trading Group Liquidity."

Mortgage Refinancings

      The Company is actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2001 and 2002, generally pursuing long-term fixed-rate debt. During the year ended January 31, 2001, the Company completed the following financings:

                                                                  Full           Pro-Rata
PURPOSE OF FINANCING                                         Consolidation    Consolidation
-------------------------------------------------------------------------------------------
                                                                    (in thousands)
Acquisitions ...............................................  $  138,919         $  153,750
Refinancing ................................................     376,765            312,549
Loan extension .............................................     273,476            210,114
New development projects ...................................     214,152            238,708
                                                              -----------------------------
                                                              $1,003,312         $  915,121
                                                              =============================
Reduction of mortgage debt due to property dispositions ....  $  188,545         $  173,120
                                                              =============================


Interest Rate Exposure

      At January 31, 2001, the composition of nonrecourse mortgage debt was as follows:

                                                     Less     Plus Unconsolidated
                        Full                       Minority       Investments        Pro-Rata
                   Consolidation        Rate (1)   Interest       at Pro-Rata     Consolidation        Rate (1)
---------------------------------------------------------------------------------------------------------------
                                                    (dollars in thousands)
Fixed ............. $1,711,574           7.53%    $  343,626       $  472,811       $1,840,759           7.57%
Variable
  Taxable (2) .....    605,796           8.73%       128,287          143,223          620,732           8.59%
  Tax-Exempt ......     54,150           6.20%         5,638           46,093           94,605           5.36%
UDAG ..............     68,392           1.61%        10,463           11,892           69,821           2.65%
                    ----------                    --------------------------------------------
                    $2,439,912           7.65%    $  488,014       $  674,019       $2,625,917           7.61%
                    ==========                    ============================================

(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) The $605,796 at full consolidation and $620,732 at pro-rata consolidation of taxable variable rate debt is protected with LIBOR caps as described below. These caps protect the current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during the year ending January 31, 2002.


               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

       The Company has purchased London Interbank Offered Rate ("LIBOR") interest rate caps for the mortgage debt portfolio as follows:

                              Full Consolidation     Pro-Rata Consolidation
                          --------------------------------------------------
                                          Average                    Average
Coverage                    Amount          Rate      Amount           Rate
----------------------------------------------------------------------------
                                         (dollars in thousands)
02/01/01 - 01/31/02 ....  $605,780          7.11%    $590,568          7.03%
02/01/02 - 01/31/03 ....   568,574          7.68%     586,210          7.76%
02/01/03 - 01/31/04 ....   391,800          7.75%     389,699          7.87%
02/01/04 - 01/31/05 ....   211,800          8.00%     285,337          8.00%
02/01/05 - 01/31/06 ....   177,300          8.00%     177,300          8.00%

       The interest rate caps highlighted in the previous table were purchased to mitigate short-term variable interest rate risk. The Company currently intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in long-term interest rates, the Company has purchased Treasury Options as follows:

              Full Consolidation           Pro-Rata Consolidation
           --------------------------  -----------------------------
                    Weighted Remaining            Weighted  Remaining
                    Average  Years at             Average   Years at
Term       Amount    Rate    1/31/01   Amount      Rate     1/31/01
---------------------------------------------------------------------
                            (dollars in thousands)
10 years   $123,100  7.00%    0.21   $ 86,890      7.00%      0.21
10 years    321,800  6.92%    1.35    210,262      6.93%      1.38

       At January 31, 2001, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $3,300,000. The effect of such an increase is reduced due to the average 7.11% LIBOR caps that are currently in place. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $500,000.

       The Company estimates the fair value of its hedging instruments based on interest rate market pricing models. At January 31, 2001, the carrying amount of the Company's hedging instruments was $17,000,000 compared to an estimated fair value of $2,000,000.

Lumber Trading Group Liquidity

       Lumber Trading Group is separately financed with two revolving lines of credit and an asset securitization facility.

       At January 31, 2001, Lumber Trading Group's two revolving lines of credit totaled $87,000,000, expiring June 30, 2001. These credit lines are secured by the assets of the Lumber Trading Group and are used to finance its working capital needs. At January 31, 2001, no borrowings were outstanding under these revolving lines of credit.

       In July 1999, the Lumber Trading Group entered into a three-year agreement (The "Agreement") under which it is selling an undivided interest in a pool of receivables up to a maximum of $102,000,000 to a large financial institution (the "Financial Institution"). The agreement expires in July 2002. The Company has recorded such transactions under the terms of SFAS No. 125, "Accounting for Transfers of Servicing of Financial Assets and Extinguishments of Liabilities." Sales under the agreement are nonrecourse to the Company. The Company bears no risk regarding the collectibility of the accounts receivable once sold, and cannot modify the pool of receivables. In September 2000, SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", was issued to amend the provisions of SFAS No.
125. The new standard is generally effective for all periods after March 31, 2001. The Company believes the provisions of SFAS No.140 will have no material impact on the accounting treatment and disclosures currently being applied under SFAS No.125. At January 31, 2001 and 2000, the financial institution held an interest of $43,000,000 and $55,000,000, respectively, in the pool of receivables. Sales of accounts receivable have averaged $57,900,000 and $63,400,000 per month during the fiscal year ended January 31, 2001 and 2000, respectively.

       These credit facilities are without recourse to the Company. The Company believes that the amounts available under these credit facilities will be sufficient to meet the Lumber Trading Group's liquidity needs.

Cash Flows-Pro-Rata Consolidation

       Net cash provided by operating activities was $162,759,000, $124,615,000 and $105,705,000 for 2000, 1999 and 1998, respectively. The increase in net cash provided by operating activities in 2000 from 1999 is the result of an increase of $45,319,000 in rents and revenues received primarily attributable to an increase in operating revenues of $58,450,000 and a decrease in notes and accounts receivable of $11,702,000, a decrease of $17,652,000 in operating expenditures (primarily from the Lumber Trading Group) and an increase in land sales of $21,493,000, partially offset by an increase in interest paid of $27,066,000 and an increase of $19,254,000 in land development expenditures.

       The increase in net cash provided by operating activities in 1999 from 1998 is the result of an increase of $154,466,000 in rents and other revenues received principally comprised of an increase in consolidated revenues of $96,422,000 and a decrease in notes and accounts receivable of $41,427,000 (resulting from a decrease of $2,867,000 in 1999 versus an increase of $38,560,000 in 1998) primarily from Lumber Trading Group, and a decrease of $8,152,000 in land development expenditures. These increases were partially offset by a $119,786,000 increase in expenditures for operating expenses due to an increase in accounts payable of $31,011,000, an increase in Lumber Trading Group's inventory of $21,542,000 and a $62,217,000 increase in operating expenditures, an increase of $14,323,000 in interest paid, and a decrease of $9,599,000 in proceeds from land sales.

       Net cash used in investing activities totaled $471,646,000, $405,680,000, and $518,910,000 for 2000, 1999 and 1998, respectively. Capital expenditures, other than development and acquisition activities, totaled $29,156,000, $37,822,000, and $44,615,000 (including both recurring and investment capital expenditures) in 2000, 1999, and 1998, respectively, and were financed with cash provided from operating activities. The Company invested $533,537,000, $346,315,000 and $415,728,000 in acquisition and development of real estate projects in 2000, 1999 and 1998, respectively. These expenditures were financed with approximately $337,000,000, $194,000,000, and $203,000,000 in new
nonrecourse mortgage indebtedness incurred in 2000, 1999 and 1998, respectively, cash provided from operations, borrowings under the long-term credit facility and, in 2000, proceeds from the disposition of properties and other investments.

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

       In 2000, 1999, and 1998, $133,454,000, $-0- and $33,345,000 was collected in proceeds from the disposition of real estate properties and other investments. In 2000, proceeds from the sale of Studio Colony, Highlands, Tucson Place, and the sale of available-for-sale equity securities were used to reduce total mortgage debt by $173,120,000 (see "Mortgage Refinancings"). In 1998, proceeds were received from the disposition of San Vicente, an office building in Brentwood, California, Courtyard, a strip shopping center in Flint, Michigan, and the Company's interest in three apartment buildings in Houston, Texas.

         The Company invested $42,407,000, $21,543,000, and $91,912,000 in investments in and advances to affiliates in 2000, 1999 and 1998, respectively. The 2000 investments were primarily related to New York City area urban retail development ($18,754,000), and two commercial shopping centers: Mall at Stonecrest in Atlanta, Georgia ($8,648,000) and Mall at Robinson in Pittsburgh, Pennsylvania ($6,896,000). The 1999 investments were primarily in the following syndicated Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland that opened in February 1999; Grand Lowry Lofts ($9,600,000), 261 units under construction in Denver, Colorado; and American Cigar Co. (formerly Philip Morris-$10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made on behalf of the Company's partners during 1999 for New York City area urban development projects. During 1999, a return on investment of $23,270,000 was received on 101 San Fernando in San Jose, California. The 1998 investments were primarily in the following syndicated Residential Group projects:101 San Fernando ($31,100,000); Enclave ($16,300,000) in San Jose, California; The Grand ($7,800,000); American Cigar Co. (formerly Philip Morris-$4,900,000) and The Drake ($5,200,000). In addition, investments were made during 1998 on behalf of the Company's partner for the following projects: $11,772,000 for New York City area urban development; $5,181,000 for Promenade in Temecula, a regional mall in Temecula, California; $5,400,000 for Mall at Robinson and $6,000,000 in Land Group joint ventures.

       Net cash provided by financing activities totaled $293,655,000, $299,631,000 and $436,980,000 in 2000, 1999, and 1998, respectively. The
Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new nonrecourse mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities.

       Net cash provided by financing activities for 2000 reflected a decrease in book overdrafts of $30,990,000 (representing checks issued but not yet paid), an increase in borrowings of subordinated debt of $20,400,000, a net decrease of $18,500,000 in notes payable (primarily comprised of a reduction in borrowings outstanding against the line of credit in the Lumber Trading Group), payment of deferred financing costs of $21,835,000 and payments of $6,608,000 of dividends to shareholders.

       Net cash provided by financing activities for 1999 reflected an increase of $25,672,000 in restricted cash primarily related to the financing of 45/75 Sidney Street ($8,676,000), an office building at University Park at MIT in Cambridge, Massachusetts, and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $19,446,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $18,969,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, payment of deferred financing costs of $6,021,000 and payment of $5,399,000 of dividends.

       Net cash provided by financing activities for 1998 reflected a reduction of $26,579,000 in restricted cash primarily related to the financing of Enclave and the sale of the mortgage servicing division of Forest City Capital Corp., net proceeds from the issuance of senior notes in March 1998 of $193,703,000, which were initially used to repay $114,000,000 of the long-term credit facility, and an increase in book overdrafts of $8,838,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $9,110,000 in notes payable primarily from the 101 San Fernando, payment of deferred financing costs of $16,565,000 and payment of $4,497,000 of dividends.

Cash Flows - Full Consolidation

       Net cash provided by operating activities was $206,313,000, $166,056,000 and $112,385,000 for 2000, 1999, and 1998, respectively. The increase in net cash provided by operating activities in 2000 from 1999 is the result of an increase of $63,154,000 in rents and revenues received primarily attributable to an increase in operating revenues of $75,563,000, a decrease of $15,418,000 in operating expenditures (primarily from the Lumber Trading Group), an increase in land sales of $7,450,000 and an increase in cash distributions from operations of unconsolidated entities of $11,127,000, partially offset by an increase in interest paid of $48,056,000 and an increase of $8,836,000 in land development expenditures.

       The increase in net cash provided by operating activities in 1999 from 1998 is the result of an increase of $148,600,000 in rents and other revenues received principally comprised of an increase in revenues of $89,088,000 and a decrease in notes and accounts receivable of $41,987,000 (resulting from a decrease of $146,000 in 1999 versus an increase of $41,841,000 in 1998) primarily from Lumber Trading Group, an increase in land sales of $6,335,000, an increase in cash distributions from operations of unconsolidated entities of $21,461,000 and a decrease of $2,639,000 in land development expenditures. These increases were partially offset by a $108,297,000 increase in expenditures for operating expenses (primarily due to an increase in accounts payable of $30,114,000, an increase in Lumber Trading Group's inventory of $21,542,000 and a $59,874,000 increase in operating expenses) and an increase of $17,067,000 in interest paid.

       Net cash used in investing activities totaled $519,021,000, $528,667,000, and $537,994,000 for 2000, 1999, and 1998, respectively. Capital expenditures totaled $518,709,000, $465,137,000 and $461,146,000 in 2000, 1999 and 1998,
respectively, and were financed with cash provided from operating activities, new nonrecourse mortgage indebtedness, borrowings on the long-term credit facility and, in 2000, proceeds from the disposition of properties and other investments.

       In 2000, 1999, and 1998, $130,751,000, $-0- and $1,145,000 was collected in proceeds from the disposition of real estate properties and other investments. In 2000, proceeds from the sale of Studio Colony, Highlands, Tucson Place, and the sale of available-for-sale equity securities were used to reduce total mortgage debt by $188,545,000 (see "Mortgage

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Refinancings"). In 1998, proceeds were received from the disposition of the Company's interest in three apartment buildings in Houston, Texas.

       The Company invested $131,063,000, $63,530,000 and $77,993,000 in investments in and advances to affiliates in 2000, 1999 and 1998, respectively. The 2000 investments were primarily related to New York City area urban retail development ($18,754,000), and two commercial shopping centers: Mall at Stonecrest in Atlanta, Georgia ($8,648,000) and Mall at Robinson in Pittsburgh, Pennsylvania ($6,896,000) and unconsolidated entities of $88,656,000. The 1999 investments were primarily in the following Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland; Grand Lowry Lofts ($9,600,000), 261 units under construction in Denver, Colorado; and American Cigar Co. (formerly Philip Morris -$10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made on behalf of the Company's partners during 1999 for New York City area urban development projects, and contributions were made to unconsolidated entities of $41,987,000. During 1999, a return on investment of $23,270,000 was received on 101 San Fernando in San Jose, California. The 1998 investments were primarily in the following syndicated Residential Group projects: 101 San Fernando ($31,100,000); Enclave ($16,300,000) in San Jose, California; The Grand ($7,800,000); American Cigar Co. (formerly Philip Morris -$4,900,000) and The Drake ($5,200,000). In addition, investments were made during 1998 on behalf of the Company's partner for the following projects: $11,772,000 for New York City area urban development; $5,181,000 for Promenade in Temecula, a regional mall in Temecula, California; $5,400,000 for Mall at Robinson and $6,000,000 in Land Group joint ventures.

       Net cash provided by financing activities totaled $292,891,000, $379,664,000 and $450,781,000 in 2000, 1999 and 1998, respectively. The
Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new nonrecourse mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities.

       Net cash provided by financing activities for 2000 reflected a decrease in book overdrafts of $30,993,000 (representing checks issued but not yet paid), an increase in minority interest of $2,084,000, an increase in borrowings of subordinated debt of $20,400,000, a net decrease of $17,279,000 in notes payable (primarily comprised of a reduction in borrowings outstanding against the line of credit in the Lumber Trading Group), payment of deferred financing costs of $30,682,000 and payments of $6,608,000 of dividends to shareholders.

       Net cash provided by financing activities for 1999 reflected an increase of $30,442,000 in net restricted cash primarily related to the financing of 45/75 Sidney Street ($8,676,000), Columbia Park Center ($8,599,000) and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $19,359,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $44,435,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, minority interest of $16,376,000, payment of deferred financing costs of $6,575,000 and payment of $5,399,000 of dividends.

       Net cash provided by financing activities for 1998 reflected a reduction of $29,118,000 in restricted cash primarily related to the financing of Enclave apartment project in San Jose, California and the sale of the mortgage servicing division of Forest City Capital Corp., net proceeds from the issuance of senior notes in March 1998 of $193,703,000, which were initially used to repay $114,000,000 of the long-term credit facility, and an increase in book overdrafts of $5,382,000 (representing checks issued but not yet paid). In addition, the Company reported a net decrease of $782,000 in notes payable, payment of deferred financing costs of $16,072,000, minority interest of $26,116,000 and payment of $4,497,000 of dividends.

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

DIVIDENDS

       On June 7, 2000, the Board of Directors voted to increase the 2000 quarterly dividend to $.06 per share on both Class A and Class B Common Stock, representing a 20% annual increase over the previous quarterly dividend.

       The first, second, third and fourth 2000 quarterly dividends of $.05, $.06, $.06 and $.06, respectively, per share on shares of both Class A and Class B Common Stock were paid June 15, 2000, September 15, 2000, December 15, 2000 and March 15, 2001, respectively.

       The first 2001 quarterly dividend of $.06 per share on both Class A and Class B Common Stock was declared on March 9, 2001 and will be paid on June 15, 2001 to shareholders of record at the close of business on June 1, 2001.

LEGAL PROCEEDINGS

       In September 1999, a complaint was filed in state court in Los Angeles County against Forest City Enterprises, Inc., Forest City California Residential Development, Inc., Forest City Residential West, Inc. and others. Plaintiffs were 63 construction workers who claim to have been exposed to asbestos and mold and mildew while engaged in renovation work at a construction site in Washington. Three of the plaintiffs also claimed to have been exposed to asbestos and lead paint at a construction site in California. Plaintiffs sought damages for unspecified personal injuries, lost income and diminished earning capacity and also sought punitive and treble damages.

       The matter has been settled as of January 31, 2001 and the cases have been dismissed. The settlement is reflected in the accompanying consolidated financial statements and did not have a material effect.

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

NEW ACCOUNTING STANDARDS

       In May 2000, the Financial Accounting Standards Board's Emerging Issues Task force (the EITF) released Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures" (effective for years ending after June 15,
2000). Effective January 31, 2001, the Company adopted this EITF which precludes the further use of the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method will now be reported as consolidated at 100 percent, if deemed under the Company's control, or otherwise on the equity method of accounting. Prior to January 31, 2001, the Company used the pro-rata method of consolidation to report its partnerships. Under this method, the Company presented its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements. While a number of the line items on the Company's consolidated financial statements have changed under the new full consolidation method, there is no impact on net earnings or shareholders' equity for all years presented. This required financial reporting presentation change will have no effect on the way the Company operates or manages its business.

       SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company uses derivative instruments to protect against the risk of adverse price or interest rate movements on the value of certain firm commitments and liabilities or on future cash flows. On February 1, 2001, the Company adopted SFAS No. 133 and, at that time, designated the derivative instruments in accordance with the requirements of the new standard. On February 1, 2001, the after-tax impact of the transition amounts of the derivative instruments resulted in a reduction of net earnings and other comprehensive income of approximately $1,000,000 and $8,000,000, respectively. The transition adjustments will be presented as cumulative effect adjustments, as described in Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes", in the 2001 consolidated financial statements. The transition amounts were determined based on the interpretive guidance issued by the FASB to date. The FASB continues to issue interpretive guidance that could require changes in the Company's application of the standard and adjustments to the transition amounts. SFAS No. 133 may increase or decrease reported net earnings and shareholders' equity prospectively, depending on future levels of interest rates and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on cash flows.

       In December 1999, the SEC released Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements", which summarizes the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in the fourth quarter of 2000, and such adoption did not have a material effect on the consolidated financial statements.

       In September 2000, SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", was issued to amend the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The new standard is generally effective for all periods after March 31, 2001. The Company believes the provisions of SFAS No. 140 will have no material impact on the accounting treatment and disclosures currently being applied under SFAS No. 125.

       In April 2000, FASB Interpretation 44 (FIN No. 44), "Accounting for Certain Transactions involving Stock Compensation", was issued which addresses the application of APB Opinion No. 25, "Accounting for Stock Issued to Employees". Based on the Company's current stock compensation plan and recent plan activity, FIN No. 44 has had no material impact on the consolidated financial statements.

INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS

       This Annual Report, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management's current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties; failure to consummate financing arrangements; development risks, including lack of satisfactory financing, construction and lease-up delays and cost overruns; the level and volatility of interest rates; financial stability of tenants within the retail industry, which may be impacted by competition and consumer spending; the rate of revenue increases versus expense increases; the cyclical nature of the lumber wholesaling business; as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

               FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes - Year Ended January 31, 2001

                                                                       COMMERCIAL GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................   $ 538,034      $ 103,839     $  88,646      $ 522,841
Exclude straight-line rent adjustment ...........     (13,311)            --            --        (13,311)
Add back equity method depreciation expense .....      12,628             --       (12,628)            --
                                                  ---------------------------------------------------------
Adjusted revenues ...............................     537,351        103,839        76,018        509,530
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....     267,937         51,325        50,540        267,152
Exclude straight-line rent adjustment ...........      (3,888)            --            --         (3,888)
                                                  ---------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment .................     264,049         51,325        50,540        263,264
Gain on disposition recorded on equity method ...       2,359             --        (2,359)            --
Minority interest in earnings before
 depreciation and amortization ..................      20,753         20,753            --             --
Interest expense ................................     119,015         31,761        27,837        115,091
Income tax provision ............................       9,729             --            --          9,729
                                                  ---------------------------------------------------------
                                                      415,905        103,839        76,018        388,084
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................   $ 121,446      $      --     $      --      $ 121,446
                                                  ========================================================

                                                                        RESIDENTIAL GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................    $ 126,458     $  10,408     $  51,002      $ 167,052
Exclude straight-line rent adjustment ...........           --            --            --             --
Add back equity method depreciation expense .....        7,658            --        (7,333)           325
                                                   ---------------------------------------------------------
Adjusted revenues ...............................      134,116        10,408        43,669        167,377
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....       48,087         4,728        30,963         74,322
Exclude straight-line rent adjustment ...........           --            --            --             --
                                                   ---------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment .................       48,087         4,728        30,963         74,322
Gain on disposition recorded on equity method ...           --            --            --             --
Minority interest in earnings before
 depreciation and amortization ..................        1,953         1,953            --             --
Interest expense ................................       23,555         3,727        12,706         32,534
Income tax provision ............................        4,734            --            --          4,734
                                                   ---------------------------------------------------------
                                                        78,329        10,408        43,669        111,590
                                                   ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................    $  55,787     $      --     $      --      $  55,787
                                                  =========================================================

                                                                       LAND GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................  $  24,326     $      --     $  40,330      $  64,656
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....     19,560            40        37,505         57,025
Minority interest in earnings before
 depreciation and amortization ..................        (40)          (40)           --             --
Interest expense ................................      1,901            --         2,825          4,726
Income tax provision ............................        714            --            --            714
                                                 ---------------------------------------------------------
                                                      22,135            --        40,330         62,465
                                                 ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................  $   2,191     $      --     $      --      $   2,191
                                                 =========================================================

                                                                   LUMBER TRADING GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................   $ 105,427     $      --     $      --      $ 105,427
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....      98,534            --            --         98,534
Minority interest in earnings before
 depreciation and amortization ..................          --            --            --             --
Interest expense ................................       5,584            --            --          5,584
Income tax provision ............................       1,026            --            --          1,026
                                                  ---------------------------------------------------------
                                                      105,144            --            --        105,144
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................   $     283     $      --     $      --      $     283
                                                  =========================================================

                                                                    CORPORATE ACTIVITIES
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................   $     540     $      --     $      --      $     540
Exclude straight-line rent adjustment ...........          --            --            --             --
Add back equity method depreciation expense .....          --            --            --             --
                                                  ---------------------------------------------------------
Adjusted revenues ...............................         540            --            --            540
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....      13,459            --            --         13,459
Exclude straight-line rent adjustment ...........          --            --            --             --
                                                  ---------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment .................      13,459            --            --         13,459
Gain on disposition recorded on equity method ...          --            --            --             --
Minority interest in earnings before
 depreciation and amortization ..................          --            --            --             --
Interest expense ................................      32,489            --            --         32,489
Income tax provision (benefit) ..................     (13,510)           --            --        (13,510)
                                                  ---------------------------------------------------------
                                                       32,438            --            --         32,438
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................   $ (31,898)    $      --     $      --      $ (31,898)
                                                  =========================================================

                                                                          TOTAL
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues ........................................   $ 794,785     $ 114,247     $ 179,978      $ 860,516
Exclude straight-line rent adjustment ...........     (13,311)           --            --        (13,311)
Add back equity method depreciation expense .....      20,286            --       (19,961)           325
                                                  ---------------------------------------------------------
Adjusted revenues ...............................     801,760       114,247       160,017        847,530
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ....     447,577        56,093       119,008        510,492
Exclude straight-line rent adjustment ...........      (3,888)           --            --         (3,888)
                                                  ---------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment .................     443,689        56,093       119,008        506,604
Gain on disposition recorded on equity method ...       2,359            --        (2,359)            --
Minority interest in earnings before
 depreciation and amortization ..................      22,666        22,666            --             --
Interest expense ................................     182,544        35,488        43,368        190,424
Income tax provision (benefit) ..................       2,693            --            --          2,693
                                                  ---------------------------------------------------------
                                                      653,951       114,247       160,017        699,721
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ......................   $ 147,809     $      --     $      --      $ 147,809
                                                  ========================================================

RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization
 and deferred taxes (EBDT) ......................   $ 147,809     $      --     $      --      $ 147,809
Depreciation and amortization - Real
  Estate Groups .................................     (95,763)           --            --        (95,763)
Deferred taxes - Real Estate Groups .............     (23,518)           --            --        (23,518)
Straight-line rent adjustment ...................       9,423            --            --          9,423
Provision for decline in real estate,
  net of tax ....................................        (744)           --            --           (744)
Gain on disposition of properties and other
  investments, net of tax .......................      51,821          (250)        2,359         54,430
Minority interest in gain on disposition ........         250           250            --             --
Gain on disposition reported on equity method ...       2,359            --        (2,359)            --
                                                  ---------------------------------------------------------
NET EARNINGS ....................................   $  91,637     $      --     $      --      $  91,637
                                                  =========================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes - Year Ended January 31, 2000

                                                                       COMMERCIAL GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $ 419,910     $  63,675     $  86,757      $ 442,992
Add back equity method depreciation expense ....       11,843            --       (11,843)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................      431,753        63,675        74,914        442,992
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...      212,794        28,606        47,010        231,198
Loss on disposition recorded on equity method ..         (411)           --           411             --
Minority interest in earnings before
 depreciation and amortization .................       14,168        14,168            --             --
Interest expense ...............................       87,764        20,901        27,493         94,356
Income tax provision ...........................       11,561            --            --         11,561
                                                  ---------------------------------------------------------
                                                      325,876        63,675        74,914        337,115
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $ 105,877     $      --     $      --      $ 105,877
                                                  =========================================================
                                                                        RESIDENTIAL GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $ 115,681     $   4,569     $  47,656      $ 158,768
Add back equity method depreciation expense ....        6,740            --        (6,740)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................      122,421         4,569        40,916        158,768
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       50,037         2,748        26,752         74,041
Loss on disposition recorded on equity method ..           --            --            --             --
Minority interest in earnings before
 depreciation and amortization .................          693           693            --             --
Interest expense ...............................       13,411         1,128        14,164         26,447
Income tax provision ...........................       11,869            --            --         11,869
                                                  ---------------------------------------------------------
                                                       76,010         4,569        40,916        112,357
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $  46,411     $      --     $      --      $  46,411
                                                  =========================================================

                                                                       LAND GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $  13,242      $     --     $  28,114      $  41,356
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       11,843            --        27,889         39,732
Interest expense ...............................        7,145            --           225          7,370
Income tax provision (benefit) .................       (2,257)           --            --         (2,257)
                                                  ---------------------------------------------------------
                                                       16,731            --        28,114         44,845
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $  (3,489)    $      --     $      --      $  (3,489)
                                                  =========================================================
                                                                   LUMBER TRADING GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $ 149,357     $      --     $      --      $ 149,357
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...      131,811            --            --        131,811
Interest expense ...............................        5,288            --            --          5,288
Income tax provision (benefit) .................        5,188            --            --          5,188
                                                  ---------------------------------------------------------
                                                      142,287            --            --        142,287
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $   7,070     $      --     $      --      $   7,070
                                                  =========================================================

                                                                    CORPORATE ACTIVITIES
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $     598     $      --     $      --      $     598
Add back equity method depreciation expense ....           --            --            --             --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................          598            --            --            598
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       12,786            --            --         12,786
Loss on disposition recorded on equity method ..           --            --            --             --
Minority interest in earnings before
 depreciation and amortization .................           --            --            --             --
Interest expense ...............................       26,258            --            --         26,258
Income tax provision (benefit) .................      (15,216)           --            --        (15,216)
                                                  ---------------------------------------------------------
                                                       23,828            --            --         23,828
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $ (23,230)    $      --     $      --      $ (23,230)
                                                  =========================================================

                                                                          TOTAL
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................    $ 698,788     $  68,244     $ 162,527      $ 793,071
Add back equity method depreciation expense ....       18,583            --       (18,583)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................      717,371        68,244       143,944        793,071
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...      419,271        31,354       101,651        489,568
Loss on disposition recorded on equity method ..         (411)           --           411             --
Minority interest in earnings before
 depreciation and amortization .................       14,861        14,861            --             --
Interest expense ...............................      139,866        22,029        41,882        159,719
Income tax provision (benefit) .................       11,145            --            --         11,145
                                                  ---------------------------------------------------------
                                                      584,732        68,244       143,944        660,432
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................    $ 132,639     $      --     $      --      $ 132,639
                                                  =========================================================

RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization
  and deferred taxes (EBDT) ....................    $ 132,639     $      --     $      --      $ 132,639
Depreciation and amortization - Real
  Estate Groups ................................      (84,586)           --            --        (84,586)
Deferred taxes - Real Estate Groups ............      (12,453)           --            --        (12,453)
Provision for decline in real estate,
  net of tax ...................................       (3,060)           --            --         (3,060)
Gain on disposition of properties and other
  investments, net of tax ......................       11,139         2,738          (411)         7,990
Minority interest in gain on disposition .......       (2,738)       (2,738)           --             --
Loss on disposition reported on equity method ..         (411)           --           411             --
Extraordinary gain, net of tax .................          272            --            --            272
                                                  ---------------------------------------------------------
NET EARNINGS ...................................    $  40,802     $      --     $      --      $  40,802
                                                  =========================================================

                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS
                 Forest City Enterprises, Inc. and Subsidiaries

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes - Year Ended January 31, 1999

                                                                       COMMERCIAL GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $ 364,576     $  58,395     $  67,925      $ 374,106
Add back equity method depreciation expense ....        10,233            --       (10,233)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................       374,809        58,395        57,692        374,106
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       179,145        26,014        42,833        195,964
Gain on disposition recorded on equity method ..        11,025            --       (11,025)            --
Minority interest in earnings before
 depreciation and amortization .................        12,365        12,365            --             --
Interest expense ...............................        85,423        20,016        25,884         91,291
Income tax provision ...........................           441            --            --            441
                                                  ---------------------------------------------------------
                                                       288,399        58,395        57,692        287,696
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $  86,410     $      --     $      --      $  86,410
                                                  =========================================================

                                                                        RESIDENTIAL GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $  95,966     $   4,245     $  47,282      $ 139,003
Add back equity method depreciation expense ....         6,272            --        (6,272)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................       102,238         4,245        41,010        139,003
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...        43,069         2,773        25,952         66,248
Gain on disposition recorded on equity method ..            --            --            --             --
Minority interest in earnings before
 depreciation and amortization .................           192           192            --             --
Interest expense ...............................        13,564         1,280        15,058         27,342
Income tax provision ...........................         6,799            --            --          6,799
                                                  ---------------------------------------------------------
                                                        63,624         4,245        41,010        100,389
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $  38,614     $      --     $      --      $  38,614
                                                  =========================================================

                                                                       LAND GROUP
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $  24,387     $      --     $  34,382      $  58,769
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...        11,864            --        28,670         40,534
Interest expense ...............................         1,102            --         5,712          6,814
Income tax provision ...........................           618            --            --            618
                                                  ---------------------------------------------------------
                                                        13,584            --        34,382         47,966
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $  10,803     $      --     $      --      $  10,803
                                                  =========================================================

                                                                   LUMBER TRADING GROUP
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $ 123,325     $      --     $      --      $ 123,325
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       111,998            --            --        111,998
Interest expense ...............................         5,262            --            --          5,262
Income tax provision ...........................         2,838            --            --          2,838
                                                  ---------------------------------------------------------
                                                       120,098            --            --        120,098
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $   3,227     $      --     $      --      $   3,227
                                                  =========================================================

                                                                    CORPORATE ACTIVITIES
                                                  ---------------------------------------------------------
                                                                                   Plus
                                                                      Less    Unconsolidated
                                                       Full         Minority  Investments at    Pro-Rata
                                                  Consolidation     Interest    Pro-Rata      Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $   1,446      $     --     $      --      $   1,446
Add back equity method depreciation expense ....            --            --            --             --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................         1,446            --            --          1,446
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...        12,766            --            --         12,766
Gain on disposition recorded on equity method ..            --            --            --             --
Minority interest in earnings before
 depreciation and amortization .................            --            --            --             --
Interest expense ...............................        19,251            --            --         19,251
Income tax provision (benefit) .................        (9,371)           --            --         (9,371)
                                                  ---------------------------------------------------------
                                                        22,646            --            --         22,646
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $ (21,200)     $     --     $      --      $ (21,200)
                                                  =========================================================

                                                                          TOTAL
                                                  ---------------------------------------------------------
                                                                                  Plus
                                                                     Less     Unconsolidated
                                                       Full        Minority   Investments at   Pro-Rata
                                                  Consolidation    Interest     Pro-Rata     Consolidation
-----------------------------------------------------------------------------------------------------------
Revenues .......................................     $ 609,700     $  62,640     $ 149,589      $ 696,649
Add back equity method depreciation expense ....        16,505            --       (16,505)            --
                                                  ---------------------------------------------------------
Adjusted revenues ..............................       626,205        62,640       133,084        696,649
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...       358,842        28,787        97,455        427,510
Gain on disposition recorded on equity method ..        11,025            --       (11,025)            --
Minority interest in earnings before
 depreciation and amortization .................        12,557        12,557            --             --
Interest expense ...............................       124,602        21,296        46,654        149,960
Income tax provision (benefit) .................         1,325            --            --          1,325
                                                  ---------------------------------------------------------
                                                       508,351        62,640       133,084        578,795
                                                  ---------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) .....................     $ 117,854     $      --     $      --      $ 117,854
                                                  =========================================================

RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization
  and deferred taxes (EBDT) ....................     $ 117,854     $      --     $      --      $ 117,854
Depreciation and amortization - Real
  Estate Groups ................................       (83,655)           --            --        (83,655)
Deferred taxes - Real Estate Groups ............       (14,236)           --            --        (14,236)
Gain on disposition of properties and
  other investments, net of tax ................         7,419            --        11,025         18,444
Gain on disposition reported on
  equity method ................................        11,025            --       (11,025)            --
Extraordinary gain, net of tax .................        16,343            --            --         16,343
                                                  ---------------------------------------------------------
NET EARNINGS ...................................     $  54,750     $      --     $      --      $  54,750
                                                  =========================================================


                FOREST CITY ENTERPRISES INC. - 2000 ANNUAL REPORT

                                       73