Form 10-K, Exhibit 13
period 2002-01-31
FOREST CITY ENTERPRISES INC
filed 2002-04-26
CIK 38067

                                                                      Exhibit 13

FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

RETAIL CENTERS

                                  DATE OF
                                  OPENING/      % OF
    NAME                        ACQUISITION  OWNERSHIP   LOCATION
----------------------------------------------------------------------------
CONSOLIDATED RETAIL CENTERS
    42nd Street.....................1999      70.00%     Manhattan, NY

    Antelope Valley Mall............1990      78.00%     Palmdale, CA

    Atlantic Center.................1996      75.00%     Brooklyn, NY
    Atlantic Center Site V..........1998      70.00%     Brooklyn, NY
    Avenue at Tower City Center.....1990     100.00%     Cleveland, OH
    Ballston Common Mall............1986     100.00%     Arlington, VA
    Battery Park City...............2000      70.00%     Manhattan, NY
    Bay Street......................1999      70.00%     Staten Island, NY
    Bruckner Boulevard..............1996      70.00%     Bronx, NY
    Columbia Park Center............1999      52.50%     North Bergen, NJ

    Court Street....................2000      70.00%     Brooklyn, NY
    Courtland Center................1968     100.00%     Flint, MI
    Eastchester.....................2000      70.00%     Bronx, NY
    Flatbush Avenue............1995/1998      80.00%     Brooklyn, NY
    Forest Avenue...................2000      70.00%     Staten Island, NY
  + Galleria at South Bay......1985/2001     100.00%     Redondo Beach, CA
    Grand Avenue....................1997      70.00%     Queens, NY
    Gun Hill Road...................1997      70.00%     Bronx, NY
  * Harlem Center...................2002      52.50%     Manhattan, NY
    Hunting Park....................1996      70.00%     Philadelphia, PA
    Kaufman Studios.................1999      70.00%     Queens, NY
    Northern Boulevard..............1997      70.00%     Queens, NY
 ** Promenade in Temecula......1999/2002      75.00%     Temecula,CA

  * Quebec Square...................2002      90.00%     Denver, CO
  + Queens Place....................2001      70.00%     Queens, NY

    Richmond Avenue.................1998      70.00%     Staten Island, NY
    South Bay Southern Center.......1978     100.00%     Redondo Beach, CA
 ** Station Square.............1994/2002     100.00%     Pittsburgh, PA

  * Woodbridge Crossing.............2002      70.00%     Woodbridge, NJ


                                                                                                             GROSS
                                                                                                  TOTAL   LEASABLE
    NAME                           MAJOR TENANTS                                            SQUARE FEET       AREA
------------------------------------------------------------------------------------------------------------------
CONSOLIDATED RETAIL CENTERS
    42nd Street................    AMC Theaters; Madame Tussaud's Wax Museum;
                                      HMV Records...............................................305,000    305,000
    Antelope Valley Mall.......    Sears; J.C. Penney; Harris Gottschalks Mens-Kids-Home;
                                      Harris Gottschalks Womens; Mervyn's; Dillard's..........1,001,000    304,000
    Atlantic Center............    Pathmark; OfficeMax; Old Navy; Marshall's; Macy's ...........394,000    394,000
    Atlantic Center Site V.....    Modell's..................................................... 47,000     47,000
    Avenue at Tower City Center    Hard Rock Cafe; Abercrombie & Fitch; Morton's of Chicago.....790,000    282,000
    Ballston Common Mall.......    Hecht's; Sport & Health; Regal Cinemas.......................578,000    310,000
    Battery Park City..........    United Artists; New York Sports Club.........................166,000    166,000
    Bay Street.................    CVS/Pharmacy ................................................ 16,000     16,000
    Bruckner Boulevard.........    Conway; Seaman's; Old Navy...................................113,000    113,000
    Columbia Park Center.......    Shop Rite; Old Navy;  Circuit City;
                                      Staples; Bally's; Shopper's World.........................347,000    347,000
    Court Street...............    United Artists; Barnes & Noble...............................103,000    103,000
    Courtland Center...........    J.C. Penney; Mervyn's; Old Navy..............................458,000    290,000
    Eastchester................    Pathmark......................................................63,000     63,000
    Flatbush Avenue............    Stop & Shop; Old Navy; Staples; Bally's......................142,000    142,000
    Forest Avenue..............    United Artists  ............................................. 70,000     70,000
  + Galleria at South Bay......    Robinsons-May; Mervyn's; Nordstrom; General Cinema...........955,000    387,000
    Grand Avenue...............    Stop & Shop..................................................100,000    100,000
    Gun Hill Road..............    Home Depot; Chuck E. Cheese's................................147,000    147,000
  * Harlem Center..............    Marshall's; Gap; CVS/Pharmacy; Staples.......................126,000    126,000
    Hunting Park...............    A.J. Wright..................................................138,000    138,000
    Kaufman Studios............    United Artists................................................84,000     84,000
    Northern Boulevard.........    Stop & Shop; Marshall's; Old Navy............................218,000    218,000
 ** Promenade in Temecula......    Macy's; J.C. Penney; Sears; Robinsons-May;
                                      Edwards Cinema..........................................1,040,000    474,000
  * Quebec Square..............    Wal-Mart; Home Depot; Sam's Club; Linens-N-Things............695,000    187,000
  + Queens Place...............    Target; Best Buy; Macy's Furniture;
                                      Designer Shoe Warehouse...................................455,000    221,000
    Richmond Avenue............    Circuit City; Staples; Starbucks..............................76,000     76,000
    South Bay Southern Center..    CompUSA......................................................137,000    137,000
 ** Station Square.............    Grand Concourse Restaurant; Qwest Communications;
                                      Houlihans; Cheese Cellar..................................282,000    282,000
  * Woodbridge Crossing........    Great Indoors; Linens-N-Things; Circuit City;
                                        Modell's; Thomasville Furniture.........................284,000    284,000
                                                                                              --------------------
            Consolidated Retail Centers Subtotal..............................................9,330,000  5,813,000
                                                                                              --------------------

                                  DATE OF
                                  OPENING/      % OF
    NAME                        ACQUISITION  OWNERSHIP   LOCATION
----------------------------------------------------------------------------
UNCONSOLIDATED RETAIL CENTERS
    Boulevard Mall..................1962      50.00%     Amherst, NY
    Chapel Hill Mall ...............1966      50.00%     Akron, OH
    Chapel Hill Suburban............1969      50.00%     Akron, OH
    Charleston Town Center Mall.....1983      50.00%     Charleston, WV
 ** Galleria at Sunset.........1996/2002      60.00%     Henderson, NV
    Golden Gate ....................1958      50.00%     Mayfield Hts., OH

  + Mall at Robinson ...............2001      56.67%     Pittsburgh, PA
  + Mall at Stonecrest..............2001      66.67%     Atlanta, GA
    Manhattan Town Center Mall......1987      49.98%     Manhattan, KS
    Marketplace at Riverpark........1996      50.00%     Fresno, CA

    Midtown Plaza...................1961      50.00%     Parma, OH
    Plaza at Robinson Town Center.. 1989      50.00%     Pittsburgh, PA
  * Short Pump Town Center..........2003      50.00%     Richmond, VA

    Showcase........................1996      20.00%     Las Vegas, NV

                                                                                                                GROSS
                                                                                                   TOTAL     LEASABLE
    NAME                           MAJOR TENANTS                                             SQUARE FEET         AREA
---------------------------------------------------------------------------------------------------------------------
UNCONSOLIDATED RETAIL CENTERS
    Boulevard Mall.............     J.C. Penney; Kaufmann's; Sears; Kaufmann's Men's..............904,000     331,000
    Chapel Hill Mall ..........     Kaufmann's; J.C. Penney; Sears................................865,000     306,000
    Chapel Hill Suburban.......     Value City....................................................112,000     112,000
    Charleston Town Center Mall     Kaufmann's; J.C. Penney; Sears ...............................897,000     361,000
 ** Galleria at Sunset.........     Dillard's; Robinsons-May; Mervyn's; J.C. Penney; Galyan's...1,012,000     331,000
    Golden Gate ...............     OfficeMax; Old Navy;  Michael's; Linens-N-Things;
                                       World Market; Golf Galaxy..................................362,000     362,000
  + Mall at Robinson ..........     Kaufmann's; Sears; J.C. Penney; Dick's Sporting Goods.........856,000     321,000
  + Mall at Stonecrest.........     Rich's; Dillard's; J.C. Penney; Parisian; Sears.............1,170,000     332,000
    Manhattan Town Center Mall.     Dillard's; J.C. Penney; Sears ................................392,000     197,000
    Marketplace at Riverpark...     J.C. Penney; Best Buy; Linens-N-Things;
                                       Marshall's; Office Max.....................................466,000     466,000
    Midtown Plaza..............     Ames; Office Max; Marc's......................................258,000     258,000
    Plaza at Robinson Town Cent     T.J. Maxx; Ames; Marshall's...................................489,000     489,000
  * Short Pump Town Center.....     Lord & Taylor; Nordstrom; Hecht's; Dillard's;
                                       Edward's Cinema..........................................1,161,000     289,000
    Showcase...................     Coca-Cola(R); M&M's World/Ethel M. Chocolates;
                                       Game Works; United Artists.................................186,000     186,000
                                                                                               ----------------------
                        Unconsolidated Retail Centers Subtotal................................. 9,130,000   4,341,000
                                                                                               ----------------------
                        Total Retail Centers at January 31, 2002.............................. 18,460,000  10,154,000
                                                                                               ======================
                        Total Retail Centers at January 31, 2001.............................. 17,523,000   9,968,000
                                                                                               ======================

               Forest City Enterprises, Inc. - 2001 Annual Report

FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


OFFICE BUILDINGS

                                DATE OF
                                OPENING/      % OF
    NAME                      ACQUISITION   OWNERSHIP     LOCATION
--------------------------------------------------------------------------------
CONSOLIDATED OFFICE BUILDINGS
  * 35 Landsdowne Street..........2002       100.00%      Cambridge, MA
  * 40 Landsdowne Street .........2003       100.00%      Cambridge, MA
    45/75 Sidney Street...........1999       100.00%      Cambridge, MA
  + 65/80 Landsdowne Street.......2001       100.00%      Cambridge, MA
  * 88 Sidney Street..............2002       100.00%      Cambridge, MA
    Chase Financial Tower.........1991        95.00%      Cleveland, OH
    Eleven MetroTech Center.......1995        65.00%      Brooklyn, NY
    Halle Building................1986        75.00%      Cleveland, OH
    Jackson Building..............1987       100.00%      Cambridge, MA
    Knight Ridder Building
        at Fairmont Plaza.........1998       100.00%      San Jose, CA
    Nine MetroTech Center North...1997        65.00%      Brooklyn, NY
  * Nine MetroTech Center South...2003        80.00%      Brooklyn, NY
    One MetroTech Center..........1991        65.00%      Brooklyn, NY
    One Pierrepont Plaza..........1988        85.00%      Brooklyn, NY
    Pavilion......................1998        99.00%      San Jose, CA
    Richards Building.............1990       100.00%      Cambridge, MA
    Skylight Office Tower.........1991        92.50%      Cleveland, OH
    Ten MetroTech Center..........1992        80.00%      Brooklyn, NY
    Terminal Tower................1983       100.00%      Cleveland, OH
  * Twelve MetroTech Center.......2005        80.00%      Brooklyn, NY
    Two MetroTech Center..........1990        65.00%      Brooklyn, NY


                                                                                                          LEASABLE
                                                                                                            SQUARE
    NAME                              MAJOR TENANTS                                                           FEET
------------------------------------------------------------------------------------------------------------------
Consolidated Office Buildings
  * 35 Landsdowne Street..........    Millennium Pharmaceuticals...........................................201,000
  * 40 Landsdowne Street .........    Millennium Pharmaceuticals...........................................215,000
    45/75 Sidney Street...........    Millennium Pharmaceuticals; Cereon Genomics..........................277,000
  + 65/80 Landsdowne Street.......    Partners HealthCare System ..........................................122,000
  * 88 Sidney Street..............    Alkermes.............................................................145,000
    Chase Financial Tower.........    Chase Manhattan Mortgage.............................................119,000
    Eleven MetroTech Center.......    City of New York - CDCSA; E-911......................................216,000
    Halle Building................    Liggett-Stashower; Focal Communications; Climaco & Co., LPA ........ 382,000
    Jackson Building..............    Ariad Pharmaceuticals................................................ 99,000
    Knight Ridder Building            Knight Ridder; Merrill Lynch; PaineWebber;
        at Fairmont Plaza.........       Calpine...........................................................324,000
    Nine MetroTech Center North...    City of New York - Fire Department...................................317,000
  * Nine MetroTech Center South...    Empire Blue Cross and Blue Shield; City of New York-HRA..............653,000
    One MetroTech Center..........    Keyspan; Bear Stearns................................................933,000
    One Pierrepont Plaza..........    Morgan Stanley; Goldman Sachs; U.S. Attorney.........................656,000
    Pavilion......................    Metromedia Fiber Network.............................................247,000
    Richards Building.............    Genzyme Tissue Repair; Alkermes......................................126,000
    Skylight Office Tower.........    Cap Gemini; Ernst & Young; Travelers Indemnity.......................320,000
    Ten MetroTech Center..........    Internal Revenue Service.............................................409,000
    Terminal Tower................    Forest City Enterprises; Weston Hurd;Walter & Haverfield; OM Group...582,000
  * Twelve MetroTech Center.......    .....................................................................171,000
    Two MetroTech Center..........    Securities Industry Automation Corp.; City of New York-BOE...........521,000
                                                                                                         ---------
                          Consolidated Office Buildings Subtotal.........................................7,035,000
                                                                                                         ---------

                                DATE OF
                                OPENING/      % OF
    NAME                      ACQUISITION  OWNERSHIP    LOCATION
--------------------------------------------------------------------------------
UNCONSOLIDATED OFFICE BUILDINGS
    350 Massachusetts Avenue......1998      50.00%      Cambridge, MA
    Chagrin Plaza I & II..........1969      66.67%      Beachwood, OH
    Clark Building................1989      50.00%      Cambridge, MA
    Emery-Richmond................1991      50.00%      Warrensville Hts., OH
    Enterprise Place..............1998      50.00%      Beachwood, OH
    Liberty Center................1986      50.00%      Pittsburgh, PA
    Washington Plaza..............1990       1.00%      Cleveland, OH
    One International Place.......2000      50.00%      Cleveland, OH
    Signature Square I............1986      50.00%      Beachwood, OH
    Signature Square II...........1989      50.00%      Beachwood, OH


                                                                                                          LEASABLE
                                                                                                            SQUARE
    NAME                               MAJOR TENANTS                                                          FEET
------------------------------------------------------------------------------------------------------------------
UNCONSOLIDATED OFFICE BUILDINGS
    350 Massachusetts Avenue......     Star Market; Tofias, Fleishman, Shapiro & Co.; CompUSA..............169,000
    Chagrin Plaza I & II..........     National City Bank; Responsive Database Services....................114,000
    Clark Building................     Oravax..............................................................122,000
    Emery-Richmond................     Allstate Insurance....................................................5,000
    Enterprise Place..............     Leaseway Transportation Group ......................................125,000
    Liberty Center................     Federated Investors.................................................527,000
    Washington Plaza..............     Washington Group; Chase Manhattan Mortgage..........................482,000
    One International Place.......     Battelle Memorial....................................................87,000
    Signature Square I............     Ciuni & Panichi......................................................79,000
    Signature Square II...........     PaineWebber; Allen Telecom...........................................82,000
                                                                                                         ---------
                     Unconsolidated Office Buildings Subtotal............................................1,792,000
                                                                                                         ---------
                     Total Office Buildings at January 31, 2002..........................................8,827,000
                                                                                                         =========
                     Total Office Buildings at January 31, 2001..........................................7,789,000
                                                                                                         =========


HOTELS

                                DATE OF
                                OPENING/     % OF
    NAME                      ACQUISITION  OWNERSHIP    LOCATION                          ROOMS
-----------------------------------------------------------------------------------------------
CONSOLIDATED HOTELS
    Charleston Marriott...........1983      95.00%      Charleston, WV......................352
    Embassy Suites Hotel..........2000      50.40%      Manhattan, NY.......................463
    Hilton Times Square...........2000      56.00%      Manhattan, NY.......................444
    Ritz - Carlton................1990      95.00%      Cleveland, OH ......................208
 ++ Sheraton Station Square..1998/2001     100.00%      Pittsburgh, PA......................396
                                                                                         ------
                     Consolidated Hotels Subtotal.........................................1,863
                                                                                         ------

UNCONSOLIDATED HOTELS
    Courtyard by Marriott.........1985       4.00%      Detroit, MI.........................250
    University Park Hotel at MIT .1998      50.00%      Cambridge, MA.......................210
    Westin Convention Center......1986      50.00%      Pittsburgh, PA......................616
                                                                                         ------
              Unconsolidated Hotels Subtotal .............................................1,076
                                                                                         ------
                     Total Hotel Rooms at January 31, 2002................................2,939
                                                                                         ======
                     Total Hotel Rooms at January 31, 2001................................3,040
                                                                                         ======


*    Property under construction at January 31, 2002.   + Property opened or acquired in 2001.

**   Expansion of property under construction at       ++ Expansion of property opened in 2001.
     January 31, 2002.

               Forest City Enterprises, Inc. - 2001 Annual Report

FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


APARTMENTS

                                                    DATE OF
                                                    OPENING/       % OF                                            LEASABLE
NAME                                              ACQUISITION    OWNERSHIP     LOCATION                               UNITS
---------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED APARTMENTS
   Burton Place ......................................1999         90.00%      Burton, MI ..............................200
   Chestnut Grove ....................................2000         80.00%      Plainview, NY ........................... 79
   Colony Woods ......................................1997         99.00%      Bellevue, WA ............................396
   Emerald Palms .....................................1996        100.00%      Miami, FL ...............................419
   Forest Trace ......................................2000        100.00%      Lauderhill, FL ..........................324
*  Heritage ..........................................2002        100.00%      San Diego, CA ...........................230
   Laurels ...........................................1995        100.00%      Justice, IL .............................520
   Metropolitan ......................................1989        100.00%      Los Angeles, CA .........................270
   Mount Vernon Square ...............................2000         99.00%      Alexandria, VA ........................1,387
   Museum Towers .....................................1997        100.00%      Philadelphia, PA ........................286
   One Franklintown ..................................1988        100.00%      Philadelphia, PA ........................335
   Panorama Towers ...................................1978         99.00%      Los Angeles, CA .........................154
   Parmatown Towers and Gardens ......................1972-1973   100.00%      Parma, OH ...............................412
 + Pine Cove .........................................2001         80.00%      Bayshore, NY ............................ 85
   Providence at Palm Harbor .........................1991         99.00%      Tampa, FL ...............................236
   Regency Towers ....................................1994        100.00%      Jackson, NJ .............................372
 * Residences at University Park .....................2002        100.00%      Cambridge, MA ...........................135
   Shippan Avenue ....................................1980        100.00%      Stamford, CT ............................148
 + Stony Brook Court .................................2001         80.00%      Darien, CT .............................. 86
   Trowbridge ........................................1988         53.25%      Southfield, MI ..........................305
   Vineyards .........................................1995        100.00%      Broadview Hts., OH ......................336
   Westfield Court ...................................2000         80.00%      Stamford, CT ............................167
   Woodlake ..........................................1998        100.00%      Silver Spring, MD .......................534
                                                                                                                      -----
                      Consolidated Apartments Subtotal................................................................7,416
                                                                                                                      -----


UNCONSOLIDATED APARTMENTS

   101 San Fernando ..................................2000          0.70%      San Jose, CA ............................323
   American Cigar Company ............................2000          0.10%      Richmond, VA ............................171
 * Arbor Glen ........................................2001-2004    50.00%      Twinsburg, OH ........................... 96
   Arboretum Place ...................................1998          1.99%      Newport News, VA ........................184
   Bayside Village ...................................1988-1989    50.00%      San Francisco, CA .......................862
   Big Creek .........................................1996-2001    50.00%      Parma Hts., OH ..........................516
   Boulevard Towers ..................................1969         50.00%      Amherst, NY .............................402
   Bowin .............................................1998          1.99%      Detroit, MI .............................193
   Bridgewater .......................................1998          1.99%      Hampton, VA .............................216
   Camelot ...........................................1967         50.00%      Parma, OH ...............................151
   Cherry Tree .......................................1996-2000    50.00%      Strongsville, OH ........................442
   Chestnut Lake .....................................1969         50.00%      Strongsville, OH ........................789
   Clarkwood .........................................1963         50.00%      Warrensville Hts., OH....................568
   Classic Residence by Hyatt ........................1989         50.00%      Teaneck, NJ .............................221
   Classic Residence by Hyatt ........................1990         50.00%      Chevy Chase, MD .........................339
   Classic Residence by Hyatt ........................2000         50.00%      Yonkers, NY .............................310

               Forest City Enterprises, Inc. - 2001 Annual Report

FOREST CITY RENTAL PROPERTIES CORPORATION PORTFOLIO OF REAL ESTATE FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES



APARTMENTS

                                                OPENING/          % OF                                               LEASABLE
NAME                                          ACQUISITION      OWNERSHIP   LOCATION                                     UNITS
-----------------------------------------------------------------------------------------------------------------------------
UNCONSOLIDATED APARTMENTS (CONTINUED)

   Coppertree ...................................1998             50.00%   Mayfield Hts., OH .............................342
   Deer Run .....................................1987-1989        43.03%   Twinsburg, OH .................................562
   Drake ........................................1998              1.99%   Philadelphia, PA ..............................280
   Enclave ......................................1997-1998         1.00%   San Jose, CA ..................................637
   Fenimore Court ...............................1982              0.50%   Detroit, MI ...................................144
 * Foley Square .................................2002             35.00%   New York, NY ..................................329
   Fort Lincoln II ..............................1979             45.00%   Washington, D.C ...............................176
   Fort Lincoln III & IV ........................1981             24.90%   Washington, D.C ...............................306
   Granada Gardens ..............................1966             50.00%   Warrensville Hts., OH..........................940
   Grand ........................................1999              0.90%   North Bethesda, MD ............................546
   Grand Lowry Lofts ............................2000              0.10%   Denver, CO ....................................261
   Hamptons .....................................1969             50.00%   Beachwood, OH .................................649
   Hunter's Hollow ..............................1990             50.00%   Strongsville, OH ..............................208
   Independence Place I .........................1973             50.00%   Parma Hts., OH ................................202
   Kennedy Biscuit Lofts ........................1990              2.90%   Cambridge, MA .................................142
   Knolls .......................................1995              1.00%   Orange, CA ....................................260
   Lakeland .....................................1998              1.98%   Waterford, MI .................................200
   Lenox Club ...................................1991              0.50%   Arlington, VA .................................385
   Lenox Park ...................................1992              0.50%   Silver Spring, MD .............................406
   Liberty Hills ................................1979-1986        50.00%   Solon, OH .....................................396
 + Lofts at 1835 Arch ...........................2001              1.99%   Philadelphia, PA ..............................191
   Mayfair at Glen Cove .........................2000             40.00%   Long Island, NY ............................... 79
   Mayfair at Great Neck ........................2000             40.00%   Great Neck, NY ................................144
   Midtown Towers ...............................1969             50.00%   Parma, OH .....................................635
   Millender Center .............................1985              4.00%   Detroit, MI ...................................339
   Noble Towers .................................1979             50.00%   Pittsburgh, PA ................................133
 * Parkwood Village .............................2001-2002        50.00%   Brunswick, OH .................................204
   Pavilion .....................................1992              0.50%   Chicago, IL .................................1,115
   Pebble Creek .................................1995-1996        50.00%   Twinsburg, OH .................................148
   Perrytown ....................................1999              1.00%   Pittsburgh, PA ................................231
   Pine Ridge Valley ............................1967-1974        50.00%   Willoughby, OH ..............................1,147
   Queenswood ...................................1990              0.70%   Corona, NY ....................................296
 * Settler's Landing at Greentree ...............2001-2003        50.00%   Streetsboro, OH ...............................224
   Silver Hill ..................................1998              1.99%   Newport News, VA ..............................153
   Surfside Towers ..............................1970             50.00%   Eastlake, OH ..................................246
   Tamarac ......................................1990-2001        50.00%   Willoughby, OH ................................642
   Trellis at Lee's Mill ........................1998              1.99%   Newport News, VA ..............................176
   Twin Lake Towers .............................1966             50.00%   Denver, CO ....................................254
   Village Green ................................1994-1995        25.00%   Beachwood, OH .................................360
   Waterford Village ............................1994              1.00%   Indianapolis, IN ..............................576
   White Acres ..................................1966             50.00%   Richmond Hts., OH .............................473
+  Willow Court ..................................2001            56.00%   Forest Hills, NY ...............................84
                                                                                                                       ------
                      Unconsolidated Apartments Subtotal...............................................................21,004
                                                                                                                       ------
                      Combined Apartments Subtotal.....................................................................28,420
                      Federally Subsidized Housing (Total of 42 Buildings)..............................................6,966
                                                                                                                       ------
                      Total Apartments at January 31, 2002.............................................................35,386
                                                                                                                       ======
                      Total Apartments at January 31, 2001.............................................................36,239
                                                                                                                       ======


* Property under construction at January 31, 2002.     + Property opened or acquired in 2001.


               Forest City Enterprises, Inc. - 2001 Annual Report

SELECTED FINANCIAL DATA
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

                                                                                 Years Ended January 31,
                                                         -------------------------------------------------------------------
                                                                                                           |     Pro-Rata
                                                                       Full Consolidation(1)               |Consolidation(1)
----------------------------------------------------------------------------------------------------------------------------
                                                          2002           2001        2000          1999    |     1998
============================================================================================================================
(in thousands, except per share data)                                                                      |
OPERATING RESULTS:                                                                                         |
Revenues.............................................   $ 906,570     $  794,785   $ 698,788     $ 609,700 |  $  632,669
                                                        ====================================================================
Operating earnings,net of tax........................   $  47,483     $   43,959   $  38,008     $  29,761 |  $   24,539
Minority interest....................................       7,994         (3,399)     (5,557)        1,227 |           -
Provision for decline in real estate,net of tax .....      (6,089)          (744)     (3,060)            - |           -
Gain (loss) on disposition of operating properties                                                         |
   and other investments, net of tax.................      55,076         51,821      11,139         7,419 |     (23,356)
                                                        --------------------------------------------------------------------
Earnings before extraordinary (loss) gain and                                                              |
  cumulative effect of change in accounting                                                                |
  principle..........................................     104,464         91,637      40,530        38,407 |       1,183
Extraordinary (loss) gain, net of tax.................       (233)             -         272        16,343 |      19,356
Cumulative effect of change in accounting                                                                  |
  principle, net of tax.............................       (1,202)             -           -             - |           -
                                                        --------------------------------------------------------------------
Net earnings........................................    $ 103,029     $   91,637   $  40,802     $  54,750 |  $   20,539
                                                        ====================================================================
Earnings before depreciation, amortization and                                                             |
  deferred taxes (EBDT)(2)..........................    $ 167,970     $  147,809   $ 132,639     $ 117,854 |  $  106,910
                                                        ====================================================================
DILUTED EARNINGS PER COMMON SHARE:(3)                                                                      |
  Earnings before extraordinary (loss) gain                                                                |
    and cumulative effect of change in accounting                                                          |
    principle.......................................    $    2.20     $     2.01   $     .89     $     .85 |  $      .02
  Extraordinary (loss) gain, net of tax.............            -              -         .01           .36 |         .45
  Cumulative effect of change in accounting                                                                |
    principle, net of tax...........................         (.03)             -           -             - |           -
                                                        ====================================================================
  Net earnings......................................    $    2.17        $  2.01   $     .90     $    1.21 |  $      .47
                                                        ====================================================================
CASH DIVIDENDS DECLARED-CLASS A AND CLASS B(3)......    $  0.1867      $  0.1533   $  0.1267     $  0.1033 |  $   0.0833
                                                        ====================================================================
CASH FLOWS:                                                                                                |
      Net cash provided by operating activities.....    $  79,115      $ 194,117   $ 170,686     $ 112,385 |  $   84,629
      Net cash used in investing activities.........    $(210,420)     $(506,826)  $(521,974)    $(537,994)|  $ (287,932)
      Net cash provided by financing activities.....    $ 117,094      $ 292,892   $ 368,341     $ 450,781 |  $  216,855
============================================================================================================================

                                                                                   January 31,
                                                        --------------------------------------------------------------------
                                                               Full Consolidation(1)         |  Pro-Rata Consolidation(1)
----------------------------------------------------------------------------------------------------------------------------
                                                          2002           2001      2000      |     1999          1998
============================================================================================================================
                                                                                             |
(in thousands)                                                                               |
FINANCIAL POSITION:                                                                          |
Consolidated assets . . . . . . . . . . . . . . . . . . $4,417,646   $4,027,470   $3,666,355 |  $3,417,320   $2,963,353
Real estate portfolio, at cost . . . . . . . . . . . . .$3,944,153   $3,590,219   $3,206,642 |  $3,087,498   $2,704,560
Long-term debt, primarily nonrecourse mortgages . . . . $2,894,998   $2,849,812   $2,555,594 |  $2,478,872   $2,132,931
============================================================================================================================

(1) Effective January 31, 2001, the Company implemented a change in the presentation of its financial results. Prior to January 31, 2001, the Company used the pro-rata method of consolidation to report its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements. In accordance with the FASB's Emerging Issues Task Force Issue No. 00-1, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," the Company can no longer use the pro-rata consolidation method for partnerships. Accordingly, partnership investments that were previously reported on the pro-rata method are now reported as consolidated at 100% if deemed under the Company's control, or otherwise on the equity method of accounting. While a number of the line items on the Company's consolidated financial statements have changed under the new full consolidation method, there is no impact on EBDT, net earnings or shareholders' equity for all years presented. Certain data for the years ended January 31, 2000 and 1999 have been re-presented.

(2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) beginning in the year ended January 31, 2001, the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).

(3) Adjusted for three-for-two split of Class A and Class B Common Stock effective November 14, 2001.

               Forest City Enterprises, Inc. - 2001 Annual Report

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

     The Company maintains a system of internal accounting control which provides reasonable assurance, in all material respects, that the assets are safeguarded and transactions are executed in accordance with management's authorization and accurately recorded in the Company's books and records. The concept of reasonable assurance recognizes that limitations exist in any system of internal accounting control based upon the premise that the cost of such controls should not exceed the benefits derived.

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

     The Audit Committee reviews results of the annual audit with the independent accountants. The Audit Committee also meets with the independent accountants and the internal auditors without management present to ensure that they have open access to the Audit Committee.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors
Forest City Enterprises, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Forest City Enterprises, Inc. and its Subsidiaries (the "Company") at January 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 13, 2002

               Forest City Enterprises, Inc. - 2001 Annual Report

CONSOLIDATED BALANCE SHEETS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

                                                                                                     January 31,
----------------------------------------------------------------------------------------------------------------------
                                                                                               2002             2001
======================================================================================================================
                                                                                                  (in thousands)
ASSETS
Real Estate
  Completed rental properties ....................................................       $ 3,458,756        $ 3,134,667
  Projects under development .....................................................           461,204            432,808
  Land held for development or sale ..............................................            24,193             22,744
                                                                                         ------------------------------
     Real Estate, at cost ........................................................         3,944,153          3,590,219
  Less accumulated depreciation ..................................................          (537,325)          (496,050)
                                                                                         ------------------------------
     Total Real Estate ...........................................................         3,406,828          3,094,169

Cash and equivalents .............................................................            50,054             64,265
Restricted cash ..................................................................           113,073             80,743
Notes and accounts receivable, net ...............................................           276,000            191,967
Inventories ......................................................................            39,247             39,234
Investments in and advances to real estate affiliates ............................           394,303            390,336
Other assets .....................................................................           138,141            166,756
                                                                                         ------------------------------
     TOTAL ASSETS ................................................................       $ 4,417,646        $ 4,027,470
                                                                                         ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse .......................................................       $ 2,620,598        $ 2,439,912
Notes payable ....................................................................            64,554             55,392
Long-term credit facility ........................................................            54,000            189,500
Senior and subordinated debt .....................................................           220,400            220,400
Accounts payable and accrued expenses ............................................           499,722            410,869
Deferred income taxes ............................................................           227,982            176,671
                                                                                         ------------------------------
  TOTAL LIABILITIES ..............................................................         3,687,256          3,492,744

Minority Interest ................................................................            67,877             78,090
                                                                                         ------------------------------

Commitments and Contingencies

SHAREHOLDERS' EQUITY
Preferred stock - convertible, without par value
  5,000,000 shares authorized; no shares issued ..................................              --                 --
Common stock - $.33 1/3 par value
  Class A, 96,000,000 shares authorized; 35,101,288 and 30,542,898
     shares issued, 34,756,382 and 29,730,761 outstanding, respectively ..........            11,700             10,181
  Class B, convertible, 36,000,000 shares authorized; 15,124,540 and 15,783,030
     shares issued, 14,707,390 and 15,365,880 outstanding, respectively ..........             5,042              5,261
                                                                                         ------------------------------
                                                                                              16,742             15,442
Additional paid-in capital .......................................................           228,263            108,863
Retained earnings ................................................................           432,939            338,792
                                                                                         ------------------------------
                                                                                             677,944            463,097
Less treasury stock, at cost; 2002:  344,906 Class A and 417,150 Class B shares
  2001: 812,137 Class A and 417,150 Class B shares ...............................            (6,140)           (10,330)
Accumulated other comprehensive (loss) income ....................................            (9,291)             3,869
                                                                                         ------------------------------
  Total Shareholders' Equity .....................................................           662,513            456,636
                                                                                         ------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..................................       $ 4,417,646        $ 4,027,470
                                                                                         ==============================

The accompanying notes are an integral part of these consolidated financial statements.

               Forest City Enterprises, Inc. - 2001 Annual Report

CONSOLIDATED STATEMENTS OF EARNINGS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

                                                                                                  Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        2002               2001            2000
===================================================================================================================================
                                                                                        (in thousands, except per share data)
REVENUES
  Rental properties ..........................................................        $ 738,508         $ 658,369         $ 538,876
  Lumber trading .............................................................          115,728           105,427           149,357
  Equity in earnings of unconsolidated entities ..............................           52,334            30,989            10,555
                                                                                      ---------------------------------------------
                                                                                        906,570           794,785           698,788
                                                                                      ---------------------------------------------
EXPENSES
  Operating expenses .........................................................          552,517           443,707           415,811
  Interest expense ...........................................................          178,580           182,544           139,866
  Provision for decline in real estate .......................................            8,783             1,231             5,062
  Depreciation and amortization ..............................................           97,842            98,364            81,504
                                                                                      ---------------------------------------------
                                                                                        837,722           725,846           642,243
                                                                                      ---------------------------------------------

Gain on disposition of operating properties and other investments ............           91,109            48,409            13,861
                                                                                      ---------------------------------------------

EARNINGS BEFORE INCOME TAXES .................................................          159,957           117,348            70,406
                                                                                      ---------------------------------------------

INCOME TAX EXPENSE
  Current ....................................................................               85            10,326            12,257
  Deferred ...................................................................           63,402            11,986            12,062
                                                                                      ---------------------------------------------
                                                                                         63,487            22,312            24,319
                                                                                      ---------------------------------------------

Earnings before minority interest, extraordinary (loss) gain and
  cumulative effect of change in accounting principle ........................           96,470            95,036            46,087

Minority interest ............................................................            7,994            (3,399)           (5,557)
                                                                                      ---------------------------------------------

Earnings before extraordinary (loss) gain and
  cumulative effect of change in accounting principle ........................          104,464            91,637            40,530

Extraordinary (loss) gain, net of tax ........................................             (233)             --                 272
Cumulative effect of change in accounting principle, net of tax ..............           (1,202)             --                --
                                                                                      ---------------------------------------------

NET EARNINGS .................................................................        $ 103,029         $  91,637         $  40,802
                                                                                      =============================================

BASIC EARNINGS PER COMMON SHARE
  Earnings before extraordinary (loss) gain and cumulative effect
    of change in accounting principle ........................................        $    2.23         $    2.03         $     .90
  Extraordinary (loss) gain, net of tax ......................................             --                --                 .01
  Cumulative effect of change in accounting principle, net of tax ............             (.03)             --                --
                                                                                      =============================================

  Net earnings ...............................................................        $    2.20         $    2.03         $     .91
                                                                                      =============================================

DILUTED EARNINGS PER COMMON SHARE
  Earnings before extraordinary (loss) gain and cumulative effect
    of change in accounting principle ........................................        $    2.20         $    2.01         $     .89
  Extraordinary (loss) gain, net of tax ......................................             --                --                 .01
  Cumulative effect of change in accounting principle, net of tax ............             (.03)             --                --
                                                                                      =============================================

  Net earnings ...............................................................        $    2.17         $    2.01         $     .90
                                                                                      =============================================

The accompanying notes are an integral part of these consolidated financial statements.

               Forest City Enterprises, Inc. - 2001 Annual Report

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


                                                                                               Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              2002            2001           2000
====================================================================================================================================
                                                                                                        (in thousands)

Net earnings ........................................................................      $ 103,029       $  91,637       $  40,802
Other comprehensive (loss) income, net of tax:
  Unrealized gains (losses) on investments in securities:
    Unrealized (loss) gain on securities ............................................         (4,144)           (531)         19,157
    Reclassification adjustment for loss (gain) included in net earnings ............            799         (14,757)           --
  Unrealized derivative losses:
    Cumulative effect of change in accounting principle - transition
      adjustment of interest rate contracts, net of minority interest ...............         (7,820)           --              --
    Unrealized losses on interest rate contracts, net of minority interest ..........         (1,995)           --              --
                                                                                           -----------------------------------------
Other comprehensive (loss) income, net of tax .......................................        (13,160)        (15,288)         19,157
                                                                                           -----------------------------------------
Comprehensive income ................................................................      $  89,869       $  76,349       $  59,959
                                                                                           =========================================


CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                 Common Stock
                                                    --------------------------------------------
                                                          Class A                   Class B           Additional
                                                    ---------------------------------------------      Paid-In       Retained
                                                    Shares       Amount       Shares       Amount      Capital       Earnings
=================================================================================================================================
                                                                                          (in thousands)

BALANCES AT JANUARY 31, 1999,
 AS PREVIOUSLY REPORTED .......................      19,905    $   6,636       10,979    $   3,661    $ 114,270    $ 218,967
 Three-for-two stock split effective
   November 14, 2001 applied retroactively ....       9,952        3,317        5,490        1,828       (5,145)        --
                                                 --------------------------------------------------------------------------------
BALANCES AT JANUARY 31, 1999, AS ADJUSTED .....      29,857        9,953       16,469        5,489      109,125      218,967
 Net earnings .................................                                                                       40,802
 Other comprehensive income, net of tax .......
 Dividends $.1267 per share ...................                                                                       (5,706)
 Conversion of Class B to Class A shares ......          63           21          (63)         (21)
 Exercise of stock options ....................                                                               4
 Restricted stock issued ......................                                                            (605)
 Amortization of unearned compensation ........                                                              93
                                                 --------------------------------------------------------------------------------
BALANCES AT JANUARY 31, 2000, AS ADJUSTED .....      29,920        9,974       16,406        5,468      108,617      254,063
 Net earnings .................................                                                                       91,637
 Other comprehensive loss, net of tax .........
 Dividends $.1533 per share ...................                                                                       (6,908)
 Conversion of Class B to Class A shares ......         623          207         (623)        (207)
 Exercise of stock options ....................                                                             107
 Amortization of unearned compensation ........                                                             139
                                                 --------------------------------------------------------------------------------

BALANCES AT JANUARY 31, 2001, AS ADJUSTED .....      30,543       10,181       15,783        5,261      108,863      338,792
 Net earnings .................................                                                                      103,029
 Other comprehensive loss, net of tax .........
 Dividends $.1867 per share ...................                                                                       (8,882)
 Issuance of 3,900,000 Class A common
   shares in equity offering ..................       3,900        1,300                                116,363
 Conversion of Class B to Class A shares ......         658          219         (658)        (219)
 Exercise of stock options ....................                                                           1,396
 Income tax benefit from stock option exercises                                                           2,123
 Restricted stock issued ......................                                                          (1,009)
 Amortization of unearned compensation ........                                                             531
 Cash in lieu of fractional shares from
   three-for-two stock split ..................                                                              (4)
                                                 --------------------------------------------------------------------------------

BALANCES AT JANUARY 31, 2002                         35,101     $ 11,700       15,125      $ 5,042    $ 228,263    $ 432,939
                                                 ================================================================================



                                                                              Accumulated
                                                          Treasury Stock         Other
                                                        ------------------   Comprehensive
                                                        Shares     Amount    Income (Loss)   Total
====================================================================================================

BALANCES AT JANUARY 31, 1999,
 AS PREVIOUSLY REPORTED .......................            901   $ (11,426)   $    --     $ 332,108
 Three-for-two stock split effective
   November 14, 2001 applied retroactively ....            451        --           --          --
                                                 ---------------------------------------------------
BALANCES AT JANUARY 31, 1999, AS ADJUSTED .....          1,352     (11,426)        --       332,108
 Net earnings .................................                                              40,802
 Other comprehensive income, net of tax .......                                  19,157      19,157
 Dividends $.1267 per share ...................                                              (5,706)
 Conversion of Class B to Class A shares ......                                                --
 Exercise of stock options ....................             (6)         48                       52
 Restricted stock issued ......................            (67)        605                     --
 Amortization of unearned compensation ........                                                  93
                                                 ---------------------------------------------------
BALANCES AT JANUARY 31, 2000, AS ADJUSTED .....          1,279     (10,773)      19,157     386,506
 Net earnings .................................                                              91,637
 Other comprehensive loss, net of tax .........                                 (15,288)    (15,288)
 Dividends $.1533 per share ...................                                              (6,908)
 Conversion of Class B to Class A shares ......                                                --
 Exercise of stock options ....................            (49)        443                      550
 Amortization of unearned compensation ........                                                 139
                                                 ---------------------------------------------------

BALANCES AT JANUARY 31, 2001, AS ADJUSTED .....          1,230     (10,330)       3,869     456,636
 Net earnings .................................                                             103,029
 Other comprehensive loss, net of tax .........                                 (13,160)    (13,160)
 Dividends $.1867 per share ...................                                              (8,882)
 Issuance of 3,900,000 Class A common
   shares in equity offering ..................                                             117,663
 Conversion of Class B to Class A shares ......                                                --
 Exercise of stock options ....................           (355)      3,181                    4,577
 Income tax benefit from stock option exercises                                               2,123
 Restricted stock issued ......................           (113)      1,009                     --
 Amortization of unearned compensation ........                                                 531
 Cash in lieu of fractional shares from
   three-for-two stock split ..................                                                  (4)
                                                 ---------------------------------------------------

BALANCES AT JANUARY 31, 2002                               762    $ (6,140)   $  (9,291)  $ 662,513
                                                 ===================================================

The accompanying notes are an integral part of these consolidated financial statements.

               Forest City Enterprises, Inc. - 2001 Annual Report

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES



                                                                                                  Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            2002           2001             2000
===================================================================================================================================
                                                                                                      (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received .............................................       $ 720,808        $ 733,157        $ 671,881
  Cash distributions from unconsolidated entities ...............................          29,939           60,018           48,891
  Proceeds from land sales ......................................................          36,842           24,873           13,589
  Land development expenditures .................................................         (34,950)         (28,686)         (11,606)
  Operating expenditures ........................................................        (493,434)        (417,274)        (413,007)
  Interest paid .................................................................        (180,090)        (177,971)        (139,062)
                                                                                        -------------------------------------------

    NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................          79,115          194,117          170,686
                                                                                        -------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ..........................................................        (419,301)        (511,974)        (464,869)
  Proceeds from disposition of operating properties and
    other investments ...........................................................         190,011          130,751             --
  Changes in investments in and advances to real estate affiliates ..............          18,870         (125,603)         (57,105)
                                                                                        -------------------------------------------

    NET CASH USED IN INVESTING ACTIVITIES .......................................        (210,420)        (506,826)        (521,974)
                                                                                        -------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in nonrecourse mortgage debt and long-term credit facility ...........         506,851          826,387          570,434
  Principal payments on nonrecourse mortgage debt ...............................        (302,051)        (471,062)        (229,126)
  Payments on long-term credit facility .........................................        (160,000)            --               --
  Increase in notes payable .....................................................          48,617           20,559           95,497
  Payments on notes payable .....................................................         (39,455)         (37,837)         (51,058)
  Change in restricted cash and book overdrafts .................................         (31,596)         (30,899)         (21,860)
  Payment of deferred financing costs ...........................................         (17,080)         (30,682)          (6,575)
  Exercise of stock options .....................................................           4,577              550               52
  Sale of common stock, net .....................................................         117,663             --               --
  Dividends paid to shareholders ................................................          (8,213)          (6,608)          (5,399)
  (Decrease) increase in minority interest ......................................          (2,219)           2,084           16,376
  Proceeds from issuance of subordinated debt ...................................            --             20,400             --
                                                                                        -------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ...................................         117,094          292,892          368,341
                                                                                        -------------------------------------------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS .................................         (14,211)         (19,817)          17,053

CASH AND EQUIVALENTS AT BEGINNING OF YEAR .......................................          64,265           84,082           67,029
                                                                                        -------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR .............................................       $  50,054        $  64,265        $  84,082
                                                                                        ===========================================

               Forest City Enterprises, Inc. - 2001 Annual Report

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


                                                                                               Years Ended January 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           2002             2001             2000
===================================================================================================================================
                                                                                                    (in thousands)
RECONCILIATION OF NET EARNINGS TO CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS ....................................................................       $ 103,029        $  91,637        $  40,802
  Minority interest .............................................................          (7,994)           3,399            5,557
  Depreciation ..................................................................          79,454           75,546           63,560
  Amortization ..................................................................          18,388           22,818           17,944
  Equity in earnings of unconsolidated entities .................................         (52,334)         (30,989)         (10,555)
  Cash distributions from unconsolidated entities ...............................          29,939           60,018           48,891
  Deferred income taxes .........................................................          59,921           12,012           11,978
  Gain on disposition of operating properties and other investments .............         (91,109)         (48,409)         (13,861)
  Provision for decline in real estate ..........................................           8,783            1,231            5,062
  Extraordinary loss (gain) .....................................................             386             --               (450)
  Cumulative effect of change in accounting principle ...........................           1,988             --               --
  Increase in land included in projects under development .......................         (25,882)         (10,979)          (5,331)
  Decrease in land included in completed rental properties ......................            --                655           13,906
  Increase in land held for development or sale .................................          (1,449)            (948)          (4,281)
  Increase in notes and accounts receivable, net ................................         (84,033)          (6,503)          (1,217)
  (Increase) decrease in inventories ............................................             (13)          18,210          (10,145)
  Decrease (increase) in other assets ...........................................           8,731          (36,723)          (2,132)
  Increase in accounts payable and accrued expenses .............................          31,310           43,142           10,958
                                                                                        -------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................       $  79,115        $ 194,117        $ 170,686
                                                                                        ===========================================

SUPPLEMENTAL NON-CASH DISCLOSURE:

The schedule below represents the effect of the following non-cash transactions for the years ended January 31:

  2002 - Property additions included in accounts payable
  2001 - Disposition of interest in Canton Centre Mall and Gallery at Metrotech
       - Increase in interest in Granite Development Partners, L.P., Providence at Palm Harbor and Museum Towers
  2000 - Disposition of interest in Rolling Acres Mall

OPERATING ACTIVITIES
  Notes and accounts receivable, net .................................           $      --             $    553            $    123
  Other assets .......................................................                  --                5,074               1,390
  Accounts payable and accrued expenses ..............................                  --               (2,652)               (194)
                                                                                 --------------------------------------------------
    Total effect on operating activities .............................           $      --             $  2,975            $  1,319
                                                                                 ==================================================

INVESTING ACTIVITIES
  Property additions included in accounts payable ....................           $   (43,941)          $   --              $   --
  Accounts payable ...................................................                43,941               --                  --
  Disposition of completed rental properties .........................                  --               78,640              32,116
                                                                                 --------------------------------------------------
    Total effect on investing activities .............................           $      --             $ 78,640            $ 32,116
                                                                                 ==================================================

FINANCING ACTIVITIES
  Disposition of nonrecourse mortgage debt ...........................           $      --             $(81,505)           $(33,435)
  Notes payable ......................................................                  --                 (110)               --
                                                                                 --------------------------------------------------
    Total effect on financing activities .............................           $      --             $(81,615)           $(33,435)
                                                                                 ==================================================

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    Forest City Enterprises, Inc. principally engages in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company operates under four Strategic Business Units. THE COMMERCIAL GROUP, the Company's largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects. The RESIDENTIAL
GROUP owns, develops, acquires, leases and manages residential rental property, including mature middle-market apartments in urban and suburban locations, adaptive re-use developments in urban locations and supported-living facilities. REAL ESTATE GROUPS are the combined Commercial and Residential Groups. The LAND DEVELOPMENT GROUP acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. The LUMBER TRADING GROUP, a wholesaler, sells lumber to customers in all 50 states and Canadian provinces.

    Forest City Enterprises, Inc. has more than $4.4 billion in total assets in 19 states and Washington, D.C. The Company's targeted markets include Boston, Denver, Los Angeles, New York City, Philadelphia, Richmond, San Francisco and Washington, D.C. The Company is headquartered in Cleveland, Ohio.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements of the Company include the accounts of Forest City Enterprises, Inc., its wholly-owned subsidiaries and entities which it controls. Entities which the Company does not control are accounted for on the equity method. Significant intercompany balances and transactions are eliminated in consolidation.

    Earnings before minority interest are allocated to the minority interest holders based on their respective ownership percentages of the Company's controlled but less-than- wholly-owned real estate investments. Minority interest in the accompanying Consolidated Balance Sheets represents the minority interest holders' proportionate share of the equity of the Company's controlled less-than-wholly-owned real estate investments.

    The Company does not necessarily own or hold any direct ownership interest in the various real estate assets consolidated in its financial statements but generally holds this ownership through its direct or indirect subsidiaries.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. Some of the critical estimates made by the Company include, but are not limited to, estimates of useful lives for long-lived assets, reserves for collection on accounts and notes receivable and other investments, and provisions for decline in real estate.

RECLASSIFICATION

    Certain prior years' amounts in the accompanying financial statements have been reclassified to conform to the current year's presentation.

FISCAL YEAR

    The years 2001, 2000 and 1999 refer to the fiscal years ended January 31, 2002, 2001 and 2000, respectively.

LAND OPERATIONS

    Land held for development or sale is stated at the lower of carrying amount or fair market value less cost to sell.

RECOGNITION OF REVENUE

    REAL ESTATE SALES-The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 66, "Accounting for Sales of Real Estate" for reporting the disposition of operating properties and land held for development or sale.

    LEASING OPERATIONS-The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the retail centers and office buildings range from 1 to 25 years, excluding leases with anchor tenants which typically run longer. Minimum rents are recognized on a straight-line basis over the term of the related leases. Overage rents are recognized as revenues when tenants' sales exceed contractual amounts. Recoveries from tenants for taxes, insurance, and other commercial property operating expenses are recognized as revenues in the period the applicable costs are incurred.

    INVESTMENTS IN UNCONSOLIDATED ENTITIES-The Company accounts for its investments in unconsolidated entities (included in Investments in and Advances to Real Estate Affiliates on the Consolidated Balance Sheets) using the equity method of accounting whereby the cost of an investment is adjusted for the Company's share of income or loss from the date of acquisition, and reduced by distributions received. The income or loss for each unconsolidated entity is allocated in accordance with the provisions of the applicable operating agreements, which may differ from the ownership interest held by each investor. Differences between the Company's carrying value of its investment in the unconsolidated entities and the Company's underlying equity of such unconsolidated entities are amortized over the respective lives of the underlying assets or liabilities, as applicable.

    LUMBER BROKERAGE-The Lumber Trading Group sells to a large number of customers across many regions of North America. The Company fills customer orders either through the simultaneous purchase of products from various third parties with delivery directly to the customer, or from relieving its existing short-term inventory position of previously purchased lumber products. Revenue is recorded when title to the goods transfers to the customers. The Company reports the gross margin on these sales as revenues in the accompanying Consolidated Statements of Earnings.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    CONSTRUCTION -Revenue and profit on long-term fixed- price contracts are recorded using the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.

RECOGNITION OF COSTS AND EXPENSES

    Operating expenses primarily represent the recognition of operating costs, administrative expenses and taxes other than income taxes. Interest expense and real estate taxes during development and construction are capitalized as a part of the project cost.

    The Company provides an allowance for doubtful accounts against the portion of accounts or notes receivable that is estimated to be uncollectible. Such allowances are reviewed and updated quarterly for changes in expected collectibility.

    Depreciation is generally computed using the straight-line method over the estimated useful life of the asset. The estimated useful lives of buildings are primarily 50 years.

    Major improvements and tenant improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statements of Earnings.

    The Company reviews its properties to determine if its carrying costs will be recovered from future operating cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate.

CASH AND EQUIVALENTS

    The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

    The Company maintains operating cash and reserve for replacement balances in financial institutions which, from time to time, may exceed
Federally-insured limits. The Company periodically assesses the financial condition of these institutions and believes that the risk of loss is minimal.

RESTRICTED CASH

    Restricted cash represents deposits with mortgage lenders for taxes and insurance, security deposits, capital replacement, improvement and operating reserves, bond funds and development and construction escrows.

INVESTMENTS IN PARTNERSHIPS

    As is customary within the real estate industry, the Company invests in certain real estate projects through partnerships. The Company provides funding for certain of its partners' equity contributions. Such advances are interest- bearing or entitle the Company to a preference on property cash flows and are included in "Investments in and Advances to Real Estate Affiliates" in the accompanying Consolidated Balance Sheets.

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

    Investments in securities classified as available-for-sale are reflected in Other Assets at market value with the unrealized gains or losses reflected as Accumulated Other Comprehensive Income (Loss) in Shareholders' Equity.

OTHER COMPREHENSIVE INCOME

    Net unrealized gain or loss on securities, net of tax, is included in Other Comprehensive Income and represents the difference between the market value of investments in unaffiliated companies that are available for sale at the balance sheet date and the Company's cost. Also included in Other Comprehensive Income are unrealized gains and losses, net of tax, on the effective portions of derivative instruments designated and qualified as cash flow hedges.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company estimates the fair value of its debt instruments by discounting future cash payments at interest rates that the Company believes approximates the current market. The carrying amount of the Company's total fixed- rate debt at January 31, 2002 was $2,107,077,000 compared to an estimated fair value of $2,077,142,000.

    The Company estimates the fair value of its hedging instruments based on interest rate market pricing models. At January 31, 2002, LIBOR interest rate caps and Treasury Options were reported at their fair value, $1,600,000, in Other Assets in the Consolidated Balance Sheet. The fair value of interest rate swap agreements at January 31, 2002 is an unrealized loss of $5,300,000 and included in Accounts Payable and Accrued Expenses in the Consolidated Balance Sheet.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND
HEDGING ACTIVITIES

    The Company generally maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned decreases in earnings and cash flow that may be caused by interest rate volatility. The Company does not enter into derivative financial instrument contracts for trading or speculative purposes. Derivative instruments that are used as part of the Company's strategy include interest rate swaps and option contracts that have indices related to the pricing


               Forest City Enterprises, Inc. - 2001 Annual Report
                                                                              39

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

of specific balance sheet liabilities. The Company enters into interest rate swaps to convert certain floating-rate debt to fixed-rate long-term debt, and vice-versa, depending on market conditions. Options products utilized include interest rate caps and Treasury options. The use of these option products are consistent with the Company's risk management objective to reduce or eliminate exposure to variability in future cash flows attributable to changes in the Treasury rate relating to forecasted financings, and the variability in cash flows attributable to increases relating to interest payments on its floating-rate debt. The caps have typical duration ranging from one to three years while the Treasury options are for periods of five to 10 years. The Company also enters into interest rate swap agreements for hedging purposes for periods of one to five years.

    The principal credit risk to the Company through its interest rate risk management strategy is the potential inability of the financial institution from which the derivative financial instruments were purchased to cover all of its obligations. If a counterparty fails to fulfill its performance obligations under a derivative contract, the Company's credit risk will equal the fair-value gain in a derivative. To mitigate this exposure, the Company purchases its derivative financial instruments from either the institution that holds the debt or from institutions with a minimum A- credit rating.

    All derivatives are reported in the Consolidated Balance Sheets at their fair value. On the date that the Company enters into a derivative contract, it designates the derivative as a hedge of a forecasted transaction or the variability of cash flows that are to be paid in connection with a recognized or forecasted liability (a "cash flow" hedge), or to convert certain fixed-rate long-term debt to floating-rate debt (a "fair value hedge"). The effective portion of the change in fair value of a derivative that is designated and qualifies as a cash flow hedge is recorded in other comprehensive income until earnings are affected by the variability of cash flows of the hedged transaction. The ineffective portion of all hedges is recognized in current-period earnings as interest expense in the Consolidated Statements of Earnings.

    On August 1, 2001, the Company began assessing hedge effectiveness based on the total changes in cash flows on its interest rate caps and Treasury options as described by the Derivative Implementation Group (DIG) Issue G20, Cash Flow Hedges: Assessing and Measuring the Effectiveness of a Purchased Option Used in a Cash Flow Hedge. Accordingly, the Company has elected to record in Other Comprehensive Income (Loss) all of the subsequent changes in the fair value, including the changes in the option's time value. Gains or losses on interest rate caps used to hedge interest rate risk on variable-rate debt will be reclassified out of Accumulated Other Comprehensive Income (Loss) into earnings when the forecasted transaction occurs using the "caplet" methodology. Gains or losses on Treasury options used to hedge the interest rate risk associated with the anticipated issuance of fixed-rate debt will be reclassified from Accumulated Other Comprehensive Income (Loss) into earnings over the term of the debt, based on an effective-yield method.

    The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. The Company also formally assesses (both at the hedge's inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the fair value or cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods.

    The Company discontinues hedge accounting prospectively when (1) it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; or (4) management determines that designating the derivative as a hedging instrument is no longer appropriate. When the Company discontinues hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive income and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses that were accumulated in other comprehensive income will be recognized immediately in earnings. When hedge accounting is discontinued due to the Company's determination that the derivative no longer qualifies as an effective fair value hedge, the Company will continue to report the derivative in its Consolidated Balance Sheets at its fair value but cease to adjust the hedged liability for changes in fair value. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company will report the derivative at its fair value in the Consolidated Balance Sheets, recognizing changes in the fair value in current-period earnings.

    During the year ended January 31, 2002, as a result of substantial decreases in short-term interest rates, the Company de-designated and subsequently discontinued hedge accounting on certain interest rate caps that had an aggregate notional amount of approximately $260,000,000, strike rates averaging 7.75% and maturities extending through February 1, 2003. Subsequent changes in the fair value of these de-designated interest rate caps were recorded as interest expense of approximately $102,000 for the year ended January 31, 2002.

    For the year ended January 31, 2002, the Company recorded approximately $1,912,000 as interest expense in the Consolidated Statements of Earnings, which represented the total ineffectiveness of all cash flow hedges. The amount of hedge ineffectiveness relating to hedges designated and qualifying as fair value hedges was not material. The amount of net derivative losses reclassified into earnings from other comprehensive income as a result of forecasted transactions that did not occur by the end of the originally specified time period or within an additional two-month period of time thereafter was $1,574,000 for the year ended January 31, 2002. As of January 31, 2002, the Company expects that within the next twelve months it will reclassify amounts recorded in accumulated other comprehensive income into earnings as interest expense associated with the effectiveness of cash flow hedges of approximately $7,108,000, net of tax.

INCOME TAXES

    Deferred tax assets and liabilities reflect the tax consequences on future years of differences between the tax and financial statement basis of assets and liabilities at year-end.

               Forest City Enterprises, Inc. - 2001 Annual Report
40

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

EARNINGS PER SHARE

    Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilutive effect of the Company's stock option plan by adjusting the denominator using the treasury stock method. The sum of the four quarters' earnings per share may not equal the annual earnings per share due to the weighting of stock and option activity occurring during the year. All earnings per share disclosures appearing in these financial statements were computed assuming dilution unless otherwise indicated. Further, as discussed in Note Q, in 2001 the Company paid a three-for-two stock split effected as a stock dividend. All years presented have been adjusted to reflect this stock split.

NEW ACCOUNTING STANDARDS

    Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS Nos. 137 and 138, which requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company uses derivative instruments to protect against the risk of adverse price or interest rate movements on the value of certain firm commitments and liabilities or on future cash flows. On February 1, 2001, the Company adopted SFAS No. 133, and at that time, designated the derivative instruments in accordance with the requirements of the new standard. On February 1, 2001, the after-tax impact, net of minority interest, of the transition amounts of the derivative instruments resulted in a reduction of net income and other comprehensive income of approximately $1,200,000 and $7,800,000, respectively. The transition adjustments are presented as cumulative effect adjustments, as described in (APBO) Opinion No. 20 "Accounting Changes"in the 2001 consolidated financial statements. The transition amounts were determined based on the interpretive guidance issued by the FASB to date. The FASB continues to issue interpretive guidance that could require changes in the Company's application of the standard and may increase or decrease reported net income and shareholders' equity prospectively, depending on future levels of interest rates and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on the Consolidated Statements of Cash Flows.

    In June 2001, the FASB issued SFAS No. 141 "Business Combinations" which addresses financial accounting and reporting for business combinations and SFAS No. 142 "Goodwill and Other Intangible Assets" which addresses financial accounting and reporting for acquired goodwill and other intangible assets. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001. SFAS No. 142 is effective for the fiscal year ending January 31, 2003. The Company believes the provisions of SFAS Nos. 141 and 142 will not have a material impact on its consolidated financial statements.

    Also in June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires the fair value of the liability for an asset retirement obligation be recognized in the period in which it is incurred. This new standard becomes effective for the Company for the year ending January 31, 2004. The Company does not expect this pronouncement to have a material impact on the Company's financial position, results of operations, or cash flows.

    In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This standard established a single accounting model for long-lived assets to be disposed of by sale or which are impaired and resolves some of the implementation issues as originally described in SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". It retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and
(b) measurement of long-lived assets to be disposed of by sale. It also retains the basic provisions for presenting discontinued operations in the Consolidated Statement of Earnings but broadens the scope to include a component of an entity rather than a segment of a business. The new standard becomes effective for the Company for the year ending January 31, 2003. The Company does not expect this pronouncement to have a material impact on the Company's financial position, results of operations or cash flows. However, the Company expects the adoption of this standard to impact the presentation of its Consolidated Statements of Earnings by requiring classification of gain
(loss) on the disposal of operating properties and their related operating earnings through the date of sale as discontinued operations.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION

    A reconciliation of the Company's financial statement presentation (full consolidation method) to its historical presentation (pro-rata consolidation method) is as follows.

CONSOLIDATED BALANCE SHEET-JANUARY 31, 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Plus
                                                                                                     Unconsolidated
                                                                                    Less Minority      Investments      Pro-Rata
                                                                 Full Consolidation    Interest        at Pro-Rata   Consolidation
 ==================================================================================================================================
                                                                                            (in thousands)
 ASSETS
 Real Estate
  Completed rental properties ...................................    $ 3,458,756     $   592,988     $   775,878     $ 3,641,646
  Projects under development ....................................        461,204          42,494         124,395         543,105
  Land held for development or sale .............................         24,193            --            32,692          56,885
                                                                     -----------------------------------------------------------
     Real Estate, at cost .......................................      3,944,153         635,482         932,965       4,241,636
  Less accumulated depreciation .................................       (537,325)        (80,877)       (175,205)       (631,653)
                                                                     -----------------------------------------------------------
     Total Real Estate ..........................................      3,406,828         554,605         757,760       3,609,983

Cash and equivalents ............................................         50,054           5,030          34,862          79,886
Restricted cash .................................................        113,073          20,057          33,156         126,172
Notes and accounts receivable,net ...............................        276,000          17,642          14,042         272,400
Inventories .....................................................         39,247            --              --            39,247
Investments in and advances to real estate affiliates ...........        394,303            --           (29,810)        364,493
Other assets ....................................................        138,141          23,626          25,512         140,027
                                                                     -----------------------------------------------------------
    TOTAL ASSETS.................................................    $ 4,417,646     $   620,960     $   835,522     $ 4,632,208
                                                                     ===========================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse ......................................    $ 2,620,598     $   483,624     $   788,240     $ 2,925,214
Notes payable ...................................................         64,554          14,798           3,195          52,951
Long-term credit facility .......................................         54,000            --              --            54,000
Senior and subordinated debt ....................................        220,400            --              --           220,400
Accounts payable and accrued expenses ...........................        499,722          54,661          44,087         489,148
Deferred income taxes ...........................................        227,982            --              --           227,982
                                                                     -----------------------------------------------------------
  TOTAL LIABILITIES..............................................      3,687,256         553,083         835,522       3,969,695

Minority Interest ...............................................         67,877          67,877            --              --
                                                                     -----------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY ......................................        662,513            --              --           662,513
                                                                     -----------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................    $ 4,417,646     $   620,960     $   835,522     $ 4,632,208
                                                                     ===========================================================


               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2001
--------------------------------------------------------------------------------

                                                                                                         Plus
                                                                                                    Unconsolidated
                                                                                   Less Minority    Investments at       Pro-Rata
                                                              Full Consolidation     Interest          Pro-Rata       Consolidation
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      (in thousands)
ASSETS
Real Estate
  Completed rental properties ..............................      $ 3,134,667       $   574,575       $   680,028       $ 3,240,120
  Projects under development ...............................          432,808            54,947           122,497           500,358
  Land held for development or sale ........................           22,744                 -            30,459            53,203
                                                                --------------------------------------------------------------------
     Real Estate, at cost ..................................        3,590,219           629,522           832,984         3,793,681
  Less accumulated depreciation ............................         (496,050)          (76,301)         (165,572)         (585,321)
                                                                --------------------------------------------------------------------
     Total Real Estate .....................................        3,094,169           553,221           667,412         3,208,360

Cash and equivalents .......................................           64,265             8,653            26,351            81,963
Restricted cash ............................................           80,743            13,206            19,617            87,154
Notes and accounts receivable, net .........................          191,967            12,251            10,814           190,530
Inventories ................................................           39,234                 -                 -            39,234
Investments in and advances to real estate affiliates ......          390,336                 -           (30,888)          359,448
Other assets ...............................................          166,756            28,647            24,185           162,294
                                                                --------------------------------------------------------------------
     TOTAL ASSETS ..........................................      $ 4,027,470       $   615,978       $   717,491       $ 4,128,983
                                                                ====================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage debt, nonrecourse .................................      $ 2,439,912       $   488,014       $   674,019       $ 2,625,917
Notes payable ..............................................           55,392            14,694             1,417            42,115
Long-term credit facility ..................................          189,500                 -                 -           189,500
Senior and subordinated debt ...............................          220,400                 -                 -           220,400
Accounts payable and accrued expenses ......................          410,869            35,180            42,055           417,744
Deferred income taxes ......................................          176,671                 -                 -           176,671
                                                                --------------------------------------------------------------------
  TOTAL LIABILITIES ........................................        3,492,744           537,888           717,491         3,672,347

Minority Interest ..........................................           78,090            78,090                 -                 -
                                                                --------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY .................................          456,636                 -                 -           456,636
                                                                --------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............      $ 4,027,470       $   615,978       $   717,491       $ 4,128,983
                                                                ====================================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF EARNINGS - YEAR ENDED JANUARY 31, 2002
--------------------------------------------------------------------------------

                                                                                                          Plus
                                                                                                     Unconsolidated
                                                                                   Less Minority     Investments at     Pro-Rata
                                                               Full Consolidation     Interest          Pro-Rata      Consolidation
===================================================================================================================================
                                                                                           (in thousands)
REVENUES
  Rental properties ........................................        $ 738,508         $ 118,382         $ 207,362         $ 827,488
  Lumber trading ...........................................          115,728                 -                 -           115,728
  Equity in earnings of unconsolidated entities ............           52,334                 -           (30,564)           21,770
                                                                    ---------------------------------------------------------------
                                                                      906,570           118,382           176,798           964,986
                                                                    ---------------------------------------------------------------
EXPENSES
  Operating expenses .......................................          552,517            72,444           115,863           595,936
  Interest expense .........................................          178,580            35,206            45,656           189,030
  Provision for decline in real estate .....................            8,783             1,973                 -             6,810
  Depreciation and amortization ............................           97,842            16,753            20,960           102,049
                                                                    ---------------------------------------------------------------
                                                                      837,722           126,376           182,479           893,825
                                                                    ---------------------------------------------------------------
Gain on disposition of operating properties
   and other investments ...................................           91,109                 -             5,681            96,790
                                                                    ---------------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ...............................          159,957            (7,994)                -           167,951
                                                                    ---------------------------------------------------------------
INCOME TAX EXPENSE
  Current ..................................................               85                 -                 -                85

  Deferred .................................................           63,402                 -                 -            63,402
                                                                    ---------------------------------------------------------------
                                                                       63,487                 -                 -            63,487
                                                                    ---------------------------------------------------------------
Earnings before minority interest, extraordinary
  loss and cumulative effect of change in
  accounting principle .....................................           96,470            (7,994)                -           104,464

Minority interest ..........................................            7,994             7,994                 -                 -
                                                                    ---------------------------------------------------------------
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle .................          104,464                 -                 -           104,464

Extraordinary loss, net of tax .............................             (233)                -                 -              (233)

Cumulative effect of change in accounting
  principle, net of tax ....................................           (1,202)                -                 -            (1,202)
                                                                    ---------------------------------------------------------------
NET EARNINGS ...............................................        $ 103,029         $       -         $       -         $ 103,029
                                                                    ===============================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF EARNINGS-YEAR ENDED JANUARY 31, 2001
--------------------------------------------------------------------------------

                                                                                                         Plus
                                                                                                     Unconsolidated
                                                                                       Less Minority  Investments at     Pro-Rata
                                                                    Full Consolidation   Interest        Pro-Rata     Consolidation
===================================================================================================================================
                                                                                            (in thousands)
REVENUES
  Rental properties ..................................................    $ 658,369      $ 114,247      $ 199,797      $ 743,919
  Lumber trading .....................................................      105,427              -              -        105,427
  Equity in earnings of unconsolidated entities ......................       30,989              -        (19,819)        11,170
                                                                        -----------------------------------------------------------
                                                                            794,785        114,247        179,978        860,516
                                                                        -----------------------------------------------------------
EXPENSES
  Operating expenses .................................................      443,707         56,093        118,747        506,361
  Interest expense ...................................................      182,544         35,488         43,368        190,424
  Provision for decline in real estate ...............................        1,231              -              -          1,231
  Depreciation and amortization ......................................       98,364         19,017         20,222         99,569
                                                                        -----------------------------------------------------------
                                                                            725,846        110,598        182,337        797,585
                                                                        -----------------------------------------------------------

Gain (loss) on disposition of operating properties
  and other investments ..............................................       48,409           (250)         2,359         51,018
                                                                        -----------------------------------------------------------

EARNINGS BEFORE INCOME TAXES .........................................      117,348          3,399              -        113,949
                                                                        -----------------------------------------------------------

INCOME TAX EXPENSE
  Current ............................................................       10,326              -              -         10,326
  Deferred ...........................................................       11,986              -              -         11,986
                                                                        -----------------------------------------------------------
                                                                             22,312              -              -         22,312
                                                                        -----------------------------------------------------------

Earnings before minority interest ....................................       95,036          3,399              -         91,637

Minority interest ....................................................       (3,399)        (3,399)             -              -
                                                                        -----------------------------------------------------------

NET EARNINGS .........................................................    $  91,637      $       -      $       -      $  91,637
                                                                        ===========================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF EARNINGS-YEAR ENDED JANUARY 31, 2000
--------------------------------------------------------------------------------

                                                                                                          Plus
                                                                                                      Unconsolidated
                                                                                        Less Minority Investments at     Pro-Rata
                                                                      Full Consolidation   Interest      Pro-Rata     Consolidation
====================================================================================================================================
                                                                                               (in thousands)
REVENUES
  Rental properties ..................................................     $ 538,876      $  68,244      $ 170,907      $ 641,539
  Lumber trading .....................................................       149,357              -              -        149,357
  Equity in earnings of unconsolidated entities ......................        10,555              -         (8,380)         2,175
                                                                           ------------------------------------------------------
                                                                             698,788         68,244        162,527        793,071
                                                                           ------------------------------------------------------
EXPENSES
  Operating expenses .................................................       415,811         31,354        101,552        486,009
  Interest expense ...................................................       139,866         22,029         41,882        159,719
  Provision for decline in real estate ...............................         5,062              -              -          5,062
  Depreciation and amortization ......................................        81,504         12,042         18,682         88,144
                                                                           ------------------------------------------------------
                                                                             642,243         65,425        162,116        738,934
                                                                           ------------------------------------------------------

Gain (loss) on disposition of operating properties
  and other investments ..............................................        13,861          2,738           (411)        10,712
                                                                           ------------------------------------------------------
EARNINGS BEFORE INCOME TAXES .........................................        70,406          5,557              -         64,849
                                                                           ------------------------------------------------------
INCOME TAX EXPENSE
  Current ............................................................        12,257              -              -         12,257
  Deferred ...........................................................        12,062              -              -         12,062
                                                                           ------------------------------------------------------
                                                                              24,319              -              -         24,319
                                                                           ------------------------------------------------------
Earnings before minority interest
  and extraordinary gain .............................................        46,087          5,557              -         40,530

Minority interest ....................................................        (5,557)        (5,557)             -              -
                                                                           ------------------------------------------------------
Earnings before extraordinary gain ...................................        40,530              -              -         40,530
Extraordinary gain, net of tax .......................................           272              -              -            272
                                                                           ------------------------------------------------------
NET EARNINGS .........................................................     $  40,802      $       -      $       -      $  40,802
                                                                           ======================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF CASH FLOWS-YEAR ENDED JANUARY 31, 2002
--------------------------------------------------------------------------------

                                                                                                    Plus
                                                                                                Unconsolidated
                                                                                Less Minority   Investments at       Pro-Rata
                                                            Full Consolidation    Interest         Pro-Rata        Consolidation
===================================================================================================================================
                                                                                        (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ......................       $ 720,808        $ 107,809        $ 169,405        $ 782,404
  Cash distributions from unconsolidated entities ........          29,939                -          (29,939)               -
  Proceeds from land sales ...............................          36,842            2,008           35,112           69,946
  Land development expenditures ..........................         (34,950)          (1,701)         (13,023)         (46,272)
  Operating expenditures .................................        (493,434)         (60,219)         (91,511)        (524,726)
  Interest paid ..........................................        (180,090)         (35,490)         (46,028)        (190,628)
                                                             ----------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ............          79,115           12,407           24,016           90,724
                                                             ----------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ...................................        (419,301)           1,026         (120,436)        (540,763)
  Proceeds from disposition of operating properties
    and other investments ................................         190,011                -            7,791          197,802
  Change in investments in and advances to
    real estate affiliates ...............................          18,870                -           (1,704)          17,166
                                                             ----------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ................        (210,420)           1,026         (114,349)        (325,795)
                                                             ----------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in nonrecourse mortgage debt and
    long-term credit facility ............................         506,851           83,222          185,184          608,813
  Principal payments on nonrecourse mortgage debt ........        (302,051)         (87,611)         (70,963)        (285,403)
  Payments on long-term credit facility ..................        (160,000)               -                -         (160,000)
  Increase in notes payable ..............................          48,617              105           16,952           65,464
  Payments on notes payable ..............................         (39,455)              (1)         (15,174)         (54,628)
  Change in restricted cash and book overdrafts ..........         (31,596)          (8,233)         (13,765)         (37,128)
  Payment of deferred financing costs ....................         (17,080)          (2,319)          (3,390)         (18,151)
  Exercise of stock options ..............................           4,577                -                -            4,577
  Sale of common stock, net ..............................         117,663                -                -          117,663
  Dividends paid to shareholders .........................          (8,213)               -                -           (8,213)
  Decrease in minority interest ..........................          (2,219)          (2,219)               -                -
                                                             ----------------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ..         117,094          (17,056)          98,844          232,994
                                                             ----------------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS ..........         (14,211)          (3,623)           8,511           (2,077)
CASH AND EQUIVALENTS AT BEGINNING OF YEAR ................          64,265            8,653           26,351           81,963
                                                             ----------------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ......................       $  50,054        $   5,030        $  34,862        $  79,886
                                                             ======================================================================
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY OPERATING ACTIVITIES
NET EARNINGS .............................................       $ 103,029        $       -        $       -        $ 103,029
  Minority interest ......................................          (7,994)          (7,994)               -                -
  Depreciation ...........................................          79,454           12,747           18,278           84,985
  Amortization ...........................................          18,388            4,006            2,682           17,064
  Equity in earnings of unconsolidated entities ..........         (52,334)               -           30,564          (21,770)
  Cash distributions from unconsolidated entities ........          29,939                -          (29,939)               -
  Deferred income taxes ..................................          59,921                -                -           59,921
  Gain on disposition of operating properties
    and other investments ................................         (91,109)               -           (5,681)         (96,790)
  Provision for decline in real estate ...................           8,783            1,973                -            6,810
  Extraordinary loss .....................................             386                -                -              386
  Cumulative effect of change in accounting principle ....           1,988                -                -            1,988
  (Increase) decrease in land included in
    projects under development ...........................         (25,882)          (1,751)          11,742          (12,389)
  Decrease in land included in completed rental properties               -                -              191              191
  Increase in land held for development or sale ..........          (1,449)               -           (2,233)          (3,682)
  Increase in notes and accounts receivable, net .........         (84,033)          (5,391)          (3,228)         (81,870)
  Increase in inventories ................................             (13)               -                -              (13)
  Decrease (increase) in other assets ....................           8,731            4,773             (283)           3,675
  Increase in accounts payable and accrued expenses ......          31,310            4,044            1,923           29,189
                                                             ----------------------------------------------------------------------
    NET CASH PROVIDED BY OPERATING ACTIVITIES ............       $  79,115        $  12,407        $  24,016        $  90,724
                                                             ======================================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF CASH FLOWS-YEAR ENDED JANUARY 31, 2001
--------------------------------------------------------------------------------

                                                                                                        Plus
                                                                                                    Unconsolidated
                                                                                    Less Minority   Investments at       Pro-Rata
                                                                 Full Consolidation    Interest        Pro-Rata       Consolidation
===================================================================================================================================
                                                                                            (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received .............................     $ 733,157        $  98,718        $ 160,239        $ 794,678
  Cash distributions from unconsolidated entities ...............        60,018                -          (60,018)               -
  Proceeds from land sales ......................................        24,873                -           39,074           63,947
  Land development expenditures .................................       (28,686)          (2,130)         (39,931)         (66,487)
  Operating expenditures ........................................      (417,274)         (43,289)         (81,514)        (455,499)
  Interest paid .................................................      (177,971)         (35,150)         (44,154)        (186,975)
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .........       194,117           18,149          (26,304)         149,664
                                                                    ---------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ..........................................      (511,974)         (80,195)        (123,280)        (555,059)
  Proceeds from disposition of operating properties
    and other investments .......................................       130,751                -            2,703          133,454
  Change in investments in and advances to
    real estate affiliates ......................................      (125,603)               -           88,656          (36,947)
                                                                    ---------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES .......................      (506,826)         (80,195)         (31,921)        (458,552)
                                                                    ---------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in nonrecourse mortgage debt and
    long-term credit facility ...................................       826,387          205,733           79,812          700,466
  Principal payments on nonrecourse mortgage debt ...............      (471,062)        (131,362)         (10,729)        (350,429)
  Increase in notes payable .....................................        20,559              598             (656)          19,305
  Payments on notes payable .....................................       (37,837)            (190)            (157)         (37,804)
  Change in restricted cash and book overdrafts .................       (30,899)          (1,712)          (1,202)         (30,389)
  Payment of deferred financing costs ...........................       (30,682)         (11,137)          (2,290)         (21,835)
  Exercise of stock options .....................................           550                -                -              550
  Dividends paid to shareholders ................................        (6,608)               -                -           (6,608)
  Increase in minority interest .................................         2,084            2,084                -                -
  Proceeds from issuance of subordinated debt ...................        20,400                -                -           20,400
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ...................       292,892           64,014           64,778          293,656
                                                                    ---------------------------------------------------------------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS .................       (19,817)           1,968            6,553          (15,232)
CASH AND EQUIVALENTS AT BEGINNING OF YEAR .......................        84,082            6,685           19,798           97,195
                                                                    ---------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR .............................     $  64,265        $   8,653        $  26,351        $  81,963
                                                                    ===============================================================
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
NET EARNINGS ....................................................     $  91,637        $       -        $       -        $  91,637
  Minority interest .............................................         3,399            3,399                -                -
  Depreciation ..................................................        75,546           12,473           17,410           80,483
  Amortization ..................................................        22,818            6,544            2,812           19,086
  Equity in earnings of unconsolidated entities .................       (30,989)               -           19,819          (11,170)
  Cash distributions from unconsolidated entities ...............        60,018                -          (60,018)               -
  Deferred income taxes .........................................        12,012                -                -           12,012
  (Gain) loss on disposition of operating properties
    and other investments .......................................       (48,409)             250           (2,359)         (51,018)
  Provision for decline in real estate ..........................         1,231                -                -            1,231
  Increase in land included in projects under development .......       (10,979)          (1,624)          (2,526)         (11,881)
  Decrease in land included in completed rental properties ......           655                -                -              655
  Increase in land held for development or sale .................          (948)               -             (171)          (1,119)
  (Increase) decrease in notes and accounts receivable, net .....        (6,503)         (13,949)            (301)           7,145
  Decrease in inventories .......................................        18,210                -                -           18,210
  Increase in other assets ......................................       (36,723)          (4,997)          (2,859)         (34,585)
  Increase in accounts payable and accrued expenses .............        43,142           16,053            1,889           28,978
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .........     $ 194,117        $  18,149        $ (26,304)       $ 149,664
                                                                    ===============================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

B. FINANCIAL STATEMENT PRESENTATION (CONTINUED)
================================================================================

CONSOLIDATED STATEMENT OF CASH FLOWS-YEAR ENDED JANUARY 31, 2000
--------------------------------------------------------------------------------

                                                                                                       Plus
                                                                                                   Unconsolidated
                                                                                   Less Minority   Investments at       Pro-Rata
                                                                 Full Consolidation   Interest        Pro-Rata        Consolidation
===================================================================================================================================
                                                                                            (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Rents and other revenues received ..............................    $ 671,881       $  66,947       $ 146,640       $ 751,574
  Cash distributions from unconsolidated entities ................       48,891               -         (48,891)              -
  Proceeds from land sales .......................................       13,589               -          25,325          38,914
  Land development expenditures ..................................      (11,606)              -         (24,847)        (36,453)
  Operating expenditures .........................................     (413,007)        (24,033)        (78,017)       (466,991)
  Interest paid ..................................................     (139,062)        (21,607)        (42,454)       (159,909)
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..........      170,686          21,307         (22,244)        127,135
                                                                    ---------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures ...........................................     (464,869)       (126,516)        (43,315)       (381,668)
  Change in investments in and advances to
    real estate affiliates .......................................      (57,105)              -          41,987         (15,118)
                                                                    ---------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES ........................     (521,974)       (126,516)         (1,328)       (396,786)
                                                                    ---------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in nonrecourse mortgage debt and
    long-term credit facility ....................................      570,434         144,230          65,651         491,855
  Principal payments on nonrecourse mortgage debt ................     (229,126)        (60,516)        (25,539)       (194,149)
  Increase in notes payable ......................................       95,497          13,901           8,929          90,525
  Payments on notes payable ......................................      (51,058)           (176)        (20,674)        (71,556)
  Change in restricted cash and book overdrafts ..................      (21,860)         (4,536)            234         (17,090)
  Payment of deferred financing costs ............................       (6,575)         (1,401)           (847)         (6,021)
  Exercise of stock options ......................................           52               -               -              52
  Dividends paid to shareholders .................................       (5,399)              -               -          (5,399)
  Increase in minority interest ..................................       16,376          16,376               -               -
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES ....................      368,341         107,878          27,754         288,217
                                                                    ---------------------------------------------------------------
NET INCREASE IN CASH AND EQUIVALENTS .............................       17,053           2,669           4,182          18,566
CASH AND EQUIVALENTS AT BEGINNING OF YEAR ........................       67,029           4,016          15,616          78,629
                                                                    ---------------------------------------------------------------
CASH AND EQUIVALENTS AT END OF YEAR ..............................    $  84,082       $   6,685       $  19,798       $  97,195
                                                                    ===============================================================
RECONCILIATION OF NET EARNINGS TO
  CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
NET EARNINGS .....................................................    $  40,802       $       -       $       -       $  40,802
  Minority interest ..............................................        5,557           5,557               -               -
  Depreciation ...................................................       63,560           9,020          16,075          70,615
  Amortization ...................................................       17,944           3,022           2,607          17,529
  Equity in earnings of unconsolidated entities ..................      (10,555)              -           8,380          (2,175)
  Cash distributions from unconsolidated entities ................       48,891               -         (48,891)              -
  Deferred income taxes ..........................................       11,978               -               -          11,978
  (Gain) loss on disposition of operating properties
    and other investments ........................................      (13,861)         (2,738)            411         (10,712)
  Provision for decline in real estate ...........................        5,062               -               -           5,062
  Extraordinary gain .............................................         (450)              -               -            (450)
  Increase in land included in projects under development ........       (5,331)              -          (2,200)         (7,531)
  Decrease in land included in completed rental properties .......       13,906               -           1,320          15,226
  (Increase) decrease in land held for development or sale .......       (4,281)              -           1,266          (3,015)
  (Increase) decrease in notes and accounts receivable, net ......       (1,217)         (1,426)          1,295           1,504
  Increase in inventories ........................................      (10,145)              -               -         (10,145)
  Increase in other assets .......................................       (2,132)         (2,157)         (5,422)         (5,397)
  Increase in accounts payable and accrued expenses ..............       10,958          10,029           2,915           3,844
                                                                    ---------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ..........    $ 170,686       $  21,307       $ (22,244)      $ 127,135
                                                                    ===============================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

C. REAL ESTATE AND RELATED NONRECOURSE MORTGAGE DEBT
================================================================================

     The components of real estate cost and related nonrecourse mortgage debt are presented below on the pro-rata consolidation method.

                                                     January 31, 2002
-------------------------------------------------------------------------------------------
                                                   Less                         Nonrecourse
                                               Accumulated                       Mortgage
                                 Total Cost    Depreciation       Net Cost         Debt
===========================================================================================
                                             (in thousands)
COMPLETED RENTAL PROPERTIES
 Residential ..............      $  844,827      $  145,674      $  699,153      $  689,656
 Commercial
   Retail centers .........       1,340,052         178,111       1,161,941       1,024,201
   Office and other
    buildings .............       1,428,813         289,851       1,138,962       1,011,544
 Central Station and
   Stapleton ..............             728             266             462               -
 Corporate and other
   equipment ..............          27,226          17,751           9,475               -
                               ------------------------------------------------------------
                                  3,641,646         631,653       3,009,993       2,725,401
                               ------------------------------------------------------------
PROJECTS UNDER DEVELOPMENT
 Residential ..............         160,372               -         160,372          87,646
 Commercial
   Retail centers .........         171,716               -         171,716          10,765
   Office and other
    buildings .............         134,625               -         134,625          49,140
 Central Station and
   Stapleton ..............          76,392               -          76,392          12,666
                               ------------------------------------------------------------
                                    543,105               -         543,105         160,217
                               ------------------------------------------------------------
LAND HELD FOR
 DEVELOPMENT OR SALE ......          56,885               -          56,885          39,596
                               ------------------------------------------------------------
TOTAL REAL ESTATE AND
 MORTGAGE DEBT ............      $4,241,636      $  631,653      $3,609,983      $2,925,214
                               ============================================================

D. NOTES AND ACCOUNTS RECEIVABLE, NET
================================================================================

     The components of notes and accounts receivable, net are as follows.

                                                                       Plus
                                                       Less        Unconsolidated
                                      Full           Minority       Investments     Pro-Rata
                                 Consolidation       Interest       at Pro-Rata  Consolidation
==============================================================================================
                                           (in thousands)
JANUARY 31, 2002
Lumber brokerage ............      $ 123,888        $       -        $       -       $ 123,888
Real estate sales ...........         18,863              273            3,574          22,164
Syndication activities ......         65,837                -                -          65,837
Receivable from
  tenants ...................         37,506            5,058            6,254          38,702
Other receivables ...........         58,991           13,604            4,584          49,971
                                ---------------------------------------------------------------
                                     305,085           18,935           14,412         300,562
Allowance for doubtful
  accounts ..................        (29,085)          (1,293)            (370)        (28,162)
                                ---------------------------------------------------------------
NOTES AND ACCOUNTS
  RECEIVABLE, NET ...........      $ 276,000        $  17,642        $  14,042       $ 272,400
                                ===============================================================
Weighted average
  interest rate .............           7.80%                                             7.63%
Total Notes Receivable
  included above ............      $  62,138                                         $  64,531
Due within one year .........      $  22,863                                         $  23,794

                                                                        Plus
                                                        Less       Unconsolidated
                                      Full            Minority      Investments      Pro-Rata
                                 Consolidation        Interest      at Pro-Rata   Consolidation
===============================================================================================
                                           (in thousands)
JANUARY 31, 2001
Lumber brokerage ............      $  87,422        $       -        $       -       $  87,422
Real estate sales ...........         22,354              631            5,578          27,301
Syndication activities ......         68,818                -                -          68,818
Receivable from
  tenants ...................         27,265            5,479            6,823          28,609
Other receivables ...........         35,673            6,708           (1,195)         27,770
                                ---------------------------------------------------------------
                                     241,532           12,818           11,206         239,920
Allowance for doubtful
  accounts ..................        (49,565)            (567)            (392)        (49,390)
                                ---------------------------------------------------------------
NOTES AND ACCOUNTS
  RECEIVABLE, NET ...........      $ 191,967        $  12,251        $  10,814       $ 190,530
                                ===============================================================
Weighted average
  interest rate .............           6.68%                                             6.91%
Total Notes Receivable
  included above ............      $  80,114                                         $  78,665
Due within one year .........      $  13,012                                         $  15,362


               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

D. NOTES AND ACCOUNTS RECEIVABLE, NET (CONTINUED)
================================================================================

LUMBER TRADING GROUP

    The Lumber Trading Group has entered into a three-year agreement expiring in July 2002 under which it is selling an undivided interest in a pool of receivables up to a maximum of $102,000,000 to a large financial institution (the "Financial Institution"). The Company bears no risk regarding the collectibility of the accounts receivable once sold, and cannot modify the pool of receivables. At January 31, 2002 and 2001, the Financial Institution held an interest of $44,000,000 and $43,000,000, respectively, in the pool of receivables. Sales of accounts receivable have averaged $44,300,000 and $57,900,000 per month during the fiscal year ended January 31, 2002 and 2001, respectively. This arrangement is without recourse to the Company.

    To protect against risks associated with the variable interest rates on current and future borrowings on the liquidity banking agreement supporting the facility through which the pools of receivables are sold, the Lumber Trading Group entered into an interest rate swap with a notional amount of $20,000,000. The swap fixes the LIBOR interest rate at 4.28% and is effective through January 31, 2005.

REVERSAL OF RESERVES ON NOTES RECEIVABLE

    The Company, through its Residential Group, is the 1% general partner in 26 Federally Subsidized housing projects owned by syndicated partnerships. Upon formation of these partnerships approximately 20 years ago, the Company received interest-bearing notes receivable as consideration for development and other fee services. At their inception, these notes were fully reserved as their collection was doubtful based on the limited cash flows generated by the properties pursuant to their government subsidy contracts. Likewise, a reserve for the related accrued interest was established each year.

    During 2001, 17 of these properties completed a series of events that led to the reversal of $24,620,000 of these reserves. The first of these was the modification or expiration of the Government contracts that now allow for market rate apartment rentals, which provide a significant increase in expected future cash flows. This, in turn, increased the appraised values of these properties. As a result, the Company determined that the collection of a portion of these notes receivable and related accrued interest is now probable. The Company will continue to review the level of reserves against these notes receivable in relation to events that could change expected cash flows from these 26 properties. At January 31, 2002 and 2001, $12,615,000 and $34,439,000,
respectively, was included in allowance for doubtful accounts for principle and interest on these notes receivable.

    MILLENDER CENTER- During the year ended January 31, 2001, the Company reversed $10,775,000 of a reserve, representing a portion of the reserve recorded in 1995 against a Note Receivable (the Note) from Millender Center (the Project), a mixed-use apartment, retail and hotel project located in downtown Detroit, Michigan. The Company had previously reversed $3,500,000 in the year ended January 31, 1999 and $500,000 in the year ended January 31, 2000 for a total reserve reversal of $14,775,000.

    The Company owns a 1% general partner interest in the Project and loaned $14,775,000 to the 99% limited partners in 1985, as evidenced by the Note. A full reserve against the Note was recorded in 1995 when the Company determined that collection was doubtful due to the operating performance of the Project at that time.

    In October 1998, the Project entered into a lease agreement with General Motors (GM) whereby the Project, except for the apartments, is leased to GM through 2010, when it is expected that GM will exercise a purchase option. This lease arrangement, coupled with the recent resurgence of downtown Detroit's economy as a result of GM's relocation of its corporate headquarters to a location adjacent to the Project and the entry of gaming during the second quarter of 2000, has significantly improved the operating performance of the Project. The Company believes that the current and prospective improved performance of the Project supports its assessment that the Note is now fully collectible. During the year ended January 31, 2002, the Company recognized interest income on the Note of $1,715,000. At January 31, 2002 and 2001, $10,165,000 and $10,711,000, respectively, was included in allowance for doubtful accounts for interest receivable on this note.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

E. INVESTMENTS IN AND ADVANCES TO REAL ESTATE AFFILIATES
================================================================================

    Included in Investments in and Advances to Real Estate Affiliates are unconsolidated investments accounted for on the equity method. Summarized combined financial information for these investments, along with the Company's pro-rata share, is as follows.


                                                                   Combined                            Pro-Rata Share
                                                      ---------------------------------------------------------------------------
JANUARY 31,                                                 2002               2001                2002                2001
=================================================================================================================================
                                                                                    (in thousands)

BALANCE SHEET:
  Completed rental properties ....................      $ 2,235,274         $ 1,991,096         $   775,878         $   680,028
  Projects under development .....................          243,339             294,106             124,395             122,497
  Land held for development or sale ..............           69,723              66,063              32,692              30,459
  Investment in and advances to
    real estate affiliates .......................                -                   -              78,435             101,935
  Accumulated depreciation .......................         (434,466)           (405,095)           (175,205)           (165,572)
  Other assets ...................................          280,760             223,934             107,572              80,967
                                                      ---------------------------------------------------------------------------
    Total Assets .................................      $ 2,394,630         $ 2,170,104         $   943,767         $   850,314
                                                      ===========================================================================

  Mortgage debt, nonrecourse .....................      $ 2,117,979         $ 1,870,170         $   788,240         $   674,019
  Advances from general partner ..................           20,455              43,550                   -                   -
  Other liabilities ..............................          157,137             161,624              47,282              43,472
  Partners' equity ...............................           99,059              94,760             108,245             132,823
                                                      ---------------------------------------------------------------------------
    Total Liabilities and Partners' Equity .......      $ 2,394,630         $ 2,170,104         $   943,767         $   850,314
                                                      ===========================================================================

YEAR ENDED JANUARY 31,
=================================================================================================================================
OPERATIONS:
  Revenues .......................................      $   516,631         $   500,566         $   207,362         $   199,797
  Equity in earnings of unconsolidated
    entities on a pro-rata basis .................                -                   -              21,770              11,170
  Operating expenses .............................         (283,570)           (296,617)           (115,863)           (118,747)
  Interest expense ...............................         (120,171)           (119,326)            (45,656)            (43,368)
  Depreciation and amortization ..................          (72,241)            (57,906)            (20,960)            (20,222)
  Gain on disposition of operating
      properties and other investments ...........           12,392               4,718               5,681               2,359
  Extraordinary gain .............................            1,110                   -               1,054                   -
  Cumulative effect of change in accounting
      principle ..................................             (343)                  -                (233)                  -
                                                      ---------------------------------------------------------------------------
    Net Income ...................................      $    53,808         $    31,435         $    53,155         $    30,989
                                                      ===========================================================================

Following is a reconciliation of partners' equity to the Company's carrying value in the accompanying Consolidated Balance Sheets:

   Partners' equity, as above ....................      $    99,059         $    94,760
   Equity of other partners ......................           11,269               5,487
                                                      -----------------------------------
   Company's investment in partnerships ..........           87,790              89,273
   Advances to partnerships, as above ............           20,455              43,550
   Advances to other real estate affiliates ......          286,058             257,513
                                                      -----------------------------------
   Investments in and Advances
     to Real Estate Affiliates ...................      $   394,303         $   390,336
                                                      ===================================


    As is customary within the real estate industry, the Company invests in certain real estate projects through partnerships. The Company provides funding for certain of its partners' equity contributions. The most significant partnership for which the Company provides funding relates to Forest City Ratner Companies, representing the Commercial Group's New York City operations. The Company's partner is the President and Chief Executive Officer of Forest City Ratner Companies and is the first cousin to four executive officers of the Company. Of the $286,058,000 and $257,513,000 presented above for "Advances to other real estate affiliates" at January 31, 2002 and 2001, respectively, $81,970,000 and $75,942,000, respectively, represents amounts advanced for this partner. These advances entitle the Company to a preferred return payable from cash flows of each respective property.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

F. OTHER ASSETS
================================================================================

    Included in other assets are costs incurred in connection with obtaining financing which are deferred and amortized over the life of the related debt. Costs incurred in connection with leasing space to tenants are also included in other assets and are deferred and amortized using the straight-line method over the lives of the related leases.

                                                     Plus
                                       Less     Unconsolidated
                          Full       Minority     Investments     Pro-Rata
                     Consolidation   Interest     at Pro-Rata   Consolidation
================================================================================
                                          (in thousands)
JANUARY 31, 2002
Unamortized costs,
 net .............      $ 96,995      $ 19,363      $ 22,711      $100,343
Prepaid expenses
 and other .......        41,146         4,263         2,801        39,684
                       --------------------------------------------------------
                        $138,141      $ 23,626      $ 25,512      $140,027
                       ========================================================
JANUARY 31, 2001
Unamortized costs,
 net .............      $ 96,338      $ 20,803      $ 19,645      $ 95,180
Prepaid expenses
 and other .......        70,418         7,844         4,540        67,114
                       --------------------------------------------------------
                        $166,756      $ 28,647      $ 24,185      $162,294
                       ========================================================

G. ACCOUNTS PAYABLE AND ACCRUED EXPENSES
================================================================================

     Included in accounts payable and accrued expenses at January 31, 2002 and 2001 are book overdrafts of approximately $59,832,000 and $54,426,000 for full consolidation presentation and $59,973,000 and $54,516,000 for pro-rata consolidation presentation, respectively. The overdrafts are a result of the Company's cash management program and represent checks issued but not yet presented to a bank for collection.

H. NOTES PAYABLE
================================================================================

     The components of notes payable, which represent indebtedness whose original maturity dates are within one year of issuance, are as follows.


                                                                              Plus
                                                                Less     Unconsolidated
                                                  Full        Minority     Investments    Pro-Rata
                                              Consolidation   Interest     at Pro-Rata  Consolidation
=====================================================================================================

JANUARY 31, 2002
Payable to
   Banks ..................................      $ 2,188       $     -       $     -      $ 2,188
   Other ..................................       62,366        14,798         3,195       50,763
                                                -------------------------------------------------
                                                 $64,554       $14,798       $ 3,195      $52,951
                                                =================================================
Weighted average interest rate ............         7.50%                                    7.19%

JANUARY 31, 2001
Payable to
   Banks ..................................      $     -       $     -       $     -      $     -
   Other ..................................       55,392        14,694         1,417       42,115
                                                -------------------------------------------------
                                                 $55,392       $14,694       $ 1,417      $42,115
                                                =================================================
Weighted average
 interest rate ............................         7.85%                                    7.75%

    Notes payable to banks reflect borrowings on the Lumber Trading Group's $86,000,000 bank lines of credit. The bank lines of credit allow for up to $5,000,000 in outstanding letters of credit (none outstanding at January 31, 2002) which reduce the credit available to the Lumber Trading Group. Borrowings under these bank lines of credit, which are nonrecourse to the Company, are collateralized by all the assets of the Lumber Trading Group, bear interest at the lender's prime rate or 1.5% over LIBOR, and have a fee of 0.2% per year on the unused portion of the available commitment. These bank lines of credit are subject to review and extension annually and expire June 30, 2002.

   Other notes payable relate primarily to improvements and construction funded by tenants, property and liability insurance premium financing and advances from affiliates and partnerships.

    The following table summarizes interest incurred and paid on notes payable.

                             Full Consolidation     Pro-Rata Consolidation
Year Ended January 31,       Incurred      Paid       Incurred     Paid
===========================================================================
                                           (in thousands)

2002 ......................    $6,165      $6,045      $5,077      $5,011
2001 ......................    $8,113      $7,846      $7,372      $7,166
2000 ......................    $5,965      $5,743      $6,199      $5,901

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

I. MORTGAGE DEBT, NONRECOURSE
================================================================================

     Mortgage debt, which is collateralized by completed rental properties, projects under development and certain undeveloped land, is as follows:

                                                                         Less    Plus Unconsolidated
                                           Full                        Minority     Investments         Pro-Rata
                                      Consolidation       Rate(1)      Interest     at Pro-Rata       Consolidation     Rate(1)
===============================================================================================================================
                                                                      (dollars in thousands)
JANUARY 31, 2002
Fixed ..........................        $1,817,234         7.28%     $  339,214      $  503,329        $1,981,349        7.42%
Variable
  Taxable(2) ...................           649,321         5.51%        121,790         209,359           736,890        5.26%
  Tax-Exempt ...................            84,600         2.27%         11,700          63,690           136,590        2.35%
UDAG ...........................            69,443         1.73%         10,920          11,862            70,385        2.72%
                                        ----------                   --------------------------------------------
                                        $2,620,598         6.53%     $  483,624      $  788,240        $2,925,214        6.52%
                                        ==========                   ============================================
JANUARY 31, 2001
Fixed ..........................        $1,711,574         7.53%     $  343,626      $  472,811        $1,840,759        7.57%
Variable
  Taxable ......................           605,796         8.73%        128,287         143,223           620,732        8.59%
  Tax-Exempt ...................            54,150         6.20%          5,638          46,093            94,605        5.36%
UDAG ...........................            68,392         1.61%         10,463          11,892            69,821        2.65%
                                        ----------                   --------------------------------------------
                                        $2,439,912         7.65%     $  488,014      $  674,019        $2,625,917        7.61%
                                        ==========                   ============================================

(1) Reflects weighted average interest rates including both the base index and lender margin.
(2) Taxable variable-rate debt of $649,321 at full consolidation and $736,890 at pro-rata consolidation is protected with LIBOR swaps and caps described below. These LIBOR-based hedges protect current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during the year ending January 31, 2003.

     Mortgage debt included in the figures above) related to projects under development at January 31, 2002 is as follows:

                                                         Plus
                                            Less     Unconsolidated
                                Full      Minority    Investments   Pro-Rata
                           Consolidation  Interest    at Pro-Rata Consolidation
===============================================================================
                                               (in thousands)
Variable(1)  ..............   $110,978     $ 12,715     $ 49,410     $147,673
Fixed .....................      2,022          681       11,203       12,544
                             --------------------------------------------------
  Total ...................   $113,000     $ 13,396     $ 60,613     $160,217
                             ==================================================
Commitment
  from lenders ............   $360,923     $ 52,018     $ 83,784     $392,689
                             ==================================================

(1) Includes tax-exempt debt of $31,000 at full consolidation and $42,650 at pro-rata consolidation.

     The Company generally borrows funds for development and construction projects with maturities of two to five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

     The Company has purchased London Interbank Offered Rate ("LIBOR") interest rate hedges for its nonrecourse mortgage debt portfolio as follows:


Full Consolidation               Caps               Swaps(1)
------------------------------------------------------------------
                                      Average              Average
Period Covered             Amount       Rate     Amount     Rate
==================================================================
                                          (dollars in thousands)

02/01/02 - 02/01/03.......$608,361      7.64%    $317,759    3.88%
02/01/03 - 02/01/04.......$849,787(2)   6.57%    $  2,924    2.49%
02/01/04 - 02/01/05.......$168,400      8.00%
02/01/05 - 02/01/06.......$133,900      8.00%

Pro-Rata Consolidation           Caps               Swaps(1)
------------------------------------------------------------------
                                       Average             Average
Period Covered             Amount       Rate      Amount    Rate
==================================================================
                                          (dollars in thousands)

02/01/02 - 02/01/03.......$622,806      7.73%    $401,221    3.54%
02/01/03 - 02/01/04.......$863,186(2)   6.65%    $ 25,776    4.67%
02/01/04 - 02/01/05.......$263,638      8.00%
02/01/05 - 02/01/06.......$155,600      8.00%

(1) Swaps include long-term LIBOR contracts that have an average maturity greater than six months. Swaps in the amount of $4,823 at full consolidation and $40,519 at pro-rata consolidation were entered into in February 2002.
(2) Includes interest rate caps in the amount of $400,000 that were purchased in February 2002.

    The interest rate hedges summarized in the tables above were purchased to mitigate short-term variable interest rate risk. The Company currently intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in long-term interest rates, the Company purchased Treasury Options. The Company owns Treasury Options of $238,200,000 at full consolidation and $159,421,000 at pro-rata consolidation with a weighted average strike rate of approximately 200 basis points over the 10-year Treasury rate at January 31, 2002 and thus the Options have only limited value.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

I. MORTGAGE DEBT, NONRECOURSE (CONTINUED)
================================================================================

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

     Mortgage debt maturities (including scheduled amortization and balloon payments) for the next five years are as follows:

                                                  Full             Pro-Rata
Years Ending January 31,                     Consolidation      Consolidation
================================================================================
                                                      (in thousands)
2003 ......................................     $398,077          $446,497
2004 ......................................     $337,059          $374,991
2005 ......................................     $ 81,899          $122,232
2006 ......................................     $133,765          $224,682
2007 ......................................     $401,240          $373,123

     The Company is engaged in discussions with its current lenders and is actively pursuing new lenders to extend and refinance maturing mortgage debt. As of January 31, 2002, the Company had refinancing commitments and extension options on upcoming maturities as follows:

                                                       Full        Pro-Rata
                                                  Consolidation  Consolidation
================================================================================
                                                         (in thousands)

Refinancing commitments ...........................  $ 35,000      $ 39,050
Extension options available .......................  $152,313      $319,684

    The following table summarizes interest incurred and paid on mortgage debt, nonrecourse.

                               Full Consolidation        Pro-Rata Consolidation
                              --------------------------------------------------
Year Ended January 31,         Incurred      Paid        Incurred      Paid
================================================================================
                                               (in thousands)

2002 ......................    $169,478     $170,934     $182,321     $183,811
2001 ......................    $162,466     $159,395     $175,790     $173,782
2000 ......................    $133,443     $133,774     $152,784     $154,185

J. LONG-TERM CREDIT FACILITIES
================================================================================

     At January 31, 2002 and 2001, the Company had $54,000,000 and $189,500,000,
respectively, outstanding under its $265,000,000 revolving credit facility. The balance was paid in full on March 5, 2002 with the proceeds from a new term loan discussed below. The revolving credit facility was scheduled to mature on March 31, 2003 and allowed for up to a combined amount of $30,000,000 in outstanding letters of credit and surety bonds ($17,087,000 and $9,675,000, respectively, were outstanding at January 31, 2002). The outstanding letters of credit reduced the credit available to the Company. The revolving credit available was reduced quarterly by $2,500,000. At January 31, 2002, the revolving credit line was $250,000,000.

     Effective March 5, 2002, the Company increased its credit facility to $350,000,000. The credit facility now includes a $100,000,000 term loan and a $250,000,000 revolving line of credit that will mature in February 2006. Quarterly principal payments of $6,250,000 on the four-year term loan commence on July 1, 2002. The revolving line of credit allows up to a combined amount of $40,000,000 in outstanding letters of credit or surety bonds.

     The long-term credit facilities provide, among other things, for: 1) at the Company's election, interest rates of 2.125% over LIBOR or 1/2% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments and stock repurchases. At January 31, 2002, retained earnings of $12,529,000 were available for payment of dividends.

     In order to mitigate the short-term variable interest rate risk on its long-term credit facilities, the Company entered into a LIBOR interest rate swap and purchased LIBOR interest rate caps. The swap expires January 31, 2003, effectively fixes the LIBOR rate at 4.38% and had an original notional amount of $100,000,000. Effective February 1, 2002, this $100,000,000 interest rate swap was reduced to $75,000,000. The interest rate caps have an average rate of 8.00% for 2002 and a notional amount of $54,161,000. In February 2002, LIBOR interest rate caps were purchased at an average rate of 5.50% at a notional amount of $100,000,000 covering the period February 1, 2003 through November 1, 2003.

     Interest incurred on long-term credit facilities was $10,969,000 in 2001, $16,163,000 in 2000 and $10,897,000 in 1999. Interest paid on long-term credit facilities was $11,540,000 in 2001, $15,162,000 in 2000 and $9,984,000 in 1999.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

K. SENIOR AND SUBORDINATED DEBT
================================================================================

     On March 16, 1998, the Company issued $200,000,000 of 8.50% senior notes, due March 15, 2008, in a public offering. Accrued interest is payable semi-annually on March 15 and September 15. The senior notes are unsecured senior obligations of the Company; however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including the revolving credit facility. The indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends. The dividend limitation is not as restrictive as that imposed by the Company's revolving credit facilities (Note J).

     The senior notes may be redeemed by the Company, in whole or in part, at any time on or after March 15, 2003 at redemption prices beginning at 104.25% for the year beginning March 15, 2003 and systematically reduced to 100% in the years thereafter.

    In November 2000, the Company issued $20,400,000 of redevelopment bonds in a private placement. The bonds bear interest at 8.25% and are due September 15, 2010. Interest is payable semi-annually on March 15 and September 15. This debt is unsecured and subordinated to the senior notes and the revolving credit facility. Financial convenants associated with this debt are similar to that of the senior notes.

     Interest incurred on the above debt was $18,591,000 in 2001, $17,234,000 in 2000 and $17,000,000 in 1999. Interest paid was $18,194,000 in 2001 and
$17,000,000 in 2000 and 1999.

CONSOLIDATED INTEREST

     The following table summarizes interest incurred, capitalized and paid on all forms of indebtedness (included in Notes H, I, J and K).

                                                                    Plus
                                                     Less     Unconsolidated
                                      Full         Minority     Investments      Pro-Rata
Years Ended January 31,          Consolidation     Interest     at Pro-Rata   Consolidation
===========================================================================================
                                                       (in thousands)
2002
Interest incurred ............     $ 205,203      $  35,476      $  47,231      $ 216,958
Interest capitalized .........       (26,623)          (270)        (1,575)       (27,928)
                                   ------------------------------------------------------
  Net interest expense .......     $ 178,580      $  35,206      $  45,656      $ 189,030
                                   ======================================================
Interest paid ................     $ 206,713                                    $ 218,556
                                   =========                                    =========

2001
Interest incurred ............     $ 203,976      $  36,605      $  49,188      $ 216,559
Interest capitalized .........       (21,432)        (1,117)        (5,820)       (26,135)
                                   ------------------------------------------------------
  Net interest expense .......     $ 182,544      $  35,488      $  43,368      $ 190,424
                                   ======================================================
Interest paid ................     $ 199,403                                    $ 213,110
                                   =========                                    =========

2000
Interest incurred ............     $ 167,305      $  24,485      $  44,060      $ 186,880
Interest capitalized .........       (27,439)        (2,456)        (2,178)       (27,161)
                                   ------------------------------------------------------
  Net interest expense .......     $ 139,866      $  22,029      $  41,882      $ 159,719
                                   ======================================================
Interest paid ................     $ 166,501                                    $ 187,070
                                   =========                                    =========

L. INCOME TAXES
================================================================================

    The income tax provision consists of the following:

                                                   Years Ended January 31,
--------------------------------------------------------------------------------
                                              2002         2001          2000
================================================================================
                                                     (in thousands)
Current
   Federal .............................   $ (1,749)     $  7,991     $  8,620
   Foreign .............................        499           422          446
   State ...............................      1,335         1,913        3,191
                                          --------------------------------------
                                                 85        10,326       12,257
                                          --------------------------------------
Deferred
   Federal .............................     51,445         9,495       10,796
   Foreign .............................         23            40           28
   State ...............................     11,934         2,451        1,238
                                          --------------------------------------
                                             63,402        11,986       12,062
                                          --------------------------------------
Total provision ........................   $ 63,487      $ 22,312     $ 24,319
                                          ======================================

     The effective tax rate for income taxes varies from the federal statutory rate of 35% due to the following items.

                                                Years Ended January 31,
--------------------------------------------------------------------------------
                                            2002         2001           2000
================================================================================
                                                    (in thousands)
Financial statement earnings
   before income taxes,
   after minority interest ..........    $ 167,951     $ 113,949     $  64,849
                                       ========================================
Income taxes computed at
   the statutory rate ...............    $  58,783     $  39,882     $  22,697
Increase (decrease) in tax
   resulting from:
   State taxes, net of
    federal benefit .................        7,788         7,834         3,016
   General Business Credits .........       (4,851)            -             -
   Valuation allowance ..............         (482)       (2,262)         (423)
   Cancellation of debt .............            -       (23,589)            -
   Other items ......................        2,249           447          (971)
                                       ----------------------------------------
Total provision .....................    $  63,487     $  22,312     $  24,319
                                       ========================================
Effective tax rate ..................        37.80%        19.58%        37.50%


               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

L. INCOME TAXES (CONTINUED)
================================================================================

     The components of the deferred tax provision are as follows.

                                                 Years Ended January 31,
--------------------------------------------------------------------------------
                                              2002        2001          2000
================================================================================
                                                    (in thousands)
Excess of tax over financial
   statement depreciation
   and amortization ....................   $ 11,749     $  5,389     $  2,035
Cancellation of debt ...................          -      (23,589)           -
Gains deferred for tax purposes ........     33,587       14,636        4,219
Costs on land and rental
   properties under
   development expensed
   for tax purposes ....................      5,721        3,852        2,509
Revenues and expenses
   recognized in different
   periods for tax and financial
   statement purposes ..................      8,737         (412)      (1,121)
Difference between tax and
   financial statement related to
   unconsolidated entities .............      3,587        4,792         (421)
Provision for decline in
   real estate .........................       (802)        (431)      (1,772)
Deferred state taxes, net
   of federal benefit ..................      6,772        4,817        1,188
Utilization (benefit) of tax loss
   carryforward excluding
   effect of stock options .............     (1,945)      13,221       15,577
Valuation allowance ....................       (482)      (2,262)        (423)
General Business Credits ...............     (4,851)           -            -
Alternative Minimum Tax
   credits used (available)  ...........      1,329       (8,027)      (9,729)
                                           ----------------------------------
Deferred provision .....................   $ 63,402     $ 11,986     $ 12,062
                                           ==================================
     The components of the deferred income tax liability are as follows.

                                                        January 31,
                                  ------------------------------------------------------------
                                     Temporary Differences                Deferred Tax
                                  ------------------------------------------------------------
                                       2002           2001           2002              2001
                                                         (in thousands)
                                  ============================================================
Depreciation ..................     $ 165,769      $ 154,487      $  65,561         $  61,099
Capitalized costs(1)  .........       451,931        322,482        178,739           127,542
Tax loss carryforward .........       (21,649)       (10,026)        (7,577)(2)        (3,509)
Federal tax credits ...........             -              -        (36,393)          (32,871)
Other comprehensive
 (loss) income ................       (15,370)         6,400         (6,079)            2,531
Basis in unconsolidated
 entities .....................        94,653        110,977         37,435            43,892
Other .........................       (29,259)       (70,830)        (3,704)          (22,013)
                                    ----------------------------------------------------------
                                    $ 646,075      $ 513,490      $ 227,982         $ 176,671
                                    ==========================================================

(1) Additions to capitalized costs during the years ended January 31, 2002 and 2001 include $102,408 and $56,910, respectively, related to replacement property of tax-deferred exchanges.

(2) Including $2,123 of benefit from stock option exercises.

    Total income taxes paid were $11,419,000, $15,511,000 and $7,176,000 for the years ended January 31, 2002, 2001 and 2000, respectively. At January 31, 2002, the Company had tax loss carryforwards of $21,649,000 that will expire in the years ending January 31, 2011 through January 31, 2022, General Business Credit carryovers of $6,433,000 that will expire in the years ending January 31, 2004 through January 31, 2022, and an Alternative Minimum Tax credit carryforward of $29,960,000.

    The Company's net deferred tax liability at January 31, 2002 is comprised of deferred tax liabilities of $409,093,000 deferred tax assets of $182,568,000 and a valuation allowance related to state taxes of $1,457,000.

M. SEGMENT INFORMATION
================================================================================

    Strategic Business Units are determined by the type of customers served or the products sold. The Company operates with four Strategic Business Units. The Commercial Group, the Company's largest unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects. New York City operations through the Company's partnership with Forest City Ratner Companies are part of the Commercial Group. The Residential Group owns, develops, acquires, leases and manages residential rental property, including mature middle-market apartments in suburban locations, upscale adaptive re-use developments in urban locations, and supported-living facilities. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both raw land and developed lots to residential, commercial and industrial customers. It also owns and develops raw land into master- planned communities, mixed-use and other residential developments. The Lumber Trading Group serves as a wholesaler, selling lumber to homebuilders and other customers in all 50 states and the Canadian provinces.

    The Company uses an additional measure, along with net earnings, to report its operating results. This measure, Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is an indicator of the Company's ability to generate cash flow to meet its funding requirements. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) beginning in the year ended January 31, 2001, the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

M. SEGMENT INFORMATION (CONTINUED)
================================================================================

    The following tables summarize financial data for the Commercial, Residential, Land Development and Lumber Trading Groups and Corporate. The table is presented using the pro-rata consolidation method, which is the method used by management for internal reporting. A reconciliation to the full consolidation method is included for certain information for the years ended January 31, 2002, 2001 and 2000. All amounts, including footnotes, are presented in thousands.

                                                                 January 31,                       Years Ended January 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                             Identifiable Assets          Expenditures for Additions to Real Estate
------------------------------------------------------------------------------------------------------------------------------------
                                                      2002          2001          2000           2002        2001        2000
====================================================================================================================================
Commercial Group ...............................   $3,078,152    $2,759,969    $2,558,206      $415,028    $256,679   $272,814
Residential Group ..............................    1,109,901     1,010,889       800,175       118,099     267,208     76,039
Land Development Group .........................      198,160       153,582       136,477        44,870      54,207     48,429
Lumber Trading Group ...........................      171,353       136,175       208,836         1,902       2,483      3,899
Corporate ......................................       74,642        68,368        90,990         2,508         912      2,476
                                                  ---------------------------------------- -----------------------------------------
  Consolidated at pro-rata .....................    4,632,208     4,128,983     3,794,684      $582,407    $581,489   $403,657
  Minority interest and unconsolidated entities      (214,562)     (101,513)     (128,329) =========================================
                                                  ----------------------------------------
  Consolidated .................................   $4,417,646    $4,027,470    $3,666,355
                                                  ========================================

                                                                    Years Ended January 31,
                           --------------------------------------------------------------------------------------------------------
                                        Revenues                       Interest Expense         Depreciation & Amortization Expense
                           --------------------------------- ---------------------------------- -----------------------------------
                               2002       2001       2000       2002       2001         2000      2002        2001       2000
                           ================================= ================================= ====================================
Commercial Group .........   $545,995   $522,841   $442,992   $113,919   $115,091     $94,356    $76,276    $75,564    $66,848
Residential Group ........    219,654    167,052    158,768     40,082     32,534      26,447     21,187     19,837     17,808
Land Development Group ...     82,982     64,656     41,356      3,385      4,726       7,370        756        382        240
Lumber Trading Group(1) ..    115,728    105,427    149,357      3,131      5,584       5,288      2,147      2,340      2,125
Corporate ................        627        540        598     28,513     32,489      26,258      1,683      1,446      1,123
                           --------------------------------- ---------------------------------- -----------------------------------
  Consolidated at pro-rata    964,986    860,516    793,071    189,030    190,424     159,719    102,049     99,569     88,144
  Minority interest and
   unconsolidated entities    (58,416)   (65,731)   (94,283)   (10,450)    (7,880)    (19,853)    (4,207)    (1,205)    (6,640)
                           --------------------------------- ---------------------------------- -----------------------------------
  Consolidated ...........   $906,570   $794,785   $698,788   $178,580   $182,544    $139,866    $97,842    $98,364    $81,504
                           ================================= ================================= ====================================

                                                                                            Earnings Before
                                                                                         Income Taxes (EBIT)(2)
                                                                                --------------------------------------
Commercial Group .............................................................     $40,343      $65,033      $50,589
Residential Group ............................................................      49,046       40,359       40,472
Land Development Group .......................................................      30,739        2,868       (5,746)
Lumber Trading Group .........................................................       5,494        1,310       12,258
Corporate ....................................................................     (47,651)     (45,408)     (38,374)
Provision for decline in real estate .........................................      (6,810)      (1,231)      (5,062)
Gain on disposition of operating properties and other investments ............      96,790       51,018       10,712
                                                                                --------------------------------------
  Consolidated at pro-rata ...................................................     167,951      113,949       64,849
  Minority interest and unconsolidated entities ..............................      (7,994)       3,399        5,557
                                                                                --------------------------------------
  Consolidated ...............................................................    $159,957     $117,348      $70,406
                                                                                ======================================

                                                                                     Earnings Before Depreciation,
                                                                                  Amortization & Deferred Taxes (EBDT)
                                                                                 --------------------------------------
Commercial Group .............................................................     $102,471     $121,446     $105,877
Residential Group ............................................................       68,989       55,787       46,411
Land Development Group .......................................................       21,429        2,191       (3,489)
Lumber Trading Group .........................................................        3,073          283        7,070
Corporate ....................................................................      (27,992)     (31,898)     (23,230)
Provision for decline in real estate .........................................            -            -            -
Gain on disposition of operating properties and other investments ............            -            -            -
                                                                                 --------------------------------------
  Consolidated at pro-rata ...................................................      167,970      147,809      132,639
  Minority interest and unconsolidated entities ..............................

  Consolidated ...............................................................

RECONCILIATION OF EBDT TO NET EARNINGS:
Depreciation and amortization - Real Estate Groups .............................    (98,368)     (95,763)     (84,586)
Deferred taxes - Real Estate Groups ............................................    (26,126)     (23,518)     (12,453)
Straight-line rent adjustment ..................................................      6,594        9,423            -
Provision for decline in real estate, net of tax ...............................     (4,116)        (744)      (3,060)
Gain on disposition of operating properties and other investments, net of tax...     58,510       54,430        7,990
Extraordinary (loss) gain, net of tax ..........................................       (233)           -          272
Cumulative effect of change in accounting principle, net of tax ................     (1,202)           -            -
                                                                                 --------------------------------------
NET EARNINGS ...................................................................   $103,029      $91,637      $40,802
                                                                                 ======================================

(1) The Company recognizes the gross margin on lumber brokerage sales as Revenues. Sales invoiced for the years ended January 31, 2002, 2001 and 2000 were $2,627,000, $2,674,000 and $3,712,000, respectively.
(2) See Consolidated Statements of Earnings on page 30 for reconciliation of EBIT to net earnings.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

N. LEASES
--------------------------------------------------------------------------------

THE COMPANY AS LESSOR

    The following table summarizes the minimum future rental income to be received on noncancelable operating leases of commercial properties that generally extend for periods of more than one year.

                                                       Plus
                                        Less      Unconsolidated
Years Ending            Full          Minority      Investments    Pro-Rata
January 31,        Consolidation      Interest     at Pro-Rata   Consolidation
================================================================================
                                           (in thousands)

 2003 ...........     $234,610        $45,143        $52,628       $242,095
 2004 ...........      229,534         45,288         49,549        233,795
 2005 ...........      213,691         43,356         45,891        216,226
 2006 ...........      202,567         41,769         42,691        203,489
 2007 ...........      179,794         37,532         37,858        180,120
Later years          1,349,652        319,910        148,849      1,178,591
                   -------------------------------------------------------------
                    $2,409,848       $532,998       $377,466     $2,254,316
                   =============================================================

    Most of the commercial leases include provisions for reimbursements of other charges including real estate taxes and operating costs. The following table summarizes total reimbursements.

Years Ended                                               Full        Pro-Rata
January 31,                                         Consolidation  Consolidation
================================================================================
                                                          (in thousands)

2002  .............................................     $94,910       $96,156
2001  .............................................     $86,827       $87,025
2000  .............................................     $72,949       $75,954

THE COMPANY AS LESSEE

    The Company is a lessee under various operating lease arrangements for real property and equipment having terms expiring through 2095, excluding optional renewal periods.

    Minimum fixed rental payments under long-term leases (over one year) in effect at January 31, 2002 are as follows.
                                                         Plus
                                            Less    Unconsolidated
YEARS ENDING                   Full       Minority   Investments     Pro-Rata
JANUARY 31,               Consolidation   Interest   at Pro-Rata   Consolidation
================================================================================
                                             (in thousands)

2003  ...................    $ 15,201     $  3,160     $  1,117     $ 13,158
2004 ....................      14,825        3,176        1,099       12,748
2005  ...................      13,794        3,145        1,066       11,715
2006  ...................      12,874        3,086        1,032       10,820
2007  ...................      12,751        3,094        1,020       10,677
Later years .............     634,656      194,462       44,290      484,484
                          ------------------------------------------------------
                             $704,101     $210,123     $ 49,624     $543,602
                          ======================================================
     The following table summarizes rent expense paid.


YEARS ENDED                                             Full         Pro-Rata
JANUARY 31,                                         Consolidation  Consolidation
================================================================================
                                                            (in thousands)

2002 ..............................................     $14,619      $11,552
2001 ..............................................     $16,621      $15,036
2000 ..............................................     $13,541      $13,361

O. COMMITMENTS AND CONTINGENCIES
================================================================================

    As of January 31, 2002, the Company has guaranteed loans of $1,400,000, letters of credit outstanding of $17,087,000 and surety bonds outstanding of $9,675,000.

    The Company, as a general partner for certain limited partnerships, guarantees the funding of operating deficits of newly-opened apartment projects for an average of five years. In addition, in return for their capital contributions, the limited partners receive certain tax indemnity guarantees on their investments, namely specified amounts of tax losses and tax credits. To date, the partnerships have performed within projected returns and the Company has not been required to provide any funding of operating deficits or indemnifications.

    The Company customarily guarantees lien-free completion of projects under construction. Upon completion, the guarantees are released. At January 31, 2002, completion guarantees of construction loan and other funding totaled approximately $1,300,000,000 on projects estimated to have total costs of approximately $1,800,000,000 which are approximately 50% complete in the aggregate. To date, the Company has been successful in consistently delivering lien-free completion of construction projects.

    The Company is also involved in certain claims and litigation related to its operations. Based on the facts known at this time, management has consulted with legal counsel and is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

P. STOCK-BASED COMPENSATION
================================================================================

    Class A fixed options in the form of either incentive stock options or non-qualified stock options may be awarded under the 1994 Stock Option Plan ("Plan") to key employees and non-employee members of the Company's Board of Directors. The maximum number of options that may be awarded under the Plan is 3,375,000. The maximum award to a person during any calendar year is 112,500 and the maximum term of an option is 10 years. The exercise price of all options must equal the fair market value of the stock on the date of grant, except, if incentive stock options are granted to someone who owns more than 10% of the total combined voting power of all classes of stock of the Company, then the exercise price will be 110% of the fair market value of the stock on the date of grant and the term of the option will be five years. The Plan is administered by the Compensation Committee of the Board of Directors. The Company granted 625,795 options in 2001, 22,500 options in 2000 and 566,687 options in 1999. All options granted under the Plan to date have been for a term of 10 years and vest over two to four years.

    The Company applies APBO No. 25 and related interpretations in accounting for its Plan. The "intrinsic value" on the grant dates has been zero, thus no compensation costs have been recognized for the Plan.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

P. STOCK-BASED COMPENSATION (CONTINUED)
================================================================================

    Had compensation costs been determined in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation", net earnings and earnings per share would have been reduced to the pro forma amounts indicated below.


                                                  Years Ended January 31,
--------------------------------------------------------------------------------
                                                2002        2001        2000
================================================================================
Net earnings (in thousands)
  As reported ...........................     $103,029     $91,637    $40,802
  Pro forma .............................     $ 99,653     $89,316    $38,502
Basic earnings per share
  As reported ...........................     $   2.20     $  2.03    $   .91
  Pro forma .............................     $   2.13     $  1.98    $   .85
Diluted earnings per share
  As reported ...........................     $   2.17     $  2.01    $   .90
  Pro forma .............................     $   2.11     $  1.97    $   .86

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for the grants in 2001, 2000 and 1999, respectively: dividend yield of .7%, .7% and ..6%; expected volatility of 34.2%, 34.9% and 36.8%; risk-free interest rate of 4.9%, 6.0% and 5.2%; expected life of 8.7 years in all years; and turnover of 3.7%, 3.7% and 2.0%.

    A summary of stock option activity is presented below.

                                                                              Years Ended January 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                            2002                     2001                        2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted                    Weighted                   Weighted
                                                                  Average                     Average                   Average
                                                     Options   Exercise Price   Options    Exercise Price   Options  Exercise Price
====================================================================================================================================
Outstanding at beginning of year ...............    1,593,587      $14.94      1,620,474      $ 14.71      1,085,925      $14.57
Granted ........................................      625,795      $28.53         22,500      $ 23.38        566,687      $14.95
Exercised ......................................     (354,731)     $12.90        (49,387)     $ 11.13         (5,400)     $ 9.58
Forfeited ......................................       (5,400)     $28.53              -      $     -        (26,738)     $15.20
                                                    ---------                  ---------                   ---------
Outstanding at end of year .....................    1,859,251      $19.87      1,593,587      $ 14.94      1,620,474      $14.71
                                                    =========                  =========                   =========
Options exercisable at end of year .............      568,621      $14.22        587,925      $ 11.71        244,912      $ 9.59
Number of shares available for
  granting of options at end of year ...........    1,099,706                  1,720,101                   1,742,601
Weighted average fair value of
  options granted during the year ..............   $    13.40                     $11.74                   $    7.53

    The following table summarizes information about fixed stock options outstanding at January 31, 2002.

                                    Options Outstanding                           Options Exercisable
                  -------------------------------------------------------- -----------------------------------
    Range of            Number         Weighted Average       Weighted          Number           Weighted
    Exercise        Outstanding at        Remaining           Average       Exercisable at       Average
     Prices        January 31, 2002    Contractual Life   Exercise Prices  January 31, 2002  Exercise Prices
==============================================================================================================
 $  8.56 - 11.41        247,375           4.6 years           $  9.58           247,375           $ 9.58
 $ 14.27 - 17.12        503,837           7.2 years           $ 14.92            94,575           $14.92
 $ 17.12 - 19.97        465,144           6.2 years           $ 18.97           226,671           $18.98
 $ 22.83 - 25.67         22,500           8.6 years           $ 23.38                 -           $    -
 $ 25.68 - 28.53        620,395           9.1 years           $ 28.53                 -           $    -
                      ---------                                                 -------
                      1,859,251                                                 568,621
                      =========                                                 =======

    The Compensation Committee also granted 112,500 and 67,500 shares of restricted Class A common stock to key employees in 2001 and 1999, respectively. The restricted shares were awarded out of treasury stock, having a cost basis of $1,009,000 and $605,000 in 2001 and 1999, respectively, with rights to vote the shares and receive dividends while being subject to restrictions on disposition and transferability and risk of forfeiture. The shares become nonforfeitable over a period of four years. In accordance with APBO No. 25, the market value on the date of grant of $3,191,000 and $1,114,000 in 2001 and 1999, respectively, was recorded as unearned compensation to be charged to expense over the respective vesting periods. The unearned compensation is reported as an offset of Additional Paid-In Capital in the accompanying consolidated financial statements. At January 31, 2002, the unamortized unearned compensation relating to all restricted stock amounted to $3,541,000.

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

Q. Capital Stock
================================================================================

    The Company paid a three-for-two common stock split of both the Company's Class A and Class B Common Stock on November 14, 2001 effected as a stock dividend. The stock split was given retroactive effect to the beginning of the earliest period presented in the accompanying Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity. All share and per share data included in this annual report, including stock option plan information, have been restated to reflect the stock split.

    On September 28, 2001, the Company sold to the public 3,900,000 (2,600,000 pre-split) shares of Class A common stock for $32.23 ($48.35 pre-split) per share. The offering generated net proceeds of $117,663,000 of which $104,000,000 was used to reduce borrowings under the revolving credit facility.

    Class A common stock totaling 354,731, 49,387 and 5,400 shares in 2001, 2000 and 1999, respectively, were issued out of treasury stock upon the exercise of stock options (See Note P).

R. EARNINGS PER SHARE
================================================================================

    The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for "earnings before extraordinary (loss) gain and cumulative effect of change in accounting principle".


                                    Earnings Before
                                  Extraordinary (Loss)    Weighted
                                  Gain and Cumulative     Average
                                  Effect of Change in      Common
                                  Accounting Principle     Shares      Per
                                      (Numerator)       Outstanding   Common
Years Ended January 31,             (in thousands)     (Denominator)  Share
================================================================================
2002
  Basic earnings per share .........   $104,464         46,740,561     $2.23
  Effect of dilutive
  securities-stock options .........          -            646,331      (.03)
                                       ----------------------------------------
  Diluted earnings
  per share ........................   $104,464         47,386,892     $2.20
                                       ========================================
2001
  Basic earnings per share .........   $ 91,637         45,052,691     $2.03
  Effect of dilutive
  securities-stock options .........          -            447,472      (.02)
                                       ----------------------------------------
  Diluted earnings
  per share ........................   $ 91,637         45,500,163     $2.01
                                       ========================================

2000
  Basic earnings per share .........   $ 40,530         45,024,485     $0.90
  Effect of dilutive
  securities-stock options .........          -            205,101      (.01)
                                       ----------------------------------------
  Diluted earnings
  per share ........................   $ 40,530         45,229,586     $0.89
                                       ========================================


               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

S. SUMMARIZED FINANCIAL INFORMATION
================================================================================

    Forest City Rental Properties Corporation ("Rental Properties") is a wholly-owned subsidiary of Forest City Enterprises, Inc. engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects. Consolidated balance sheets and statements of earnings for Rental Properties and its subsidiaries follow.

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2002

---------------------------------------------------------------------------------------------------------------------------
                                                                                               Plus
                                                                                          Unconsolidated
                                                                         Less Minority    Investments at       Pro-Rata
                                                     Full Consolidation     Interest         Pro-Rata       Consolidation
===========================================================================================================================
                                                                                 (in thousands)
ASSETS
Real Estate
  Completed rental properties .......................     $ 3,431,569      $   592,988      $   775,839      $ 3,614,420
  Projects under development ........................         461,204           42,494          124,395          543,105
                                                        -------------------------------------------------------------------
     Real estate, at cost ...........................       3,892,773          635,482          900,234        4,157,525
  Less accumulated depreciation .....................        (519,584)         (80,877)        (175,195)        (613,902)
                                                        -------------------------------------------------------------------
     Total Real Estate ..............................       3,373,189          554,605          725,039        3,543,623

Cash and equivalents ................................          17,404            5,030           29,676           42,050
Restricted cash .....................................         112,577           20,057           31,284          123,804
Notes and accounts receivable, net ..................         133,532           17,642           10,954          126,844
Investments in and advances to real estate affiliates         339,663                -           (6,268)         333,395
Other assets ........................................         119,495           23,626           24,678          120,547
                                                        -------------------------------------------------------------------
     TOTAL ASSETS ...................................     $ 4,095,860      $   620,960      $   815,363      $ 4,290,263
                                                        ===================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse ..........................     $ 2,613,528      $   483,624      $   755,713      $ 2,885,617
Notes payable .......................................          55,711           14,798              487           41,400
Long-term credit facility ...........................          54,000                -                -           54,000
Subordinated debt ...................................          20,400                -                -           20,400
Accounts payable and accrued expenses ...............         502,682           54,661           59,163          507,184
Deferred income taxes ...............................         255,952                -                -          255,952
                                                        -------------------------------------------------------------------
  TOTAL LIABILITIES .................................       3,502,273          553,083          815,363        3,764,553

Minority Interest ...................................          67,877           67,877                -                -
                                                        -------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital .........         200,878                -                -          200,878
Retained earnings ...................................         334,054                -                -          334,054
                                                        -------------------------------------------------------------------
                                                              534,932                -                -          534,932
Accumulated other comprehensive loss ................          (9,222)               -                -           (9,222)
                                                        -------------------------------------------------------------------
  Total Shareholder's Equity ........................         525,710                -                -          525,710
                                                        -------------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .....     $ 4,095,860      $   620,960      $   815,363      $ 4,290,263
                                                        ===================================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

S. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)
================================================================================

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - JANUARY 31, 2001

                                                                                                Plus
                                                                                           Unconsolidated
                                                                          Less Minority    Investments at     Pro-Rata
                                                       Full Consolidation   Interest          Pro-Rata     Consolidation
=========================================================================================================================
                                                                                   (in thousands)
ASSETS
Real Estate
  Completed rental properties .......................     $ 3,110,052      $   574,575      $   679,934      $ 3,215,411
  Projects under development ........................         432,808           54,947          122,497          500,358
                                                        -----------------------------------------------------------------
     Real estate, at cost ...........................       3,542,860          629,522          802,431        3,715,769
  Less accumulated depreciation .....................        (480,353)         (76,301)        (165,552)        (569,604)
                                                        -----------------------------------------------------------------
     Total Real Estate ..............................       3,062,507          553,221          636,879        3,146,165

Cash and equivalents ................................          24,770            8,653           20,422           36,539
Restricted cash .....................................          80,451           13,206           18,125           85,370
Notes and accounts receivable, net ..................          88,331           12,251            5,736           81,816
Investments in and advances to real estate affiliates         338,220                -           (2,584)         335,636
Other assets ........................................         144,917           28,647           23,125          139,395
                                                        -----------------------------------------------------------------
     TOTAL ASSETS ...................................     $ 3,739,196      $   615,978      $   701,703      $ 3,824,921
                                                        =================================================================

LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
Mortgage debt, nonrecourse ..........................     $ 2,433,649      $   488,014      $   642,562      $ 2,588,197
Notes payable .......................................          50,860           14,694            1,222           37,388
Long-term credit facility ...........................         189,500                -                -          189,500
Subordinated debt ...................................          20,400                -                -           20,400
Accounts payable and accrued expenses ...............         317,376           35,180           57,919          340,115
Deferred income taxes ...............................         201,015                -                -          201,015
                                                        -----------------------------------------------------------------
  TOTAL LIABILITIES .................................       3,212,800          537,888          701,703        3,376,615

Minority Interest ...................................          78,090           78,090                -                -
                                                        -----------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock and additional paid-in capital .........         200,878                -                -          200,878
Retained earnings ...................................         243,559                -                -          243,559
                                                        -----------------------------------------------------------------
                                                              444,437                -                -          444,437
Accumulated other comprehensive income ..............           3,869                -                -            3,869
                                                        -----------------------------------------------------------------
  Total Shareholder's Equity ........................         448,306                -                -          448,306
                                                        -----------------------------------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .....     $ 3,739,196      $   615,978      $   701,703      $ 3,824,921
                                                        =================================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

S. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)
================================================================================

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

---------------------------------------------------------------------------------------------------------
                                                                                 Plus
                                                                            Unconsolidated
                                                             Less Minority  Investments at    Pro-Rata
                                          Full Consolidation   Interest        Pro-Rata    Consolidation
=========================================================================================================
                                                                   (in thousands)
YEAR ENDED JANUARY 31, 2002
REVENUES
  Real estate operations ..................     $ 720,441      $ 118,384      $ 184,587      $ 786,644
  Unconsolidated entities .................        47,378             (2)       (27,734)        19,646
                                             ---------------------------------------------------------
                                                  767,819        118,382        156,853        806,290
                                             ---------------------------------------------------------
Operating expenses ........................       416,384         72,444         98,531        442,471
Interest expense ..........................       173,245         35,206         43,287        181,326
Provision for decline in real estate ......         8,783          1,973              -          6,810
Depreciation and amortization .............        93,877         16,753         20,716         97,840
                                             ---------------------------------------------------------
                                                  692,289        126,376        162,534        728,447
                                             ---------------------------------------------------------
Gain on disposition of operating properties
  and other investments ...................        95,374              -          5,681        101,055
                                             ---------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ..............       170,904         (7,994)             -        178,898
INCOME TAX EXPENSE
  Current .................................           389              -              -            389
  Deferred ................................        64,860              -              -         64,860
                                             ---------------------------------------------------------
                                                   65,249              -              -         65,249
                                             ---------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST,
  EXTRAORDINARY LOSS AND CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE .......       105,655         (7,994)             -        113,649
Minority interest .........................         7,994          7,994              -              -
Extraordinary loss, net of tax ............          (233)             -              -           (233)
Cumulative effect of change in accounting
  principle, net of tax ...................        (1,202)             -              -         (1,202)
                                             ---------------------------------------------------------
NET EARNINGS ..............................     $ 112,214    $         -    $         -      $ 112,214
                                             =========================================================

YEAR ENDED JANUARY 31, 2001
REVENUES
  Real estate operations ..................     $ 633,695      $ 114,247      $ 165,531      $ 684,979
  Unconsolidated entities .................        30,311              -        (20,670)         9,641
                                             ---------------------------------------------------------
                                                  664,006        114,247        144,861        694,620
                                             ---------------------------------------------------------
Operating expenses ........................       318,761         56,093         86,715        349,383
Interest expense ..........................       173,964         35,488         40,544        179,020
Provision for decline in real estate ......         1,231              -              -          1,231
Depreciation and amortization .............        94,496         19,017         19,961         95,440
                                             ---------------------------------------------------------
                                                  588,452        110,598        147,220        625,074
                                             ---------------------------------------------------------
Gain (loss) on disposition of operating
   properties and other investments .......        49,609           (250)         2,359         52,218
                                             ---------------------------------------------------------
EARNINGS BEFORE INCOME TAXES ..............       125,163          3,399              -        121,764
INCOME TAX EXPENSE
  Current .................................        11,990              -              -         11,990
  Deferred ................................        11,200              -              -         11,200
                                             ---------------------------------------------------------
                                                   23,190              -              -         23,190
                                             ---------------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST .........       101,973          3,399              -         98,574
Minority interest .........................         3,399          3,399              -              -
                                             ---------------------------------------------------------
NET EARNINGS ..............................     $  98,574   $          -   $          -      $  98,574
                                             =========================================================


               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

S. SUMMARIZED FINANCIAL INFORMATION (CONTINUED)
================================================================================

FOREST CITY RENTAL PROPERTIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (CONTINUED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                       Plus
                                                                                  Unconsolidated
                                                                    Less Minority Investments at    Pro-Rata
                                                 Full Consolidation    Interest      Pro-Rata    Consolidation
==============================================================================================================
                                                                       (in thousands)
YEAR ENDED JANUARY 31, 2000
REVENUES
  Real estate operations ..........................     $ 515,783     $  68,244     $ 151,391      $ 598,930
  Unconsolidated entities .........................        19,809             -       (16,980)         2,829
                                                        ----------------------------------------------------
                                                          535,592        68,244       134,411        601,759
                                                        ----------------------------------------------------
Operating expenses ................................       264,208        31,354        73,761        306,615
Interest expense ..................................       127,433        22,029        41,657        147,061
Depreciation and amortization .....................        78,044        12,042        18,583         84,585
                                                        ----------------------------------------------------
                                                          469,685        65,425       134,001        538,261
                                                        ----------------------------------------------------
Gain (loss) on disposition of  operating properties
   and other investments ..........................        13,861         2,738          (410)        10,713
                                                        ----------------------------------------------------
EARNINGS BEFORE INCOME TAXES ......................        79,768         5,557             -         74,211
INCOME TAX EXPENSE
  Current .........................................        12,446             -             -         12,446
  Deferred ........................................        15,139             -             -         15,139
                                                        ----------------------------------------------------
                                                           27,585             -             -         27,585
                                                        ----------------------------------------------------
EARNINGS BEFORE MINORITY INTEREST AND
  EXTRAORDINARY GAIN ..............................        52,183         5,557             -         46,626
Minority interest .................................         5,557         5,557             -              -
Extraordinary gain, net of tax ....................           272             -             -            272
                                                        ----------------------------------------------------
NET EARNINGS ......................................     $  46,898  $          -  $          -      $  46,898
                                                        ====================================================

               Forest City Enterprises, Inc. - 2001 Annual Report

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

T. GAIN (LOSS) ON DISPOSITION OF OPERATING PROPERTIES AND OTHER INVESTMENTS, PROVISION FOR DECLINE IN REAL ESTATE AND EXTRAORDINARY ITEMS
================================================================================

    The following table summarizes the gain (loss) on disposition of operating properties and other investments by year.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Plus
                                                                                                     Unconsolidated
                                                                                  Less Minority      Investments at     Pro-Rata
YEARS ENDED JANUARY 31,                                     Full Consolidation      Interest            Pro-Rata      Consolidation
===================================================================================================================================
                                                                                  (in thousands)
2002
  Tucson Mall(*)................................Tucson, AZ        $ 86,096           $      -           $      -           $ 86,096
  Palm Villas Apartments(*)..................Henderson, NV           7,259                  -                  -              7,259
  Bowling Green Mall(*) .................Bowling Green, KY           1,892                  -                  -              1,892
  Peppertree Apartments ...............College Station, TX           1,682                  -                  -              1,682
  Whitehall Terrace Apartments(*).................Kent, OH           1,105                  -                  -              1,105
  The Oaks Apartments ...........................Bryan, TX          (1,010)                 -                  -             (1,010)
  Chapel Hill Towers Apartments(*)...............Akron, OH               -                  -              5,007              5,007
  Baymont Inn............................Mayfield Hts., OH               -                  -                674                674
  Available-for-sale equity securities ...................          (5,586)                 -                  -             (5,586)
  Other ..................................................            (329)                 -                  -               (329)
                                                                 ------------------------------------------------------------------
     Total ...............................................        $ 91,109           $      -           $  5,681           $ 96,790
                                                                 ==================================================================
2001
  Studio Colony Apartments(*) .............Los Angeles, CA        $ 25,726           $      -           $      -           $ 25,726
  Tucson Place(*) ..............................Tucson, AZ           8,734                  -                  -              8,734
  Highlands Apartments...................Grand Terrace, CA             599                  -                  -                599
  Canton Centre Mall(*) ........................Canton, OH            (436)                 -                  -               (436)
  Gallery at Metrotech........................Brooklyn, NY          (6,868)              (250)                 -             (6,618)
  Available-for-sale equity securities ...................          20,654                  -              2,359             23,013
                                                                 ------------------------------------------------------------------
     Total ...............................................        $ 48,409           $   (250)          $  2,359           $ 51,018
                                                                 ==================================================================
2000
  Rolling Acres Mall(*)..........................Akron, OH        $ 13,861           $  2,738           $      -           $ 11,123
  Other ..................................................               -                  -               (411)              (411)
                                                                 ------------------------------------------------------------------
     Total ...............................................        $ 13,861           $  2,738           $   (411)          $ 10,712
                                                                 ==================================================================

(*) Sold in a tax-deferred exchange for a replacement property through an intermediary.

    PROVISION FOR DECLINE IN REAL ESTATE - During the year ended January 31, 2002, the Company recorded a Provision for Decline in Real Estate totaling $8,783,000. The provision represents the adjustment to fair market value of land held by the Commercial and Residential Groups.

    The Provision for Decline in Real Estate of $1,231,000 for the year ended January 31, 2001 represents the write-down to estimated fair value, less cost to sell, of Canton Centre Mall.

    During the year ended January 31, 2000, the Company recorded a Provision for Decline in Real Estate of $5,062,000 related to the write-down to estimated net realizable value of the Land Development Group's investment in Granite Development Partners L.P. (Granite). The Company, at that time, owned a 43.75% interest in Granite as the result of a capital contribution of land, which was classified as Investments in and Advances to Real Estate Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The revised projection of costs to complete the project indicated that the Company may not recover its capital investment in Granite.

    EXTRAORDINARY ITEMS - During the year ended January 31, 2002, the Company recorded an extraordinary loss, net of tax, of $233,000 ($386,000 pre-tax) representing the impact of early extinguishment of nonrecourse debt. This extraordinary loss is comprised of an extraordinary gain, net of tax, of $637,000 ($1,054,000 pre-tax) related to the Enclave, a residential property located in San Jose, California and an extraordinary loss, net of tax, of $870,000 ($1,440,000 pre-tax) related to Mount Vernon, a residential property located in Alexandria, Virginia.

    There were no extraordinary items during the year ended January 31, 2001. The extraordinary gain, net of tax, of $272,000 ($450,000 pre-tax) for the year ended January 31, 2000 represents extinguishment of nonrecourse debt related to Plaza at Robinson Town Center in Pittsburgh, Pennsylvania.

               Forest City Enterprises, Inc. - 2001 Annual Report

QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

                                                                              Quarter Ended
----------------------------------------------------------------------------------------------------------------------
                                                           JAN. 31,        OCT. 31,        JULY 31,        APR. 30,
                                                             2002            2001            2001           2001
======================================================================================================================
                                                                  (in thousands, except per share data)

Revenues ...........................................   $     251,963   $     232,661   $     230,263   $     191,683
Earnings before income taxes .......................   $       9,941   $     107,849   $      26,090   $      16,077
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle(1) ......   $      12,747   $      66,598   $      15,472   $       9,647
Net earnings .......................................   $      12,747   $      65,728   $      15,472   $       9,082
Basic earnings per common share
  Earnings before extraordinary loss and cumulative
   effect of change in accounting principle(1)(2)(4)   $         .26   $        1.42   $         .34   $         .21
  Net earnings(4) ..................................   $         .26   $        1.40   $         .34   $         .20
Diluted earnings per common share
  Earnings before extraordinary loss and cumulative
   effect of change in accounting principle(1)(2)(4)   $         .25   $        1.40   $         .34   $         .21
  Net earnings(4) ..................................   $         .25   $        1.38   $         .34   $         .20
Quarterly dividends declared per common share(3)(4)
     Class A and Class B ...........................   $       .0500   $       .0500   $       .0467   $       .0400
Market price range of common stock(4)
     Class A
      High .........................................   $       41.00   $       35.80   $       36.67   $       30.83
      Low ..........................................   $       31.92   $       31.53   $       28.83   $       27.27
     Class B
      High .........................................   $       40.75   $       35.33   $       36.14   $       30.72
      Low ..........................................   $       32.00   $       31.80   $       29.07   $       27.83

                                                                             Quarter Ended
----------------------------------------------------------------------------------------------------------------------
                                                           Jan. 31,        Oct. 31,       July 31,         Apr. 30,
                                                             2001            2000           2000             2000
======================================================================================================================
                                                                    (in thousands, except per share data)

Revenues ...........................................   $     226,129   $     211,526   $     190,263   $     166,867
Earnings before income taxes .......................   $       9,446   $      21,927   $      41,703   $      44,272
Earnings before extraordinary loss and cumulative
  effect of change in accounting principle .........   $       4,176   $      13,079   $      46,833   $      27,549
Net earnings .......................................   $       4,176   $      13,079   $      46,833   $      27,549
Basic earnings per common share
  Earnings before extraordinary loss and cumulative
   effect of change in accounting principle(2)(4) ..   $         .09   $         .29   $        1.04   $         .61
  Net earnings(4) ..................................   $         .09   $         .29   $        1.04   $         .61
Diluted earnings per common share
  Earnings before extraordinary loss and cumulative
   effect of change in accounting principle(2)(4) ..   $         .09   $         .29   $        1.03   $         .61
  Net earnings(4) ..................................   $         .09   $         .29   $        1.03   $         .61
Quarterly dividends declared per common share(3)(4)
     Class A and Class B ...........................   $       .0400   $       .0400   $       .0400   $       .0333
Market price range of common stock(4)
     Class A
      High .........................................   $       27.88   $       24.70   $       24.54   $       20.26
      Low ..........................................   $       24.47   $       22.34   $       18.67   $       16.46
     Class B
      High .........................................   $       28.20   $       25.54   $       24.84   $       23.88
      Low ..........................................   $       24.70   $       23.60   $       19.84   $       20.26

    Both classes of common stock are traded on the New York Stock Exchange under the symbols FCEA and FCEB. As of March 1, 2002, the number of registered holders of Class A and Class B common stock were 753 and 572, respectively.

(1) Excludes the extraordinary loss, net of tax of $(233) ($.00 basic and diluted per share) and cumulative effect of change in accounting principle, net of tax of $(1,202)($.03 basic and diluted per share) for the year ended January 31, 2002. These items are explained in Note T and Note A, respectively, in the Notes to Consolidated Financial Statements.
(2) The sum of quarterly earnings per share may not equal annual earnings per share due to the weighting of stock and option activity during the year.
(3) Future dividends will depend upon such factors as earnings, capital requirements and financial condition of the Company. Retained earnings of $12,529 was available for payment of dividends as of January 31, 2002, under the restrictions contained in the revolving credit agreement with a group of banks.
(4) Adjusted for three-for-two split of Class A and Class B Common Stock effective November 14, 2001.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


CORPORATE DESCRIPTION

    The Company principally engages in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company consists of four Strategic Business Units. The Commercial Group, the Company's largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office buildings, hotels and mixed-use projects. New York City operations through the Company's partnership with Forest City Ratner Companies are part of the Commercial Group. The Residential Group owns, develops, acquires, leases and manages residential rental property, including mature middle-market apartments in urban and suburban locations, adaptive re-use developments in urban locations and supported-living facilities. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. The Lumber Trading Group, a wholesaler, sells lumber to customers in all 50 states and Canadian provinces. The Company has more than $4.4 billion of assets in 19 states and Washington, D.C. The Company's targeted markets included Boston, Denver, Los Angeles, New York, Philadelphia, Richmond, San Francisco and Washington, D.C. The Company is headquartered in Cleveland, Ohio.

CRITICAL ACCOUNTING POLICIES

    The consolidated financial statements of the Company include accounts of the Company and subsidiaries where the Company has financial or operational control. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes. In preparing these financial statements, the Company has made its best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. The application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.

RECOGNITION OF REVENUE

    REAL ESTATE SALES - The Company follows the provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" for reporting the disposition of operating properties and land held for development or sale.

    LEASING OPERATIONS - The Company enters into leases with tenants in its rental properties. The lease terms of tenants occupying space in the retail centers and office buildings range from 1 to 25 years, excluding leases with anchor tenants which typically run longer. Minimum rents are recognized on a straight-line basis over the term of the related lease. Overage rents are recognized as revenue when tenants' sales exceed contractual amounts. Recoveries from tenants for taxes, insurance and other commercial property operating expenses are recognized as revenues in the period the applicable costs are incurred.

    INVESTMENTS IN UNCONSOLIDATED ENTITIES - The Company accounts for its investments in unconsolidated entities (included in Investments in and Advances to Real Estate Affiliates on the Consolidated Balance Sheets) using the equity method of accounting whereby the cost of an investment is adjusted for the Company's share of income or loss from the date of acquisition, and reduced by distributions received. The income or loss for each unconsolidated entity is allocated in accordance with the provisions of the applicable operating agreements. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences between the Company's carrying value of its investment in the unconsolidated entities and the Company's underlying equity of such unconsolidated entities are amortized over the respective lives of the underlying assets or liabilities, as applicable.

    LUMBER BROKERAGE - The Lumber Trading Group sells to a large number of customers across many regions of North America. The Company fills customer orders either through the simultaneous purchase of products from various third parties with delivery directly to the customer, or from relieving its existing short-term inventory position of previously purchased lumber products. Revenue is recorded when title to the goods transfers to the customers. The Company reports the gross margin on these sales as revenues in its Consolidated Statements of Earnings.

    CONSTRUCTION - Revenue and profit on long-term fixed- price contracts are recorded using the percentage-of-completion method. On reimbursable cost-plus fee contracts, revenues are recorded in the amount of the accrued reimbursable costs plus proportionate fees at the time the costs are incurred.


               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


RECOGNITION OF COSTS AND EXPENSES

    Operating expenses primarily represent the recognition of operating costs, administrative expenses and taxes other than income taxes. Interest expense and real estate taxes during development and construction are capitalized as part of the project cost. The Company provides an allowance for doubtful accounts against the portion of accounts or notes receivable that is estimated to be uncollectible. Such allowances are reviewed and updated quarterly for changes in expected collectibility. Depreciation is generally computed using the straight-line method over the estimated useful life of the asset. The estimated useful lives of buildings are primarily 50 years.

    Major improvements and tenant improvements are capitalized and expensed through depreciation charges. Repairs, maintenance and minor improvements are expensed as incurred. Costs and accumulated depreciation applicable to assets retired or sold are eliminated from the respective accounts and any resulting gains or losses are reported in the Consolidated Statement of Earnings.

    The Company reviews its properties to determine if its carrying costs will be recovered from future operating cash flows whenever events or changes indicate that recoverability of long-lived assets may not be assured. In cases where the Company does not expect to recover its carrying costs, an impairment loss is recorded as a provision for decline in real estate.

INVESTMENTS IN PARTNERSHIPS

    As is customary within the real estate industry, the Company invests in certain real estate projects through partnerships. The Company provides funding for certain of its partners' equity contributions. Such advances are interest bearing and are included in "Investments in and Advances to Real Estate Affiliates" in the Company's Consolidated Balance Sheets.

    The most significant partnership for which the Company provides funding relates to Forest City Ratner Companies representing the Commercial Group's New York City operations. The Company's partner is the President and Chief Executive Officer of Forest City Ratner Companies and is the first cousin to four executive officers of the Company. Of the amounts included in Investments in and Advances to Real Estate Affiliates at January 31, 2002 and 2001, $81,970,000 and $75,942,000, respectively, represents amounts advanced for this partner. These advances entitle the Company to a preferred return payable from cash flows of each respective property.

RESULTS OF OPERATIONS

    The Company reports its results of operations by each of its four strategic business units as it believes it provides the most meaningful understanding of the Company's financial performance.

    The Company uses an additional measure, along with net earnings, to report its operating results. This measure, Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is an indicator of the Company's ability to generate cash flow to meet its funding requirements. EBDT is defined and discussed in detail under "Results of Operations - EBDT."

    The Company's EBDT for 2001 grew by 13.6% to $167,970,000 from $147,809,000.
The increase in EBDT is primarily attributable to the opening or acquisition of 12 properties, the full year impact in 2001 of the 17 property additions in 2000, the increase in land sales in the Denver Stapleton and Chicago Central Station projects and the reversal of previously fully reserved notes receivable.

    The major components of EBDT are Revenues, Operating Expenses and Interest Expense, each of which is discussed below. Net Operating Income ("NOI") is defined as Revenues less Operating Expenses. See the information in the table "Three Year Summary of Earnings before Depreciation, Amortization and Deferred Taxes" at the end of this Management's Discussion and Analysis of Financial Condition and Results of Operations. This table presents amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from EBDT to net earnings. Under the pro-rata consolidation method, the Company presents its partnership investments proportionate to its share of ownership for each line item of its consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100 percent if deemed under the Company's control, or on the equity method of accounting if the Company does not have control.

    NET OPERATING INCOME FROM REAL ESTATE GROUPS - Management analyzes property NOI using the pro-rata consolidation method. NOI from the combined Commercial Group and Residential Group ("Real Estate Groups") for 2001 was $334,787,000 compared to $339,321,000 in 2000, a 1.3% decrease. Comparable NOI for Real Estate Groups (NOI for properties in operation throughout both years) increased 2.5% excluding the hotel portfolio and was flat including the hotel portfolio from 2000 to 2001. The Company's comparable NOI increased 3.2% from 1999 to 2000. Including the expected NOI for the twelve months following stabilization for the properties that were opened, expanded or acquired in 2001, net of property disposals, NOI for Real Estate Groups would be approximately $384,000,000 for 2001.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


COMMERCIAL GROUP

    The following table presents the significant increases in revenues and operating expenses incurred by the Commercial Group for newly opened or acquired properties for 2001 compared to 2000 (dollars in thousands):

                                                                                                            FULL
                                                 Quarter     Sq. Ft./      FULL                         CONSOLIDATION   Pro-Rata
                                                 and Year    No. of    CONSOLIDATION      Pro-Rata        OPERATING     Operating
Property                       Location          Opened       Rooms       REVENUES        Revenues         EXPENSES     Expenses
=================================================================================================================================
RETAIL CENTERS:
Galleria at South Bay(a)   Redondo Beach, CA   Q3 - 2001      955,000   $    5,917      $    5,917      $    2,958   $    2,958
Queens Place               Queens, NY          Q3 - 2001      455,000        3,568           2,498           1,281          896
Mall at Robinson           Pittsburgh, PA      Q3 - 2001      856,000          242           2,294             N/A        1,307
Mall at Stonecrest         Atlanta, GA         Q3 - 2001    1,170,000          351           2,854             N/A        1,336
Battery Park City          Manhattan, NY       Q2 - 2000      166,000        1,281(b)          896(b)        2,545        1,781
Court Street               Brooklyn, NY        Q2 - 2000      103,000        1,498           1,049             779          545
Eastchester                Bronx, NY           Q2 - 2000       63,000        1,062             743             345          241
Forest Avenue              Staten Island, NY   Q2 - 2000       70,000          258             181             841          589

OFFICE BUILDING:
65/80 Landsdowne           Cambridge, MA       Q3 - 2001      122,000        3,345           3,345             594          594

HOTELS:
Embassy Suites             Manhattan, NY       Q2 - 2000          463        8,711(c)        4,391(c)        9,314        4,694
Hilton Times Square        Manhattan, NY       Q2 - 2000          444        9,691           5,427          11,503        6,442

                                                                        --------------------------------------------------------
   TOTAL                                                                $   35,924      $   29,595      $   30,160   $   21.383
                                                                        ========================================================

N/A - not applicable - property recorded under equity method of accounting.
(a) Acquired property.
(b) Property temporarily closed September 11, 2001. Amounts include $1,036 and $725 of business interruption insurance proceeds under full and pro-rata consolidation, respectively.
(c) Property temporarily closed September 11, 2001. Amounts include $7,031 and $3,544 of business interruption insurance proceeds under full and pro-rata consolidation, respectively.

    The following table presents the significant increases in revenues and operating expenses reported by the Commercial Group for newly-opened or acquired properties for 2000 compared to 1999 (dollars in thousands):

                                                                                                 FULL
                                             Quarter      Sq. Ft./      FULL                 CONSOLIDATION  Pro-Rata
                                            and Year      No. of   CONSOLIDATION   Pro-Rata    OPERATING    Operating
Property                  Location           Opened       Rooms       REVENUES     Revenues    EXPENSES     Expenses
=====================================================================================================================
RETAIL CENTERS:
Promenade in Temecula   Temecula, CA        Q3 -1999    1,040,000   $    8,237   $    5,983   $    4,388   $    3,291
Kaufman Studios         Queens, NY          Q3 -1999       84,000        1,912        1,338          305          214
42nd Street             Manhattan, NY       Q3 -1999      305,000       11,032        7,722        3,906        2,734
Columbia Park Center    North Bergen, NJ    Q3 -1999      347,000        8,502        4,463        1,479          776
Battery Park City       Manhattan, NY       Q2 -2000      166,000        3,980        2,786          824          576
Court Street            Brooklyn, NY        Q2 -2000      103,000        2,297        1,608          753          527
Eastchester             Bronx, NY           Q2 -2000       63,000        1,007          705          547          383
Forest Avenue           Staten Island, NY   Q2 -2000       70,000        1,451        1,016          522          365

OFFICE BUILDING:
45/75 Sidney            Cambridge, MA       Q1 -1999      277,000        3,306        3,306        1,615        1,615

HOTELS:
Embassy Suites          Manhattan, NY       Q2 -2000          463       20,716       10,441       14,578        7,347
Hilton Times Square     Manhattan, NY       Q2 -2000          444       24,783       13,879       16,991        9,515

                                                                    -------------------------------------------------
   TOTAL                                                            $   87,223   $   53,247   $   45,908   $   27,343
                                                                    =================================================

    REVENUES - Revenues for the Commercial Group increased by $24,659,000 or 4.6% in 2001 compared to 2000 under full consolidation and $24,741,000 or 4.9% under the pro-rata consolidation method. These increases are primarily the result of opening new properties as noted in the table above. In addition, Twelve MetroTech Center construction fees resulted in an increase in net revenue of $7,479,000 and $4,488,000 under full consolidation and pro-rata consolidation, respectively. In the second quarter of 2001, the Company broke ground on Twelve MetroTech Center in Brooklyn, New York and, when complete in 2005, this building will have 32 stories totaling over 1,100,000 square feet owned in condominium by the Company and the City of New York. Net revenues also increased as a result of a retail lease termination fee at Atlantic Center in Brooklyn, New York of $3,500,000 and $2,625,000 under full and pro-rata consolidation, respectively, and from increased rental income under both full and pro-rata consolidation of: $2,481,000 from Knight Ridder Building at Fairmont Plaza, an office building in San Jose; $1,138,000 from

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

45/75 Sidney and $751,000 from the Richards Building, both located in University Park at MIT in Cambridge, Massachusetts. Additionally, revenues increased by $7,950,000 for both full and pro-rata consolidation as the result of the sale of a non-operating property at Ballston Common Mall in Arlington, Virginia and the sale of a participating interest in a regional mall. These increases were partially offset by decreases of $15,401,000 under full consolidation and $5,673,000 under pro-rata consolidation as a result of commercial land sales in 2000 that did not recur in 2001 as well as decreases in the Company's hotel portfolio primarily as a result of the overall decline in the travel industry. Excluding the increase for the two New York City hotels in the table above, the Company's remaining hotel portfolio revenues decreased during 2001 by $8,995,000 under full consolidation and $9,903,000 under pro-rata consolidation. Additional decreases resulted from the dispositions in 2000 of three specialty retail centers, Tucson Place, Canton Centre Mall and Gallery at Metrotech and the disposition in 2001 of Tucson Mall totaling $21,056,000 and $13,408,000 for full consolidation and pro-rata, respectively. The balance of the remaining increase in revenues in the Commercial Group of approximately $10,900,000 under full consolidation and $4,700,000 under pro-rata was generally due to improvements in operations and increase in rental income at mature office properties.

    Revenues for the Commercial Group increased by $105,598,000 or 24.5% in 2000 compared to 1999 under full consolidation and $66,538,000 or 15.0% under the pro-rata consolidation method. These increases are primarily the result of openings of new properties as noted in the table above. Additionally, revenues increased as a result of commercial land sales of $3,445,000 under full consolidation, but decreased by $2,040,000 under pro-rata consolidation. Improved operations at Pavilion increased revenues $4,910,000 and $4,884,000 under full consolidation and pro-rata consolidation, respectively, One Pierrepont Plaza in Brooklyn, New York increased revenues $3,679,000 and $3,127,000 for full consolidation and pro-rata consolidation, respectively and the expansion and sale of airrights at Ballston Common Mall $5,366,000 for both full and pro-rata consolidation. Under full consolidation, increased equity in earnings of unconsolidated entities of $3,567,000 also increased revenues. These increases were offset by dispositions in 2000 of Tucson Place of $1,918,000 for full and pro-rata consolidation and in 2001, Rolling Acres Mall which resulted in a decrease in revenue of $4,877,000 and $3,902,000 under full and pro-rata consolidation, respectively. The balance of the increase in revenues in the Commercial Group of approximately $4,200,000 under full consolidation and $7,800,000 under pro-rata consolidation was generally due to improved operations at mature properties.

OPERATING AND INTEREST EXPENSES - Operating expenses for the Commercial
Group increased $52,423,000 or 19.9% in 2001 compared to 2000 under full consolidation and $47,063,000 or 17.9% under pro-rata consolidation. The increase in operating expenses was attributable primarily to costs associated with the opening and acquisition of new properties as noted in the table above and an increase in development project write-offs. Due to the challenging economic conditions in 2001, the Company chose to withdraw from certain projects in New York City and increased development project write-offs by $14,348,000 and $11,880,000 over the prior year under full and pro-rata consolidation, respectively. The risk-adjusted returns of the projects that were written off had deteriorated when compared to other projects in the development program and, by exiting these projects, the Company moved forward on new development opportunities having a more favorable anticipated return. Additional costs of $4,300,000 under both full and pro-rata consolidation were incurred in 2001 in connection with the sale of a non-operating property and participating interest in a regional mall. Higher occupancy and utility charges in 2001 compared to 2000 increased combined operating expenses of $7,211,000 and $6,048,000 under full consolidation and pro-rata consolidation, respectively, at One Pierrepont Plaza and 42nd Street retail center, both located in Manhattan, New York, Knight Ridder Building at Fairmont Plaza and 45/75 Sidney. Operating costs increased by $1,566,000 and $822,000 due to the Company taking over operations of the theater in 2001 at Columbia Park Center, an urban retail center in North Bergen, New Jersey. These increases were partially offset by $12,479,000 under full consolidation and $9,463,000 under pro-rata consolidation relating to reduced expenses from the 2000 dispositions of Tucson Place, Canton Centre Mall and Gallery at Metrotech. Operating expenses also decreased by $2,661,000 and $3,640,000 under full and pro-rata consolidation, respectively, at the Company's hotel properties excluding those listed in the table above due to a decrease in occupancy. Additionally, expenses decreased as a result of lower costs of commercial land sales in 2001 compared to 2000 under full consolidation of $4,742,000, but increased by $1,458,000 under pro-rata consolidation primarily from the outlot sales at two commercial malls. The balance of the change in operating expenses of $14,700,000 under full consolidation and $14,200,000 under pro-rata consolidation was generally due to fluctuations in operating costs at mature properties, including insurance.

    Interest expense for the Commercial Group increased by $3,428,000 or 2.9% in 2001 compared to 2000 under the full consolidation method. The increase under full consolidation is primarily attributable to the net increase in interest expense from the opening and acquisition of new properties in 2000 and 2001 and expansion of existing properties greater than the decrease in interest expense from asset dispositions during 2000 and 2001. Interest expense under the pro-rata consolidation method decreased by $1,172,000 or 1.0% in 2001 compared to 2000. The decrease under pro-rata consolidation is also due to lower interest rates on existing properties in addition to the decrease in interest expense from asset dispositions during 2000 and 2001 partially offset by the increase in interest expense from the opening and acquisition of new properties and expansion of existing properties in 2000 and 2001.

    During 2000, operating expenses for the Commercial Group increased by $51,255,000 or 24.5% compared to 1999 under full consolidation and by $32,066,000 or 13.9% under the pro-rata consolidation. These increases are primarily the result of openings of new properties as noted in the table above and increase in expenses at One Pierrepont Plaza by $2,847,000

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

and $2,420,000 for full consolidation and pro-rata consolidation, respectively. As a result of land sales, costs associated with commercial land sales increased by $533,000 under full consolidation, but decreased by $1,900,000 under pro-rata consolidation. These increases were offset by dispositions in 2000 of Tucson Place and Rolling Acres Mall, which resulted in a decrease in expenses of $3,424,000 and $3,032,000 under full and pro-rata consolidation, respectively. The balance of the change in operating expenses was generally due to fluctuations in operating costs at mature properties. Interest expense increased by $31,251,000 or 35.6% in 2000 compared to 1999 under the full consolidation method and by $20,735,000 or 22.0% under the pro-rata consolidation method. The increase in interest expense is primarily attributable to the 1999 and 2000 additions to the Commercial Group portfolio.

RESIDENTIAL GROUP

    The following table presents the significant increases (decreases) in revenues and operating expenses incurred by the Residential Group for newly opened or acquired properties for 2001 compared to 2000 (dollars in thousands):

                                                                                                  FULL
                                                Quarter                  FULL                 CONSOLIDATION  Pro-Rata
                                                and Year     No. of  CONSOLIDATION  Pro-Rata    OPERATING    Operating
Property                       Location         Opened       Units      REVENUES    Revenues     EXPENSES    Expenses
======================================================================================================================
CONSOLIDATED
Mount Vernon Square(a)       Alexandria, VA     Q2-2000      1,387      $  6,759    $  6,625    $   2,240   $  2,198
Forest Trace(a)              Lauderhill, FL     Q3-2000        324         6,763       6,763        4,030      4,030
Chestnut Grove               Plainview, NY      Q3-2000         79         2,609       2,087        2,031      1,625
Westfield Court(a)           Stamford, CT       Q4-2000        167         6,226       4,980        4,624      3,699
Pine Cove                    Bayshore, NY       Q3-2001         85           617         494          723        578
Stony Brook Court(a)         Darien, CT         Q3-2001         86           678         543          452        362

UNCONSOLIDATED
Classic Residence By Hyatt   Yonkers, NY        Q3-2000        310         1,302       1,560          N/A      1,402
Mayfair at Great Neck(a)     Great Neck, NY     Q3-2000        144           (98)      1,542          N/A      1,198
Mayfair at Glen Cove(a)      Long Island, NY    Q3-2000         79          (425)        879          N/A        462
Lofts at 1835 Arch           Philadelphia, PA   Q1-2001        191          (638)       (638)         N/A(s)     N/A(s)
Arbor Glen                   Twinsburg, OH      Q2-2001         96(b)        208         118          N/A        137
Parkwood Village             Brunswick,OH       Q2-2001         96(b)        100         107          N/A         77
Settler's Landing            Streetsboro, OH    Q3-2000        152(b)        (27)        456          N/A        178
Willow Court                 Forest Hills, NY   Q3-2001         84           346          42          N/A        249

                                                                        ---------------------------------------------
   TOTAL                                                                $ 24,420    $ 25,558    $  14,100   $ 16,195
                                                                        =============================================

N/A - not applicable - property recorded under equity method of accounting.
N/A (s) - not applicable - syndicated residential property accounted for on the equity method under both pro-rata and full consolidation.
(a) Acquired property.
(b) Phased projects. Represents completed units at January 31, 2002.

    The following table presents the significant increases in revenues and operating expenses incurred by the Residential Group for newly opened or acquired properties for 2000 compared to 1999 (dollars in thousands):

                                                                                                    FULL
                                                   Quarter                  FULL                CONSOLIDATION   Pro-Rata
                                                   and Year   No. of    CONSOLIDATION  Pro-Rata    OPERATING    Operating
Property                           Location        Opened      Units       REVENUES    Revenues    EXPENSES     Expenses
==========================================================================================================================

CONSOLIDATED
Mount Vernon Square(a)         Alexandria, VA      Q2-2000       1,387     $15,222     $ 8,510     $ 5,186      $ 3,211
Forest Trace(a)                Lauderhill, FL      Q3-2000         324       6,006       6,006       3,272        3,272
Chestnut  Grove                Plainview, NY       Q3-2000          79       1,173         938         986          789
Burton Place(a)                Southfield, MI      Q2-2000         200         995         895       1,924        1,731

UNCONSOLIDATED
Classic Residence By Hyatt     Yonkers, NY         Q3-2000         310       1,488         475         N/A        1,244
Mayfair at Great Neck(a)       Great Neck, NY      Q3-2000         144         367         866         N/A          739
Mayfair at Glen Cove(a)        Long Island, NY     Q3-2000          79         155         579         N/A          359

                                                                          ---------------------------------------------
   TOTAL                                                                   $25,406     $18,269     $11,368      $11,345
                                                                          =============================================

N/A - not applicable - property recorded under equity method of accounting.
(a) Acquired property.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

    REVENUES - Revenues for the Residential Group increased by $42,857,000 or 32.0% in 2001 compared to 2000 under full consolidation. Under pro-rata consolidation, revenues for the Residential Group increased by $52,805,000 or 31.5% in 2001 compared to 2000. These increases were primarily the result of the acquisitions made and properties opened as noted in the table above and an increase of $24,620,000 under both pro-rata and full consolidation for reversal of reserves for notes receivable and related accrued interest in the syndicated property portfolio. During 2001, the Company completed a series of events that led to the reversal of these reserves. The first of these was the modification or expiration of the Government contracts that now allow for market rate apartment rentals, which provide a significant increase in expected future cash flows. This, in turn, increased the appraised values of these properties. As a result, the Company determined that the collection of a portion of these notes receivable and related accrued interest is now probable. Additionally, there was an increase in investment earnings from The Grand ($1,199,000), a 546-unit luxury high-rise community in North Bethesda, Maryland. These increases are offset by the dispositions of properties under both full consolidation and pro-rata of Studio Colony ($1,122,000), a 450-unit apartment complex in Los Angeles, California, in the first quarter of 2000 and Palm Villas ($1,305,000), a 350-unit apartment complex in Henderson, Nevada, in the third quarter of 2001. The remaining increase in revenue was generally due to overall improved results of mature properties.

    Revenues for the Residential Group increased by $11,695,000 or 9.6% in 2000 compared to 1999 under full consolidation. Under pro-rata consolidation, revenues for the Residential Group increased by $8,609,000 or 5.4% in 2000 compared to 1999. These increases were primarily the result of the acquisitions made and properties opened as noted in the table above. Additionally, increases in revenue under both full consolidation and pro-rata were attributable to the lease-up of Colony Woods ($678,000), an adaptive re-use 396-unit project in Bellevue, Washington and the reversal of reserves of notes receivable and accrued interest in the syndicated housing property portfolio ($2,057,000). The acquisition of an additional 49% interest in Providence at Palm Harbor, a 236-unit apartment community in Tampa, Florida increased full consolidation revenue ($281,000) and pro-rata revenue ($1,169,000). These increases were partially offset under both full consolidation and pro-rata by the dispositions of Studio Colony ($5,025,000), Highlands ($3,961,000), a 556-unit apartment building in Grand Terrace, California and the Toscana litigation settlement proceeds ($4,500,000) received in 1999 which did not recur.

    OPERATING AND INTEREST EXPENSES - Operating expenses for the Residential Group increased by $32,118,000 or 66.8% in 2001 compared to 2000 under full consolidation. Under pro-rata consolidation, operating expenses for the Residential Group increased by $35,017,000 or 47.1% in 2001 compared to 2000. These increases in operating expenses under both full consolidation and pro-rata were primarily due to the reduction in the reserve for the collection of a note receivable in 2000 from Millender Center ($10,775,000) that did not recur in 2001. Operating expenses also increased due to the write-off in 2001 of abandoned development projects under full consolidation ($12,787,000) and pro-rata ($10,504,000), primarily in New York City and Northern California. Additionally, increases from acquisitions made and properties opened during fiscal 2000 and 2001 are noted in the table above. The balances of the increases were generally due to increased operating costs of mature properties. Interest expense decreased by $72,000 or 0.3% in 2001 compared to 2000 under the full consolidation method. Under the pro-rata consolidation method, interest expense increased by $7,548,000 or 23.2% in 2001 compared to 2000. The increase in interest expense is the result of acquisitions and openings of new properties.

    Operating expenses for the Residential Group decreased by $1,950,000 or 3.9% in 2000 compared to 1999 under full consolidation. Under pro-rata consolidation, operating expenses for the Residential Group increased by $281,000 or .4% in 2000 compared to 1999. These variances in operating expenses were primarily due to acquisitions made and properties opened during fiscal 1999 and 2000 as noted in the table above. Additionally, for both full consolidation and pro-rata, expenses decreased due to the dispositions of Studio Colony($1,937,000) and Highlands ($1,745,000) and a reduction in the reserve for the collection of a note receivable in 2000 from Millender Center ($10,775,000). Under pro-rata consolidation, operating expenses also increased for the write-off of development project costs ($2,658,000).

    Interest expense increased by $10,144,000 or 75.6% in 2000 compared to 1999 under the full consolidation method. Under the pro-rata consolidation method, interest expense increased by $6,087,000 or 23.0% in 2000 compared to 1999. The increase in interest expense is the result of property acquisitions and openings of new properties partially offset by property dispositions.

LAND DEVELOPMENT GROUP

    REVENUES - Sales of land and related gross margins vary from period to period depending on management's decisions regarding the disposition of significant land holdings. Revenues for the Land Development Group increased by $36,426,000 under the full consolidation method and by $18,326,000 under pro-rata consolidation in 2001 compared to 2000. These increases are primarily the result of combined increases in land sales of $45,674,000 for full consolidation and $42,748,000 for pro-rata consolidation compared to the prior year at four major land developments: Stapleton in Denver, Colorado, Central Station in Chicago, Illinois and Waterbury and Avalon in North Ridgeville, Ohio. These increases were reduced by decreases in revenues of $4,741,000 at Westwood Lakes in Tampa, Florida for both full and pro-rata consolidation.

    In addition, full consolidation revenues increased at Greens at Birkdale Village in Huntersville, North Carolina by $2,640,000. The net increase in full consolidation revenues was partially offset by decreases in revenues from certain other projects, primarily Old Stone Crossing at Caldwell Creek in Charlotte, North Carolina ($3,573,000) and Aberdeen in Highland Heights, Ohio ($2,465,000).

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

    The increases in pro-rata consolidation revenues were also partially offset by decreases in revenues from certain land development projects in 2001 compared to 2000, primarily Seven Hills in Henderson, Nevada ($4,203,000), Aberdeen ($3,099,000), Old Stone Crossing at Caldwell Creek ($3,072,000), Canterberry Crossing in Parker, Colorado ($2,428,000), Thornbury in Solon, Ohio ($2,103,000) and Silver Lakes in Fort Lauderdale, Florida ($1,180,000).

    Revenues for the Land Development Group increased by $11,084,000 under the full consolidation method and by $23,300,000 under pro-rata consolidation in 2000 compared to 1999. These increases under full consolidation are primarily the result of an increase in land sales at Seven Hills($9,819,000), Old Stone Crossing at Caldwell Creek ($3,573,000) and Canterberry Crossing ($814,000), partially offset by decreases in land sales due to the 1999 completion of Silver Lakes in Fort Lauderdale, Florida ($4,277,000). The increase in revenues under pro-rata consolidation was the result of increased land sales at Seven Hills ($6,306,000), Central Station ($4,726,000), Old Stone Crossing at Caldwell Creek ($4,946,000) and Canterberry Crossing ($2,147,000). In addition, 2000 revenues increased due to the 1999 reversal of interest income of $4,001,000 that did not recur in 2000, relating to Granite Development Partners, L.P.

    OPERATING AND INTEREST EXPENSES - The fluctuation in Land Development Group operating expenses primarily reflects costs associated with land sales volume in each period. Operating expenses increased by $8,247,000 in 2001 compared to 2000 under the full consolidation method and decreased by $8,544,000 in 2001 compared to 2000 under pro-rata consolidation.

    Operating expenses increased under full consolidation in 2001 compared to 2000 primarily from increased combined expenses of $16,443,000 at full consolidation and $14,369,000 at pro-rata consolidation at four major land development projects: Stapleton, Central Station, Waterbury and Avalon. These increases were partially offset by decreases in expenses of $4,155,000 as the result of decreases in land sales volume at Westwood Lakes for both full and pro-rata consolidation.

    Other land projects with decreases in operating expenses under full consolidation were Old Stone Crossing at Caldwell Creek ($2,273,000) and Aberdeen($1,237,000). Under pro-rata consolidation, additional operating expense decreased as a result of decreased land sales volume at Seven Hills ($8,127,000), Silver Lakes ($2,940,000), Old Stone Crossing at Caldwell Creek ($1,251,000), Aberdeen ($1,738,000), Canterberry Crossing ($1,816,000) and
Thornbury ($1,578,000).

    Operating expenses increased by $7,717,000 under the full consolidation method and $17,293,000 under pro-rata consolidation in 2000 compared to 1999. Under both full and pro-rata consolidation, the 1999 reduction of certain valuation allowances in Land Development Group of $4,729,000 did not recur in 2000. Additionally, the increase is primarily the result of an increase in combined costs relating to a higher volume of land sales for Central Station and Old Stone Crossing at Caldwell Creek of $3,403,000 for full consolidation and $9,432,000 for pro-rata consolidation. Also, under pro-rata consolidation, operating expenses increased for Thornbury ($1,467,000) and Canterberry Crossing ($1,228,000).

    Interest expense decreased by $1,341,000 and $891,000 in 2001 compared to 2000 under the pro-rata and full consolidation methods, respectively. Interest expense decreased by $2,644,000 and $5,244,000 in 2000 compared to 1999 under the pro-rata and full consolidation methods, respectively. Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Development Group.

LUMBER TRADING GROUP

    REVENUES - Revenues for the Lumber Trading Group increased by $10,301,000 in 2001 compared to 2000. The increase was primarily due to an increase in lumber trading margins in 2001 compared to 2000. The increase in lumber trading margins in 2001 results from improved market conditions for portions of the year including the spring when lumber prices increased significantly.

    Revenues for the Lumber Trading Group decreased by $43,930,000 in 2000 compared to 1999. The decrease was due primarily to lower volume and trading margins caused by a significant decline in lumber prices due to over production and moderate reductions of demand in the market.

    OPERATING AND INTEREST EXPENSES - Operating expenses for the Lumber Trading Group increased by $8,569,000 in 2001 compared to 2000. This increase is primarily due to increased variable expenses, principally traders' commissions, due to increased lumber trading margins compared to 2000. Interest expense decreased $2,453,000 in 2001 compared to 2000 due to a reduction in both the amount of borrowing levels and interest rates.

    Operating expenses for the Lumber Trading Group decreased by $33,277,000 in 2000 compared to 1999. The decrease reflected lower variable expenses due to decreased volume and trading margins. Interest expense increased $296,000 in 2000 compared to 1999.

CORPORATE ACTIVITIES

    REVENUES - Corporate Activities' revenues increased $87,000 in 2001 compared to 2000 and decreased $58,000 in 2000 compared to 1999. Corporate Activities' revenues consist primarily of interest income from investments and loans made by the Company and vary from year to year depending on interest rates and the amount of loans outstanding.

    OPERATING AND INTEREST EXPENSES - Operating expenses for Corporate Activities increased $6,307,000 in 2001 compared to 2000 and $673,000 in 2000 compared to 1999. Operating expenses for 2001 increased over 2000 primarily as the result of an increase in general insurance accruals and additional information technology costs. Interest expense decreased as a result of decreased borrowings and reduced variable interest rates, $3,976,000 in 2001 compared to 2000 and increased $6,231,000 in 2000 compared to 1999. Corporate Activities' interest expense consists primarily of interest expense on the 8.50% Senior Notes and the long- term credit facilities that has not been allocated to a strategic business unit (see "Financial Condition and Liquidity").

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

OTHER TRANSACTIONS

    GAIN (LOSS) ON DISPOSITION OF OPERATING PROPERTIES AND OTHER INVESTMENTS - The following table summarizes the gain (loss) on disposition of operating properties and other investments by year.

                                                                                                           Plus
                                                                                                      Unconsolidated
                                                                                       Less Minority  Investments at    Pro-Rata
YEARS ENDED JANUARY 31,                                          Full Consolidation      Interest        Pro-Rata    Consolidation
===================================================================================================================================
                                                                                         (in thousands)
2002
   Tucson Mall(*)....................................Tucson, AZ        $ 86,096         $      -         $      -         $ 86,096
   Palm Villas Apartments(*)......................Henderson, NV           7,259                -                -            7,259
   Bowling Green Mall(*)......................Bowling Green, KY           1,892                -                -            1,892
   Peppertree Apartments....................College Station, TX           1,682                -                -            1,682
   Whitehall Terrace Apartments(*).....................Kent, OH           1,105                -                -            1,105
   The Oaks Apartments................................Bryan, TX          (1,010)               -                -           (1,010)
   Chapel Hill Towers Apartments(*)...................Akron, OH               -                -            5,007            5,007
   Baymont Inn............................... Mayfield Hts., OH               -                -              674              674
   Available-for-sale equity securities........................          (5,586)               -                -           (5,586)
   Other.......................................................            (329)               -                -             (329)
                                                                       -----------------------------------------------------------
      Total....................................................        $ 91,109         $      -         $  5,681         $ 96,790
                                                                       ===========================================================

2001
   Studio Colony Apartments(*)..................Los Angeles, CA        $ 25,726         $      -         $      -         $ 25,726
   Tucson Place(*)...................................Tucson, AZ           8,734                -                -            8,734
   Highlands Apartments.......................Grand Terrace, CA             599                -                -              599
   Canton Centre Mall(*).............................Canton, OH            (436)               -                -             (436)
   Gallery at Metrotech........................... Brooklyn, NY          (6,868)            (250)               -           (6,618)
   Available-for-sale equity securities........................          20,654                -            2,359           23,013
                                                                       -----------------------------------------------------------
      Total....................................................        $ 48,409         $   (250)        $  2,359          $51,018
                                                                       ===========================================================

2000
   Rolling Acres Mall(*)..............................Akron, OH        $ 13,861         $  2,738         $      -         $ 11,123
   Other.......................................................               -                -             (411)            (411)
                                                                       ===========================================================
      Total....................................................        $ 13,861         $  2,738         $   (411)        $ 10,712
                                                                       ===========================================================

(*) Sold in a tax-deferred exchange for a replacement property through an intermediary.

    PROVISION FOR DECLINE IN REAL ESTATE - During the year ended January 31, 2002, the Company recorded a Provision for Decline in Real Estate totaling $8,783,000. The provision represents the adjustment to fair market value of land held by the Commercial and Residential Groups.

    The Provision for Decline in Real Estate of $1,231,000 for the year ended January 31, 2001 represents the write-down to estimated fair value, less cost to sell, of Canton Centre Mall.

    During the year ended January 31, 2000, the Company recorded a Provision for Decline in Real Estate of $5,062,000 related to the write-down to estimated net realizable value of the Land Development Group's investment in Granite Development Partners L.P. (Granite). The Company, at that time, owned a 43.75% interest in Granite as the result of a capital contribution of land, which was classified as Investments in and Advances to Real Estate Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The revised projection of costs to complete the project indicated that the Company may not recover its capital investment in Granite.

    EXTRAORDINARY ITEMS - During the year ended January 31, 2002, the Company recorded an extraordinary loss, net of tax, of $233,000 ($386,000 pre-tax) representing the impact of early extinguishment of nonrecourse debt. This extraordinary loss is comprised of an extraordinary gain, net of tax, of $637,000 ($1,054,000 pre-tax) related to the Enclave, a residential property located in San Jose, California and an extraordinary loss, net of tax, of $870,000 ($1,440,000 pre-tax) related to Mount Vernon, a residential property located in Alexandria, Virginia.

    There were no extraordinary items during the year ended January 31, 2001. The extraordinary gain, net of tax, of $272,000 ($450,000 pre-tax) for the year ended January 31, 2000 represents extinguishment of nonrecourse debt related to Plaza at Robinson Town Center in Pittsburgh, Pennsylvania.

    INCOME TAXES - Income tax expense totaled $63,487,000, $22,312,000 and $24,319,000 in 2001, 2000 and 1999, respectively. At January 31, 2002, the
Company had a net operating loss carryforward for tax purposes of $21,649,000 (generated primarily from the impact of depreciation expense from real estate properties on the Company's net earnings) that will expire in the years ending January 31, 2011 through 2022, General Business Credit carryovers of $6,433,000 which will expire in the years ending January 31, 2004 through 2022

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

and Alternative Minimum Tax ("AMT") carryforward of $29,960,000 that is available until used to reduce Federal tax to the AMT amount. The Company's policy is to consider a variety of tax-saving strategies when evaluating its future tax position.

    EBDT - Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT") is defined as net earnings excluding the following items: i) gain
(loss) on disposition of operating properties and other investments (net of tax); ii) beginning in the year ended January 31, 2001, the adjustment to recognize rental revenues and rental expense using the straight-line method;
iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). The Company excludes gain (loss) on the disposition of operating properties and other investments from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of operating properties and other investments, other than commercial land and air rights or land held by the Land Development Group, as nonrecurring items. Extraordinary items are generally the result of early extinguishment and restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because they are noncash items and the Company believes the values of its properties, in general, have appreciated, over time, in excess of their original cost. Deferred income taxes from real estate operations are excluded because they are noncash items. The provision for decline in real estate is excluded from EBDT because it is a noncash item that varies from year to year based on factors unrelated to the Company's overall financial performance. The Company's EBDT may not be directly comparable to similarly-titled measures reported by other companies.

FINANCIAL CONDITION AND LIQUIDITY

    The Company believes that its sources of liquidity and capital are adequate to meet its funding obligations. The Company's principal sources of funds are cash provided by operations, the revolving credit facility and refinancings of existing properties. The Company's principal use of funds are the financing of development and acquisitions of real estate projects, capital expenditures for its existing portfolio and payments on nonrecourse mortgage debt on real estate.

    STOCK OFFERING - On September 28, 2001, the Company sold 3,900,000 shares of Class A common stock at an initial price of $32.23 per share (on a post split basis) and realized net proceeds, after offering costs, of $117,663,000. The proceeds were used to reduce borrowings under the revolving credit facility by $104,000,000 and to fund development projects.

    LONG-TERM CREDIT FACILITIES - At January 31, 2002 and 2001, the Company had $54,000,000 and $189,500,000, respectively, outstanding under its $265,000,000 revolving credit facility. The balance was paid in full on March 5, 2002 with the proceeds from a new term loan discussed below. The revolving credit facility was scheduled to mature on March 31, 2003 and allowed for up to a combined amount of $30,000,000 in outstanding letters of credit and surety bonds ($17,087,000 and $9,675,000, respectively, were outstanding at January 31, 2002). The outstanding letters of credit reduced the credit available to the Company. The revolving credit available was reduced quarterly by $2,500,000. At January 31, 2002, the revolving credit line was $250,000,000.

    Effective March 5, 2002, the Company increased its long-term credit facilities to $350,000,000. The credit facilities now include a $100,000,000 term loan and a $250,000,000 revolving line of credit, both of which mature in February 2006. Quarterly principal payments of $6,250,000 on the term loan commence on July 1, 2002. The revolving line of credit allows up to a combined amount of $40,000,000 in outstanding letters of credit or surety bonds. The outstanding letters of credit reduce the credit available to the Company.

    The long-term credit facilities provide, among other things, for: 1) at the Company's election, interest rates of 2.125% over LIBOR or 1/2% over the prime rate; 2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and 3) restriction on dividend payments and stock repurchases. At January 31, 2002, retained earnings of $12,529,000 were available for payment of dividends.

    In order to mitigate the short-term variable interest rate risk on its long-term credit facilities, the Company has entered into a LIBOR interest rate swap and purchased LIBOR interest rate caps. The swap expires January 31, 2003, effectively fixes the LIBOR rate at 4.38% and had an original notional amount of $100,000,000. Effective February 1, 2002, the notional amount of this swap was reduced to $75,000,000. The interest rate caps have an average rate of 8.00% for 2002 and a notional amount of $54,161,000. In February 2002, LIBOR interest rate caps were purchased at an average rate of 5.50% at a notional amount of $100,000,000 covering the period February 1, 2003 through November 1, 2003.

    Interest incurred on long-term credit facilities was $10,969,000 in 2001, $16,163,000 in 2000 and $10,897,000 in 1999. Interest paid on long-term credit facilities was $11,540,000 in 2001, $15,162,000 in 2000 and $9,984,000 in 1999.

    LUMBER TRADING GROUP - The Lumber Trading Group is financed separately from the rest of the Company's strategic business units. The financing obligations of Lumber Trading Group are without recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "Lumber Trading Group Liquidity."

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

MORTGAGE FINANCINGS

    The Company is actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2002 and 2003, generally pursuing long-term fixed-rate debt. During the year ended January 31, 2002, the Company completed the following financings:

                                                                  Full             Pro-Rata
PURPOSE OF FINANCING                                          Consolidation     Consolidation
===============================================================================================
                                                                      (in thousands)
Refinancings ..........................................        $  215,350        $  225,437
Development projects (commitment) .....................           315,430           397,707
Loan extensions .......................................           298,426           233,115
Acquisitions ..........................................           118,756           119,689
Other .................................................             1,116            26,760
                                                               ----------------------------
                                                               $  949,078        $1,002,708
                                                               ============================
Reduction of mortgage debt due to property dispositions        $  111,952        $   95,869
                                                               ============================

INTEREST RATE EXPOSURE

    On January 31, 2002, the composition of nonrecourse mortgage debt was as follows:

                                                        Less    Plus Unconsolidated
                        Full                          Minority      Investments          Pro-Rata
                   Consolidation         Rate (1)     Interest       at Pro-Rata      Consolidation          Rate(1)
=====================================================================================================================
                                                         (dollars in thousands)
Fixed .........     $1,817,234            7.28%     $  339,214        $  503,329        $1,981,349            7.42%
Variable ......
  Taxable(2) ..        649,321            5.51%        121,790           209,359           736,890            5.26%
  Tax-Exempt ..         84,600            2.27%         11,700            63,690           136,590            2.35%
UDAG ..........         69,443            1.73%         10,920            11,862            70,385            2.72%
                    ----------                      ----------------------------------------------
                    $2,620,598            6.53%     $  483,624        $  788,240        $2,925,214            6.52%
                    ==========                      ==============================================

(1) Reflects weighted average interest rate including both the base index and lender margin.
(2) Taxable variable rate debt of $649,321 at full consolidation and $736,890 at pro-rata consolidation is protected with LIBOR swaps and caps described below. These LIBOR-based hedges protect current debt outstanding as well as the anticipated increase in debt outstanding for projects currently under development or anticipated to be under development during the year ending January 31, 2003.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

INTEREST RATE EXPOSURE (CONTINUED)

    The Company generally borrows funds for development and construction projects with maturities of two to five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

    The Company has purchased London Interbank Offered Rate ("LIBOR") interest rate hedges for its mortgage debt portfolio as follows:

Full Consolidation                 Caps                 Swaps(1)
--------------------------------------------------------------------------------
                                        Average                Average
Period Covered               Amount       Rate       Amount      Rate
================================================================================
                                        (dollars in thousands)
02/01/02 - 02/01/03.........$608,361      7.64%    $ 317,759    3.88%
02/01/03 - 02/01/04.........$849,787(2)   6.57%    $   2,924    2.49%
02/01/04 - 02/01/05.........$168,400      8.00%
02/01/05 - 02/01/06.........$133,900      8.00%



Pro-Rata Consolidation             Caps                 Swaps(1)
--------------------------------------------------------------------------------
                                        Average               Average
Period Covered             Amount        Rate      Amount      Rate
================================================================================
                                        (dollars in thousands)
02/01/02 - 02/01/03.......$622,806      7.73%    $ 401,221    3.54%
02/01/03 - 02/01/04.......$863,186(2)   6.65%    $  25,776    4.67%
02/01/04 - 02/01/05.......$263,638      8.00%
02/01/05 - 02/01/06.......$155,600      8.00%

(1) Swaps include long-term LIBOR contracts that have an average maturity greater than six months. Swaps in the amount of $4,823 at full consolidation and $40,519 at pro-rata consolidation were entered into in February 2002.
(2) Includes interest rate caps in the amount of $400,000 that were purchased in February 2002.

    The interest rate hedges summarized in the tables above were purchased to mitigate short-term variable interest rate risk. The Company currently intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in long-term interest rates, the Company has purchased Treasury Options. The Company owns Treasury Options of $238,200,000 at full consolidation and $159,421,000 at pro-rata consolidation with a weighted average strike rate of approximately 200 basis points over the 10-year Treasury rate at January 31, 2002 and thus the Options have only limited value.

    Including properties accounted for under the equity method, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $3,000,000 at January 31, 2002. This increase is net of the protection provided by the interest rate swaps and long-term LIBOR contracts in place as of January 31, 2002. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $3,500,000.

LUMBER TRADING GROUP LIQUIDITY

    Lumber Trading Group is separately financed with two revolving lines of credit and an asset securitization facility.

    At January 31, 2002, Lumber Trading Group's two revolving lines of credit totaled $86,000,000, expiring June 30, 2002. These credit lines are secured by the assets of the Lumber Trading Group and are used to finance its working capital needs. At January 31, 2002, $2,188,000 was outstanding under these revolving lines of credit.

    Lumber Trading Group has entered into a three-year agreement expiring in July 2002 under which it is selling an undivided interest in a pool of receivables up to a maximum of $102,000,000 to a large financial institution (the "Financial Institution"). The Company bears no risk regarding the collectability of the accounts receivable once sold, and cannot modify the pool of receivables. At January 31, 2002 and 2001, the Financial Institution held an interest of $44,000,000 and $43,000,000, respectively, in the pool of receivables. Sales of accounts receivable have averaged $44,300,000 and $57,900,000 per month during the fiscal year ended January 31, 2002 and 2001, respectively.

    To protect against risks associated with the variable interest rates on current and future borrowings on the liquidity banking agreement supporting the facility through which the pools of receivables are sold, the Lumber Trading Group entered into a interest rate swap with a notional amount of $20,000,000. The swap fixes the LIBOR interest rate at 4.28% and is effective through January 31, 2005.

    These credit facilities are without recourse to the Company. The Company believes that the amounts available under these credit facilities will be sufficient to meet the Lumber Trading Group's liquidity needs.

CASH FLOWS - FULL CONSOLIDATION

    Net cash provided by operating activities was $79,115,000, $194,117,000 and $170,686,000 for 2001, 2000 and 1999, respectively. The decrease in net cash provided by operating activities in 2001 from 2000 is the result of an increase of $76,160,000 in operating expenditures, a decrease in cash distributions from operations of unconsolidated entities of $30,079,000, a decrease of $12,349,000 in rents and other revenues received (primarily attributable to an increase in operating revenues of $90,440,000, offset by an increase in net notes and accounts receivable of $36,465,000 in 2001 for Lumber Trading Group compared to a decrease in net notes and accounts receivable, of $56,942,000 in 2000 as well as the reversal of $24,620,000 of reserves against Residential Group notes receivable), a decrease of $6,264,000 in land development expenditures and an increase in interest paid of $2,119,000. These decreases were partially offset by an increase in proceeds from land sales of $11,969,000.


               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

    The increase in net cash provided by operating activities in 2000 from 1999 is the result of an increase of $61,276,000 in rents and other revenues received (primarily attributable to an increase in operating revenues of $75,563,000), an increase in land sales of $11,284,000 and an increase in cash distributions from operations of unconsolidated entities of $11,127,000, partially offset by an increase in interest paid of $38,909,000, an increase of $17,080,000 in land development expenditures and a decrease of $4,267,000 in operating expenditures.

    Net cash used in investing activities totaled $210,420,000, $506,826,000 and $521,974,000 for 2001, 2000 and 1999, respectively. Capital expenditures totaled $419,301,000, $511,974,000 and $464,869,000 in 2001, 2000 and 1999,
respectively, and were financed with approximately $267,000,000, $337,000,000 and $194,000,000 in new nonrecourse mortgage indebtedness incurred in 2001, 2000 and 1999, respectively, cash provided from operations, borrowings under the long-term credit facility and, in 2001, proceeds from the sale of common stock through a public offering of $117,663,000 of which $104,000,000 was used to reduce the long-term credit facility.

    In 2001, 2000 and 1999, $190,011,000, $130,751,000 and $-0- was collected in proceeds from the disposition of real estate properties and other investments. In 2001, the Company collected proceeds from the sale of Tucson Mall, Bowling Green Mall and Chapel Hill Mall and Whitehall Terrace, Peppertree, Palm Villas and The Oaks, residential apartment properties, all of which were partially used to reduce total mortgage debt by $111,952,000 (see "Mortgage Financings"). In 2000, proceeds from the sale of Studio Colony, Highlands, Tucson Place, and the sale of available-for-sale equity securities were used to reduce total mortgage debt by $188,545,000.

    In 2001, the Company received a return on its investment in and advances to real estate affiliates of $18,870,000. The Company invested $125,603,000 and $57,105,000 in investments in and advances to real estate affiliates in 2000 and 1999 respectively. The 2000 investments were primarily related to advances on behalf of the Company's joint venture partner in the New York City area urban retail development ($18,754,000), and two commercial shopping centers: Mall at Stonecrest in Atlanta, Georgia ($8,648,000) and Mall at Robinson in Pittsburgh, Pennsylvania ($6,896,000) and unconsolidated entities of $88,656,000. The 1999 investments were primarily in the following Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland; Grand Lowry Lofts ($9,600,000), 261 units in Denver, Colorado; and American Cigar Co. ($10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made on behalf of the Company's partners during 1999 for New York City area urban development projects, and contributions were made to unconsolidated entities of $41,987,000. During 1999, a return on investment and advances to real estate affiliates of $23,270,000 was received on 101 San Fernando in San Jose, California.

    Net cash provided by financing activities totaled $117,094,000, $292,892,000 and $368,341,000 in 2001, 2000 and 1999, respectively. The Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new nonrecourse mortgage indebtedness for acquisition and development activities and proceeds from the issuance on common stock and the related $104,000,000 repayment of the long-term credit facility is included in the preceding paragraph discussing net cash used in investing activities. Net cash provided by financing activities for 2001 also reflected an additional repayment of $56,000,000 on the long-term credit facility.

    Net cash provided by financing activities for 2001 reflected an increase of $37,002,000 in restricted cash (primarily from the Stapleton project in Denver, Colorado and an assisted-living residential project in Long Island, New York), an increase in book overdrafts of $5,406,000 (representing checks issued but not yet paid), payment of deferred financing costs of $17,079,000, a net increase of $9,162,000 in notes payable, a decrease in minority interest of $2,219,000, proceeds of $4,577,000 from the exercise of shareholder stock options and payments of $8,213,000 of dividends to shareholders.

    Net cash provided by financing activities for 2000 reflected a decrease in book overdrafts of $30,993,000 (representing checks issued but not yet paid), an increase in minority interest of $2,084,000, an increase in borrowings of subordinated debt of $20,400,000, a net decrease of $17,278,000 in notes payable (primarily comprised of a reduction in borrowings outstanding against the line of credit in the Lumber Trading Group), payment of deferred financing costs of $30,682,000 and payments of $6,608,000 of dividends to shareholders.

    Net cash provided by financing activities for 1999 reflected an increase of $30,442,000 in net restricted cash primarily related to the financing of 45/75 Sidney($8,676,000), Columbia Park Center ($8,599,000) and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $8,582,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $44,439,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, minority interest of $16,376,000, payment of deferred financing costs of $6,575,000 and payment of $5,399,000 of dividends.


               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


CASH FLOWS - PRO-RATA CONSOLIDATION

    Net cash provided by operating activities was $90,724,000, $149,664,000 and $127,135,000 for 2001, 2000 and 1999, respectively. The decrease in net cash provided by operating activities in 2001 from 2000 is the result of an increase of $69,227,000 in operating expenditures, a decrease of $12,274,000 in rents and other revenues received (primarily attributable to an increase in operating revenues of $93,870,000, offset by an increase in notes and accounts receivable net of $36,466,000 in 2001 for Lumber Trading Group compared to a decrease in notes and accounts receivable, net of $56,942,000 in 2000 as well as the reversal of $24,620,000 of reserves against Residential Group notes receivable), and an increase in interest paid of $3,653,000. These decreases were partially offset by a decrease of $20,215,000 from land development expenditures and an increase in proceeds from land sales of $5,999,000.

    The increase in net cash provided by operating activities in 2000 from 1999 is the result of an increase of $43,104,000 in rents and other revenues received primarily attributable to an increase in operating revenues of $58,450,000 and a decrease in notes and accounts receivable of $11,702,000, an increase in land sales of $25,033,000 and a decrease of $11,492,000 in operating expenditures (primarily from the Lumber Trading Group) partially offset by an increase of $30,034,000 in land development expenditures and an increase in interest paid of $27,066,000.

    Net cash used in investing activities totaled $325,795,000, $458,552,000 and $396,786,000 for 2001, 2000 and 1999, respectively. Capital expenditures, other than development and acquisition activities, totaled $83,505,000, $29,156,000 and $37,822,000 (including both recurring and investment capital expenditures) in 2001, 2000 and 1999, respectively, and were financed with cash provided from operating activities and cash on hand at the beginning of the year. The Company invested $457,258,000, $525,903,000 and $343,846,000 in acquisition and development of real estate projects in 2001, 2000 and 1999, respectively. These expenditures were financed with approximately $359,000,000, $337,000,000 and $194,000,000 in new nonrecourse mortgage indebtedness incurred in 2001, 2000 and 1999, respectively, cash provided from operations, borrowings under the long-term credit facility and, in 2001, proceeds from the sale of common stock through a public offering of $117,663,000 of which $104,000,000 was used to reduce the long-term credit facility.

    In 2001, 2000 and 1999, $197,802,000, $133,454,000 and $-0- was collected in proceeds from the disposition of operating properties and other investments. In 2001, the Company collected proceeds from the sale of Tucson Mall, Bowling Green Mall and Chapel Hill Mall, Chapel Hill Towers and Whitehall Terrace, Peppertree, Palm Villas and The Oaks, residential apartment properties, all of which were partially used to reduce total mortgage debt by $95,869,000. In 2000, proceeds from the sale of two residential apartment properties, Studio Colony and Highlands, one specialty retail center, Tucson Place and the sale of available-for-sale equity securities were used to reduce total mortgage debt by $173,120,000 (see "Mortgage Refinancings"). In 2001, the Company received a return on investment and advances to real estate affiliates of $17,166,000 primarily from the Halle Building, a commercial office building in Cleveland, Ohio. In 2000 and 1999, the Company invested $36,947,000 and $15,118,000 in investments in and advances to real estate affiliates. The 2000 investments were primarily related to New York City area urban retail development ($18,754,000) and two regional malls: Mall at Stonecrest in Atlanta, Georgia ($8,648,000) and Mall at Robinson in Pittsburgh, Pennsylvania ($6,896,000). The 1999 investments were primarily in the following syndicated Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland that opened in February 1999; Grand Lowry Lofts ($9,600,000), 261 units in Denver, Colorado; and American Cigar Co. ($10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made on behalf of the Company's joint venture partner during 1999 for New York City area urban development projects. During 1999, a return on investment of $23,270,000 was received on 101 San Fernando in San Jose, California.

    Net cash provided by financing activities totaled $232,994,000, $293,656,000 and $288,217,000 in 2001, 2000 and 1999, respectively. The Company's refinancing of mortgage indebtedness is discussed above in "Mortgage Refinancings" and borrowings under new nonrecourse mortgage indebtedness for acquisition and development activities and proceeds from the issuance of common stock and the related $104,000,000 repayment of the long-term credit facility is included in the preceding paragraph discussing net cash used in investing activities. Net cash provided by financing activities for 2001 also reflected an additional repayment of $56,000,000 on the long-term credit facility.

    Net cash provided by financing activities for 2001 reflected an increase in restricted funds of $42,585,000 (primarily related to Foley Square, a residential project in Manhattan, New York, the Stapleton project in Denver, Colorado and an assisted-living residential project in Long Island, New York), an increase in book overdrafts (representing checks issued but not yet paid) of $5,457,000, payment of deferred financing costs of $18,151,000 and payments of $8,213,000 of dividends to shareholders. In addition, the Company reported a net increase of $10,836,000 in notes payable and $4,577,000 from the exercise of stock options.

    Net cash provided by financing activities for 2000 reflected a decrease in book overdrafts of $30,993,000 (representing checks issued but not yet paid), an increase in borrowings of subordinated debt of $20,400,000, a net decrease of $18,499,000 in notes payable (primarily comprised of a reduction in borrowings outstanding against the line of credit in the Lumber Trading Group), payment of deferred financing costs of $21,835,000 and payments of $6,608,000 of dividends to shareholders.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

    Net cash provided by financing activities for 1999 reflected an increase of $25,672,000 in restricted cash primarily related to the financing of 45/75 Sidney ($8,676,000), an office building at University Park at MIT in Cambridge, Massachusetts, and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $8,582,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $18,969,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, payment of deferred financing costs of $6,021,000 and payment of $5,399,000 of dividends.

COMMITMENTS AND CONTINGENCIES

    As of January 31, 2002, the Company has guaranteed loans of $1,400,000, letters of credit outstanding of $17,087,000 and surety bonds outstanding of $9,675,000.

    The Company, as a general partner for certain limited partnerships, guarantees the funding of operating deficits of newly-opened apartment projects for an average of five years. In addition, in return for their capital contributions, the limited partners receive certain tax indemnity guarantees on their investments, namely specified amounts of tax losses and tax credits. To date, the partnerships have performed within projected returns and the Company has not been required to provide any funding of operating deficits or indemnifications.

    The Company customarily guarantees lien-free completion of projects under construction. Upon completion, the guarantees are released. At January 31, 2002, completion guarantees of construction loan and other funding totaled approximately $1,300,000,000 on projects estimated to have total costs of approximately $1,800,000,000 which are approximately 50% complete in the aggregate. To date, the Company has been successful in consistently delivering lien-free completion of construction projects.

LEGAL PROCEEDINGS

    The Company is defending a lawsuit relating to Emporium, a retail and office development project in San Francisco. The lawsuit is challenging the Company's right to entitlements under California environmental law. The Company obtained a favorable verdict in May 2001; however, an appeal was filed by the plaintiffs and is currently pending. The Company is also involved in other claims and lawsuits incidental to its business, and management and legal counsel are of the opinion that these claims and lawsuits will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

SHELF REGISTRATION

    On December 3, 1997, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering on a delayed basis of up to $250,000,000 in debt or equity securities. This registration was in addition to the shelf registration filed March 4, 1997 of up to $250,000,000 in debt or equity securities. The Company has sold approximately $82,000,000 and $126,000,000 through two common equity offerings completed on May 20, 1997 and September 28, 2001, respectively, and $200,000,000 through a debt offering completed on March 16, 1998. At January 31, 2002, the Company had available approximately $92,000,000 on the second shelf registration statement of debt, equity or any combination thereof.

    On March 25, 2002, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering of up to 1,500,000 shares of Class A common stock that may be offered for sale from time to time by shareholders of the stock in the public market. The selling shareholders are family entities controlled by members of the Ratner, Shafran and Miller families which own a controlling interest in Forest City Enterprises, Inc. The Company will not receive any cash proceeds from the sale of these shares and, accordingly, all fees, expenses, discounts and commissions will be paid by the selling shareholders.

STOCK SPLIT/ DIVIDENDS

    The Board of Directors approved a three-for-two stock split of both the Company's Class A and Class B Common Stock, effective November 14, 2001. The stock split was effected as a stock dividend.

    On June 6, 2001, the Board of Directors voted to increase the 2001 quarterly dividend to $.0467 per share (adjusted for the three-for-two stock split) on both Class A and Class B Common Stock, representing a 16.7% annual increase over the previous quarterly dividend. Quarterly dividends were increased by Board of Director vote on September 4, 2001 providing an additional annual increase of 7.1% over the previous quarterly dividend.

    The first, second, third and fourth 2001 quarterly dividends of $.0400, $.0467, $.0500 and $.0500, respectively, per share (on a post-split basis) on shares of both Class A and Class B Common Stock were paid June 15, 2001, September 19, 2001, December 17, 2001 and March 15, 2002, respectively.

    The first 2002 quarterly dividend of $.0500 per share on both Class A and Class B Common Stock was declared on March 12, 2002 and will be paid on June 17, 2002 to shareholders of record at the close of business on June 3, 2002.

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

NEW ACCOUNTING STANDARDS

    Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS Nos. 137 and 138, which requires companies to record derivatives on the balance sheet as assets or liabilities measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The Company uses derivative instruments to protect against the risk of adverse price or interest rate movements on the value of certain firm commitments and liabilities or on future cash flows. On February 1, 2001, the Company adopted SFAS No. 133, and at that time, designated the derivative instruments in accordance with the requirements of the new standard. On February 1, 2001, the after-tax impact, net of minority interest, of the transition amounts of the derivative instruments resulted in a reduction of net income and other comprehensive income of approximately $1,200,000 and $7,800,000, respectively. The transition adjustments are presented as cumulative effect adjustments, as described in (APB) Opinion No. 20, Accounting Changes, in the 2001 consolidated financial statements. The transition amounts were determined based on the interpretive guidance issued by the FASB to date. The FASB continues to issue interpretive guidance that could require changes in the Company's application of the standard and may increase or decrease reported net income and shareholders' equity prospectively, depending on future levels of interest rates and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on statements of cash flows.

    In June 2001, the FASB issued SFAS No. 141 "Business Combinations" which addresses financial accounting and reporting for business combinations and SFAS No. 142 "Goodwill and Other Intangible Assets" which addresses financial accounting and reporting for acquired goodwill and other intangible assets. These statements became effective for the fiscal year ended January 31, 2002. The Company believes the provisions of SFAS Nos. 141 and 142 will not have a significant impact on the consolidated financial statements.

    Also in June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement requires the fair value of the liability for an asset retirement obligation be recognized in the period in which it is incurred. This new standard becomes effective for the Company for the year ending January 31, 2004. The Company does not expect this pronouncement to have a material impact on its financial position, results of operations, or cash flows.

    In October 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This standard harmonizes the accounting for impaired assets and resolves some of the implementation issues as originally described in SFAS No. 121. It retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. It also retains the basic provisions for presenting discontinued operations in the income statement but broadens the scope to include a component of an entity rather than a segment of a business. The new standard becomes effective for the Company for the year ending January 31, 2003. The Company does not expect this pronouncement to have a material impact on the Company's financial position, results of operations or cash flows. The Company expects the adoption of this standard to impact the presentation of its Statements of Earnings by requiring classification of gain
(loss) on the disposal of operating properties and their related operating earnings with operations as discontinued operations.

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

               Forest City Enterprises, Inc. - 2001 Annual Report

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES



SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES -YEAR ENDED JANUARY 31, 2002





                                                                                                COMMERCIAL GROUP
                                                                               ----------------------------------------------------

                                                                                                          Plus
                                                                                               Less   Unconsolidated
                                                                                  Full       Minority Investments at   Pro-Rata
                                                                              Consolidation  Interest   Pro-Rata     Consolidation
===================================================================================================================================
Revenues ....................................................................   $ 560,750    $ 110,425   $  95,670    $ 545,995
Exclude straight-line rent adjustment .......................................     (11,724)        --          --        (11,724)
Add back equity method depreciation expense .................................      12,984         --       (12,984)        --
                                                                                ---------------------------------------------------
Adjusted revenues ...........................................................     562,010      110,425      82,686      534,271
Operating expenses, including depreciation
and amortization for non-Real Estate Groups .................................     321,602       64,173      58,028      315,457
Exclude straight-line rent adjustment .......................................      (5,130)        --          --         (5,130)
                                                                                ---------------------------------------------------
Operating expenses excluding
straight-line rent adjustment ...............................................     316,472       64,173      58,028      310,327
Gain on disposition recorded on equity method ...............................         674         --          (674)        --
Minority interest in earnings before
depreciation and amortization ...............................................      12,396       12,396        --           --
Interest expense ............................................................     122,443       33,856      25,332      113,919
Income tax provision ........................................................       7,554         --          --          7,554
                                                                                ---------------------------------------------------
                                                                                  459,539      110,425      82,686      431,800
                                                                                ---------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ..............................................   $ 102,471    $    --     $    --      $ 102,471
                                                                                ===================================================

                                                                                                 RESIDENTIAL GROUP
                                                                               ----------------------------------------------------
                                                                                                            Plus
                                                                                                 Less   Unconsolidated
                                                                                   Full        Minority Investments at  Pro-Rata
                                                                               Consolidation   Interest    Pro-Rata   Consolidation
===================================================================================================================================
Revenues ....................................................................  $ 168,713    $   5,877    $  56,818    $ 219,654
Exclude straight-line rent adjustment .......................................       --           --           --           --
Add back equity method depreciation expense .................................      8,260         --         (7,732)         528
                                                                              -----------------------------------------------------
Adjusted revenues ...........................................................    176,973        5,877       49,086      220,182
Operating expenses, including depreciation
and amortization for non-Real Estate Groups .................................     80,205        7,010       36,144      109,339
Exclude straight-line rent adjustment .......................................       --           --           --           --
                                                                              -----------------------------------------------------
Operating expenses excluding
straight-line rent adjustment ...............................................     80,205        7,010       36,144      109,339
Gain on disposition recorded on equity method ...............................      5,007         --         (5,007)        --
Minority interest in earnings before
depreciation and amortization ...............................................     (2,483)      (2,483)        --           --
Interest expense ............................................................     23,483        1,350       17,949       40,082
Income tax provision ........................................................      1,772         --           --          1,772
                                                                              -----------------------------------------------------
                                                                                 107,984        5,877       49,086      151,193
                                                                              -----------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) .............................................   $  68,989    $    --      $    --      $  68,989
                                                                              =====================================================

                                                                                               LAND DEVELOPMENT GROUP
                                                                               ----------------------------------------------------

                                                                                                          Plus
                                                                                               Less   Unconsolidated
                                                                                  Full       Minority Investments at   Pro-Rata
                                                                              Consolidation  Interest   Pro-Rata     Consolidation
===================================================================================================================================
Revenues ....................................................................   $  60,752    $   2,080   $  24,310    $  82,982
Operating expenses, including depreciation
and amortization for non-Real Estate Groups .................................      27,807        1,261      21,935       48,481
Minority interest in earnings before
depreciation and amortization ...............................................         819          819        --           --
Interest expense ............................................................       1,010         --         2,375        3,385
Income tax provision ........................................................       9,687         --          --          9,687
                                                                                ---------------------------------------------------
                                                                                   39,323        2,080      24,310       61,553
                                                                                ---------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ..............................................   $  21,429    $    --   $      --      $  21,429
                                                                                ===================================================

                                                                                              LUMBER TRADING GROUP
                                                                              -----------------------------------------------------
                                                                                                          Plus
                                                                                               Less   Unconsolidated
                                                                                  Full       Minority  Investments at   Pro-Rata
                                                                              Consolidation  Interest     Pro-Rata    Consolidation
===================================================================================================================================
Revenues .................................................................... $115,728    $    --         $ --      $ 115,728
Operating expenses, including depreciation
and amortization for non-Real Estate Groups .................................  107,103         --           --        107,103
Minority interest in earnings before
depreciation and amortization ...............................................     --           --           --           --
Interest expense ............................................................    3,131         --           --          3,131
Income tax provision ........................................................    2,421         --           --          2,421
                                                                              -----------------------------------------------------
                                                                               112,655         --           --        112,655
                                                                              -----------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) .............................................. $  3,073    $    --      $    --      $   3,073
                                                                              =====================================================

                                                                                               CORPORATE ACTIVITIES
                                                                               ----------------------------------------------------

                                                                                                         Plus
                                                                                               Less   Unconsolidated
                                                                                  Full       Minority Investments at   Pro-Rata
                                                                              Consolidation  Interest   Pro-Rata     Consolidation
===================================================================================================================================
Revenues ....................................................................   $     627    $-          $    --      $     627
Exclude straight-line rent adjustment .......................................        --           --          --           --
Add back equity method depreciation expense .................................        --           --          --           --
                                                                                ---------------------------------------------------
Adjusted revenues ...........................................................         627         --          --            627
Operating expenses, including depreciation
    and amortization for non-Real Estate Groups .............................      19,766         --          --         19,766
Exclude straight-line rent adjustment .......................................        --           --          --           --
                                                                                ---------------------------------------------------
Operating expenses excluding
     straight-line rent adjustment ..........................................      19,766         --          --         19,766
Gain on disposition recorded on equity method................................        --           --          --           --
Minority interest in earnings before
     depreciation and amortization ..........................................        --           --          --           --
Interest expense ............................................................      28,513         --          --         28,513
Income tax (benefit) provision ..............................................     (19,660)        --          --        (19,660)
                                                                                ---------------------------------------------------
                                                                                   28,619         --          --         28,619
                                                                                ---------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ..............................................   $ (27,992)       $--         $--      $ (27,992)
                                                                                ===================================================

                                                                                                       TOTAL
                                                                               ----------------------------------------------------
                                                                                                           Plus
                                                                                               Less    Unconsolidated
                                                                                  Full       Minority  Investments at   Pro-Rata
                                                                              Consolidation  Interest     Pro-Rata    Consolidation
===================================================================================================================================
Revenues ....................................................................  $ 906,570    $ 118,382    $ 176,798    $ 964,986
Exclude straight-line rent adjustment .......................................    (11,724)        --           --        (11,724)
Add back equity method depreciation expense .................................     21,244         --        (20,716)         528
                                                                                ---------------------------------------------------
Adjusted revenues ...........................................................    916,090      118,382      156,082      953,790
Operating expenses, including depreciation
     and amortization for non-Real Estate Groups ............................    556,483       72,444      116,107      600,146
Exclude straight-line rent adjustment .......................................     (5,130)        --           --         (5,130)
                                                                                ---------------------------------------------------
Operating expenses excluding
     straight-line rent adjustment ..........................................    551,353       72,444      116,107      595,016
Gain on disposition recorded on equity method................................      5,681         --         (5,681)        --

Minority interest in earnings before
     depreciation and amortization ..........................................     10,732       10,732         --           --
Interest expense ............................................................    178,580       35,206       45,656      189,030
Income tax (benefit) provision ..............................................      1,774         --           --          1,774
                                                                               ----------------------------------------------------
                                                                                 748,120      118,382      156,082      785,820
                                                                               ----------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ..............................................  $ 167,970    $    --      $    --      $ 167,970
                                                                               ====================================================

RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization and deferred taxes (EBDT) ........  $ 167,970    $    --      $    --      $ 167,970
Depreciation and amortization - Real Estate Groups ..........................    (98,368)        --           --        (98,368)
Deferred taxes - Real Estate Groups .........................................    (26,126)        --           --        (26,126)
Straight-line rent adjustment ...............................................      6,594         --           --          6,594
Provision for decline in real estate, net of tax ............................     (6,089)      (1,973)        --         (4,116)
Minority interest in provision for decline in real estate ...................      1,973        1,973         --           --
Gain on disposition of operating properties and other investments, net of tax     55,076         --          3,434       58,510
Gain on disposition reported on equity method ...............................      3,434         --         (3,434)        --
Extraordinary loss, net of tax ..............................................       (233)        --           --           (233)
Cumulative effect of change in accounting principle, net of tax .............     (1,202)        --           --         (1,202)
                                                                               ----------------------------------------------------
NET EARNINGS ................................................................  $ 103,029    $    --      $    --      $ 103,029
                                                                               ====================================================


               Forest City Enterprises, Inc. - 2001 Annual Report
                                                                              83

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES

SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES -YEAR ENDED JANUARY 31, 2001


                                                                                                  COMMERCIAL GROUP
                                                                            --------------------------------------------------------
                                                                                                           Plus
                                                                                               Less    Unconsolidated
                                                                                 Full        Minority   Investments at   Pro-Rata
                                                                             Consolidation   Interest      Pro-Rata    Consolidation
====================================================================================================================================
Revenues .................................................................    $ 538,034     $ 103,839     $  88,646     $ 522,841
Exclude straight-line rent adjustment ....................................      (13,311)         --            --         (13,311)
Add back equity method depreciation expense ..............................       12,628          --         (12,628)         --
                                                                              ------------------------------------------------------
Adjusted revenues ........................................................      537,351       103,839        76,018       509,530
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................      267,937        51,325        50,540       267,152
Exclude straight-line rent adjustment ....................................       (3,888)         --            --          (3,888)
                                                                              ------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment ..........................................      264,049        51,325        50,540       263,264
Gain on disposition recorded on equity method ............................        2,359          --          (2,359)         --
Minority interest in earnings before
  depreciation and amortization ..........................................       20,753        20,753          --            --
Interest expense .........................................................      119,015        31,761        27,837       115,091
Income tax provision .....................................................        9,729          --            --           9,729
                                                                              ------------------------------------------------------
                                                                                415,905       103,839        76,018       388,084
                                                                              ------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................    $ 121,446     $    --       $    --       $ 121,446
                                                                              ======================================================


                                                                                                 RESIDENTIAL GROUP
                                                                            --------------------------------------------------------
                                                                                                           Plus
                                                                                             Less     Unconsolidated
                                                                                Full       Minority   Investments at    Pro-Rata
                                                                            Consolidation  Interest      Pro-Rata     Consolidation
====================================================================================================================================
Revenues .................................................................  $ 126,458       $ 10,408    $  51,002     $ 167,052
Exclude straight-line rent adjustment ....................................       --             --           --            --
Add back equity method depreciation expense ..............................      7,658           --         (7,333)          325
                                                                            --------------------------------------------------------
Adjusted revenues ........................................................    134,116         10,408       43,669       167,377
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................     48,087          4,728       30,963        74,322
Exclude straight-line rent adjustment ....................................       --             --           --            --
                                                                            --------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment ..........................................     48,087         4,728        30,963        74,322
Gain on disposition recorded on equity method ............................       --            --            --            --
Minority interest in earnings before
  depreciation and amortization ..........................................      1,953         1,953          --            --
Interest expense .........................................................     23,555         3,727        12,706        32,534
Income tax provision .....................................................      4,734          --            --           4,734
                                                                            --------------------------------------------------------
                                                                               78,329        10,408        43,669       111,590
                                                                            --------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................  $  55,787     $    --       $    --       $  55,787
                                                                            ========================================================

                                                                                             LAND DEVELOPMENT GROUP
                                                                            --------------------------------------------------------
                                                                                                           Plus
                                                                                               Less    Unconsolidated
                                                                                 Full        Minority   Investments at   Pro-Rata
                                                                             Consolidation   Interest      Pro-Rata    Consolidation
====================================================================================================================================
Revenues .................................................................    $  24,326     $    --       $  40,330     $  64,656
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................       19,560            40        37,505        57,025
Minority interest in earnings before
  depreciation and amortization ..........................................          (40)          (40)         --            --
Interest expense .........................................................        1,901          --           2,825         4,726
Income tax provision .....................................................          714          --            --             714
                                                                              ------------------------------------------------------
                                                                                 22,135          --          40,330        62,465
                                                                              ------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................    $   2,191     $    --       $    --       $   2,191
                                                                           =========================================================


                                                                                                LUMBER TRADING GROUP
                                                                            --------------------------------------------------------
                                                                                                             Plus
                                                                                               Less     Unconsolidated
                                                                                  Full       Minority   Investments at   Pro-Rata
                                                                              Consolidation  Interest      Pro-Rata    Consolidation
====================================================================================================================================
Revenues .................................................................    $ 105,427     $    --       $    --       $ 105,427
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................       98,534          --            --          98,534
Minority interest in earnings before
  depreciation and amortization ..........................................         --            --            --            --
Interest expense .........................................................        5,584          --            --           5,584
Income tax provision .....................................................        1,026          --            --           1,026
                                                                            --------------------------------------------------------
                                                                                105,144          --            --         105,144
                                                                            --------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................    $     283     $    --       $    --       $     283
                                                                           =========================================================



                                                                                              CORPORATE ACTIVITIES
                                                                            --------------------------------------------------------
                                                                                                           Plus
                                                                                               Less    Unconsolidated
                                                                                 Full        Minority   Investments at   Pro-Rata
                                                                             Consolidation   Interest      Pro-Rata    Consolidation
====================================================================================================================================
Revenues .................................................................    $     540     $    --       $    --       $     540
Exclude straight-line rent adjustment ....................................         --            --            --            --
Add back equity method depreciation expense ..............................         --            --            --            --
                                                                              ------------------------------------------------------
Adjusted revenues ........................................................          540          --            --             540
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................       13,459          --            --          13,459
Exclude straight-line rent adjustment ....................................         --            --            --            --
                                                                              ------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment ..........................................       13,459          --            --          13,459
Gain on disposition recorded on equity method.............................         --            --            --            --
Minority interest in earnings before
  depreciation and amortization ..........................................         --            --            --            --
Interest expense .........................................................       32,489          --            --          32,489
Income tax (benefit) provision ...........................................      (13,510)         --            --         (13,510)
                                                                              ------------------------------------------------------
                                                                                 32,438          --            --          32,438
                                                                              ------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................    $ (31,898)    $    --       $    --       $ (31,898)
                                                                              ======================================================


                                                                                                      TOTAL
                                                                            --------------------------------------------------------
                                                                                                             Plus
                                                                                               Less     Unconsolidated
                                                                                  Full       Minority   Investments at   Pro-Rata
                                                                              Consolidation  Interest      Pro-Rata    Consolidation
====================================================================================================================================
Revenues .................................................................    $ 794,785     $ 114,247     $ 179,978     $ 860,516
Exclude straight-line rent adjustment ....................................      (13,311)         --            --         (13,311)
Add back equity method depreciation expense ..............................       20,286          --         (19,961)          325
                                                                              ------------------------------------------------------
Adjusted revenues ........................................................      801,760       114,247       160,017       847,530
Operating expenses, including depreciation
  and amortization for non-Real Estate Groups ............................      447,577        56,093       119,008       510,492
Exclude straight-line rent adjustment ....................................       (3,888)         --            --          (3,888)
                                                                              ------------------------------------------------------
Operating expenses excluding
  straight-line rent adjustment ..........................................      443,689        56,093       119,008       506,604
Gain on disposition recorded on equity method ............................        2,359          --          (2,359)         --
Minority interest in earnings before
  depreciation and amortization ..........................................       22,666        22,666          --            --
Interest expense .........................................................      182,544        35,488        43,368       190,424
Income tax (benefit) provision ...........................................        2,693          --            --           2,693
                                                                              ------------------------------------------------------
                                                                                653,951       114,247       160,017       699,721
                                                                              ------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
     AND DEFERRED TAXES (EBDT) ...........................................    $ 147,809     $    --       $    --       $ 147,809
                                                                              ======================================================
RECONCILIATION TO NET EARNINGS:


Earnings before depreciation, amortization and deferred taxes (EBDT) ..... .  $ 147,809     $    --       $    --       $ 147,809
Depreciation and amortization - Real Estate Groups .........................    (95,763)         --            --         (95,763)
Deferred taxes - Real Estate Groups ........................................    (23,518)         --            --         (23,518)
Straight-line rent adjustment ..............................................      9,423          --            --           9,423
Provision for decline in real estate, net of tax ...........................       (744)         --            --            (744)
Gain (loss) on disposition of properties and other investments, net of tax       51,821          (250)        2,359        54,430
Minority interest in gain on disposition ...................................        250           250          --            --
Gain on disposition reported on equity method ..............................      2,359          --          (2,359)         --
                                                                              -----------------------------------------------------
NET EARNINGS ...............................................................  $  91,637     $    --       $    --       $  91,637
                                                                              =====================================================

               Forest City Enterprises, Inc. - 2001 Annual Report             84

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOREST CITY ENTERPRISES, INC. AND SUBSIDIARIES


   SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES -
                           YEAR ENDED JANUARY 31, 2000

                                                                    COMMERCIAL GROUP
                                               -----------------------------------------------------------
                                                                                Plus
                                                                   Less    Unconsolidated
                                                   Full          Minority  Investments at     Pro-Rata
                                               Consolidation     Interest      Pro-Rata    Consolidation
==========================================================================================================
Revenues ....................................     $ 419,910      $  63,675     $  86,757      $ 442,992
Add back equity method depreciation expense .        11,843              -       (11,843)             -
                                               -----------------------------------------------------------
Adjusted revenues ...........................       431,753         63,675        74,914        442,992
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups        212,794         28,606        47,010        231,198
Loss on disposition recorded on equity method          (411)             -           411              -
Minority interest in earnings before
 depreciation and amortization ..............        14,168         14,168             -              -
Interest expense ............................        87,764         20,901        27,493         94,356
Income tax provision ........................        11,561              -             -         11,561
                                               -----------------------------------------------------------
                                                    325,876         63,675        74,914        337,115
                                               -----------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ..................     $ 105,877       $      -       $     -      $ 105,877
                                               ===========================================================


                                                                   RESIDENTIAL GROUP
                                               ----------------------------------------------------------
                                                                              Plus
                                                                  Less    Unconsolidated
                                                   Full         Minority  Investments at     Pro-Rata
                                               Consolidation    Interest      Pro-Rata     Consolidation
=========================================================================================================
Revenues ....................................  $   115,681      $  4,569     $  47,656      $ 158,768
Add back equity method depreciation expense .        6,740             -        (6,740)             -
                                               ----------------------------------------------------------
Adjusted revenues ...........................      122,421         4,569        40,916        158,768
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups        50,037         2,748        26,752         74,041
Loss on disposition recorded on equity method            -             -             -              -
Minority interest in earnings before
 depreciation and amortization ..............          693           693             -              -
Interest expense ............................       13,411         1,128        14,164         26,447
Income tax provision ........................       11,869             -             -         11,869
                                               ----------------------------------------------------------
                                                    76,010         4,569        40,916        112,357
                                               ----------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT) ..................  $    46,411      $      -     $       -      $  46,411
                                               ==========================================================

                                                                                           LAND DEVELOPMENT GROUP
                                                                  ------------------------------------------------------------------
                                                                                                        Plus
                                                                                         Less      Unconsolidated
                                                                      Full             Minority    Investments at      Pro-Rata
                                                                  Consolidation        Interest       Pro-Rata      Consolidation
====================================================================================================================================
Revenues .......................................................   $  13,242          $      -        $  28,114        $  41,356
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...................      11,843                 -           27,889           39,732
Interest expense ...............................................       7,145                 -              225            7,370
Income tax (benefit) provision .................................      (2,257)                -                -           (2,257)
                                                                  ------------------------------------------------------------------
                                                                      16,731                 -           28,114           44,845
                                                                  ------------------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT)  ....................................   $  (3,489)         $      -          $     -        $  (3,489)
                                                                  ==================================================================

                                                                                            LUMBER TRADING GROUP
                                                                  ------------------------------------------------------------------
                                                                                                           Plus
                                                                                           Less      Unconsolidated
                                                                        Full             Minority     Investments at    Pro-Rata
                                                                    Consolidation        Interest        Pro-Rata     Consolidation
====================================================================================================================================
Revenues .......................................................      $  149,357        $     -          $     -        $ 149,357
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...................         131,811              -                -          131,811
Interest expense ...............................................           5,288              -                -            5,288
Income tax (benefit) provision .................................           5,188              -                -            5,188
                                                                  ------------------------------------------------------------------
                                                                         142,287              -                -          142,287
                                                                  ------------------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT)  ....................................       $   7,070        $     -          $     -        $   7,070
                                                                  ==================================================================







                                                                                            CORPORATE ACTIVITIES
                                                                  ------------------------------------------------------------------
                                                                                                           Plus
                                                                                           Less      Unconsolidated
                                                                        Full             Minority     Investments at    Pro-Rata
                                                                    Consolidation        Interest        Pro-Rata     Consolidation
====================================================================================================================================
Revenues .......................................................      $     598         $     -          $     -        $     598
Add back equity method depreciation expense ....................              -               -                -                -
                                                                      -----------------------------------------------------------
Adjusted revenues ..............................................            598               -                -              598
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...................         12,786               -                -           12,786
Loss on disposition recorded on equity method ..................              -               -                -                -
Minority interest in earnings before
 depreciation and amortization .................................              -               -                -                -
Interest expense ...............................................         26,258               -                -           26,258
Income tax (benefit) provision .................................        (15,216)              -                -          (15,216)
                                                                      -----------------------------------------------------------
                                                                         23,828               -                -           23,828
                                                                      -----------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT)  ....................................      $ (23,230)        $     -          $     -        $ (23,230)
                                                                      ===========================================================

                                                                                                 TOTAL
                                                                  ------------------------------------------------------------------
                                                                                                           Plus
                                                                                           Less      Unconsolidated
                                                                        Full             Minority     Investments at    Pro-Rata
                                                                    Consolidation        Interest        Pro-Rata     Consolidation
====================================================================================================================================
Revenues .......................................................      $ 698,788         $ 68,244         $162,527       $ 793,071
Add back equity method depreciation expense ....................         18,583                -          (18,583)              -
                                                                      -----------------------------------------------------------
Adjusted revenues ..............................................        717,371           68,244          143,944         793,071
Operating expenses, including depreciation
 and amortization for non-Real Estate Groups ...................        419,271           31,354          101,651         489,568
Loss on disposition recorded on equity method ..................           (411)               -              411               -
Minority interest in earnings before
 depreciation and amortization .................................         14,861           14,861                -               -
Interest expense ...............................................        139,866           22,029           41,882         159,719
Income tax (benefit) provision .................................         11,145                -                -          11,145
                                                                      -----------------------------------------------------------
                                                                        584,732           68,244          143,944         660,432
                                                                      -----------------------------------------------------------
EARNINGS BEFORE DEPRECIATION, AMORTIZATION
 AND DEFERRED TAXES (EBDT)  ....................................      $ 132,639         $      -         $      -       $ 132,639
                                                                      ===========================================================
RECONCILIATION TO NET EARNINGS:
Earnings before depreciation, amortization and deferred
  taxes (EBDT)..................................................      $ 132,639         $     -          $      -       $ 132,639
Depreciation and amortization - Real Estate Groups .............        (84,586)              -                 -         (84,586)
Deferred taxes - Real Estate Groups ............................        (12,453)              -                 -         (12,453)
Provision for decline in real estate, net of tax ...............         (3,060)              -                 -          (3,060)
Gain (loss) on disposition of properties and other
  investments, net of tax ......................................         11,139           2,738              (411)          7,990
Minority interest in gain on disposition .......................         (2,738)         (2,738)                -               -
Loss on disposition reported on equity method ..................           (411)              -               411               -
Extraordinary gain, net of tax .................................            272               -                 -             272
                                                                      -----------------------------------------------------------
NET EARNINGS ...................................................      $  40,802         $     -          $      -       $  40,802
                                                                      ===========================================================


               Forest City Enterprises, Inc. - 2001 Annual Report             85